As filed with the Securities and Exchange Commission on April 7, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HCA Inc.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	8062	75-2497104
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John M. Franck II, Esq.
HCA Inc.
Vice President and Corporate Secretary
One Park Plaza
Nashville, Tennessee 37203
Telephone: (615) 344-9551
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John C. Ericson, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offers:  As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price per Note	Offering Price(1)	Registration Fee
9 7/8% Senior Secured Notes due 2017	$310,000,000	100%	$310,000,000	$22,103
8 1/2% Senior Secured Notes due 2019	$1,500,000,000	100%	$1,500,000,000	$106,950
7 7/8% Senior Secured Notes due 2020	$1,250,000,000	100%	$1,250,000,000	$89,125
7 1/4% Senior Secured Notes due 2020	$1,400,000,000	100%	$1,400,000,000	$99,820
Guarantees of 9 7/8% Senior Secured Notes due 2017(2)	N/A		N/A	N/A(3)
Guarantees of 8 1/2% Senior Secured Notes due 2019(2)	N/A		N/A	N/A(3)
Guarantees of 7 7/8% Senior Secured Notes due 2020(2)	N/A		N/A	N/A(3)
Guarantees of 7 1/4% Senior Secured Notes due 2020(2)	N/A		N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	See inside facing page for table of registrant guarantors.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

American Medicorp Development Co.	Delaware	23-1696018	One Park Plaza Nashville, TN 37203 (615) 344-9551
Bay Hospital, Inc.	Florida	62-0976863	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brigham City Community Hospital, Inc.	Utah	87-0318837	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brookwood Medical Center of Gulfport, Inc.	Mississippi	63-0751470	One Park Plaza Nashville, TN 37203 (615) 344-9551
Capital Division, Inc.	Virginia	62-1668319	One Park Plaza Nashville, TN 37203 (615) 344-9551
Centerpoint Medical Center of Independence, LLC	Delaware	45-0503121	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Florida Regional Hospital, Inc.	Florida	59-1978725	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Shared Services, LLC	Virginia	76-0771216	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Tennessee Hospital Corporation	Tennessee	62-1620866	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Bayshore, L.P.	Delaware	62-1801359	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Conroe, L.P.	Delaware	62-1801361	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Mainland, L.P.	Delaware	62-1801362	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA West Houston, L.P.	Delaware	62-1801363	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Woman’s Hospital, L.P.	Delaware	62-1810381	One Park Plaza Nashville, TN 37203 (615) 344-9551
Chippenham & Johnston-Willis Hospitals, Inc.	Virginia	54-1779911	One Park Plaza Nashville, TN 37203 (615) 344-9551
CMS GP, LLC	Delaware	62-1778113	One Park Plaza Nashville, TN 37203 (615) 344-9551
Colorado Health Systems, Inc.	Colorado	62-1593008	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia ASC Management, L.P.	California	33-0539838	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Columbia Jacksonville Healthcare System, Inc.	Florida	61-1272241	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia LaGrange Hospital, Inc.	Illinois	61-1276162	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Arlington Subsidiary, L.P.	Texas	62-1682201	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Denton Subsidiary, L.P.	Texas	62-1682213	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Las Colinas, Inc.	Texas	62-1650582	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Lewisville Subsidiary, L.P.	Texas	62-1682210	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of McKinney Subsidiary, L.P.	Texas	62-1682207	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Plano Subsidiary, L.P.	Texas	62-1682203	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia North Hills Hospital Subsidiary, L.P.	Texas	62-1682205	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Ogden Medical Center, Inc.	Utah	62-1650578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Parkersburg Healthcare System, LLC	West Virginia	62-1634494	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	Texas	62-1682202	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Polk General Hospital, Inc.	Georgia	62-1619423	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Rio Grande Healthcare, L.P.	Delaware	62-1656022	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Riverside, Inc.	California	62-1664328	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Valley Healthcare System, L.P.	Delaware	62-1669572	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/Alleghany Regional Hospital, Incorporated	Virginia	54-1761046	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/HCA John Randolph, Inc.	Virginia	61-1272888	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Columbine Psychiatric Center, Inc.	Colorado	84-1042212	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbus Cardiology, Inc.	Georgia	58-1941109	One Park Plaza Nashville, TN 37203 (615) 344-9551
Conroe Hospital Corporation	Texas	74-2467524	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dallas/Ft. Worth Physician, LLC	Delaware	62-1769694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dauterive Hospital Corporation	Louisiana	58-1741846	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dublin Community Hospital, LLC	Georgia	58-1431023	One Park Plaza Nashville, TN 37203 (615) 344-9551
Eastern Idaho Health Services, Inc.	Idaho	82-0436622	One Park Plaza Nashville, TN 37203 (615) 344-9551
Edward White Hospital, Inc.	Florida	59-3089836	One Park Plaza Nashville, TN 37203 (615) 344-9551
El Paso Surgicenter, Inc.	Texas	74-2361005	One Park Plaza Nashville, TN 37203 (615) 344-9551
Encino Hospital Corporation, Inc.	California	95-4113862	One Park Plaza Nashville, TN 37203 (615) 344-9551
EP Health, LLC	Delaware	62-1769682	One Park Plaza Nashville, TN 37203 (615) 344-9551
Fairview Park GP, LLC	Delaware	62-1815913	One Park Plaza Nashville, TN 37203 (615) 344-9551
Fairview Park, Limited Partnership	Georgia	62-1817469	One Park Plaza Nashville, TN 37203 (615) 344-9551
Frankfort Hospital, Inc.	Kentucky	61-0859329	One Park Plaza Nashville, TN 37203 (615) 344-9551
Galen Property, LLC	Virginia	35-2260545	One Park Plaza Nashville, TN 37203 (615) 344-9551
Good Samaritan Hospital, L.P.	Delaware	62-1763090	One Park Plaza Nashville, TN 37203 (615) 344-9551
Goppert-Trinity Family Care, LLC	Delaware	76-0726651	One Park Plaza Nashville, TN 37203 (615) 344-9551
GPCH-GP, Inc.	Delaware	64-0805500	One Park Plaza Nashville, TN 37203 (615) 344-9551
Grand Strand Regional Medical Center, LLC	Delaware	62-1768105	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Green Oaks Hospital Subsidiary, L.P.	Texas	62-1797829	One Park Plaza Nashville, TN 37203 (615) 344-9551
Greenview Hospital, Inc.	Kentucky	61-0724492	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA — IT&S Field Operations, Inc.	Delaware	06-1795732	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA — IT&S Inventory Management, Inc.	Delaware	06-1796286	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Central Group, Inc.	Tennessee	02-0762180	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Florida, Inc.	Florida	62-1113740	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Louisiana, Inc.	Louisiana	62-1113736	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Oklahoma, Inc.	Oklahoma	62-1106156	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Tennessee, Inc.	Tennessee	62-1113737	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Virginia, Inc.	Virginia	62-1113733	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Management Services, L.P.	Delaware	62-1778108	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Realty, Inc.	Tennessee	06-1106160	One Park Plaza Nashville, TN 37203 (615) 344-9551
HD&S Corp. Successor, Inc.	Florida	62-1657694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Office Facilities Corporation	Missouri	43-1175071	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Ventures Group, Inc.	Missouri	43-1315348	One Park Plaza Nashville, TN 37203 (615) 344-9551
Healthtrust MOB, LLC	Delaware	62-1824860	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hendersonville Hospital Corporation	Tennessee	62-1321255	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Corporation of Tennessee	Tennessee	62-1124446	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Corporation of Utah	Utah	87-0322019	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Hospital Development Properties, Inc.	Delaware	62-1321246	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Holdco, LLC	Delaware	62-1839825	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Systems VA, LLC	Delaware	62-1804832	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Systems, LLC	Delaware	62-1804834	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Virginia, L.P.	Virginia	62-1848294	One Park Plaza Nashville, TN 37203 (615) 344-9551
HTI Memorial Hospital Corporation	Tennessee	62-1560757	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Lab, LLC	Florida	36-4576441	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Laboratories, LLP	Delaware	62-1687140	One Park Plaza Nashville, TN 37203 (615) 344-9551
JFK Medical Center Limited Partnership	Delaware	62-1694180	One Park Plaza Nashville, TN 37203 (615) 344-9551
KPH-Consolidation, Inc.	Texas	62-1619857	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lakeland Medical Center, LLC	Delaware	62-1762603	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lakeview Medical Center, LLC	Delaware	62-1762416	One Park Plaza Nashville, TN 37203 (615) 344-9551
Largo Medical Center, Inc.	Florida	62-1026428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Las Vegas Surgicare, Inc.	Nevada	75-1890731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lawnwood Medical Center, Inc.	Florida	59-1764486	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Hospital, Incorporated	Virginia	54-0218835	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Medical Center, LLC	Delaware	62-1760148	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Physicians, LLC	Virginia	06-1755234	One Park Plaza Nashville, TN 37203 (615) 344-9551
Los Robles Regional Medical Center	California	95-2321136	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Management Services Holdings, Inc.	Delaware	62-1874287	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marietta Surgical Center, Inc.	Georgia	58-1539547	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marion Community Hospital, Inc.	Florida	59-1479652	One Park Plaza Nashville, TN 37203 (615) 344-9551
MCA Investment Company	California	33-0539836	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Centers of Oklahoma, LLC	Delaware	62-1771846	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Office Buildings of Kansas, LLC	Delaware	62-1789791	One Park Plaza Nashville, TN 37203 (615) 344-9551
Memorial Healthcare Group, Inc.	Florida	59-3283127	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — ACH, LLC	Delaware	48-1301811	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — LRHC, LLC	Delaware	48-1301817	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — LSH, LLC	Delaware	45-0503141	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — MCI, LLC	Delaware	45-0503127	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — MMC, LLC	Delaware	48-1301826	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — OPRMC, LLC	Delaware	45-0503116	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — PFC, LLC	Delaware	48-1302330	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — RBH, LLC	Missouri	20-0851062	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — RMC, LLC	Delaware	54-2092552	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — RPC, LLC	Delaware	48-1301829	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Holdings, Inc.	Delaware	11-3676736	One Park Plaza Nashville, TN 37203 (615) 344-9551
Montgomery Regional Hospital, Inc.	Virginia	54-0889154	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Mountain View Hospital, Inc.	Utah	87-0333048	One Park Plaza Nashville, TN 37203 (615) 344-9551
Nashville Shared Services General Partnership	Delaware	62-1841237	One Park Plaza Nashville, TN 37203 (615) 344-9551
National Patient Account Services, Inc.	Texas	62-1645596	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Port Richey Hospital, Inc.	Florida	59-2047041	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Rose Holding Company, Inc.	Colorado	62-1617432	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Immediate Care Center, Inc.	Florida	58-2075775	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Regional Medical Center, Inc.	Florida	61-1269294	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Utah Healthcare Corporation	Utah	62-1650573	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Virginia Community Hospital, LLC	Virginia	04-3665595	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northlake Medical Center, LLC	Georgia	58-2433434	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals of Louisiana, Inc.	Louisiana	95-4176923	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals, LLC	Delaware	62-1761993	One Park Plaza Nashville, TN 37203 (615) 344-9551
Okaloosa Hospital, Inc.	Florida	59-1836808	One Park Plaza Nashville, TN 37203 (615) 344-9551
Okeechobee Hospital, Inc.	Florida	59-1833934	One Park Plaza Nashville, TN 37203 (615) 344-9551
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware	52-2448149	One Park Plaza Nashville, TN 37203 (615) 344-9551
Palms West Hospital Limited Partnership	Delaware	62-1694178	One Park Plaza Nashville, TN 37203 (615) 344-9551
Palmyra Park Hospital, Inc.	Georgia	58-1091107	One Park Plaza Nashville, TN 37203 (615) 344-9551
Pasadena Bayshore Hospital, Inc.	Texas	74-1616679	One Park Plaza Nashville, TN 37203 (615) 344-9551
Plantation General Hospital, L.P.	Delaware	62-1372389	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Pulaski Community Hospital, Inc.	Virginia	54-0941129	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Park Hospital, LLC	Georgia	58-1123037	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Physician Practice Company	Georgia	62-1662134	One Park Plaza Nashville, TN 37203 (615) 344-9551
Reston Hospital Center, LLC	Delaware	62-1777534	One Park Plaza Nashville, TN 37203 (615) 344-9551
Retreat Hospital, LLC	Virginia	61-1272890	One Park Plaza Nashville, TN 37203 (615) 344-9551
Rio Grande Regional Hospital, Inc.	Texas	61-1276564	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Healthcare System, L.P.	California	33-0751869	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Hospital, Inc.	Delaware	74-2600687	One Park Plaza Nashville, TN 37203 (615) 344-9551
Samaritan, LLC	Delaware	62-1762605	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Healthcare System, LP	Delaware	77-0498674	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Hospital, L.P.	Delaware	62-1763091	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Medical Center, LLC	Delaware	62-1762609	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose, LLC	Delaware	62-1756992	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sarasota Doctors Hospital, Inc.	Florida	61-1258724	One Park Plaza Nashville, TN 37203 (615) 344-9551
SJMC, LLC	Delaware	62-1762613	One Park Plaza Nashville, TN 37203 (615) 344-9551
Southern Hills Medical Center, LLC	Nevada	74-3048428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spotsylvania Medical Center, Inc.	Virginia	06-1760818	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Branch Medical Center, Inc.	Texas	61-1261492	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Hill Hospital, Inc.	Tennessee	84-1706716	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

St. Mark’s Lone Peak Hospital, Inc.	Utah	25-1925376	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sun City Hospital, Inc.	Florida	59-2822337	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sunrise Mountainview Hospital, Inc.	Nevada	62-1600397	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Brandon, Inc.	Florida	58-1819994	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Florida, Inc.	Florida	95-3947578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Houston Women’s, Inc.	Texas	72-1563673	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Manatee, Inc.	Florida	75-2364410	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of New Port Richey, Inc.	Florida	75-2243308	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Palms West, LLC	Florida	20-1008436	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Riverside, LLC	California	26-0047096	One Park Plaza Nashville, TN 37203 (615) 344-9551
Tallahassee Medical Center, Inc.	Florida	62-1091430	One Park Plaza Nashville, TN 37203 (615) 344-9551
TCMC Madison-Portland, Inc.	Tennessee	76-0811731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital GP, Inc.	Delaware	62-1861156	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital Holdings, Inc.	Delaware	62-1861158	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute MOB, L.P.	Indiana	76-0775694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Regional Hospital, L.P.	Delaware	35-1461805	One Park Plaza Nashville, TN 37203 (615) 344-9551
The Regional Health System of Acadiana, LLC	Louisiana	58-1741727	One Park Plaza Nashville, TN 37203 (615) 344-9551
Timpanogos Regional Medical Services, Inc.	Utah	62-1831495	One Park Plaza Nashville, TN 37203 (615) 344-9551
Trident Medical Center, LLC	Delaware	62-1768106	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including Zip Code, and
	State or Other		Telephone Number, Including
Exact Name of Registrant Guarantor as	Jurisdiction of	I.R.S. Employer	Area Code, of Registrant
Specified in its Charter (or Other	Incorporation or	Identification	Guarantor’s Principal
Organizational Document)	Organization	Number	Executive Offices

Utah Medco, LLC	Delaware	62-1769672	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdco, Inc.	Nevada	62-1749073	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdings, Inc.	Nevada	62-1720399	One Park Plaza Nashville, TN 37203 (615) 344-9551
Virginia Psychiatric Company, Inc.	Virginia	62-1410313	One Park Plaza Nashville, TN 37203 (615) 344-9551
W & C Hospital, Inc.	Texas	61-1259838	One Park Plaza Nashville, TN 37203 (615) 344-9551
Walterboro Community Hospital, Inc.	South Carolina	57-0712623	One Park Plaza Nashville, TN 37203 (615) 344-9551
Wesley Medical Center, LLC	Delaware	62-1762545	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Florida Regional Medical Center, Inc.	Florida	59-1525468	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Valley Medical Center, Inc.	Idaho	36-3525049	One Park Plaza Nashville, TN 37203 (615) 344-9551
Western Plains Capital, Inc.	Nevada	62-1727347	One Park Plaza Nashville, TN 37203 (615) 344-9551
WHMC, Inc.	Texas	61-1261485	One Park Plaza Nashville, TN 37203 (615) 344-9551
Woman’s Hospital of Texas, Incorporated	Texas	74-1991424	One Park Plaza Nashville, TN 37203 (615) 344-9551

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2010

PRELIMINARY PROSPECTUS

HCA Inc.
Offers to Exchange

$310,000,000 aggregate principal amount of its 9 7/8% Senior Secured Notes due 2017, $1,500,000,000 aggregate principal amount of its 8 1/2% Senior Secured Notes due 2019, $1,250,000,000 aggregate principal amount of its 7 7/8% Senior Secured Notes due 2020 and $1,400,000,000 aggregate principal amount of its 7 1/4% Senior Secured Notes due 2020 (collectively, the “exchange notes”), each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and 7 1/4% Senior Secured Notes due 2020 (collectively, the “outstanding notes”), respectively (such transactions, collectively, the “exchange offers”).

We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offers

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offers.

•	The exchange offers expire at 11:59 p.m., New York City time, on , 2010, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offers are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 21 for a discussion of certain risks that you should consider before participating in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Summary	1
Risk Factors	21
Forward-Looking Statements	44
Use of Proceeds	45
Capitalization	46
Selected Financial Data	48
Management’s Discussion and Analysis of Financial Condition and Results of Operations	51
Business	68
Regulation and Other Factors	84
Management	96
Executive Compensation	106
Security Ownership of Certain Beneficial Owners	139
Certain Relationships and Related Party Transactions	141
Description of Other Indebtedness	145
The Exchange Offers	153
Description of the February 2009 Notes	163
Description of the April 2009 Notes	233
Description of the August 2009 Notes	306
Description of the March 2010 Notes	379
Certain United States Federal Tax Consequences	452
Certain ERISA Considerations	457
Plan of Distribution	459
Legal Matters	460
Experts	460
Available Information	460
Index to Consolidated Financial Statements	F-1
EX-3.13
EX-3.35
EX-3.37
EX-3.57
EX-3.80
EX-3.98
EX-3.108
EX-3.109
EX-3.128
EX-3.140
EX-3.142
EX-3.168
EX-3.188
EX-3.194
EX-3.220
EX-3.231
EX-3.235
EX-3.245
EX-3.257
EX-3.289
EX-3.311
EX-3.321
EX-3.333
EX-3.335
EX-3.336
EX-3.355
EX-5.1
EX-12.1
EX-21.1
EX-23.2
EX-25.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies or published industry sources and estimates based on HCA Inc. (“HCA”) management’s knowledge and experience in the markets in which HCA operates. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. HCA believes these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which HCA obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. HCA cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider to make your decisions regarding the exchange offers. You should carefully read the entire prospectus, including the financial data and related notes and the section entitled “Risk Factors.”

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “HCA,” “the Issuer,” “we,” “our,” “us” and “the Company” refer to HCA Inc. and its consolidated subsidiaries.

Our Company

We are one of the leading health care services companies in the United States. At December 31, 2009, we operated 163 hospitals, comprised of 157 general, acute care hospitals; five psychiatric hospitals; and one rehabilitation hospital. The 163 hospital total includes eight hospitals (seven general, acute care hospitals and one rehabilitation hospital) owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. In addition, we operated 105 freestanding surgery centers, eight of which are owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. Our facilities are located in 20 states and England. For the year ended December 31, 2009, we generated revenues of $30.052 billion and net income attributable to HCA Inc. of $1.054 billion.

Our primary objective is to provide a comprehensive array of quality health care services in the most cost-effective manner possible. Our general, acute care hospitals typically provide a full range of services to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by our general, acute care hospitals, freestanding surgery centers, diagnostic centers and rehabilitation facilities. Our psychiatric hospitals provide a full range of mental health care services through inpatient, partial hospitalization and outpatient settings.

Certain of our affiliates provide a variety of management services to our health care facilities, including patient safety programs; ethics and compliance programs; national supply contracts; equipment purchasing and leasing contracts; accounting, financial and clinical systems; governmental reimbursement assistance; construction planning and coordination; information technology systems and solutions; legal counsel; human resources services; and internal audit services.

On November 17, 2006, we completed our merger (the “Merger”) with Hercules Acquisition Corporation, pursuant to which we were acquired by Hercules Holding II, LLC (“Hercules Holding”), a Delaware limited liability company owned by a private investor group comprised of affiliates of Bain Capital Partners (“Bain Capital”), Kohlberg Kravis Roberts & Co. (“KKR”), Merrill Lynch Global Private Equity (“MLGPE”) (each a “Sponsor”), affiliates of Citigroup Inc. (“Citigroup”) and Bank of America Corporation (the “Sponsor Assignees”) and affiliates of HCA founder, Dr. Thomas F. Frist Jr., (the “Frist Entities,” and together with the Sponsors and the Sponsor Assignees, the “Investors”) and by members of management and certain other investors (the “Management Participants”). The Merger, the financing transactions related to the Merger and other related transactions are collectively referred to in this prospectus as the “Recapitalization.” See “— Ownership and Corporate Structure” and “Certain Relationships and Related Party Transactions” for additional information regarding the Recapitalization and its impact on our corporate and governance structure.

Our Strengths

Largest Provider with a Diversified Revenue Base.  We are the largest investor-owned health care services provider in the United States. We maintain a diverse portfolio of assets with no single facility contributing more than 2.4% of revenues and no single metropolitan statistical area contributing more than 7.8% of revenues for the year ended December 31, 2009. In addition, we maintain a diversified payer base, including approximately 3,000 managed care contracts, with no one commercial payer representing more than approximately 8% of revenues for the year ended December 31, 2009. We believe our broad geographic footprint and diverse revenue base limit exposure to any single local market. We also provide a diverse array of medical and surgical services across different settings ranging from large hospitals to ambulatory surgery centers (“ASCs”), which, we believe, limits our exposure to changes in reimbursement policies targeting specific services or care settings.

Leading Market Positions.  We maintain the number one or two inpatient position in nearly all of our markets, with our share of local inpatient admissions typically ranging from 20% to 40%. Additionally, we believe we have the leading position in one or more clinical areas, such as cardiology or orthopedics, in many of our markets. As a result, our hospitals are in demand by patients and large employers, which enables us to negotiate for favorable rates and terms from a wide range of commercial payers.

Strong Presence in Growth Markets.  We have a strong market presence in a number of the fastest growing markets in the United States. We believe the majority of the large markets in which we have a presence will experience more rapid growth among the population aged 65 or older than the national average, based on the most recently available census data. We believe we will benefit from our presence in these key markets due to an expected increase in hospital spending.

Well-Capitalized Portfolio of High-Quality Assets.  We have invested over $7.8 billion in our facilities over the five-year period ended December 31, 2009 to expand the range, and improve the quality, of services provided at our facilities. As a result of our disciplined and strategic deployment of capital, we believe our hospitals are competitive and will continue to attract high-quality physicians, maximize cost efficiencies and address the health care needs of our local communities.

Leading Provider of Outpatient Services.  We are one of the largest providers of outpatient services in the United States, and these outpatient services accounted for approximately 38% of our revenues in 2009. The scope of our outpatient services reflects a recent trend toward the provision of an increasing number of services on an outpatient basis. An important component of our strategy is to achieve a fully integrated delivery model through the development of market-leading outpatient services, both to address outpatient migration and to provide higher growth, higher margin services.

Reputation for Quality.  Since our founding, we have maintained an unwavering focus on patients and clinical outcomes. We have invested extensively in quality over the past 10 years, with an emphasis on implementing information technology and adopting industry-wide best practices and clinical protocols. As a result of these efforts, settled professional liability claims, based on actuarial projections per 1,000 beds, have dropped from 18.3 in 1999 to 12.6 in 2008. We also previously participated in the Centers for Medicare & Medicaid Services (“CMS”) National Voluntary Hospital Reporting Initiative and now participate in its successor, the Reporting Hospital Quality Data for Annual Payment Update program, which currently requires hospitals to report on their compliance with 46 quality measures in order to receive a full Medicare market basket payment increase. The Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act of 2010 (“Health Reform Legislation”) further ties payment to quality measures by establishing a value based purchasing system and adjusting hospital payment rates based on hospital-acquired conditions (“HACs”) and hospital readmissions. We believe quality of care increasingly will influence physician and patient choices about health care delivery and impact our reimbursement as payers put more emphasis on performance. Our reputation and focus on providing high-quality patient care continue to make us the provider of choice for thousands of individual health care consumers, physicians and payers.

Proven Ability to Innovate.  We strive to be at the forefront of industry best practices and expect to continue to increase our operational efficiency through a variety of strategic initiatives. Our previous operating improvement initiatives include:

•	Leveraging Our Purchasing Power. We have established a captive group purchasing organization (“GPO”) to partner with other health care services providers to take advantage of our combined purchasing power. Our GPO generated $107 million, $93 million and $89 million of administrative fees from suppliers in 2009, 2008 and 2007, respectively, for performing GPO services and significantly lowered our supply costs. Because of our scale, our GPO has a per-unit cost advantage over competitors that we believe ranges from 5% to 21%.

•	Centralizing Our Billing and Accounts Receivable Collection Efforts. We have built regional service centers to create efficiencies in billing and collection processes, particularly with respect to payment disputes with managed care companies. This effort has resulted in increased, incremental cash collections.

Demonstrated Strong Cash Flows.  Our leading market positions, diversified revenues, focus on operational efficiency and high-quality portfolio of assets have enabled us to generate strong operating cash flows over the past several years. We generated cash flows from operating activities of $2.747 billion in 2009, $1.990 billion in 2008 and $1.564 billion in 2007. We believe expected demand for hospital and outpatient services, together with our diversified payer base, geographic locations and service offerings, will allow us to continue to generate strong cash flows.

Experienced Management Team.  Members of our management team are widely considered leaders in the hospital industry and have made significant equity investments in our company. Richard M. Bracken was appointed our CEO and President, effective January 1, 2009, and Chairman of the Board of Directors, effective December 15, 2009. Mr. Bracken began his career with us approximately 30 years ago and has held various executive positions with the Company, including, most recently, as our President and Chief Operating Officer since January 2002. Our Executive Vice President and Chief Financial Officer, R. Milton Johnson, joined us over 27 years ago, has held various positions in financial operations at the Company and has served as a director since December 15, 2009. In addition, we benefit from our team of world-class operators who have the experience and talent necessary to run a complex health care business.

Strategy

We are committed to providing the communities we serve high quality, cost-effective health care while complying fully with our ethics policy, governmental regulations and guidelines and industry standards. As a part of this strategy, management focuses on the following principal elements:

Maintain Our Dedication to the Care and Improvement of Human Life.  Our business is built on putting patients first and providing high quality health care services in the communities we serve. Our dedicated professionals oversee our Quality Review System, which measures clinical outcomes, satisfaction and regulatory compliance to improve hospital quality and performance. We are implementing hospitalist programs in some facilities, evidence-based medicine programs and infection reduction initiatives. In addition, we continue to implement health information technology to improve the quality and convenience of services to our communities. We are using our electronic medication administration record, which uses bar coding technology to ensure that each patient receives the right medication, to build toward a fully electronic health record that will provide convenient access, electronic order entry and decision support for physicians. These technologies improve patient safety, quality and efficiency.

Maintain Our Commitment to Ethics and Compliance.  We are committed to a corporate culture highlighted by the following values — compassion, honesty, integrity, fairness, loyalty, respect and kindness. Our comprehensive ethics and compliance program reinforces our dedication to these values.

Leverage Our Leading Local Market Positions.  We strive to maintain and enhance the leading positions we enjoy in the majority of our markets. We believe the broad geographic presence of our facilities across a range of markets, in combination with the breadth and quality of services provided by our facilities, increases our attractiveness to patients and large employers and positions us to negotiate more favorable terms from commercial payers and increase the number of payers with whom we contract. We also intend to strategically enhance our outpatient presence in our communities to attract more patients to our facilities.

Expand Our Presence in Key Markets.  We seek to grow our business in key markets, focusing on large, high growth urban and suburban communities, primarily in the southern and western regions of the United States. We seek to strategically invest in new and expanded services at our existing hospitals and surgery centers to increase our revenues at those facilities and provide the benefits of medical technology advances to our communities. We intend to continue to expand high volume and high margin specialty services, such as cardiology and orthopedic services, and increase the capacity, scope and convenience of our outpatient facilities. To complement this intrinsic growth, we intend to continue to opportunistically develop and acquire new hospitals and outpatient facilities.

Continue to Leverage Our Scale.  We will continue to obtain price efficiencies through our group purchasing organization and build on the cost savings and efficiencies in billing, collection and other processes we have achieved through our regional service centers. We are increasingly taking advantage of our national scale by contracting for services on a multistate basis. We are expanding our successful shared services model for additional clinical and support functions, such as physician credentialing, medical transcription, electronic medical recordkeeping and health information management, across multiple markets.

Continue to Develop Physician Relationships.  We depend on the quality and dedication of the physicians who practice at our facilities, and we encourage, consistent with applicable laws, both primary care physicians and specialists to join our medical staffs. We sometimes assist physicians who are recruited under applicable regulatory provisions with establishing and building a practice or joining an existing practice. As part of our comprehensive approach to physician integration in our markets, we will continue to:

•	expand the number of high quality specialty services, such as cardiology, orthopedics, oncology and neonatology;

•	use joint ventures with physicians to further develop our outpatient business, particularly through ASCs;

•	develop medical office buildings to provide convenient facilities for physicians to locate their practices and serve their patients;

•	focus on improving the quality, advanced technology, infrastructure and performance of our facilities; and

•	employ physicians as appropriate.

Become the Health Care Employer of Choice.  We will continue to use a number of industry-leading practices to help ensure our hospitals are a health care employer of choice in their respective communities. Our staffing initiatives for both care providers and hospital management provide strategies for recruitment, compensation and productivity to increase employee retention and operating efficiency at our hospitals. For example, we maintain an internal contract nursing agency to supply our hospitals with high quality staffing at a lower cost than external agencies. In addition, we have developed several proprietary training and career development programs for our physicians and hospital administrators, including an executive development program designed to train the next generation of hospital leadership. We believe our continued investment in the training and retention of employees improves the quality of care, enhances operational efficiency and fosters our reputation as an employer of choice.

Recent Developments

On January 27, 2010, our Board of Directors declared a distribution to the Company’s stockholders and holders of vested stock options. The distribution was $17.50 per share and vested stock option, or approximately $1.750 billion in the aggregate. The distribution was paid on February 5, 2010 to holders of record on February 1, 2010. The distribution was funded using funds available under our existing senior secured credit facilities and approximately $100 million of cash on hand. Pursuant to the terms of our stock option plans, the holders of nonvested stock options received a $17.50 per share reduction to the exercise price of their share-based awards. We refer to this distribution as the “February 2010 distribution.”

On March 10, 2010, we issued $1,400,000,000 aggregate principal amount of 7 1/4% senior secured notes, which mature on September 15, 2020. These 7 1/4% senior secured notes are among the notes subject to the exchange offers. The terms of these notes are described in “Description of the March 2010 Notes.”

HCA Inc. was incorporated in Nevada in January 1990 and reincorporated in Delaware in September 1993. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and our telephone number is (615) 344-9551.

Ownership and Corporate Structure

At December 31, 2009, approximately 97.1% of our outstanding shares of capital stock was held indirectly by the Investors, and the remaining approximately 2.9% was held directly by the Management Participants and employees. Our corporate structure was achieved through a series of equity contributions which occurred in connection with the Merger. The indebtedness figures in the diagram below are as of December 31, 2009, except that we also set forth the indebtedness incurred under our existing senior secured credit facilities in connection with the February 2010 distribution, the March 2010 offering of the 7 1/4% senior secured notes due 2020 and the use of proceeds therefrom.

(1)	In connection with the Recapitalization, approximately $3.776 billion of cash equity was invested by investment funds associated with or designated by the Sponsors and their respective assignees and approximately $950 million was invested by the Frist Entities and their respective assignees, of which $885 million was in the form of a rollover of the Frist Entities’ equity interests in HCA and $65 million was a cash equity investment. As of December 31, 2009, investment funds associated with each of the Sponsors indirectly owned 24.7% of our company, affiliates of Citigroup and Bank of America Corporation (who are the Sponsor Assignees) indirectly owned 3.2% and 1.0% of our company, respectively, and the Frist Entities and their assignees indirectly owned 18.8% of our company. Because it indirectly owns MLGPE, one of the Sponsors, Bank of America Corporation, through its affiliates, is an indirect beneficial owner of a total of approximately 25.7% of our common stock.

(2)	Represents $125 million invested by the Management Participants in the form of a rollover of their previously existing equity interests in HCA to equity interests in HCA following the Merger and through cash investments. Additionally, on January 30, 2007, we completed an offering of 781,960 shares of our common stock to approximately 570 of our employees for an aggregate purchase price of $40 million. The original investment amounts have been reduced by $18 million for stock option exercise settlements and shares repurchased through December 31, 2009. Our common stock is registered pursuant to Section 12(g) of the Exchange Act, and as of December 31, 2009, there were 629 holders of record.

(3)	In connection with the Recapitalization, we entered into (i) a $2.000 billion asset-based revolving credit facility with an original six-year maturity (the “asset-based revolving credit facility”) ($715 million outstanding at December 31, 2009, and an additional approximately $1.050 billion drawn in connection with the February 2010 distribution); (ii) a $2.000 billion senior secured revolving credit facility with an original six-year maturity (the “senior secured revolving credit facility”) (none outstanding at December 31, 2009, without giving effect to outstanding letters of credit, but approximately $600 million of which was drawn in connection with the February 2010 distribution); (iii) a $2.750 billion senior secured term loan A facility with an original six-year maturity ($1.908 billion outstanding at December 31, 2009, and approximately $1.618 billion outstanding after giving effect to the use of the estimated net proceeds of the outstanding September 2020 notes); (iv) an $8.800 billion senior secured term loan B facility with an original seven-year maturity ($6.515 billion outstanding at December 31, 2009, and approximately $5.528 billion outstanding after giving effect to the use of the estimated net proceeds of the outstanding September 2020 notes); and (v) a € 1.000 billion (€394 million, or $564 million-equivalent, outstanding at December 31, 2009, and approximately €335 million, or $479 million-equivalent, outstanding after giving effect to the use of the estimated net proceeds of the outstanding September 2020 notes) senior secured European term loan facility with an original seven-year maturity. We refer to the facilities described under (ii) through (v) above, collectively, as the “cash flow credit facility” and, together with the asset-based revolving credit facility, the “senior secured credit facilities.”

(4)	Consists of (i) $1.500 billion aggregate principal amount of 8 1/2% first lien notes due 2019 issued in April 2009 (the “outstanding 2019 notes”); (ii) $1.250 billion aggregate principal amount of 7 7/8% first lien notes due 2020 issued in August 2009 (the “outstanding February 2020 notes”); (iii) $1.400 billion aggregate principal amount of 7 1/4% first lien notes due 2020 issued in March 2010 (the “outstanding September 2020 notes” and, together with the outstanding 2019 notes and the outstanding February 2020 notes, the “first lien notes”) and (iv) $81 million of unamortized debt discounts that reduce the aggregate principal amounts of the indebtedness.

(5)	In connection with the Recapitalization, we issued $4.200 billion of second lien notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016) and $1.500 billion of 9 5/8%/10 3/8% second lien toggle notes (which allow us, at our option, to pay interest in-kind during the first five years at the higher interest rate of 10 3/8%) due 2016. During 2009, we paid interest of $78 million in-kind increasing the principal balance of the second lien toggle notes to $1.578 billion. In February 2009, we issued $310 million aggregate principal amount of 9 7/8% notes due 2017 (the “2009 second lien notes”). The 2009 second lien notes include a $10 million unamortized debt discount that reduces the existing indebtedness. We refer to the senior secured notes issued in connection with the Recapitalization as the “2006 second lien notes” and, collectively with the 2009 second lien notes, as the “second lien notes.”

(6)	Consists of (i) an aggregate principal amount of $367 million medium-term notes with maturities ranging from 2010 to 2025 and a weighted average interest rate of 8.42%; (ii) an aggregate principal amount of $886 million debentures with maturities ranging from 2015 to 2095 and a weighted average interest rate of 7.55%; (iii) an aggregate principal amount of $5.407 billion senior notes with maturities ranging from 2010 to 2033 and a weighted average interest rate of 6.79%; (iv) £121 million ($196 million-equivalent at December 31, 2009) aggregate principal amount of 8.75% senior notes due 2010; (v) $362 million of secured debt, which represents capital leases and other secured debt with a weighted average interest rate of 6.84%; and (vi) $10 million of unamortized debt discounts that reduce the existing indebtedness. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

(7)	The cash flow credit facility and the first lien notes are secured by first-priority liens, and the second lien notes and related guarantees are secured by second-priority liens, on substantially all the capital stock of Healthtrust, Inc. — The Hospital Company and the first-tier subsidiaries of the subsidiary guarantors (but limited to 65% of the voting stock of any such first-tier subsidiary that is a foreign subsidiary), subject to certain exceptions.

(8)	Includes subsidiaries which are designated as “restricted subsidiaries” under our indenture dated as of December 16, 1993, certain of their wholly-owned subsidiaries formed in connection with the asset-based revolving credit facility and certain excluded subsidiaries (non-material subsidiaries).

The Sponsors

Bain Capital Partners

Bain Capital is one of the world’s leading private investment firms, with over 20 years of experience in managed buyouts. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo. Bain Capital has a proven track record of enhancing companies’ financial strength and strategic positions through long-term initiatives and has demonstrated success in the health care sector.

Kohlberg Kravis Roberts & Co.

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global alternative asset manager with $52.2 billion in assets under management, over 600 people and 13 offices around the world as of December 31, 2009. KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. KKR is publicly traded through KKR & Co. (Guernsey) L.P. (Euronext Amsterdam: KKR).

Merrill Lynch Global Private Equity

MLGPE is part of Bank of America Corporation’s private equity business. MLGPE was previously the private equity arm of Merrill Lynch & Co., Inc., which is a wholly-owned subsidiary of Bank of America Corporation. Bank of America Corporation is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services.

The Exchange Offers

On February 19, 2009, April 22, 2009, August 11, 2009 and March 10, 2010, respectively, HCA Inc. issued in private offerings $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017 (the “outstanding 2017 notes”), $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019 (the “outstanding 2019 notes”), $1,250,000,000 aggregate principal amount of 7 7/8% Senior Secured Notes due 2020 (the “outstanding February 2020 notes”) and $1,400,000,000 aggregate principal amount of 7 1/4% Senior Secured Notes due 2020 (the “outstanding September 2020 notes” and, together with the outstanding 2017 notes, the outstanding 2019 notes and the outstanding February 2020 notes, the “outstanding notes”). The term “exchange 2017 notes” refers to the 9 7/8% Senior Secured Notes due 2017, the term “exchange 2019 notes” refers to the 8 1/2% Senior Secured Notes due 2019, the term “exchange February 2020 notes” refers to the 7 7/8% Senior Secured Notes due 2020, the term “exchange September 2020 notes” refers to the 7 1/4% Senior Secured Notes due 2020, each as registered under the Securities Act of 1933, as amended (the “Securities Act”), and all of which collectively are referred to as the “exchange notes.” The term “notes” collectively refers to the outstanding notes and the exchange notes.

We also refer to the outstanding 2019 notes, the outstanding February 2020 notes and the outstanding September 2020 notes collectively as the “outstanding first lien notes” and to the exchange 2019 notes, the exchange February 2020 notes and the exchange September 2020 notes as the “exchange first lien notes.”

General	In connection with the private offering, HCA Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers pursuant to which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offers within 450 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offers your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

• the liquidated damages provisions of the registration rights agreement are not applicable.

The Exchange Offers	HCA Inc. is offering to exchange:

• $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017 which have been registered under the Securities Act for any and all of its existing 9 7/8% Senior Secured Notes due 2017;

• $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019 which have been registered under the Securities Act for any and all of its existing 8 1/2% Senior Secured Notes due 2019;

• $1,250,000,000 aggregate principal amount of 7 7/8% Senior Secured Notes due 2020 which have been registered under the Securities Act for any and all of its existing 7 7/8% Senior Secured Notes due 2020; and

• $1,400,000,000 aggregate principal amount of 7 1/4% Senior Secured Notes due 2020 which have been registered under the

Securities Act for any and all of its existing 7 1/4% Senior Secured Notes due 2020. You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

• tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, on , 2010, unless extended by HCA Inc. HCA Inc. currently does not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offers. HCA Inc. will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offers.

Conditions to the Exchange Offers	Each exchange offer is subject to customary conditions, which HCA Inc. may waive. See “The Exchange Offers — Conditions to the Exchange Offers.”

Procedures for Tendering Outstanding Notes	If you wish to participate in any of the exchange offers, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

• you are acquiring the exchange notes in the ordinary course of your business; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s

Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offers, HCA Inc. and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except HCA Inc. and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, HCA Inc. and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offers will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Tax Consequences.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indentures governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offers.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offers — Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes” sections of this prospectus contain more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	HCA Inc.

Securities Offered	$310,000,000 aggregate principal amount of 9 7/8% senior secured notes due 2017.

$1,500,000,000 aggregate principal amount of 8 1/2% senior secured notes due 2019.

$1,250,000,000 aggregate principal amount of 7 7/8% senior secured notes due 2020.

$1,400,000,000 aggregate principal amount of 7 1/4% senior secured notes due 2020.

Maturity Date	The exchange 2017 notes will mature on February 15, 2017.

The exchange 2019 notes will mature on April 15, 2019.

The exchange February 2020 notes will mature on February 15, 2020.

The exchange September 2020 notes will mature on September 15, 2020.

Interest Rate	Interest on the exchange 2017 notes will be payable in cash and will accrue at a rate of 9 7/8% per annum.

Interest on the exchange 2019 notes will be payable in cash and will accrue at a rate of 8 1/2% per annum.

Interest on the exchange February 2020 notes will be payable in cash and will accrue at a rate of 7 7/8% per annum.

Interest on the exchange September 2020 notes will be payable in cash and will accrue at a rate of 7 1/4% per annum.

Interest Payment Dates	We will pay interest on the exchange 2017 notes and the exchange February 2020 notes on February 15 and August 15. Interest began to accrue from the issue dates of the notes.

We will pay interest on the exchange 2019 notes on April 15 and October 15. Interest began to accrue from the issue date of the notes.

We will pay interest on the exchange September 2020 notes on March 15 and September 15. Interest began to accrue from the issue date of the notes.

Ranking of the Exchange First Lien Notes	Each series of exchange first lien notes will be our senior secured obligations and will:

• rank senior in right of payment to any future subordinated indebtedness;

• rank equally in right of payment with all of our existing and future senior indebtedness;

• be effectively senior in right of payment to indebtedness under our existing second lien notes (including the exchange 2017 notes) to the extent of the collateral securing such indebtedness;

• be effectively equal in right of payment with indebtedness under our cash flow credit facility and the other exchange first lien notes to the extent of the collateral (other than certain European collateral securing our senior secured European term loan facility) securing such indebtedness;

• be effectively subordinated in right of payment to all indebtedness under our asset-based revolving credit facility to the extent of the shared collateral securing such indebtedness; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

As of December 31, 2009, on an adjusted basis after giving effect to the February 2010 distribution, the offering of the outstanding September 2020 notes and the use of proceeds therefrom:

• the outstanding first lien notes and related guarantees would have been effectively senior in right of payment to $6.088 billion of second lien notes (including the outstanding 2017 notes), effectively equal in right of payment to approximately $7.746 billion of senior secured indebtedness under our cash flow credit facility (other than our senior secured European term loan facility), the other outstanding first lien notes and approximately $170 million of other secured debt, and effectively junior in right in payment to $1.765 billion of indebtedness under our asset-based revolving credit facility, in each case to the extent of the collateral securing such indebtedness;

• the outstanding first lien notes and related guarantees would have been effectively subordinated in right of payment to approximately $479 million equivalent outstanding under the senior secured European term loan facility and $192 million of other secured debt of our nonguarantor subsidiaries, which primarily represents capital leases; and

• we would have had an additional $1.301 billion of unutilized capacity under our senior secured revolving credit facility and $230 million of unutilized capacity under our asset-based revolving credit facility, subject to borrowing base limitations.

Ranking of the Exchange 2017 Notes	The exchange 2017 notes will be our senior secured obligations and will:

• rank senior in right of payment to any future subordinated indebtedness;

• rank equally in right of payment with all of our existing and future senior indebtedness;

• be effectively subordinated in right of payment to indebtedness under our asset-based revolving credit facility to the extent of the collateral securing such indebtedness on a first-priority basis, and to indebtedness under our other senior secured credit facilities and to the exchange first lien notes to the extent of the collateral securing such indebtedness on a first- and second-priority basis; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

As of December 31, 2009, on an adjusted basis after giving effect to the February 2010 distribution, the outstanding September 2020 notes offering and the use of proceeds therefrom:

• the outstanding 2017 notes and related guarantees would have been effectively subordinated in right of payment to approximately $1.765 billion of indebtedness under our asset-based revolving credit facility, approximately $7.746 billion of senior secured indebtedness under our cash flow credit facility (other than our senior secured European term loan facility), approximately $4.150 billion aggregate principal amount of outstanding first lien notes and approximately $170 million of other secured debt, in each case to the extent of the collateral securing such indebtedness;

• the outstanding 2017 notes and related guarantees would also have been effectively subordinated in right of payment to approximately $479 million equivalent outstanding under the senior secured European term loan facility and $192 million of other secured debt of our nonguarantor subsidiaries, which primarily represents capital leases;

• the outstanding 2017 notes and related guarantees would have ranked equal in right of payment to $5.778 billion of second lien notes issued in 2006 at the time of the Merger; and

• we would have had an additional $1.301 billion of unutilized capacity under our senior secured revolving credit facility and $230 million of unutilized capacity under our asset-based revolving credit facility, subject to borrowing base limitations.

Guarantees of the Exchange First Lien Notes	The exchange notes will be fully and unconditionally guaranteed on a senior secured basis by each of our existing and future direct or indirect wholly-owned domestic subsidiaries that guarantees our obligations under our senior secured credit facilities (except for certain special purpose subsidiaries that have only guaranteed and pledged their assets under our asset-based revolving credit facility). The subsidiary guarantee of each series of exchange first lien notes will:

• rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary;

• rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

• be effectively senior in right of payment to the guarantees of our second lien notes (including the exchange 2017 notes) to the extent of the guarantor subsidiary’s collateral securing such indebtedness;

• be effectively equal in right of payment with the guarantees of our cash flow credit facility and the other exchange first lien notes to the extent of the guarantor subsidiary’s collateral (other than certain European collateral securing our senior secured European term loan facility) securing such indebtedness;

• be effectively subordinated in right of payment to the guarantees of our asset-based revolving credit facility to the extent of the guarantor subsidiary’s collateral securing such indebtedness; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

For the year ended December 31, 2009, our non-guarantor subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor subsidiaries accounted for approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements included in this prospectus.

Guarantees of the Exchange 2017 Notes	The exchange 2017 notes will be fully and unconditionally guaranteed on a senior secured basis by each of our existing and future direct or indirect wholly-owned domestic subsidiaries that guarantees our obligations under our senior secured credit facilities (except for certain special purpose subsidiaries that have only guaranteed and pledged their assets under our asset-based revolving credit facility). Each subsidiary guarantee will:

• rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary;

• rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

• be effectively subordinated in right of payment to indebtedness under our asset-based revolving credit facility to the extent of the collateral securing such indebtedness on a first-priority basis, and to indebtedness under our other senior secured credit facilities and to the exchange first lien notes to the extent of the collateral securing such indebtedness on a first- and second-priority basis; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Security for the Exchange First Lien Notes	Each series of exchange first lien notes and guarantees will be secured by first-priority liens, subject to permitted liens, on certain of the assets of HCA Inc. and the subsidiary guarantors that secure our cash flow credit facility and the other exchange first lien notes on a pari passu basis, including:

• substantially all the capital stock of any wholly owned first-tier subsidiary of HCA Inc. or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such wholly owned first-tier subsidiary that is a foreign subsidiary); and

• substantially all tangible and intangible assets of our company and each subsidiary guarantor, other than (1) other properties that do not secure our senior secured credit facilities, (2) deposit accounts, other bank or securities accounts and cash, (3) leaseholds and motor vehicles, (4) certain European collateral and (5) certain receivables collateral that only secures our asset-based revolving credit facility, in each case subject to exceptions, and except that the lien on properties defined as “principal properties” under our existing indenture dated as of December 16, 1993, so long as such indenture remains in effect, will be limited to securing a portion of the indebtedness under the notes, our cash flow credit facility and the first lien notes that, in the aggregate, does not exceed 10% of our consolidated net tangible assets; provided that, with respect to the portion of the collateral comprised of real property for the exchange September 2020 notes, we will have up to 60 days from the issue date of the outstanding September 2020 notes to complete those actions required to perfect the first-priority lien on such collateral.

See “Risk Factors — Risks Related to the Notes — There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee” for an explanation of one of the important exceptions to the obligation to pledge the capital stock of first-tier subsidiaries of any subsidiary guarantors.

The exchange first lien notes and guarantees of the exchange notes also will be secured by second-priority liens, subject to permitted liens, on certain receivables of HCA Inc. and the subsidiary guarantors that secure our asset-based revolving credit facility on a first-priority basis.

See “Description of the April 2009 Notes — Security,” “Description of the August 2009 Notes — Security” and “Description of the March 2010 Notes — Security.”

Security for the Exchange 2017 Notes	The exchange 2017 notes and guarantees of the exchange 2017 notes will be secured by second-priority liens, subject to permitted liens, on certain of the assets of HCA Inc. and the subsidiary guarantors that secure our senior secured credit facilities and our first lien notes on a first-priority basis. The assets that will secure the exchange 2017 notes will include:

• substantially all the capital stock of any wholly owned first-tier subsidiary of HCA Inc. or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such wholly owned first-tier subsidiary that is a foreign subsidiary), subject to certain exceptions; and

• substantially all tangible and intangible assets of our company and each subsidiary guarantor, other than (1) properties defined as “principal properties” under our indenture dated as of December 16, 1993, so long as any indebtedness secured by those properties on a first-priority basis remains outstanding, (2) other properties that will not secure our senior secured facilities, (3) deposit accounts, other bank or securities accounts and cash, (4) leaseholds and motor vehicles, (5) certain European collateral and (6) certain receivables collateral that only secures our asset-based revolving credit facility, in each case subject to certain exceptions.

See “Risk Factors — Risks Related to the Notes — There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee” for an explanation of one of the important exceptions to the obligation to pledge the capital stock of first-tier subsidiaries of any subsidiary guarantors.

The exchange 2017 notes and guarantees of the exchange 2017 notes also will be secured by third-priority liens, subject to permitted liens, on the accounts receivable and certain related assets of HCA Inc. and certain of the subsidiary guarantors, and the proceeds thereof, to the extent permitted by law and contract, which assets will secure our asset-based revolving credit facility on a first-priority basis and our other senior secured credit facilities and our first lien notes on a second-priority basis.

See “Description of the February 2009 Notes — Security.”

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time prior to February 15, 2013 with respect to the exchange 2017 notes, April 15, 2014 with respect to the exchange 2019 notes, August 15, 2014 with respect to the exchange February 2020 notes and March 15, 2015 with respect to the exchange September 2020 notes, plus accrued and unpaid interest to the redemption date and a “make-whole premium,” as described under “Description of the February 2009 Notes — Optional Redemption,” “Description of the April 2009 Notes — Optional Redemption,” “Description of the August 2009 Notes — Optional Redemption” and “Description of the March 2010 Notes — Optional Redemption.”

We may redeem the exchange notes, in whole or in part, on or after February 15, 2013 with respect to the exchange 2017 notes, April 15, 2014 with respect to the exchange 2019 notes, August 15, 2014 with respect to the exchange February 2020 notes and March 15, 2015 with respect to the exchange September 2020 notes, at the prices set forth under “Description of the February

2009 Notes — Optional Redemption,” “Description of the April 2009 Notes — Optional Redemption,” “Description of the August 2009 Notes — Optional Redemption” and “Description of the March 2010 Notes — Optional Redemption.”

Additionally, from time to time before February 15, 2012 with respect to the exchange 2017 notes, April 15, 2012 with respect to the exchange 2019 notes, August 15, 2012 with respect to the exchange February 2020 notes and March 15, 2013 with respect to the exchange September 2020 notes, we may choose to redeem up to 35% of the principal amount of each of the exchange notes at a redemption price equal to 109.875% of the face amount thereof, with respect to the exchange 2017 notes, 108.500% of the face amount thereof, with respect to the exchange 2019 notes, 107.875% of the face amount thereof, with respect to the exchange February 2020 notes and 107.250% of the face amount thereof, with respect to the exchange September 2020 notes, in each case with the net cash proceeds that we raise in one or more equity offerings, so long as at least 50% of the aggregate principal amount of each of the exchange notes remains outstanding afterwards.

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date.

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because:

• we may not have enough funds at that time; or

• the terms of our indebtedness under our senior secured credit facilities may prevent us from making such payment.

Your right to require us to repurchase the exchange notes upon the occurrence of a change of control will cease to apply to a series of exchange notes at all times after such exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Certain Covenants	The indenture governing the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue certain preferred shares;

• pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

• make certain investments;

• sell certain assets;

• create liens on certain assets to secure debt;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.” Many of these covenants will cease to apply to a series of exchange notes at all times after such exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The initial purchasers in the private offering of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges of HCA Inc. for the periods indicated. The ratio of earnings to fixed charges for the years ended December 31, 2009, 2008 and 2007 have been derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The ratio of earnings to fixed charges for the years ended December 31, 2006 and 2005 have been derived from our audited consolidated financial statements that are not included in this prospectus.

	Years Ended December 31,
	2009	2008	2007	2006	2005
		(Dollars in millions)

Ratio of earnings to fixed charges(a)	1.91x	1.52x	1.57x	2.61x	3.85x

(a)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income attributable to noncontrolling interests and income taxes plus fixed charges, exclusive of capitalized interest. Fixed charges include cash and noncash interest expense, whether expensed or capitalized, amortization of debt issuance cost, and the portion of rent expense representative of the interest factor.

Risk Factors

You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offers. Any of the following risks could materially and adversely affect our business, financial condition or results of operations; however, the following risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose all or part of your original investment.

Risks Related to the Exchange Offers

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary — The Exchange Offers” and “The Exchange Offers” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offers will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in 2009 and 2010 to institutional investors.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offers or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We are highly leveraged. As of December 31, 2009, on an as adjusted basis after giving effect to the February 2010 distribution, the offering of the outstanding September 2020 notes and the use of proceeds therefrom, our total indebtedness would have been approximately $27.345 billion. Our high degree of leverage could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged borrowings are at variable rates of interest;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indentures governing our outstanding notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

As of December 31, 2009, on an as adjusted basis after giving effect to the February 2010 distribution, the offering of the outstanding September 2020 notes and the use of proceeds therefrom, our substantial indebtedness would have included $9.990 billion of indebtedness under our senior secured credit facilities maturing in 2012 and 2013, $4.150 billion aggregate principal amount of first lien notes maturing in 2019 and 2020, $6.088 billion of second lien notes maturing in 2014, 2016 and 2017 and $6.856 billion aggregate principal amount of unsecured senior notes and debentures that mature on various dates from 2010 to 2095 (including $5.454 billion maturing through 2016). Because a significant portion of our indebtedness matures in the next few years, we may find it necessary or prudent to refinance that indebtedness with longer-maturity debt at a higher interest rate. In February, April and August of 2009 and in March of 2010, for example, we issued $310 million in aggregate principal amount of 9 7/8% second lien notes due 2017, $1.500 billion in aggregate principal amount of 8 1/2% first lien notes due 2019, $1.250 billion in aggregate principal amount of 7 7/8% first lien notes due 2020 and $1.400 billion in aggregate principal amount of 7 1/4% first lien notes due 2020, respectively. We used the net proceeds of those offerings to prepay term loans under our cash flow credit facility, which currently bears interest at a lower floating rate. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial conditions. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities and the indentures governing our outstanding notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our asset-based revolving credit facility, when (and for as long as) the combined availability under our asset-based revolving credit facility and our senior secured revolving credit facility is less than a specified amount for a certain period of time or, if a payment or bankruptcy event of default has occurred and is continuing, funds deposited into any of our depository accounts will be transferred on a daily basis into a blocked account with the administrative agent and applied to prepay loans under the asset-based revolving credit facility and to cash collateralize letters of credit issued thereunder.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance we will continue to meet those ratios. A breach of any of these covenants could result in a default under both our cash flow credit facility and our asset-based revolving credit facility. Upon the occurrence of an event of default under our senior secured credit facilities, our lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure such indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities, and that collateral (other than certain European collateral securing our senior secured European term loan facility) is also pledged as collateral under our first lien notes. If any of the lenders under our senior secured credit facilities accelerate the repayment of borrowings, there can be no assurance we will have sufficient assets to repay our senior secured credit facilities and the first lien notes.

Risks Related to Our Business

Our hospitals face competition for patients from other hospitals and health care providers.

The health care business is highly competitive, and competition among hospitals and other health care providers for patients has intensified in recent years. Generally, other hospitals in the local communities we serve provide services similar to those offered by our hospitals. In addition, CMS publicizes on a website performance data related to quality measures and data on patient satisfaction surveys hospitals submit in connection with their Medicare reimbursement. Federal law provides for the future expansion of the number of quality measures that must be reported. Additional quality measures and future trends toward clinical transparency may have an unanticipated impact on our competitive position and patient volumes. In addition, the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act of 2010 (“Health Reform Legislation”) requires all hospitals to annually establish, update and make public a list of the hospital’s standard charges for items and services. If any of our hospitals achieve poor results (or results that are lower than our competitors) on these quality measures or on patient satisfaction surveys or if our standard charges are higher than our competitors, our patient volumes could decline.

In addition, the number of freestanding specialty hospitals, surgery centers and diagnostic and imaging centers in the geographic areas in which we operate has increased significantly. As a result, most of our hospitals operate in a highly competitive environment. Some of the facilities that compete with our hospitals are owned by governmental agencies or not-for-profit corporations supported by endowments, charitable contributions and/or tax revenues and can finance capital expenditures and operations on a tax-exempt basis. Our hospitals are facing increasing competition from specialty hospitals, some of which are physician-owned, and from both our own and unaffiliated freestanding surgery centers for market share in high margin services and for quality physicians and personnel. If ambulatory surgery centers are better able to compete in this environment than our hospitals, our hospitals may experience a decline in patient volume, and we may experience a decrease in margin, even if those patients use our ambulatory surgery centers. In states that do not require a Certificate of Need (“CON”) for the purchase, construction or expansion of health care facilities or services, competition in the form of new services, facilities and capital spending is more prevalent. Further, if our competitors are better able to attract patients, recruit physicians, expand services or obtain favorable managed care contracts at their facilities than our hospitals and ambulatory surgery centers, we may experience an overall decline in patient volume. See “Business — Competition.”

The growth of uninsured and patient due accounts and a deterioration in the collectibility of these accounts could adversely affect our results of operations.

The primary collection risks of our accounts receivable relate to the uninsured patient accounts and patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. The provision for doubtful accounts relates primarily to amounts due directly from patients.

The amount of the provision for doubtful accounts is based upon management’s assessment of historical writeoffs and expected net collections, business and economic conditions, trends in federal and state governmental and private employer health care coverage, the rate of growth in uninsured patient admissions and other collection indicators. Due to a number of factors, including the recent economic downturn and increase in unemployment, we believe our facilities may experience growth in bad debts, uninsured discounts and charity care. At December 31, 2009, our allowance for doubtful accounts represented approximately 94% of the $5.176 billion patient due accounts receivable balance. The sum of the provision for doubtful accounts, uninsured discounts and charity care increased from $6.134 billion for 2007, to $7.009 billion for 2008 and to $8.362 billion for 2009.

A continuation of the trends that have resulted in an increasing proportion of accounts receivable being comprised of uninsured accounts and a deterioration in the collectibility of these accounts will adversely affect our collection of accounts receivable, cash flows and results of operations. The Health Reform Legislation seeks to decrease over time the number of uninsured individuals, by among other things, requiring employers to offer, and individuals to carry, health insurance or be subject to penalties. However, it is difficult to predict the full impact of the Health Reform Legislation due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment, as well as our inability to foresee how individuals and businesses will respond to the choices afforded them by the law.

Health care reform and changes in governmental programs may reduce our revenues.

In March 2010, President Obama signed the Health Reform Legislation into law. The Health Reform Legislation represents significant change across the health care industry. As a result of the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment, the impact of the Health Reform Legislation is not yet fully known. The primary goal of the Health Reform Legislation is to decrease the number of uninsured individuals by expanding coverage to approximately 32 million additional individuals through a combination of public program expansion and private sector health insurance reforms. The Health Reform Legislation expands eligibility under existing Medicaid programs, imposes financial penalties on individuals who fail to carry insurance coverage and creates affordability credits for those not enrolled in an employer-sponsored health plan. Further, the Health Reform Legislation requires states to establish a health insurance exchange and permits states to create federally funded, non-Medicaid plans for low-income residents not eligible for Medicaid. The Health Reform Legislation establishes a number of health insurance market reforms, including a ban on lifetime limits and pre-existing condition exclusions, new benefit mandates, and increased dependent coverage. Health insurance market reforms that expand insurance coverage should increase revenues from providing care to previously uninsured individuals; however, many of these provisions of the Health Reform Legislation will not become effective until 2014 or later. It is also possible that implementation of these provisions could be delayed or even blocked due to court challenges. In addition, there may be efforts to repeal or amend the Health Reform Legislation.

Further, the Health Reform Legislation contains a number of provisions designed to significantly reduce Medicare and Medicaid program spending, including reductions in Medicare market basket updates and Medicare and Medicaid disproportionate share funding. A significant portion of our patient volume is derived from government health care programs, principally Medicare and Medicaid. Specifically, we derived approximately 40% of our revenues from the Medicare and Medicaid programs in 2009. Reductions to our reimbursement under the Medicare and Medicaid programs by the Health Reform Legislation could adversely affect our business and results of operations, to the extent such reductions are not offset by the expected increases in revenues from providing care to previously uninsured individuals.

Because of the many variables involved, we are unable to predict the net effect on the Company of the reductions in Medicare and Medicaid spending, the expected increases in revenues from providing care to previously uninsured individuals, and numerous other provisions in the law that may affect the Company. We are further unable to foresee how individuals and businesses will respond to the choices afforded them by the Health Reform Legislation. Thus, we cannot predict the full impact of the Health Reform Legislation on the Company at this time.

In addition to the Health Reform Legislation, in recent years, legislative and regulatory changes have resulted in limitations on and, in some cases, reductions in levels of payments to health care providers for certain services under the Medicare and Medicaid programs. For example, effective January 1, 2008, CMS significantly revised the payment system used to reimburse ambulatory surgery centers (“ASCs”) and expanded the number of procedures that Medicare reimburses if performed in an ASC. More Medicare procedures now performed in hospitals, such as ours, may be moved to ASCs, reducing surgical volume in our hospitals. Also, more Medicare procedures now performed in ASCs, such as ours, may be moved to physicians’ offices. Commercial third-party payers may adopt similar policies.

Further, CMS has recently completed a two-year transition to full implementation of the Medicare severity diagnosis-related group (“MS-DRG”) system, which represents a refinement to the existing diagnosis-related group system. Realignments in the MS-DRG system could impact the margins we receive for certain services. For federal fiscal year 2010, CMS has provided a 2.1% market basket update for hospitals that submit certain quality patient care indicators and a 0.1% update for hospitals that do not submit this data.

Medicare payments to hospitals in federal fiscal years 2008 and 2009 were reduced to eliminate what CMS estimated to be the effect of coding or classifications changes as a result of hospitals implementing the MS-DRG system. If CMS retrospectively determines the adjustment levels for federal fiscal years 2008 and 2009 were inadequate, CMS may impose additional adjustments in future years. Although CMS has not imposed an adjustment for federal fiscal year 2010, CMS has announced its intent to impose payment adjustments in federal fiscal years 2011 and 2012 because of what CMS has determined to be an inadequate adjustment in federal fiscal year 2008. It is not clear what impact, if any, the market basket reductions required by the Health Reform Legislation will have on CMS’s proposal. Additionally, Medicare payments to hospitals are subject to a number of other adjustments, and the actual impact on payments to specific hospitals may vary. In some cases, commercial third-party payers and other payers such as some state Medicaid programs rely on all or portions of the Medicare MS-DRG system to determine payment rates, and adjustments that negatively impact Medicare payments may also negatively impact payments from those payers.

Since most states must operate with balanced budgets and since the Medicaid program is often the state’s largest program, states can be expected to adopt or consider adopting legislation designed to reduce their Medicaid expenditures. The current economic downturn has increased the budgetary pressures on most states, and these budgetary pressures have resulted, and likely will continue to result, in decreased spending for Medicaid programs in many states. Further, many states have also adopted, or are considering, legislation designed to reduce coverage, enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand the states’ Medicaid systems. The Health Reform Legislation provides for significant expansions to the Medicaid program, but these changes are not required until 2014. In addition, the Health Reform Legislation will result in increased state legislative and regulatory changes in order for states to comply with new federal mandates, such as the requirement to establish health insurance exchanges, and to participate in grants and other incentive opportunities.

On May 1, 2009, the Department of Defense implemented a prospective payment system for hospital outpatient services furnished to beneficiaries of TRICARE, the Department of Defense’s health care program for members of the armed forces, similar to that utilized for services furnished to Medicare beneficiaries. Because the Medicare outpatient prospective payment system rates have historically been below TRICARE rates, the adoption of this payment methodology for TRICARE beneficiaries reduces our reimbursement; however, TRICARE outpatient services do not represent a significant portion of our patient volumes.

Current or future health care reform efforts, changes in laws or regulations regarding government health programs, other changes in the administration of government health programs and changes to commercial third-party payers in response to health care reform and changes to government health programs could have a material, adverse effect on our financial position and results of operations.

If we are unable to retain and negotiate favorable contracts with nongovernment payers, including managed care plans, our revenues may be reduced.

Our ability to obtain favorable contracts with nongovernment payers, including health maintenance organizations, preferred provider organizations and other managed care plans significantly affects the revenues and operating results of our facilities. Revenues derived from these entities and other insurers accounted for 52% and 53% of our patient revenues for the years ended December 31, 2009 and December 31, 2008, respectively. Nongovernment payers, including managed care payers, continue to demand discounted fee structures, and the trend toward consolidation among nongovernment payers tends to increase their bargaining power over fee structures. Our future success will depend, in part, on our ability to retain and renew our managed care contracts and enter into new managed care contracts on terms favorable to us. Other health care providers may impact our ability to enter into managed care contracts or negotiate increases in our reimbursement and other favorable terms and conditions. For example, some of our competitors may negotiate exclusivity provisions with managed care plans or otherwise restrict the ability of managed care companies to contract with us. It is not clear what impact, if any, the increased obligations on managed care payers and other payers imposed by the Health Reform Legislation will have on our ability to negotiate reimbursement increases. If we are unable to retain and negotiate favorable contracts with managed care plans or experience reductions in payment increases or amounts received from nongovernment payers, our revenues may be reduced.

Our performance depends on our ability to recruit and retain quality physicians.

The success of our hospitals depends in part on the number and quality of the physicians on the medical staffs of our hospitals, the admitting practices of those physicians and maintaining good relations with those physicians. Although we employ some physicians, physicians are often not employees of the hospitals at which they practice and, in many of the markets we serve, most physicians have admitting privileges at other hospitals in addition to our hospitals. Such physicians may terminate their affiliation with our hospitals at any time. If we are unable to provide adequate support personnel or technologically advanced equipment and hospital facilities that meet the needs of those physicians, they may be discouraged from referring patients to our facilities, admissions may decrease and our operating performance may decline.

Our hospitals face competition for staffing, which may increase labor costs and reduce profitability.

Our operations are dependent on the efforts, abilities and experience of our management and medical support personnel, such as nurses, pharmacists and lab technicians, as well as our physicians. We compete with other health care providers in recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our hospitals, including nurses and other nonphysician health care professionals. In some markets, the availability of nurses and other medical support personnel has been a significant operating issue to health care providers. We may be required to continue to enhance wages and benefits to recruit and retain nurses and other medical support personnel or to hire more expensive temporary or contract personnel. As a result, our labor costs could increase. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. Certain proposed changes in federal labor laws, including the Employee Free Choice Act, could increase the likelihood of employee unionization attempts. To the extent a significant portion of our employee base unionizes, it is possible our labor costs could increase materially. In addition, the states in which we operate could adopt mandatory nurse-staffing ratios or could reduce mandatory nurse staffing ratios already in place. State-mandated nurse-staffing ratios could significantly affect labor costs and have an adverse impact on revenue if we are required to limit admissions in order to meet the required ratios. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenues consists of fixed, prospective payments, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control labor costs, could have a material, adverse effect on our results of operations.

If we fail to comply with extensive laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The health care industry is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	billing and coding for services;

•	relationships with physicians and other referral sources;

•	adequacy of medical care;

•	quality of medical equipment and services;

•	qualifications of medical and support personnel;

•	confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and personal information and medical records;

•	the screening, stabilization and transfer of individuals who have emergency medical conditions;

•	licensure and certification;

•	hospital rate or budget review;

•	preparing and filing of cost reports;

•	operating policies and procedures; and

•	addition of facilities and services.

Among these laws are the federal Anti-kickback Statute, the federal physician self-referral law (commonly called the Stark Law), the Federal False Claims Act (“FCA”) and similar state laws. We have a variety of financial relationships with physicians and others who either refer or influence the referral of patients to our hospitals and other health care facilities, and these laws govern those relationships. The Office of Inspector General of the Department of Health and Human Services (“OIG”) has enacted safe harbor regulations that outline practices deemed protected from prosecution under the Anti-kickback Statute. While we endeavor to comply with the applicable safe harbors, certain of our current arrangements, including joint ventures and financial relationships with physicians and other referral sources and persons and entities to which we refer patients, do not qualify for safe harbor protection. Failure to qualify for a safe harbor does not mean the arrangement necessarily violates the Anti-kickback Statute, but may subject the arrangement to greater scrutiny. However, we cannot offer assurance that practices outside of a safe harbor will not be found to violate the Anti-kickback Statute. Allegations of violations of the Anti-kickback Statute may be brought under the federal Civil Monetary Penalty Law, which requires a lower burden of proof than other fraud and abuse laws, including the Anti-kickback Statute.

Our financial relationships with referring physicians and their immediate family members must comply with the Stark Law by meeting an exception. We attempt to structure our relationships to meet an exception to the Stark Law, but the regulations implementing the exceptions are detailed and complex, and we cannot provide assurance every relationship complies fully with the Stark Law. Unlike the Anti-kickback Statute, failure to meet an exception under the Stark Law results in a violation of the Stark Law, even if such violation is technical in nature.

Additionally, if we violate the Anti-kickback Statute or Stark Law, or if we improperly bill for our services, we may be found to violate the FCA, either under a suit brought by the government or by a private person under a qui tam, or “whistleblower,” suit.

If we fail to comply with the Anti-kickback Statute, the Stark Law, the FCA or other applicable laws and regulations, we could be subjected to liabilities, including civil penalties (including the loss of our licenses to operate one or more facilities), exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state health care programs and, for violations of certain laws and regulations, criminal penalties. See “Regulation and Other Factors.”

CMS published a proposal to collect information from 400 hospitals regarding their ownership, investment and compensation arrangements with physicians. Called the Disclosure of Financial Relationships Report (or “DFRR”), CMS intends to use this data to monitor compliance with the Stark Law, and CMS may share this information with other government agencies. Many of these agencies have not previously analyzed this information and have the authority to bring enforcement actions against hospitals filing such reports. The DFRR and its supporting documentation are currently under review by the Office of Management and Budget, and it is unclear when, or if, it will be finalized.

Because many of these laws and their implementing regulations are relatively new, we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material, adverse effect on our business, financial condition, results of operations or prospects, and our business reputation could suffer significantly. In addition, other legislation or regulations at the federal or state level may be adopted that adversely affect our business.

We have been and could become the subject of governmental investigations, claims and litigation.

Health care companies are subject to numerous investigations by various governmental agencies. Further, under the FCA, private parties have the right to bring qui tam, or “whistleblower,” suits against companies that submit false claims for payments to, or improperly retain overpayments from, the government. Some states have adopted similar state whistleblower and false claims provisions. Certain of our individual facilities have received, and other facilities may receive, government inquiries from federal and state agencies. Depending on whether the underlying conduct in these or future inquiries or investigations could be considered systemic, their resolution could have a material, adverse effect on our financial position, results of operations and liquidity.

Governmental agencies and their agents, such as the Medicare Administrative Contractors, fiscal intermediaries and carriers, as well as the OIG, CMS and state Medicaid programs, conduct audits of our health care operations. Private payers may conduct similar post-payment audits, and we also perform internal audits and monitoring. Depending on the nature of the conduct found in such audits and whether the underlying conduct could be considered systemic, the resolution of these audits could have a material, adverse effect on our financial position, results of operations and liquidity.

As required by statute, CMS is in the process of implementing the Recovery Audit Contractor (“RAC”) program on a nationwide basis. Under the program, CMS contracts with RACs to conduct post-payment reviews to detect and correct improper payments in the fee-for-service Medicare program. The Health Reform Legislation expands the RAC program’s scope to include Medicaid claims by requiring all states to enter into contracts with RACs by December 31, 2010. In addition, CMS employs Medicaid Integrity Contractors (“MICs”) to perform post-payment audits of Medicaid claims and identify overpayments. Throughout 2010, MIC audits will continue to expand. The Health Reform Legislation increases federal funding for the MIC program for federal fiscal year 2011 and later years. In addition to RACs and MICs, several other contractors, including the state Medicaid agencies, have increased their review activities.

Should we be found out of compliance with any of these laws, regulations or programs, depending on the nature of the findings, our business, our financial position and our results of operations could be negatively impacted.

Controls designed to reduce inpatient services may reduce our revenues.

Controls imposed by Medicare, managed Medicare, Medicaid, managed Medicaid and commercial third-party payers designed to reduce admissions and lengths of stay, commonly referred to as “utilization review,” have affected and are expected to continue to affect our facilities. Utilization review entails the review of the admission and course of treatment of a patient by health plans. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payer-required preadmission authorization and utilization review and by payer pressure to maximize outpatient and alternative health care delivery services for less acutely ill patients. Efforts to impose more stringent cost controls are expected to continue. For example, the Health Reform Legislation eliminates current statutory restrictions on the use of prepayment review by Medicare contractors. Although we are unable to predict the effect these changes will have on our operations, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material, adverse effect on our business, financial position and results of operations.

Our overall business results may suffer from the recent economic downturn.

The United States economy has weakened significantly. Depressed consumer spending and higher unemployment rates continue to pressure many industries. During economic downturns, governmental entities often experience budget deficits as a result of increased costs and lower than expected tax collections. These budget deficits may force federal, state and local government entities to decrease spending for health and human service programs, including Medicare, Medicaid and similar programs, which represent significant payer sources for our hospitals. Other risks we face from general economic weakness include potential declines in the population covered under managed care agreements, patient decisions to postpone or cancel elective and non-emergency health care procedures, potential increases in the uninsured and underinsured populations and further difficulties in our collecting patient co-payment and deductible receivables. The Health Reform Legislation seeks to decrease over time the number of uninsured individuals, provides for the expansion of the Medicaid program and contains a number of insurance market reforms designed to broaden insurance coverage, such as eliminating the use of pre-existing condition exclusions. However, it is difficult to predict the full impact of the Health Reform Legislation due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment.

The industry trend towards value-based purchasing may negatively impact our revenues.

There is a trend in the health care industry toward value-based purchasing of health care services. These value-based purchasing programs include both public reporting of quality data and preventable adverse events tied to the quality and efficiency of care provided by facilities. Governmental programs including Medicare and Medicaid currently require hospitals to report certain quality data to receive full reimbursement updates. In addition, Medicare does not reimburse for care related to certain preventable adverse events (also called “never events”). Many large commercial payers currently require hospitals to report quality data, and several commercial payers do not reimburse hospitals for certain preventable adverse events. Further, we have implemented a policy pursuant to which we do not bill patients or third-party payers for fees or expenses incurred due to certain preventable adverse events.

The Health Reform Legislation contains a number of provisions intended to promote value-based purchasing. Beginning in federal fiscal year 2013, hospitals that satisfy certain performance standards will receive increased payments for discharges during the following fiscal year. These payments will be funded by decreases in payments to all hospitals for inpatient services. For discharges occurring during federal fiscal year 2014 and after, the performance standards must assess hospital efficiency, including Medicare spending per beneficiary. In addition, the Health Reform Legislation provides for reduced payments based on a hospital’s HAC rates and readmission rates and requires HAC rates and readmission rates to be made public. Currently, Medicare no longer assigns an inpatient hospital discharge to a higher paying MS-DRG if a selected HAC was not present on admission. Effective July 1, 2011, the Health Reform Legislation will likewise prohibit the use of federal funds under the Medicaid program to reimburse providers for medical assistance provided to treat HACs. Beginning in federal fiscal year 2015, hospitals that fall into the top 25% of national risk-adjusted HAC rates for all hospitals in the previous year will also receive a 1% reduction in Medicare payment rates. For discharges occurring during a fiscal year beginning on or after October 1, 2012, hospitals with excessive readmissions for certain conditions will receive reduced Medicare payments for all inpatient admissions.

We expect value-based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common and to involve a higher percentage of reimbursement amounts. We are unable at this time to predict how this trend will affect our results of operations, but it could negatively impact our revenues.

Our operations could be impaired by a failure of our information systems.

Any system failure that causes an interruption in service or availability of our systems could adversely affect operations or delay the collection of revenues. Even though we have implemented network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. The occurrence of any of these events could result in interruptions, delays, the loss or corruption of data, or cessations in the availability of systems, all of which could have a material adverse effect on our financial position and results of operations and harm our business reputation.

The performance of our information technology and systems is critical to our business operations. In addition to our shared services initiatives, our information systems are essential to a number of critical areas of our operations, including:

•	accounting and financial reporting;

•	billing and collecting accounts;

•	coding and compliance;

•	clinical systems;

•	medical records and document storage;

•	inventory management;

•	negotiating, pricing and administering managed care contracts and supply contracts; and

•	monitoring quality of care and collecting data on quality measures necessary for full Medicare payment updates.

If we fail to effectively and timely implement electronic health record systems, our operations could be adversely affected.

As required by the American Recovery and Reinvestment Act of 2009, HHS is in the process of developing and implementing an incentive payment program for eligible hospitals and health care professionals that adopt and meaningfully use certified electronic health record (“EHR”) technology. If our hospitals and employed professionals are unable to meet the requirements for participation in the incentive payment program, we will not be eligible to receive incentive payments that could offset some of the costs of implementing EHR systems. Further, beginning in 2015, eligible hospitals and professionals that fail to demonstrate meaningful use of certified EHR technology will be subject to reduced payments from Medicare. Failure to implement EHR systems effectively and in a timely manner could have a material, adverse effect on our financial position and results of operations.

State efforts to regulate the construction or expansion of health care facilities could impair our ability to operate and expand our operations.

Some states, particularly in the eastern part of the country, require health care providers to obtain prior approval, known as a CON, for the purchase, construction or expansion of health care facilities, to make certain capital expenditures or to make changes in services or bed capacity. In giving approval, these states consider the need for additional or expanded health care facilities or services. We currently operate health care facilities in a number of states with CON laws. The failure to obtain any requested CON could impair our ability to operate or expand operations. Any such failure could, in turn, adversely affect our ability to attract patients to our facilities and grow our revenues, which would have an adverse effect on our results of operations.

Our facilities are heavily concentrated in Florida and Texas, which makes us sensitive to regulatory, economic, environmental and competitive conditions and changes in those states.

We operated 163 hospitals at December 31, 2009, and 73 of those hospitals are located in Florida and Texas. Our Florida and Texas facilities’ combined revenues represented approximately 51% of our consolidated revenues for the year ended December 31, 2009. This concentration makes us particularly sensitive to regulatory, economic, environmental and competitive conditions and changes in those states. Any material change in the current payment programs or regulatory, economic, environmental or competitive conditions in those states could have a disproportionate effect on our overall business results.

In addition, our hospitals in Florida and Texas and other areas across the Gulf Coast are located in hurricane-prone areas. In the recent past, hurricanes have had a disruptive effect on the operations of our hospitals in Florida, Texas and other coastal states, and the patient populations in those states. Our business activities could be harmed by a particularly active hurricane season or even a single storm, and the property insurance we obtain may not be adequate to cover losses from future hurricanes or other natural disasters.

We may be subject to liabilities from claims by the Internal Revenue Service.

At December 31, 2009, we were contesting before the Appeals Division of the Internal Revenue Service (“IRS”) certain claimed deficiencies and adjustments proposed by the IRS in connection with its examination of the 2003 and 2004 federal income tax returns for HCA and eight affiliates that are treated as partnerships for federal income tax purposes (“affiliated partnerships”). The disputed items include the timing of recognition of certain patient service revenues and our method for calculating the tax allowance for doubtful accounts.

Six taxable periods of HCA and its predecessors ended in 1997 through 2002 and the 2002 taxable year of four affiliated partnerships, for which the primary remaining issue is the computation of the tax allowance for doubtful accounts, are pending before the IRS Examination Division as of December 31, 2009.

The IRS began an audit of the 2005 and 2006 federal income tax returns for HCA and seven affiliated partnerships during 2008. We anticipate the IRS Examination Division will conclude its audit in 2010. During 2009, the seven affiliated partnership audits were resolved with no material impact on our operations or financial position. We anticipate the IRS will begin an audit of the 2007 and 2008 federal income tax returns for HCA during 2010.

Management believes HCA, its predecessors and affiliates properly reported taxable income and paid taxes in accordance with applicable laws and agreements established with the IRS and final resolution of these disputes will not have a material, adverse effect on our results of operations or financial position. However, if payments due upon final resolution of these issues exceed our recorded estimates, such resolutions could have a material, adverse effect on our results of operations or financial position.

We may be subject to liabilities from claims brought against our facilities.

We are subject to litigation relating to our business practices, including claims and legal actions by patients and others in the ordinary course of business alleging malpractice, product liability or other legal theories. See “Business — Legal Proceedings.” Many of these actions involve large claims and significant defense costs. We insure a portion of our professional liability risks through a wholly-owned subsidiary. Management believes our reserves for self-insured retentions and insurance coverage are sufficient to cover insured claims arising out of the operation of our facilities. Our wholly-owned insurance subsidiary has entered into certain reinsurance contracts, and the obligations covered by the reinsurance contracts are included in its reserves for professional liability risks, as the subsidiary remains liable to the extent that the reinsurers do not meet their obligations under the reinsurance contracts. If payments for claims exceed actuarially determined estimates, are not covered by insurance, or reinsurers, if any, fail to meet their obligations, our results of operations and financial position could be adversely affected.

We are exposed to market risks related to changes in the market values of securities and interest rate changes.

We are exposed to market risk related to changes in market values of securities. The investments in debt and equity securities of our wholly-owned insurance subsidiary were $1.309 billion and $7 million, respectively, at December 31, 2009. These investments are carried at fair value, with changes in unrealized gains and losses being recorded as adjustments to other comprehensive income. At December 31, 2009, we had a net unrealized gain of $20 million on the insurance subsidiary’s investment securities.

We are exposed to market risk related to market illiquidity. Liquidity of the investments in debt and equity securities of our wholly-owned insurance subsidiary could be impaired by the inability to access the capital markets. Should the wholly-owned insurance subsidiary require significant amounts of cash in excess of normal cash requirements to pay claims and other expenses on short notice, we may have difficulty selling these investments in a timely manner or be forced to sell them at a price less than what we might otherwise have been able to in a normal market environment. At December 31, 2009, our wholly-owned insurance subsidiary had invested $396 million ($401 million par value) in municipal, tax-exempt student loan auction rate securities (“ARS”) that continued to experience market illiquidity since February 2008 when multiple failed auctions occurred due to a severe credit and liquidity crisis in the capital markets. It is uncertain if auction-related market liquidity will resume for these securities. We may be required to recognize other-than-temporary impairments on these investments in future periods should issuers default on interest payments or should the fair market valuations of the securities deteriorate due to ratings downgrades or other issue specific factors.

We are also exposed to market risk related to changes in interest rates, and we periodically enter into interest rate swap agreements to manage our exposure to these fluctuations. Our interest rate swap agreements involve the exchange of fixed and variable rate interest payments between two parties, based on common notional principal amounts and maturity dates. The net notional amounts of the swap agreements represent balances used to calculate the exchange of cash flows and are not our assets or liabilities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Risk.”

Since the Recapitalization, the Investors control us and may have conflicts of interest with us in the future.

As of December 31, 2009, the Investors indirectly owned approximately 97.1% of our capital stock due to the Recapitalization. As a result, the Investors have control over our decisions to enter into any significant corporate transaction and have the ability to prevent any transaction that requires the approval of shareholders. For example, the Investors could cause us to make acquisitions that increase the amount of our indebtedness or sell assets.

Additionally, the Sponsors are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

Risks Related to the Notes

The following risks apply to the outstanding notes and will apply equally to the exchange notes.

The secured indebtedness under our senior secured asset-based revolving credit facility are effectively senior to the first lien notes to the extent of the value of the receivables collateral securing such facility on a first-priority basis.

Our asset-based revolving credit facility has a first-priority lien in the accounts receivable of our company and our domestic subsidiaries, with certain exceptions. Our other senior secured credit facilities and the first lien notes have a second-priority lien in those receivables (except for those of certain special purpose subsidiaries that only guarantee and pledge their assets under our asset-based revolving credit facility). The indentures governing the first lien notes and the second lien notes permit us to incur additional indebtedness secured on a first-priority basis by such assets in the future. The first-priority liens in the collateral securing indebtedness under our asset-based revolving credit facility and any such future indebtedness are higher in priority as to such collateral than the security interests securing the first lien notes and the guarantees. Holders of the indebtedness under our asset-based revolving credit facility and any other indebtedness secured by higher priority liens on such collateral will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the first lien notes will be entitled to any recovery from such collateral. As a result, holders of the first lien notes will only be entitled to receive proceeds from the realization of value of assets securing our asset-based revolving credit facility on a higher priority basis after all indebtedness and other obligations under our asset-based revolving credit facility and any other obligations secured by higher priority liens on such assets are repaid in full. The first lien notes are effectively junior in right of payment to indebtedness under our asset-based revolving credit facility and any other indebtedness secured by higher priority liens on such collateral to the extent of the realizable value of such collateral. Even if there were receivables collateral or proceeds left over to pay the exchange first lien notes and the cash flow credit facility after a foreclosure on that collateral and payment of the outstanding amounts under the asset-based revolving credit facility, that collateral would be subject to the first lien intercreditor agreement, and the representative of the lenders under the cash flow credit facility would initially control actions with respect to that collateral. See “— Even though the holders of the first lien notes benefit from a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control actions with respect to that collateral.”

As of December 31, 2009, the first lien notes would have been effectively junior to $715 million of indebtedness outstanding under our asset-based revolving credit facility to the extent of the value of collateral securing such indebtedness, and we borrowed an additional approximately $1.050 billion under our asset-based revolving credit facility in connection with the February 2010 distribution, with which the first lien notes are also effectively junior.

Other secured indebtedness, including our senior secured credit facilities, is effectively senior to the 2009 second lien notes to the extent of the value of the collateral securing such facility on a first- and second-priority basis.

Certain of our senior secured credit facilities are collateralized by a first-priority lien, subject to permitted liens, in, among other things, the capital stock of our company, the capital stock of any material wholly owned first-tier subsidiary of our company or of any U.S. subsidiary guarantor and substantially all of our and the U.S. subsidiary guarantors’ other tangible and intangible assets, subject to exceptions. In addition, our asset-based revolving credit facility has a first-priority lien in the accounts receivable of our company and certain of our subsidiaries, and our other senior secured credit facilities, other than the European term loan facility, and our first lien notes have a second-priority lien in those receivables. The indentures governing the first lien notes and the second lien notes permit us to incur additional indebtedness secured on a first-priority basis by such assets in the future. The first- and second-priority liens in the collateral securing indebtedness under our senior secured credit facilities and our first lien notes and any such future indebtedness are higher in priority as to such collateral than the security interests securing the 2009 second lien notes and the other second lien notes and the related guarantees.

The 2009 second lien notes and the other second lien notes and the related guarantees are secured, subject to permitted liens, by a second-priority lien or a third-priority lien, as the case may be, in the assets that secure our senior secured credit facilities and first lien notes on a first-priority or second-priority basis, as the case may be. Holders of the indebtedness under our senior secured credit facilities, our first lien notes and any other indebtedness collateralized by a higher-priority lien in such collateral will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the 2009 second lien notes and the other second lien notes will be entitled to any recovery from such collateral. As a result, holders of the 2009 second lien notes and the other second lien notes will only be entitled to receive proceeds from the realization of value of assets securing our senior secured credit facilities and our first lien notes on a higher-priority basis after all indebtedness and other obligations under our senior secured credit facilities, our first lien notes and any other obligations secured by higher-priority liens on such assets are repaid in full. The 2009 second lien notes and the other second lien notes are effectively junior in right of payment to indebtedness under our senior secured credit facilities, our first lien notes and any other indebtedness collateralized by a higher-priority lien in our assets, to the extent of the realizable value of such collateral. In addition, the indenture governing the 2009 second lien notes permits us to incur additional indebtedness secured by a lien that ranks equally with the 2009 second lien notes and the other second lien notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the 2009 second lien notes.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.

The fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes.

To the extent that liens securing obligations under the senior secured credit facilities and the first lien notes, pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of any other obligations secured by higher priority liens), encumber any of the collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral for the applicable series of notes and the ability of the applicable collateral agent, the trustee under the applicable indenture or the holders of the applicable series of notes to realize or foreclose on the collateral.

The first lien notes and the related guarantees are secured, subject to permitted liens, by a first-priority lien in the collateral that secures our cash flow credit facility on a first-priority basis (other than any European collateral securing our senior secured European term loan facility) and share equally in right of payment to the extent of the value of such collateral securing such cash flow credit facility on a first-priority basis. The first lien notes and the related guarantees are not secured by any of the European collateral described in “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.” The indentures governing the first lien notes permit us to incur additional indebtedness secured by a lien that ranks equally with the first lien notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the first lien notes.

The 2009 second lien notes and the related guarantees are secured, subject to permitted liens, by a second-priority lien in the collateral that secures our cash flow credit facility and our first lien notes on a first-priority basis (other than any European collateral securing our senior secured European term loan facility) and share equally in right of payment with the other second lien to the extent of the value of such collateral. The 2009 second lien notes and the related guarantees are not secured by any of the European collateral described in “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.” The indenture governing the 2009 second lien notes permits us to incur additional indebtedness secured by a lien that ranks either senior to the 2009 second lien note or equally with the 2009 second lien notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the 2009 second lien notes.

There may not be sufficient collateral to pay off all amounts we may borrow under our senior secured credit facilities, the notes and additional notes that we may offer that would be secured on the same basis as the first lien notes or the second lien notes. Liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. subsidiaries, our less than wholly-owned U.S. subsidiaries or certain other U.S. subsidiaries. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

For the year ended December 31, 2009, our non-guarantor subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor subsidiaries accounted for approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders or a default under the indentures governing our notes, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities, the indentures governing the first lien notes and the indentures governing the second lien notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The lien ranking provisions of the indentures and other agreements relating to the collateral securing the first lien notes on a second priority basis will limit the rights of holders of the first lien notes with respect to that collateral, even during an event of default.

The rights of the holders of the first lien notes with respect to the receivables collateral that secures the asset-based revolving credit facility on a first-priority basis and that secures our cash flow credit facility and our first lien notes on a second-priority basis are substantially limited by the terms of the lien ranking agreements set forth in the indentures and the applicable receivables intercreditor agreements, even during an event of default. Under the indentures and the applicable receivables intercreditor agreements, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control the conduct of such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the first lien notes secured by lower-priority liens may be adversely affected.

In addition, the indentures and the applicable receivables intercreditor agreements contain certain provisions benefiting holders of indebtedness under our asset-based revolving credit facility, including provisions requiring the trustee and the collateral agent for the first lien notes not to object following the filing of a bankruptcy petition to certain important matters regarding the receivables collateral. After such filing, the value of this collateral could materially deteriorate, and holders of the first lien notes would be unable to raise an objection.

The receivables collateral that secures the first lien notes and guarantees on a lower-priority basis is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our asset-based revolving credit facility, whether on or after the date the first lien notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the first lien notes, as well as the ability of the collateral agent to realize or foreclose on such collateral.

The lien ranking provisions of the indenture and other agreements relating to the collateral securing the 2009 second lien notes limit the rights of holders of the 2009 second lien notes with respect to that collateral, even during an event of default.

The rights of the holders of the 2009 second lien notes with respect to the collateral that secures the 2009 second lien notes and the other second lien on a second-priority or third-priority basis, as the case may be, are substantially limited by the terms of the lien ranking agreements set forth in the indenture and the intercreditor agreement relating to the 2009 second lien notes, even during an event of default. Under the indenture and the intercreditor agreement, at any time that obligations that have the benefit of the higher-priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority and second-priority liens, as applicable, and the holders of the notes secured by lower-priority liens may be adversely affected.

In addition, the indenture and the intercreditor agreement relating to the 2009 second lien notes contain certain provisions benefiting holders of indebtedness under our senior secured credit facilities and the first lien notes, including provisions requiring the trustee and the collateral agent not to object following the filing of a bankruptcy petition to a number of important matters regarding the collateral. After such filing, the value of this collateral could materially deteriorate, and holders of the 2009 second lien notes and the other second lien notes would be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority and second-priority liens, as applicable, to foreclose upon and sell such collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

The collateral that secures the 2009 second lien notes and the other second lien notes and the related guarantees on a lower-priority basis is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our senior secured credit facilities, the collateral agent for our first lien notes and other creditors that have the benefit of higher-priority liens on such collateral from time to time, whether on or after the date the 2009 second lien notes and guarantees were issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the 2009 second lien notes and the other second lien notes as well as the ability of the collateral agent for the second lien notes to realize or foreclose on such collateral.

Even though the holders of the first lien notes benefit from a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control actions with respect to that collateral.

The rights of the holders of the first lien notes with respect to the collateral that secures the first lien notes on a first-priority basis is subject to a first lien intercreditor agreement among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under our cash flow credit facility. Under that intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, will be at the direction of the authorized representative of the lenders under the cash flow credit facility until (1) our obligations under the cash flow credit facility are discharged (which discharge does not include certain refinancings of the cash flow credit facility) or (2) 90 days after the occurrence of an event of default under the indentures governing the first lien notes. Under the circumstances described in clause (2) of the preceding sentence, the authorized representative of the holders of the indebtedness that represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than the cash flow credit facility) and has complied with the applicable notice provisions gains the right to take actions with respect to the collateral.

Even if the authorized representative of a series of first lien notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under the cash flow credit facility) if the lenders’ authorized representative has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, the senior secured credit facilities and the indentures governing the first lien notes permit us to issue additional series of notes that also have a first-priority lien on the same collateral. As explained above, any time that the representative of the lenders under the cash flow credit facility does not have the right to take actions with respect to the collateral pursuant to the first lien intercreditor agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. Even though the outstanding 2019 notes are the largest series of outstanding first lien notes, if we issue additional first lien notes in the future in a greater principal amount than the outstanding 2019 notes, then the authorized representative for those additional notes would be earlier in line to exercise rights under the first lien intercreditor agreement than the authorized representative for the outstanding 2019 notes.

Under the first lien intercreditor agreement, the authorized representative of the holders of the first lien notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the first lien notes would be unable to raise an objection.

The collateral that secures the first lien notes and guarantees on a first-priority basis will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the authorized representative of the lenders under our cash flow credit facility or of a series of first lien notes during any period that such authorized representative controls actions with respect to the collateral pursuant to the first lien intercreditor agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the first lien notes as well as the ability of the collateral agent for the first lien notes to realize or foreclose on such collateral for the benefit of the holders of the first lien notes.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees, except, under certain circumstances, cash transferred to accounts controlled by the administrative agent under our asset-based revolving credit facility.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.”

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture;

•	as to the first lien notes, with respect to any receivables collateral in which the first lien notes have a second-priority lien upon any release by the lenders under our asset-based revolving credit facility of their first-priority security interest in such collateral; provided that, if the release occurs in connection with a foreclosure or exercise of remedies by the collateral agent for the lenders under our asset-based revolving credit facility, the lien on that collateral will be automatically released but any proceeds thereof not used to repay the obligations under our asset-based revolving credit facility will be subject to lien in favor of the collateral agent for the holders of the first lien notes and our cash flow credit facility;

•	as to the first lien notes, with respect to the collateral upon which the first lien notes have a first-priority lien, upon any release in connection with a foreclosure or exercise of remedies with respect to that collateral directed by the authorized representative of the lenders under our cash flow credit facility during any period that such authorized representative controls actions with respect to the collateral pursuant to the first lien intercreditor agreement. Even though the holders of the first lien notes share ratably with the lenders under our cash flow credit facility, the authorized representative of the lenders under our cash flow credit facility will initially control actions with respect to the collateral, whether or not the holders of the notes agree or disagree with those actions. See “— Even though the holders of the first lien notes benefit from a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control actions with respect to that collateral”; and

•	as to the 2009 second lien notes, with respect to any collateral in which the 2009 second lien notes have a second-priority or third-priority lien, upon any release by the lenders under our senior secured credit facilities and the collateral agent for our first lien notes of their first-priority or second-priority security interests in such collateral unless such release occurs in connection with a discharge in full in cash of first lien obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, non-receivables collateral by the first lien secured parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”); provided that, in the case of a Payment Discharge, the lien on any non-receivables collateral disposed of in satisfaction in whole or in part of first lien obligations shall be automatically released, but any proceeds thereof not used for purposes of the discharge of first lien obligations in full in cash or otherwise in accordance with the indentures governing the second lien notes shall be subject to lien in favor of the collateral agent for the 2009 second lien notes and the other second lien notes.

In addition, the guarantee of a subsidiary guarantor will be automatically released to the extent it is released under the senior secured credit facilities or in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

The indentures governing the notes also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indentures governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indentures but not necessarily under our senior secured credit facilities. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other categories of property that are excluded from the collateral.

The indentures governing the notes permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens are automatically excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations as described in “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.” In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. Excluded assets include the assets of our non-guarantor subsidiaries and equity investees, certain capital stock and other securities of our subsidiaries and equity investees, certain properties that do not secure our senior secured credit facilities, certain European collateral that secures our senior secured European term loan facility, deposit accounts, other bank or securities accounts, cash, leaseholds and motor vehicles, and the proceeds from any of the foregoing. Also, the lien on properties defined as “principal properties” under our existing indenture dated as of December 16, 1993, so long as that indenture remains in effect, will be limited to securing a portion of the indebtedness under our cash flow credit facility and the first lien notes that, in the aggregate, does not exceed 10% of our consolidated net tangible assets. These “principal properties” do not secure the 2009 second lien notes or the other second lien notes. See “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.” If an event of default occurs under any series of notes and those notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to any excluded property.

As of December 31, 2009, our non-guarantor subsidiaries accounted for approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the guarantees are secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of any class of notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indentures and the collateral documents relating to each series of notes provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure that series of notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of the February 2009 Notes — Security,” “Description of the April 2009 Notes — Security,” “Description of the August 2009 Notes — Security” and “Description of the March 2010 Notes — Security.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustees or the collateral agents for the notes may not monitor, or we may not inform the trustees or the collateral agents of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agents for the notes have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under the instruments governing that indebtedness. Our failure to repurchase any series of notes upon a change of control would cause a default under the indenture governing that series of notes and a cross-default under the instruments governing our senior secured credit facilities and the indentures governing our other first lien notes and second lien notes. The instruments governing our senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from disposing of security repossessed from such a debtor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral agent for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Moreover, the collateral agents may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agents may decline to foreclose on such collateral or exercise remedies available in respect thereof if they does not receive indemnification to their satisfaction from the holders of the notes.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we were or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment was unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the exchange notes may trade at a discount from the price at which the outstanding notes of the applicable series were initially offered, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

ML Global Private Equity Fund, L.P., ML HCA Co. Invest, L.P. and Merrill Lynch Ventures L.P. 2001 are affiliates of Banc of America Securities LLC, which was one of the initial purchasers of the outstanding notes. As a result of this affiliate relationship, if Banc of America Securities LLC conducts any market making activities with respect to the exchange notes, Banc of America Securities LLC will be required to deliver a market making prospectus when effecting offers and sales of the exchange notes. For as long as a market making prospectus is required to be delivered, the ability of Banc of America Securities LLC to make a market in the exchange notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, Banc of America Securities LLC may be required to discontinue its market making activities without notice.

The outstanding 2017 notes and the outstanding 2019 notes were issued with original issue discount for U.S. federal income tax purposes.

The outstanding 2017 notes and the outstanding 2019 notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to the difference between their stated principal amount and their issue price. U.S. holders of the outstanding 2017 notes and the outstanding 2019 notes will be required to include such difference in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Certain United States Federal Tax Consequences.”

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “continue,” “initiative” or “anticipates” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described or incorporated by reference in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We caution you that the important factors discussed above may not contain all of the material factors that are important to you. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009:

•	on a historical basis;

•	on an as adjusted basis after giving effect to the February 2010 distribution of $1.750 billion to our stockholders on February 5, 2010; and

•	on a further adjusted basis after giving effect to the offering of the outstanding September 2020 notes and the use of proceeds therefrom.

The information in this table should be read in conjunction with “Summary — Recent Developments,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in this prospectus.

	As of December 31, 2009
			As Further
			Adjusted
			for the
		As Adjusted for	Outstanding
		February 2010	September 2020
	Historical	Distribution(1)	Notes Offering
		(Unaudited)	(Unaudited)
	(Dollars in millions)

Cash and cash equivalents	$312	$212	$212

Senior secured credit facilities(2)	$9,702	$11,352	$9,990
First lien notes(3)	2,682	2,682	4,069
Other secured indebtedness(4)	362	362	362
Existing second lien notes(5)	6,078	6,078	6,078

Total senior secured indebtedness	18,824	20,474	20,499
Unsecured indebtedness(6)	6,846	6,846	6,846

Total debt	25,670	27,320	27,345

Stockholders’ deficit attributable to HCA Inc.	(8,986)	(10,736)	(10,736)
Noncontrolling interests	1,008	1,008	1,008

Total stockholders’ deficit	(7,978)	(9,728)	(9,728)

Total capitalization	$17,692	$17,592	$17,617

(1)	On January 27, 2010, our Board of Directors declared a distribution to the Company’s stockholders and holders of vested stock options, which was paid on February 5, 2010. The distribution was $17.50 per share and vested stock option, or approximately $1.750 billion in the aggregate. The distribution was funded using borrowings of approximately $1.650 billion under our existing senior secured credit facilities and approximately $100 million of cash on hand.

(2)	In connection with the Recapitalization, we entered into (i) a $2.000 billion asset-based revolving credit facility with an original six-year maturity (the “asset-based revolving credit facility”) ($715 million outstanding at December 31, 2009 and an additional approximately $1.050 billion was drawn in connection with the February 2010 distribution); (ii) a $2.000 billion senior secured revolving credit facility with an original six-year maturity (the “senior secured revolving credit facility”) (none outstanding at December 31, 2009, without giving effect to outstanding letters of credit, but approximately $600 million of which was drawn in connection with the February 2010 distribution); (iii) a $2.750 billion senior secured term loan A facility with an original six-year maturity ($1.908 billion outstanding at December 31, 2009, and approximately $1.618 billion outstanding after giving effect to the use of the estimated net proceeds of the outstanding September 2020 notes); (iv) an $8.800 billion senior secured term loan B facility with an original seven-year maturity ($6.515 billion outstanding at December 31, 2009, and approximately $5.528 billion outstanding after giving effect to the use of the estimated net proceeds of the offering of the outstanding September 2020 notes); and (v) a €1.000 billion (€394 million, or $564 million-equivalent, outstanding at December 31, 2009, and approximately €335 million, or $479 million-equivalent, outstanding after giving effect to the use of the estimated net proceeds of the offering of the outstanding September 2020 notes), senior secured European term loan facility with an original seven-year maturity. We refer to the facilities described under (ii) through (v) above, collectively, as the “cash flow credit facility” and, together with the asset-based revolving credit facility, the “senior secured credit facilities.”

(3)	In April 2009, we issued $1.500 billion aggregate principal amount of first lien notes at a price of 96.755% of their face value, resulting in $1.451 billion of gross proceeds, which were used to repay obligations under our cash flow credit facility after the payment of related fees and expenses. In August 2009, we issued $1.250 billion aggregate principal amount of first lien notes at a price of 98.254% of their face value, resulting in $1.228 billion of gross proceeds, which were used to repay obligations under our cash flow credit facility after the payment of related fees and expenses. In March 2010, we issued $1.400 billion aggregate principal amount of first lien notes at a price of 99.095% of their face value, resulting in approximately $1.387 billion of gross proceeds, which were used to repay obligations under our cash flow credit facility after the payment of related fees and expenses. In each case, the discount will accrete and be included in interest expense until the applicable first lien notes mature.

(4)	Consists of capital leases and other secured debt with a weighted average interest rate of 6.84%.

(5)	Consists of $4.200 billion of second lien notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016) and $1.578 billion of 9 5/8%/10 3/8% second lien toggle notes (which allow us, at our option, to pay interest in kind during the first five years at the higher interest rate of 10 3/8%) due 2016. In addition, in February 2009 we issued $310 million aggregate principal amount of 9 7/8% second lien notes due 2017 at a price of 96.673% of their face value, resulting in $300 million of gross proceeds, which were used to repay obligations under our cash flow credit facility after payment of related fees and expenses. The discount on the 2009 second lien notes will accrete and be included in interest expense until those 2009 second lien notes mature.

(6)	Consists of (i) an aggregate principal amount of $367 million medium-term notes with maturities ranging from 2010 to 2025 and a weighted average interest rate of 8.42%; (ii) an aggregate principal amount of $886 million debentures with maturities ranging from 2015 to 2095 and a weighted average interest rate of 7.55%; (iii) an aggregate principal amount of $5.407 billion senior notes with maturities ranging from 2010 to 2033 and a weighted average interest rate of 6.79%; (iv) £121 million ($196 million-equivalent at December 31, 2009) aggregate principal amount of 8.75% senior notes due 2010; and (v) $10 million of unamortized debt discounts that reduce the existing indebtedness. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

SELECTED FINANCIAL DATA

The following table sets forth selected financial data of HCA Inc. as of the dates and for the periods indicated. The selected financial data as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected financial data as of December 31, 2007, 2006 and 2005 and for the two years in the period ended December 31, 2006 presented in this table have been derived from our audited consolidated financial statements that are not included in this prospectus.

The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	As of and for the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in millions)

Summary of Operations:
Revenues	$30,052	$28,374	$26,858	$25,477	$24,455

Salaries and benefits	11,958	11,440	10,714	10,409	9,928
Supplies	4,868	4,620	4,395	4,322	4,126
Other operating expenses	4,724	4,554	4,233	4,056	4,034
Provision for doubtful accounts	3,276	3,409	3,130	2,660	2,358
Equity in earnings of affiliates	(246)	(223)	(206)	(197)	(221)
Gains on sales of investments	—	—	—	(243)	(53)
Depreciation and amortization	1,425	1,416	1,426	1,391	1,374
Interest expense	1,987	2,021	2,215	955	655
Losses (gains) on sales of facilities	15	(97)	(471)	(205)	(78)
Impairment of long-lived assets	43	64	24	24	—
Transaction costs	—	—	—	442	—

	28,050	27,204	25,460	23,614	22,123

Income before income taxes	2,002	1,170	1,398	1,863	2,332
Provision for income taxes	627	268	316	626	730

Net income	1,375	902	1,082	1,237	1,602
Net income attributable to noncontrolling interests	321	229	208	201	178

Net income attributable to HCA Inc.	$1,054	$673	$874	$1,036	$1,424

Financial Position:
Assets	$24,131	$24,280	$24,025	$23,675	$22,225
Working capital	2,264	2,391	2,356	2,502	1,320
Long-term debt, including amounts due within one year	25,670	26,989	27,308	28,408	10,475
Equity securities with contingent redemption rights	147	155	164	125	—
Noncontrolling interests	1,008	995	938	907	828
Stockholders’ (deficit) equity	(7,978)	(9,260)	(9,600)	(10,467)	5,691

	As of and for the Years Ended December 31,
	2009		2008		2007		2006		2005
	(Dollars in millions)

Cash Flow Data:
Cash provided by operating activities	$2,747		$1,990		$1,564		$1,988		$3,162
Cash used in investing activities	(1,035)		(1,467)		(479)		(1,307)		(1,681)
Cash used in financing activities	(1,865)		(451)		(1,326)		(383)		(1,403)
Other Financial Data:
Capital expenditures	$1,317		$1,600		$1,444		$1,865		$1,592
Ratio of earnings to fixed charges(a)	1.91	x	1.52	x	1.57	x	2.61	x	3.85	x
Operating Data:
Number of hospitals at end of period(b)	155		158		161		166		175
Number of freestanding outpatient surgical centers at end of period(c)	97		97		99		98		87
Number of licensed beds at end of period(d)	38,839		38,504		38,405		39,354		41,265
Weighted average licensed beds(e)	38,825		38,422		39,065		40,653		41,902
Admissions(f)	1,556,500		1,541,800		1,552,700		1,610,100		1,647,800
Equivalent admissions(g)	2,439,000		2,363,600		2,352,400		2,416,700		2,476,600
Average length of stay (days)(h)	4.8		4.9		4.9		4.9		4.9
Average daily census(i)	20,650		20,795		21,049		21,688		22,225
Occupancy(j)	53%		54%		54%		53%		53%
Emergency room visits(k)	5,593,500		5,246,400		5,116,100		5,213,500		5,415,200
Outpatient surgeries(l)	794,600		797,400		804,900		820,900		836,600
Inpatient surgeries(m)	494,500		493,100		516,500		533,100		541,400
Days revenues in accounts receivable(n)	45		49		53		53		50
Gross patient revenues(o)	$115,682		$102,843		$92,429		$84,913		$78,662
Outpatient revenues as a % of patient revenues(p)	38%		37%		37%		36%		36%

(a)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income attributable to noncontrolling interests and income taxes plus fixed charges, exclusive of capitalized interest. Fixed charges include cash and noncash interest expense, whether expensed or capitalized, amortization of debt issuance cost, and the portion of rent expense representative of the interest factor.

(b)	Excludes eight facilities in 2009, 2008 and 2007 and seven facilities in 2006 and 2005 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(c)	Excludes eight facilities in 2009 and 2008, nine facilities in 2007 and 2006 and seven facilities in 2005 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(d)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(e)	Weighted average licensed beds represents the average number of licensed beds, weighted based on periods owned.

(f)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(g)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(h)	Represents the average number of days admitted patients stay in our hospitals.

(i)	Represents the average number of patients in our hospital beds each day.

(j)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(k)	Represents the number of patients treated in our emergency rooms.

(l)	Represents the number of surgeries performed on patients who were not admitted to our hospitals. Pain management and endoscopy procedures are not included in outpatient surgeries.

(m)	Represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management and endoscopy procedures are not included in inpatient surgeries.

(n)	Revenues per day is calculated by dividing the revenues for the period by the days in the period. Days revenues in accounts receivable is then calculated as accounts receivable, net of the allowance for doubtful accounts, at the end of the period divided by revenues per day.

(o)	Gross patient revenues are based upon our standard charge listing. Gross charges/revenues typically do not reflect what our hospital facilities are paid. Gross charges/revenues are reduced by contractual adjustments, discounts and charity care to determine reported revenues.

(p)	Represents the percentage of patient revenues related to patients who are not admitted to our hospitals.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition with “Selected Financial Data” and the audited consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

You also should read the following discussion of our results of operations and financial condition with “Business — Business Drivers and Measures” for a discussion of certain of our important financial policies and objectives; performance measures and operational factors we use to evaluate our financial condition and operating performance; and our business segments.

Overview

We are one of the leading health care services companies in the United States. At December 31, 2009, we operated 163 hospitals, comprised of 157 general, acute care hospitals; five psychiatric hospitals; and one rehabilitation hospital. The 163 hospital total includes eight hospitals (seven general, acute care hospitals and one rehabilitation hospital) owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. In addition, we operated 105 freestanding surgery centers, eight of which are owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. Our facilities are located in 20 states and England. For the year ended December 31, 2009, we generated revenues of $30.052 billion and net income attributable to HCA Inc. of $1.054 billion.

2009 Operations Summary

Net income attributable to HCA Inc. totaled $1.054 billion for 2009, compared to $673 million for 2008. The 2009 results include losses on sales of facilities of $15 million and impairments of long-lived assets of $43 million. The 2008 results include gains on sales of facilities of $97 million and impairments of long-lived assets of $64 million.

Revenues increased to $30.052 billion for 2009 from $28.374 billion for 2008. Revenues increased 5.9% on a consolidated basis and 6.1% on a same facility basis for 2009, compared to 2008. The consolidated revenues increase can be attributed to the combined impact of a 2.6% increase in revenue per equivalent admission and a 3.2% increase in equivalent admissions. The same facility revenues increase resulted from a 2.6% increase in same facility revenue per equivalent admission and a 3.4% increase in same facility equivalent admissions.

During 2009, consolidated admissions increased 1.0% and same facility admissions increased 1.2%, compared to 2008. Inpatient surgical volumes increased 0.3% on a consolidated basis and increased 0.5% on a same facility basis during 2009, compared to 2008. Outpatient surgical volumes declined 0.4% on a consolidated basis and declined 0.1% on a same facility basis during 2009, compared to 2008. Emergency department visits increased 6.6% on a consolidated basis and increased 7.0% on a same facility basis during 2009, compared to 2008.

For 2009, the provision for doubtful accounts declined to 10.9% of revenues from 12.0% of revenues for 2008. The combined self-pay revenue deductions for charity care and uninsured discounts increased $1.486 billion for 2009, compared to 2008. The sum of the provision for doubtful accounts, uninsured discounts and charity care, as a percentage of the sum of net revenues, uninsured discounts and charity care, was 23.8% for 2009, compared to 21.9% for 2008. Same facility uninsured admissions increased 4.7% and same facility uninsured emergency room visits increased 6.5% for 2009, compared to 2008.

Interest expense totaled $1.987 billion for 2009, compared to $2.021 billion for 2008. The $34 million decline in interest expense for 2009 was due to a reduction in the average debt balance offsetting an increase in the average interest rate.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Our estimates are based on historical experience and various other assumptions we believe are reasonable under the circumstances. We evaluate our estimates on an ongoing basis and make changes to the estimates and related disclosures as experience develops or new information becomes known. Actual results may differ from these estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenues

Revenues are recorded during the period the health care services are provided, based upon the estimated amounts due from payers. Estimates of contractual allowances under managed care health plans are based upon the payment terms specified in the related contractual agreements. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The estimated reimbursement amounts are made on a payer-specific basis and are recorded based on the best information available regarding management’s interpretation of the applicable laws, regulations and contract terms. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals. We have invested significant resources to refine and improve our computerized billing systems and the information system data used to make contractual allowance estimates. We have developed standardized calculation processes and related training programs to improve the utility of our patient accounting systems.

The Emergency Medical Treatment and Active Labor Act (“EMTALA”) requires any hospital participating in the Medicare program to conduct an appropriate medical screening examination of every person who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. Federal and state laws and regulations, including but not limited to EMTALA, require, and our commitment to providing quality patient care encourages, the provision of services to patients who are financially unable to pay for the health care services they receive. The Health Reform Legislation requires health plans to reimburse hospitals for emergency services provided to enrollees without prior authorization and without regard to whether a participating provider contract is in place. Further, the Health Reform Legislation contains provisions that seek to decrease the number of uninsured individuals, including requirements, which do not become effective until 2014, for individuals to obtain, and employers to provide, insurance coverage. These mandates may reduce the financial impact of screening for and stabilizing emergency medical conditions. However, it is difficult to predict the full impact of the Health Reform Legislation due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment.

We do not pursue collection of amounts related to patients who meet our guidelines to qualify as charity care; therefore, they are not reported in revenues. Patients treated at our hospitals for nonelective care, who have income at or below 200% of the federal poverty level, are eligible for charity care. The federal poverty level is established by the federal government and is based on income and family size. We provide discounts from our gross charges to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans.

Due to the complexities involved in the classification and documentation of health care services authorized and provided, the estimation of revenues earned and the related reimbursement are often subject to interpretations that could result in payments that are different from our estimates. Adjustments to estimated Medicare and Medicaid reimbursement amounts and disproportionate-share funds, which resulted in net increases to revenues, related primarily to cost reports filed during the respective year were $40 million, $32 million and $47 million in 2009, 2008 and 2007, respectively. The adjustments to estimated reimbursement amounts, which resulted in net increases to revenues, related primarily to cost reports filed during previous years were $60 million, $35 million and $83 million in 2009, 2008 and 2007, respectively. We expect adjustments during the next 12 months related to Medicare and Medicaid cost report filings and settlements and disproportionate-share funds will result in increases to revenues within generally similar ranges.

Provision for Doubtful Accounts and the Allowance for Doubtful Accounts

The collection of outstanding receivables from Medicare, managed care payers, other third-party payers and patients is our primary source of cash and is critical to our operating performance. The primary collection risks relate to uninsured patient accounts, including patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. The provision for doubtful accounts and the allowance for doubtful accounts relate primarily to amounts due directly from patients. An estimated allowance for doubtful accounts is recorded for all uninsured accounts, regardless of the aging of those accounts. Accounts are written off when all reasonable internal and external collection efforts have been performed. Our collection policies include a review of all accounts against certain standard collection criteria, upon completion of our internal collection efforts. Accounts determined to possess positive collectibility attributes are forwarded to a secondary external collection agency and the other accounts are written off. The accounts that are not collected by the secondary external collection agency are written off when they are returned to us by the collection agency (usually within 12 months). Writeoffs are based upon specific identification and the writeoff process requires a writeoff adjustment entry to the patient accounting system. We do not pursue collection of amounts related to patients that meet our guidelines to qualify as charity care.

The amount of the provision for doubtful accounts is based upon management’s assessment of historical writeoffs and expected net collections, business and economic conditions, trends in federal, state, and private employer health care coverage and other collection indicators. Management relies on the results of detailed reviews of historical writeoffs and recoveries at facilities that represent a majority of our revenues and accounts receivable (the “hindsight analysis”) as a primary source of information in estimating the collectibility of our accounts receivable. We perform the hindsight analysis quarterly, utilizing rolling twelve-months accounts receivable collection and writeoff data. We believe our quarterly updates to the estimated allowance for doubtful accounts at each of our hospital facilities provide reasonable valuations of our accounts receivable. These routine, quarterly changes in estimates have not resulted in material adjustments to our allowance for doubtful accounts, provision for doubtful accounts or period-to-period comparisons of our results of operations. At December 31, 2009 and 2008, the allowance for doubtful accounts represented approximately 94% and 92%, respectively, of the $5.176 billion and $5.148 billion, respectively, patient due accounts receivable balance. The patient due accounts receivable balance represents the estimated uninsured portion of our accounts receivable. The estimated uninsured portion of Medicaid pending and uninsured discount pending accounts is included in our patient due accounts receivable balance.

The revenue deductions related to uninsured accounts (charity care and uninsured discounts) generally have the inverse effect on the provision for doubtful accounts. To quantify the total impact of and trends related to uninsured accounts, we believe it is beneficial to view these revenue deductions and provision for doubtful accounts in combination, rather than each separately. A summary of these amounts for the years ended December 31, follows (dollars in millions):

	2009	2008	2007

Provision for doubtful accounts	$3,276	$3,409	$3,130
Uninsured discounts	2,935	1,853	1,474
Charity care	2,151	1,747	1,530

Totals	$8,362	$7,009	$6,134

The provision for doubtful accounts, as a percentage of revenues, increased from 11.7% for 2007 to 12.0% for 2008 and declined to 10.9% for 2009. However, the sum of the provision for doubtful accounts, uninsured discounts and charity care, as a percentage of the sum of net revenues, uninsured discounts and charity care increased from 20.5% for 2007 to 21.9% for 2008 and to 23.8% for 2009.

Days revenues in accounts receivable were 45 days, 49 days and 53 days at December 31, 2009, 2008 and 2007, respectively. Management expects a continuation of the challenges related to the collection of the patient due accounts. Adverse changes in the percentage of our patients having adequate health care coverage, general economic conditions, patient accounting service center operations, payer mix, or trends in federal, state, and private employer health care coverage could affect the collection of accounts receivable, cash flows and results of operations.

The approximate breakdown of accounts receivable by payer classification as of December 31, 2009 and 2008 is set forth in the following table:

	% of Accounts Receivable
	Under 91 Days	91—180 Days	Over 180 Days

Accounts receivable aging at December 31, 2009:
Medicare and Medicaid	12%	1%	1%
Managed care and other insurers	18	4	4
Uninsured	13	8	39

Total	43%	13%	44%

Accounts receivable aging at December 31, 2008:
Medicare and Medicaid	10%	1%	2%
Managed care and other insurers	17	4	3
Uninsured	21	9	33

Total	48%	14%	38%

Professional Liability Claims

We, along with virtually all health care providers, operate in an environment with professional liability risks. Our facilities are insured by our wholly-owned insurance subsidiary for losses up to $50 million per occurrence, subject to a $5 million per occurrence self-insured retention. We purchase excess insurance on a claims-made basis for losses in excess of $50 million per occurrence. Our professional liability reserves, net of receivables under reinsurance contracts, do not include amounts for any estimated losses covered by our excess insurance coverage. Provisions for losses related to professional liability risks were $211 million, $175 million and $163 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Reserves for professional liability risks represent the estimated ultimate cost of all reported and unreported losses incurred through the respective consolidated balance sheet dates. The estimated ultimate cost includes estimates of direct expenses and fees paid to outside counsel and experts, but does not include the general overhead costs of our insurance subsidiary or corporate office. Individual case reserves are established based upon the particular circumstances of each reported claim and represent our estimates of the future costs that will be paid on reported claims. Case reserves are reduced as claim payments are made and are adjusted upward or downward as our estimates regarding the amounts of future losses are revised. Once the case reserves for known claims are determined, information is stratified by loss layers and retentions, accident years, reported years, and geographic location of our hospitals. Several actuarial methods are employed to utilize this data to produce estimates of ultimate losses and reserves for incurred but not reported claims, including: paid and incurred extrapolation methods utilizing paid and incurred loss development to estimate ultimate losses; frequency and severity methods utilizing paid and incurred claims development to estimate ultimate average frequency (number of claims) and ultimate average severity (cost per claim); and Bornhuetter-Ferguson methods which add expected development to actual paid or incurred experience to estimate ultimate losses. These methods use our company-specific historical claims data and other information. Company-specific claim reporting and settlement data collected over an approximate 20-year period is used in our reserve estimation process. This company-specific data includes information regarding our business, including historical paid losses and loss adjustment expenses, historical and current case loss reserves, actual and projected hospital statistical data, professional liability retentions for each policy year, geographic information and other data.

Reserves and provisions for professional liability risks are based upon actuarially determined estimates. The estimated reserve ranges, net of amounts receivable under reinsurance contracts, were $1.024 billion to $1.270 billion at December 31, 2009 and $1.102 billion to $1.332 billion at December 31, 2008. Our estimated reserves for professional liability claims may change significantly if future claims differ from expected trends. We perform sensitivity analyses which model the volatility of key actuarial assumptions and monitor our reserves for adequacy relative to all our assumptions in the aggregate. Based on our analysis, we believe the estimated professional liability reserve ranges represent the reasonably likely outcomes for ultimate losses. We consider the number and severity of claims to be the most significant assumptions in estimating reserves for professional liabilities. A 2% change in the expected frequency trend could be reasonable likely and would increase the reserve estimate by $16 million or reduce the reserve estimate by $15 million. A 2% change in the expected claim severity trend could be reasonably likely and would increase the reserve estimate by $69 million or reduce the reserve estimate by $63 million. We believe adequate reserves have been recorded for our professional liability claims; however, due to the complexity of the claims, the extended period of time to settle the claims and the wide range of potential outcomes, our ultimate liability for professional liability claims could change by more than the estimated sensitivity amounts and could change materially from our current estimates.

The reserves for professional liability risks cover approximately 2,600 and 2,800 individual claims at December 31, 2009 and 2008, respectively, and estimates for unreported potential claims. The time period required to resolve these claims can vary depending upon the jurisdiction and whether the claim is settled or litigated. The average time period between the occurrence and payment of final settlement for our professional liability claims is approximately five years, although the facts and circumstances of each individual claim can result in an occurrence-to-settlement timeframe that varies from this average. The estimation of the timing of payments beyond a year can vary significantly.

Reserves for professional liability risks were $1.322 billion and $1.387 billion at December 31, 2009 and 2008, respectively. The current portion of these reserves, $265 million and $279 million at December 31, 2009 and 2008, respectively, is included in “other accrued expenses.” Obligations covered by reinsurance contracts are included in the reserves for professional liability risks, as the insurance subsidiary remains liable to the extent reinsurers do not meet their obligations. Reserves for professional liability risks (net of $53 million and $57 million receivable under reinsurance contracts at December 31, 2009 and 2008, respectively) were $1.269 billion and $1.330 billion at December 31, 2009 and 2008, respectively. The estimated total net reserves for professional liability risks at December 31, 2009 and 2008 are comprised of $680 million and $724 million, respectively, of case reserves for known claims and $589 million and $606 million, respectively, of reserves for incurred but not reported claims.

Changes in our professional liability reserves, net of reinsurance recoverable, for the years ended December 31, are summarized in the following table (dollars in millions):

	2009	2008	2007

Net reserves for professional liability claims, January 1	$1,330	$1,469	$1,542
Provision for current year claims	258	239	214
Favorable development related to prior years’ claims	(47)	(64)	(51)

Total provision	211	175	163

Payments for current year claims	4	7	4
Payments for prior years’ claims	268	307	232

Total claim payments	272	314	236

Net reserves for professional liability claims, December 31	$1,269	$1,330	$1,469

The favorable development related to prior years’ claims resulted from declining claim frequency and moderating claim severity trends. We believe these favorable trends are primarily attributable to tort reforms enacted in key states, particularly Texas, and our risk management and patient safety initiatives, particularly in the area of obstetrics.

Income Taxes

We calculate our provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences that arise from the recognition of items in different periods for tax and accounting purposes. Deferred tax assets generally represent the tax effects of amounts expensed in our income statement for which tax deductions will be claimed in future periods.

Although we believe we have properly reported taxable income and paid taxes in accordance with applicable laws, federal, state or international taxing authorities may challenge our tax positions upon audit. Significant judgment is required in determining and assessing the impact of uncertain tax positions. We report a liability for unrecognized tax benefits from uncertain tax positions taken or expected to be taken in our income tax return. During each reporting period, we assess the facts and circumstances related to uncertain tax positions. If the realization of unrecognized tax benefits is deemed probable based upon new facts and circumstances, the estimated liability and the provision for income taxes are reduced in the current period. Final audit results may vary from our estimates.

Results of Operations

Revenue/Volume Trends

Our revenues depend upon inpatient occupancy levels, the ancillary services and therapy programs ordered by physicians and provided to patients, the volume of outpatient procedures and the charge and negotiated payment rates for such services. Gross charges typically do not reflect what our facilities are actually paid. Our facilities have entered into agreements with third-party payers, including government programs and managed care health plans, under which the facilities are paid based upon the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from gross charges. We do not pursue collection of amounts related to patients who meet our guidelines to qualify for charity care; therefore, they are not reported in revenues. We provide discounts to uninsured patients who do not qualify for Medicaid or charity care that are similar to the discounts provided to many local managed care plans.

Revenues increased 5.9% to $30.052 billion for 2009 from $28.374 billion for 2008 and increased 5.6% for 2008 from $26.858 billion for 2007. The increase in revenues in 2009 can be primarily attributed to the combined impact of a 2.6% increase in revenue per equivalent admission and a 3.2% increase in equivalent admissions compared to the prior year. The increase in revenues in 2008 can be primarily attributed to the combined impact of a 5.2% increase in revenue per equivalent admission and a 0.5% increase in equivalent admissions compared to 2007.

Consolidated admissions increased 1.0% in 2009 compared to 2008 and declined 0.7% in 2008 compared to 2007. Consolidated inpatient surgeries increased 0.3% and consolidated outpatient surgeries declined 0.4% during 2009 compared to 2008. Consolidated inpatient surgeries declined 4.5% and consolidated outpatient surgeries declined 0.9% during 2008 compared to 2007. Consolidated emergency department visits increased 6.6% during 2009 compared to 2008 and increased 2.5% during 2008 compared to 2007.

Same facility revenues increased 6.1% for the year ended December 31, 2009 compared to the year ended December 31, 2008 and increased 7.0% for the year ended December 31, 2008 compared to the year ended December 31, 2007. The 6.1% increase for 2009 can be primarily attributed to the combined impact of a 2.6% increase in same facility revenue per equivalent admission and a 3.4% increase in same facility equivalent admissions. The 7.0% increase for 2008 can be primarily attributed to the combined impact of a 5.1% increase in same facility revenue per equivalent admission and a 1.9% increase in same facility equivalent admissions.

Same facility admissions increased 1.2% in 2009 compared to 2008 and increased 0.9% in 2008 compared to 2007. Same facility inpatient surgeries increased 0.5% and same facility outpatient surgeries declined 0.1% during 2009 compared to 2008. Same facility inpatient surgeries declined 0.5% and same facility outpatient surgeries declined 0.2% during 2008 compared to 2007. Same facility emergency department visits increased 7.0% during 2009 compared to 2008 and increased 3.6% during 2008 compared to 2007.

Same facility uninsured emergency room visits increased 6.5% and same facility uninsured admissions increased 4.7% during 2009 compared to 2008. Same facility uninsured emergency room visits increased 4.5% and same facility uninsured admissions increased 1.7% during 2008 compared to 2007. Management believes same facility uninsured emergency department visits and same facility uninsured admissions could continue to increase during 2010 if the adverse general economic and unemployment trends continue.

Admissions related to Medicare, managed Medicare, Medicaid, managed Medicaid, managed care and other insurers and the uninsured for the years ended December 31, 2009, 2008 and 2007 are set forth below.

	Years Ended December 31,
	2009	2008	2007

Medicare	34%	35%	35%
Managed Medicare	10	9	7
Medicaid	9	8	8
Managed Medicaid	7	7	7
Managed care and other insurers	34	35	37
Uninsured	6	6	6

	100%	100%	100%

The approximate percentages of our inpatient revenues related to Medicare, managed Medicare, Medicaid, managed Medicaid, managed care plans and other insurers and the uninsured for the years ended December 31, 2009, 2008 and 2007 are set forth below.

	Years Ended December 31,
	2009	2008	2007

Medicare	31%	31%	32%
Managed Medicare	8	8	7
Medicaid	8	7	7
Managed Medicaid	4	4	4
Managed care and other insurers	44	44	44
Uninsured	5	6	6

	100%	100%	100%

At December 31, 2009, we owned and operated 38 hospitals and 33 surgery centers in the state of Florida. Our Florida facilities’ revenues totaled $7.343 billion and $7.099 billion for the years ended December 31, 2009 and 2008, respectively. At December 31, 2009, we owned and operated 35 hospitals and 23 surgery centers in the state of Texas. Our Texas facilities’ revenues totaled $8.042 billion and $7.351 billion for the years ended December 31, 2009 and 2008, respectively. During 2009 and 2008, 57% and 55%, respectively, of our admissions and 51% of our revenues were generated by our Florida and Texas facilities. Uninsured admissions in Florida and Texas represented 64% and 63% of our uninsured admissions during 2009 and 2008, respectively.

We provided $2.151 billion, $1.747 billion and $1.530 billion of charity care (amounts are based upon our gross charges) during the years ended December 31, 2009, 2008 and 2007, respectively. We provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans and totaled $2.935 billion, $1.853 billion and $1.474 billion for the years ended December 31, 2009, 2008 and 2007, respectively.

We receive a significant portion of our revenues from government health programs, principally Medicare and Medicaid, which are highly regulated and subject to frequent and substantial changes. We have increased the indigent care services we provide in several communities in the state of Texas, in affiliation with other hospitals. The state of Texas has been involved in the effort to increase the indigent care provided by private hospitals. As a result of this additional indigent care provided by private hospitals, public hospital districts or counties in Texas have available funds that were previously devoted to indigent care. The public hospital districts or counties are under no contractual or legal obligation to provide such indigent care. The public hospital districts or counties have elected to transfer some portion of these available funds to the state’s Medicaid program. Such action is at the sole discretion of the public hospital districts or counties. It is anticipated that these contributions to the state will be matched with federal Medicaid funds. The state then may make supplemental payments to hospitals in the state for Medicaid services rendered. Hospitals receiving Medicaid supplemental payments may include those that are providing additional indigent care services. Such payments must be within the federal UPL established by federal regulation. Our Texas Medicaid revenues included $474 million, $262 million and $232 million during 2009, 2008 and 2007, respectively, of Medicaid supplemental payments pursuant to UPL programs.

Operating Results Summary

The following are comparative summaries of operating results for the years ended December 31, 2009, 2008 and 2007 (dollars in millions):

	2009		2008		2007
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Revenues	$30,052	100.0	$28,374	100.0	$26,858	100.0

Salaries and benefits	11,958	39.8	11,440	40.3	10,714	39.9
Supplies	4,868	16.2	4,620	16.3	4,395	16.4
Other operating expenses	4,724	15.7	4,554	16.1	4,233	15.7
Provision for doubtful accounts	3,276	10.9	3,409	12.0	3,130	11.7
Equity in earnings of affiliates	(246)	(0.8)	(223)	(0.8)	(206)	(0.8)
Depreciation and amortization	1,425	4.8	1,416	5.0	1,426	5.4
Interest expense	1,987	6.6	2,021	7.1	2,215	8.2
Losses (gains) on sales of facilities	15	—	(97)	(0.3)	(471)	(1.8)
Impairment of long-lived assets	43	0.1	64	0.2	24	0.1

	28,050	93.3	27,204	95.9	25,460	94.8

Income before income taxes	2,002	6.7	1,170	4.1	1,398	5.2
Provision for income taxes	627	2.1	268	0.9	316	1.1

Net income	1,375	4.6	902	3.2	1,082	4.1
Net income attributable to noncontrolling interests	321	1.1	229	0.8	208	0.8

Net income attributable to HCA Inc.	$1,054	3.5	$673	2.4	$874	3.3

% changes from prior year:
Revenues	5.9%		5.6%		5.4%
Income before income taxes	71.1		(16.3)		(25.0)
Net income attributable to HCA Inc.	56.7		(23.0)		(15.7)
Admissions(a)	1.0		(0.7)		(3.6)
Equivalent admissions(b)	3.2		0.5		(2.7)
Revenue per equivalent admission	2.6		5.2		8.3
Same facility % changes from prior year(c):
Revenues	6.1		7.0		7.4
Admissions(a)	1.2		0.9		(1.3)
Equivalent admissions(b)	3.4		1.9		(0.7)
Revenue per equivalent admission	2.6		5.1		8.1

(a)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(b)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(c)	Same facility information excludes the operations of hospitals and their related facilities that were either acquired, divested or removed from service during the current and prior year.

Years Ended December 31, 2009 and 2008

Net income attributable to HCA Inc. totaled $1.054 billion for the year ended December 31, 2009 compared to $673 million for the year ended December 31, 2008. Financial results for 2009 include losses on sales of facilities of $15 million and asset impairment charges of $43 million. Financial results for 2008 include gains on sales of facilities of $97 million and asset impairment charges of $64 million.

Revenues increased 5.9% to $30.052 billion for 2009 from $28.374 billion for 2008. The increase in revenues was due primarily to the combined impact of a 2.6% increase in revenue per equivalent admission and a 3.2% increase in equivalent admissions compared to 2008. Same facility revenues increased 6.1% due primarily to the combined impact of a 2.6% increase in same facility revenue per equivalent admission and a 3.4% increase in same facility equivalent admissions compared to 2008.

During 2009, consolidated admissions increased 1.0% and same facility admissions increased 1.2% for 2009, compared to 2008. Consolidated inpatient surgical volumes increased 0.3%, and same facility inpatient surgeries increased 0.5% during 2009 compared to 2008. Consolidated outpatient surgical volumes declined 0.4%, and same facility outpatient surgeries declined 0.1% during 2009 compared to 2008. Emergency department visits increased 6.6% on a consolidated basis and increased 7.0% on a same facility basis during 2009 compared to 2008.

Salaries and benefits, as a percentage of revenues, were 39.8% in 2009 and 40.3% in 2008. Salaries and benefits per equivalent admission increased 1.3% in 2009 compared to 2008. Same facility labor rate increases averaged 3.7% for 2009 compared to 2008.

Supplies, as a percentage of revenues, were 16.2% in 2009 and 16.3% in 2008. Supply costs per equivalent admission increased 2.1% in 2009 compared to 2008. Same facility supply costs increased 5.9% for medical devices, 4.0% for pharmacy supplies, 7.1% for blood products and 7.0% for general medical and surgical items in 2009 compared to 2008.

Other operating expenses, as a percentage of revenues, declined to 15.7% in 2009 from 16.1% in 2008. Other operating expenses are primarily comprised of contract services, professional fees, repairs and maintenance, rents and leases, utilities, insurance (including professional liability insurance) and nonincome taxes. The overall decline in other operating expenses, as a percentage of revenues, is comprised of relatively small reductions in several areas, including utilities, employee recruitment and travel and entertainment. Other operating expenses include $248 million and $144 million of indigent care costs in certain Texas markets during 2009 and 2008, respectively. Provisions for losses related to professional liability risks were $211 million and $175 million for 2009 and 2008, respectively.

Provision for doubtful accounts declined $133 million, from $3.409 billion in 2008 to $3.276 billion in 2009, and as a percentage of revenues, declined to 10.9% for 2009 from 12.0% in 2008. The provision for doubtful accounts and the allowance for doubtful accounts relate primarily to uninsured amounts due directly from patients. The decline in the provision for doubtful accounts can be attributed to the $1.486 billion increase in the combined self-pay revenue deductions for charity care and uninsured discounts during 2009, compared to 2008. The sum of the provision for doubtful accounts, uninsured discounts and charity care, as a percentage of the sum of net revenues, uninsured discounts and charity care, was 23.8% for 2009, compared to 21.9% for 2008. At December 31, 2009, our allowance for doubtful accounts represented approximately 94% of the $5.176 billion total patient due accounts receivable balance, including accounts, net of estimated contractual discounts, related to patients for which eligibility for Medicaid coverage or uninsured discounts was being evaluated.

Equity in earnings of affiliates increased from $223 million for 2008 to $246 million for 2009. Equity in earnings of affiliates relates primarily to our Denver, Colorado market joint venture.

Depreciation and amortization decreased, as a percentage of revenues, to 4.8% in 2009 from 5.0% in 2008. Depreciation expense was $1.419 billion for 2009 and $1.412 billion for 2008.

Interest expense decreased to $1.987 billion for 2009 from $2.021 billion for 2008. The decrease in interest expense was due to reductions in the average debt balance. Our average debt balance was

$26.267 billion for 2009 compared to $27.211 billion for 2008. The average interest rate for our long-term debt increased from 7.4% for 2008 to 7.6% for 2009.

Net losses on sales of facilities were $15 million for 2009 and included $8 million of net losses on the sales of three hospital facilities and $7 million of net losses on sales of real estate and other health care entity investments. Gains on sales of facilities were $97 million for 2008 and included $81 million of gains on the sales of two hospital facilities and $16 million of net gains on sales of real estate and other health care entity investments.

Impairments of long-lived assets were $43 million for 2009 and included $19 million related to goodwill and $24 million related to property and equipment. Impairments of long-lived assets were $64 million for 2008 and included $48 million related to goodwill and $16 million related to property and equipment.

The effective tax rate was 37.3% and 28.5% for 2009 and 2008, respectively. The effective tax rate computations exclude net income attributable to noncontrolling interests as it relates to consolidated partnerships. Primarily as a result of reaching a settlement with the IRS Appeals Division and the revision of the amount of a proposed IRS adjustment related to prior taxable periods, we reduced our provision for income taxes by $69 million in 2008. Excluding the effect of these adjustments, the effective tax rate for 2008 would have been 35.8%.

Net income attributable to noncontrolling interests increased from $229 million for 2008 to $321 million for 2009. The increase in net income attributable to noncontrolling interests related primarily to growth in operating results of hospital joint ventures in two Texas markets.

Years Ended December 31, 2008 and 2007

Net income attributable to HCA Inc. totaled $673 million for the year ended December 31, 2008 compared to $874 million for the year ended December 31, 2007. Financial results for 2008 include gains on sales of facilities of $97 million and asset impairment charges of $64 million. Financial results for 2007 include gains on sales of facilities of $471 million and an asset impairment charge of $24 million.

Revenues increased 5.6% to $28.374 billion for 2008 from $26.858 billion for 2007. The increase in revenues was due primarily to the combined impact of a 5.2% increase in revenue per equivalent admission and a 0.5% increase in equivalent admissions compared to 2007. Same facility revenues increased 7.0% due primarily to the combined impact of a 5.1% increase in same facility revenue per equivalent admission and a 1.9% increase in same facility equivalent admissions compared to 2007.

During 2008, consolidated admissions declined 0.7% and same facility admissions increased 0.9%, compared to 2007. Inpatient surgical volumes declined 4.5% on a consolidated basis and same facility inpatient surgeries declined 0.5% during 2008 compared to 2007. Outpatient surgical volumes declined 0.9% on a consolidated basis and same facility outpatient surgeries declined 0.2% during 2008 compared to 2007. Emergency department visits increased 2.5% on a consolidated basis and increased 3.6% on a same facility basis during 2008 compared to 2007.

Salaries and benefits, as a percentage of revenues, were 40.3% in 2008 and 39.9% in 2007. Salaries and benefits per equivalent admission increased 6.3% in 2008 compared to 2007. Same facility labor rate increases averaged 5.1% for 2008 compared to 2007.

Supplies, as a percentage of revenues, were 16.3% in 2008 and 16.4% in 2007. Supply costs per equivalent admission increased 4.5% in 2008 compared to 2007. Same facility supply costs increased 8.0% for medical devices, 2.8% for pharmacy supplies, 18.7% for blood products and 6.6% for general medical and surgical items in 2008 compared to 2007.

Other operating expenses, as a percentage of revenues, increased to 16.1% in 2008 from 15.7% in 2007. Other operating expenses are primarily comprised of contract services, professional fees, repairs and maintenance, rents and leases, utilities, insurance (including professional liability insurance) and nonincome taxes. Increases in professional fees paid to hospitalists, emergency room physicians and anesthesiologists represented 20 basis points of the 2008 increase in other operating expenses. Other operating expenses include

$144 million and $187 million of indigent care costs in certain Texas markets during 2008 and 2007, respectively. Provisions for losses related to professional liability risks were $175 million and $163 million for 2008 and 2007, respectively.

Provision for doubtful accounts, as a percentage of revenues, increased to 12.0% for 2008 from 11.7% in 2007. The provision for doubtful accounts and the allowance for doubtful accounts relate primarily to uninsured amounts due directly from patients. The increase in the provision for doubtful accounts, as a percentage of revenues, can be attributed to an increasing amount of patient financial responsibility under certain managed care plans and same facility increases in uninsured emergency room visits of 4.5% and uninsured admissions of 1.7% in 2008 compared to 2007. At December 31, 2008, our allowance for doubtful accounts represented approximately 92% of the $5.148 billion total patient due accounts receivable balance, including accounts, net of estimated contractual discounts, related to patients for which eligibility for Medicaid coverage or uninsured discounts was being evaluated.

Equity in earnings of affiliates increased from $206 million for 2007 to $223 million for 2008. Equity in earnings of affiliates relates primarily to our Denver, Colorado market joint venture.

Depreciation and amortization declined, as a percentage of revenues, to 5.0% in 2008 from 5.4% in 2007. Depreciation expense was $1.412 billion for 2008 and $1.421 billion for 2007.

Interest expense declined to $2.021 billion for 2008 from $2.215 billion for 2007. The decline in interest expense was due to reductions in both the average debt balance and the average interest rate on long-term debt. Our average debt balance was $27.211 billion for 2008 compared to $27.732 billion for 2007. The average interest rate for our long-term debt declined from 8.0% for 2007 to 7.4% for 2008.

Gains on sales of facilities were $97 million for 2008 and included $81 million of net gains on the sales of two hospital facilities and $16 million of net gains on sales of real estate and other health care entity investments. Gains on sales of facilities were $471 million for 2007 and included a $312 million gain on the sale of our two Switzerland hospitals, a $131 million gain on the sale of a facility in Florida and $28 million of net gains on sales of real estate and other health care entity investments.

Impairments of long-lived assets were $64 million for 2008 and included $48 million related to goodwill and $16 million related to property and equipment. The $24 million asset impairment for 2007 related to property and equipment.

The effective tax rate was 28.5% for 2008 and 26.6% for 2007, respectively. The effective tax rate computations exclude net income attributable to noncontrolling interests as it relates to consolidated partnerships. Primarily as a result of reaching a settlement with the IRS Appeals Division and the revision of the amount of a proposed IRS adjustment related to prior taxable periods, we reduced our provision for income taxes by $69 million in 2008. Our 2007 provision for income taxes was reduced by $85 million, principally based on receiving new information related to tax positions taken in a prior taxable year, and by an additional $39 million to adjust 2006 state tax accruals to the amounts reported on completed tax returns and based upon an analysis of the Recapitalization costs. Excluding the effect of these adjustments, the effective tax rates for 2008 and 2007 would have been 35.8% and 37.0%, respectively.

Net income attributable to noncontrolling interests increased from $208 million for 2007 to $229 million for 2008. The increase relates primarily to our Austin, Texas market partnership and our group purchasing organization.

Liquidity and Capital Resources

Our primary cash requirements are paying our operating expenses, servicing our debt, capital expenditures on our existing properties, acquisitions of hospitals and other health care entities and distributions to noncontrolling interests. Our primary cash sources are cash flow from operating activities, issuances of debt and equity securities and dispositions of hospitals and other health care entities.

Cash provided by operating activities totaled $2.747 billion in 2009 compared to $1.990 billion in 2008 and $1.564 billion in 2007. Working capital totaled $2.264 billion at December 31, 2009 and $2.391 billion at

December 31, 2008. The $757 million increase in cash provided by operating activities for 2009, compared to 2008, related primarily to the $473 million increase in net income and $143 million improvement from changes in operating assets and liabilities and the provision for doubtful accounts. The $426 million increase in cash provided by operating activities for 2008, compared to 2007, relates primarily to changes in working capital items. The changes in accounts receivable (net of the provision for doubtful accounts), inventories and other assets, and accounts payable and accrued expenses contributed $42 million to cash provided by operating activities for 2008 while changes in these items decreased cash provided by operating activities by $485 million for 2007. The net impact of the cash payments for interest and income taxes was an increase in cash payments of $203 million for 2009 compared to 2008 and an increase of $111 million for 2008 compared to 2007.

Cash used in investing activities was $1.035 billion, $1.467 billion and $479 million in 2009, 2008 and 2007, respectively. Excluding acquisitions, capital expenditures were $1.317 billion in 2009, $1.600 billion in 2008 and $1.444 billion in 2007. We expended $61 million, $85 million and $32 million for acquisitions of hospitals and health care entities during 2009, 2008 and 2007, respectively. Expenditures for acquisitions in all three years were generally comprised of outpatient and ancillary services entities and were funded by a combination of cash flows from operations and the issuance or incurrence of debt. Planned capital expenditures are expected to approximate $1.5 billion in 2010. At December 31, 2009, there were projects under construction which had an estimated additional cost to complete and equip over the next five years of $1.2 billion. We expect to finance capital expenditures with internally generated and borrowed funds.

During 2009, we received cash proceeds of $41 million from dispositions of three hospitals and sales of other health care entities and real estate investments. We also received net cash proceeds of $303 million related to net changes in our investments. During 2008, we received cash proceeds of $143 million from dispositions of two hospitals and $50 million from sales of other health care entities and real estate investments. During 2007, we sold three hospitals for cash proceeds of $661 million, and we also received cash proceeds of $106 million related primarily to the sales of real estate investments and $207 million related to net changes in our investments.

Cash used in financing activities totaled $1.865 billion in 2009, $451 million in 2008 and $1.326 billion in 2007. During 2009, 2008 and 2007, we used cash proceeds from sales of facilities and available cash provided by operations to make net debt repayments of $1.459 billion, $260 million and $1.270 billion, respectively. During 2009, 2008 and 2007, we made distributions to noncontrolling interests of $330 million, $178 million and $152 million, respectively. We also paid debt issuance costs of $70 million for 2009. We or our affiliates, including affiliates of the Sponsors, may in the future repurchase portions of our debt securities, subject to certain limitations, from time to time in either the open market or through privately negotiated transactions, in accordance with applicable SEC and other legal requirements. The timing, prices, and sizes of purchases depend upon prevailing trading prices, general economic and market conditions, and other factors, including applicable securities laws. Funds for the repurchase of debt securities have, and are expected to, come primarily from cash generated from operations and borrowed funds.

In addition to cash flows from operations, available sources of capital include amounts available under our senior secured credit facilities ($3.181 billion as of December 31, 2009 and $3.142 billion as of January 31, 2010) and anticipated access to public and private debt markets.

On January 27, 2010, our Board of Directors declared a distribution to the Company’s stockholders and holders of vested stock options. The distribution was $17.50 per share and vested stock option, or approximately $1.750 billion in the aggregate. The distribution was paid on February 5, 2010 to holders of record on February 1, 2010. The distribution was funded using funds available under our existing senior secured credit facilities and approximately $100 million of cash on hand.

Investments of our professional liability insurance subsidiary, to maintain statutory equity and pay claims, totaled $1.316 billion and $1.622 billion at December 31, 2009 and 2008, respectively. The insurance subsidiary maintained net reserves for professional liability risks of $590 million and $782 million at December 31, 2009 and 2008, respectively. Our facilities are insured by our wholly- owned insurance subsidiary for losses up to $50 million per occurrence; however, since January 2007, this coverage is subject to a $5 million per occurrence self-insured retention. Net reserves for the self-insured professional liability risks retained were $679 million and $548 million at December 31, 2009 and 2008, respectively. Claims payments, net of reinsurance recoveries, during the next 12 months are expected to approximate $240 million. We estimate that approximately $90 million of the expected net claim payments during the next 12 months will relate to claims subject to the self-insured retention.

Financing Activities

Due to the Recapitalization, we are a highly leveraged company with significant debt service requirements. Our debt totaled $25.670 billion and $26.989 billion at December 31, 2009 and 2008, respectively. Our interest expense was $1.987 billion for 2009 and $2.021 billion for 2008.

During February 2009, we issued $310 million aggregate principal amount of 9 7/8% senior secured second lien notes due 2017 at a price of 96.673% of their face value, resulting in $300 million of gross proceeds. During April 2009, we issued $1.500 billion aggregate principal amount of 8 1/2% senior secured first lien notes due 2019 at a price of 96.755% of their face value, resulting in $1.451 billion of gross proceeds. During August 2009, we issued $1.250 billion aggregate principal amount of 7 7/8% senior secured first lien notes due 2020 at a price of 98.254% of their face value, resulting in $1.228 billion of gross proceeds. After the payment of related fees and expenses, we used the proceeds from these debt offerings to repay outstanding indebtedness under our senior secured term loan facilities.

Management believes that cash flows from operations, amounts available under our senior secured credit facilities and our anticipated access to public and private debt markets will be sufficient to meet expected liquidity needs during the next twelve months.

Contractual Obligations and Off-Balance Sheet Arrangements

As of December 31, 2009, maturities of contractual obligations and other commercial commitments are presented in the table below (dollars in millions):

	Payments Due by Period
Contractual Obligations(a)	Total	Current	2-3 Years	4-5 Years	After 5 Years

Long-term debt including interest, excluding the senior secured credit facilities(b)	$26,739	$2,175	$3,780	$4,915	$15,869
Loans outstanding under the senior secured credit facilities, including interest(b)	11,786	649	3,565	7,410	162
Operating leases(c)	1,190	226	355	223	386
Purchase and other obligations(c)	196	43	33	30	90

Total contractual obligations	$39,911	$3,093	$7,733	$12,578	$16,507

Other Commercial Commitments Not Recorded on the	Commitment Expiration by Period
Consolidated Balance Sheet	Total	Current	2-3 Years	4-5 Years	After 5 Years

Surety bonds(d)	$106	$105	$1	$—	$—
Letters of credit(e)	100	23	44	33	—
Physician commitments(f)	40	30	10	—	—
Guarantees(g)	2	—	—	—	2

Total commercial commitments	$248	$158	$55	$33	$2

(a)	We have not included obligations to pay estimated professional liability claims ($1.322 billion at December 31, 2009) in this table. The estimated professional liability claims, which occurred prior to 2007, are expected to be funded by the designated investment securities that are restricted for this purpose ($1.316 billion at December 31, 2009). We also have not included obligations related to unrecognized tax benefits of $628 million at December 31, 2009, as we cannot reasonably estimate the timing or amounts of additional cash payments, if any, at this time.

(b)	Estimates of interest payments assumes that interest rates, borrowing spreads and foreign currency exchange rates at December 31, 2009, remain constant during the period presented.

(c)	Amounts relate to future operating lease obligations, purchase obligations and other obligations and are not recorded in our consolidated balance sheet. Amounts also include physician commitments that are recorded in our consolidated balance sheet.

(d)	Amounts relate primarily to instances in which we have agreed to indemnify various commercial insurers who have provided surety bonds to cover damages for malpractice cases which were awarded to plaintiffs by the courts. These cases are currently under appeal and the bonds will not be released by the courts until the cases are closed.

(e)	Amounts relate primarily to various employee benefit plan obligations in which we have letters of credit outstanding.

(f)	In consideration for physicians relocating to the communities in which our hospitals are located and agreeing to engage in private practice for the benefit of the respective communities, we make advances to physicians, normally over a period of one year, to assist in establishing the physicians’ practices. The actual amount of these commitments to be advanced often depends upon the financial results of the physicians’ private practices during the recruitment agreement payment period. The physician commitments reflected were based on our maximum exposure on effective agreements at December 31, 2009.

(g)	We have entered into guarantee agreements related to certain leases.

Market Risk

We are exposed to market risk related to changes in market values of securities. The investments in debt and equity securities of our wholly-owned insurance subsidiary were $1.309 billion and $7 million, respectively, at December 31, 2009. These investments are carried at fair value, with changes in unrealized gains and losses being recorded as adjustments to other comprehensive income. At December 31, 2009, we had a net unrealized gain of $20 million on the insurance subsidiary’s investment securities.

We are exposed to market risk related to market illiquidity. Liquidity of the investments in debt and equity securities of our wholly-owned insurance subsidiary could be impaired by the inability to access the capital markets. Should the wholly-owned insurance subsidiary require significant amounts of cash in excess of normal cash requirements to pay claims and other expenses on short notice, we may have difficulty selling these investments in a timely manner or be forced to sell them at a price less than what we might otherwise have been able to in a normal market environment. At December 31, 2009, our wholly-owned insurance subsidiary had invested $396 million ($401 million par value) in municipal, tax-exempt student loan auction rate securities (“ARS”) that continue to experience market illiquidity since February 2008 when multiple failed auctions occurred due to a severe credit and liquidity crisis in the capital markets. It is uncertain if auction-related market liquidity will resume for these securities. We may be required to recognize other-than-temporary impairments on these investments in future periods should issuers default on interest payments or should the fair market valuations of the securities deteriorate due to ratings downgrades or other issue specific factors.

We are also exposed to market risk related to changes in interest rates, and we periodically enter into interest rate swap agreements to manage our exposure to these fluctuations. Our interest rate swap agreements involve the exchange of fixed and variable rate interest payments between two parties, based on common notional principal amounts and maturity dates. The notional amounts of the swap agreements represent balances used to calculate the exchange of cash flows and are not our assets or liabilities. Our credit risk related to these agreements is considered low because the swap agreements are with creditworthy financial institutions. The interest payments under these agreements are settled on a net basis. These derivatives have been recognized in the financial statements at their respective fair values. Changes in the fair value of these derivatives are included in other comprehensive income.

With respect to our interest-bearing liabilities, approximately $1.205 billion of long-term debt at December 31, 2009 is subject to variable rates of interest, while the remaining balance in long-term debt of $24.465 billion at December 31, 2009 is subject to fixed rates of interest. Both the general level of interest rates and, for the senior secured credit facilities, our leverage affect our variable interest rates. Our variable rate debt is comprised primarily of amounts outstanding under the senior secured credit facilities. Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the federal funds rate plus 0.50% and (2) the prime rate of Bank of America or (b) a LIBOR rate for the currency of such borrowing for the relevant interest period. The applicable margin for borrowings under the senior secured credit facilities, with the exception of term loan B where the margin is static, may be reduced subject to attaining certain leverage ratios. The average rate for our long-term debt increased from 6.9% at December 31, 2008 to 7.6% at December 31, 2009.

On March 2, 2009, we amended our $13.550 billion and €1.000 billion senior secured cash flow credit facility, dated as of November 17, 2006, as amended February 16, 2007 (the “cash flow credit facility”), to allow for one or more future issuances of additional secured notes, which may include notes that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes do not require any scheduled payment or redemption prior to the scheduled term loan B final maturity date as currently in effect and (2) the proceeds from any such issuance are used within three business days of receipt to prepay term loans under the cash flow credit facility in accordance with the terms of the cash flow credit facility. The U.S. security documents related to the cash flow credit facility were also amended and restated in connection with the amendment in order to give effect to the security interests granted to holders of such additional secured notes.

On March 2, 2009, we amended our $2.000 billion senior secured asset-based revolving credit facility, dated as of November 17, 2006, as amended and restated as of June 20, 2007 (the “ABL credit facility”), to allow for one or more future issuances of additional secured notes or loans, which may include notes or loans that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as the proceeds from any such issuance are used to prepay term loans under the cash flow credit facility within three business days of the receipt thereof. The amendment to the ABL credit facility also altered the excess facility availability requirement to include a separate minimum facility availability requirement applicable to the ABL credit facility, and increased the applicable LIBOR and ABR margins for all borrowings under the ABL credit facility by 0.25% each.

The estimated fair value of our total long-term debt was $25.659 billion at December 31, 2009. The estimates of fair value are based upon the quoted market prices for the same or similar issues of long-term debt with the same maturities. Based on a hypothetical 1% increase in interest rates, the potential annualized reduction to future pretax earnings would be approximately $12 million. To mitigate the impact of fluctuations in interest rates, we generally target a portion of our debt portfolio to be maintained at fixed rates.

Our international operations and the European term loan expose us to market risks associated with foreign currencies. In order to mitigate the currency exposure related to debt service obligations through December 31, 2011 under the European term loan, we have entered into cross currency swap agreements. A cross currency swap is an agreement between two parties to exchange a stream of principal and interest payments in one currency for a stream of principal and interest payments in another currency over a specified period.

Financial Instruments

Derivative financial instruments are employed to manage risks, including foreign currency and interest rate exposures, and are not used for trading or speculative purposes. We recognize derivative instruments, such as interest rate swap agreements and foreign exchange contracts, in the consolidated balance sheets at fair value. Changes in the fair value of derivatives are recognized periodically either in earnings or in stockholders’ equity, as a component of other comprehensive income, depending on whether the derivative financial instrument qualifies for hedge accounting, and if so, whether it qualifies as a fair value hedge or a cash flow hedge. Gains and losses on derivatives designated as cash flow hedges, to the extent they are effective, are recorded in other comprehensive income, and subsequently reclassified to earnings to offset the impact of the hedged items when they occur. Changes in the fair value of derivatives not qualifying as hedges, and for any portion of a hedge that is ineffective, are reported in earnings.

The net interest paid or received on interest rate swaps is recognized as interest expense. Gains and losses resulting from the early termination of interest rate swap agreements are deferred and amortized as adjustments to expense over the remaining period of the debt originally covered by the terminated swap.

Effects of Inflation and Changing Prices

Various federal, state and local laws have been enacted that, in certain cases, limit our ability to increase prices. Revenues for general, acute care hospital services rendered to Medicare patients are established under the federal government’s prospective payment system. Total fee-for-service Medicare revenues approximated 23% in 2009, 23% in 2008 and 24% in 2007 of our total patient revenues.

Management believes hospital industry operating margins have been, and may continue to be, under significant pressure because of changes in payer mix and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. In addition, as a result of increasing regulatory and competitive pressures, our ability to maintain operating margins through price increases to non-Medicare patients is limited.

IRS Disputes

At December 31, 2009, we were contesting before the Appeals Division of the Internal Revenue Service (the “IRS”) certain claimed deficiencies and adjustments proposed by the IRS in connection with its examinations of the 2003 and 2004 federal income returns for HCA and eight affiliates that are treated as partnerships for federal income tax purposes (“affiliated partnerships”). The disputed items include the timing of recognition of certain patient service revenues and our method for calculating the tax allowance for doubtful accounts.

Six taxable periods of HCA and its predecessors ended in 1997 through 2002 and the 2002 taxable year of four affiliated partnerships, for which the primary remaining issue is the computation of the tax allowance for doubtful accounts, are pending before the IRS Examination Division as of December 31, 2009. The IRS began an audit of the 2005 and 2006 federal income tax returns for HCA and seven affiliated partnerships during 2008. We anticipate the IRS Examination Division will conclude its audit in 2010. During 2009, the seven affiliated partnership audits were resolved with no material impact on our operations or financial position. We anticipate the IRS will begin an audit of the 2007 and 2008 federal income tax returns for HCA during 2010.

Management believes HCA, its predecessors and affiliates properly reported taxable income and paid taxes in accordance with applicable laws and agreements established with the IRS and final resolution of these disputes will not have a material, adverse effect on our results of operations or financial position. However, if payments due upon final resolution of these issues exceed our recorded estimates, such resolutions could have a material, adverse effect on our results of operations or financial position.

BUSINESS

Our Company

We are one of the leading health care services companies in the United States. At December 31, 2009, we operated 163 hospitals, comprised of 157 general, acute care hospitals; five psychiatric hospitals; and one rehabilitation hospital. The 163 hospital total includes eight hospitals (seven general, acute care hospitals and one rehabilitation hospital) owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. In addition, we operated 105 freestanding surgery centers, eight of which are owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. Our facilities are located in 20 states and England. For the year ended December 31, 2009, we generated revenues of $30.052 billion and net income attributable to HCA Inc. of $1.054 billion.

Our primary objective is to provide a comprehensive array of quality health care services in the most cost-effective manner possible. Our general, acute care hospitals typically provide a full range of services to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by our general, acute care hospitals, freestanding surgery centers, diagnostic centers and rehabilitation facilities. Our psychiatric hospitals provide a full range of mental health care services through inpatient, partial hospitalization and outpatient settings.

Certain of our affiliates provide a variety of management services to our health care facilities, including patient safety programs; ethics and compliance programs; national supply contracts; equipment purchasing and leasing contracts; accounting, financial and clinical systems; governmental reimbursement assistance; construction planning and coordination; information technology systems and solutions; legal counsel; human resources services; and internal audit services.

Our Strengths

Largest Provider with a Diversified Revenue Base.  We are the largest investor-owned health care services provider in the United States. We maintain a diverse portfolio of assets with no single facility contributing more than 2.4% of revenues and no single metropolitan statistical area contributing more than 7.8% of revenues for the year ended December 31, 2009. In addition, we maintain a diversified payer base, including approximately 3,000 managed care contracts, with no one commercial payer representing more than approximately 8% of revenues for the year ended December 31, 2009. We believe our broad geographic footprint and diverse revenue base limit exposure to any single local market. We also provide a diverse array of medical and surgical services across different settings ranging from large hospitals to ambulatory surgery centers (“ASCs”), which, we believe, limits our exposure to changes in reimbursement policies targeting specific services or care settings.

Leading Market Positions.  We maintain the number one or two inpatient position in nearly all of our markets, with our share of local inpatient admissions typically ranging from 20% to 40%. Additionally, we believe we have the leading position in one or more clinical areas, such as cardiology or orthopedics, in many of our markets. As a result, our hospitals are in demand by patients and large employers, which enables us to negotiate for favorable rates and terms from a wide range of commercial payers.

Strong Presence in Growth Markets.  We have a strong market presence in a number of the fastest growing markets in the United States. We believe the majority of the large markets in which we have a presence will experience more rapid growth among the population aged 65 or older than the national average, based on the most recently available census data. We believe we will benefit from our presence in these key markets due to an expected increase in hospital spending.

Well-Capitalized Portfolio of High-Quality Assets.  We have invested over $7.8 billion in our facilities over the five-year period ended December 31, 2009 to expand the range, and improve the quality, of services provided at our facilities. As a result of our disciplined and strategic deployment of capital, we believe our hospitals are competitive and will continue to attract high-quality physicians, maximize cost efficiencies and address the health care needs of our local communities.

Leading Provider of Outpatient Services.  We are one of the largest providers of outpatient services in the United States, and these outpatient services accounted for approximately 38% of our revenues in 2009. The scope of our outpatient services reflects a recent trend toward the provision of an increasing number of services on an outpatient basis. An important component of our strategy is to achieve a fully integrated delivery model through the development of market-leading outpatient services, both to address outpatient migration and to provide higher growth, higher margin services.

Reputation for Quality.  Since our founding, we have maintained an unwavering focus on patients and clinical outcomes. We have invested extensively in quality over the past 10 years, with an emphasis on implementing information technology and adopting industry-wide best practices and clinical protocols. As a result of these efforts, settled professional liability claims, based on actuarial projections per 1,000 beds, have dropped from 18.3 in 1999 to 12.6 in 2008. We also previously participated in the Centers for Medicare & Medicaid Services (“CMS”) National Voluntary Hospital Reporting Initiative and now participate in its successor, the Reporting Hospital Quality Data for Annual Payment Update program, which currently requires hospitals to report on their compliance with 46 quality measures in order to receive a full Medicare market basket payment increase. The Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act of 2010 (“Health Reform Legislation”) further ties payment to quality measures by establishing a value based purchasing system and adjusting hospital payment rates based on hospital-acquired conditions (“HACs”) and hospital readmissions. We believe quality of care increasingly will influence physician and patient choices about health care delivery and impact our reimbursement as payers put more emphasis on performance. Our reputation and focus on providing high-quality patient care continue to make us the provider of choice for thousands of individual health care consumers, physicians and payers.

Proven Ability to Innovate.  We strive to be at the forefront of industry best practices and expect to continue to increase our operational efficiency through a variety of strategic initiatives. Our previous operating improvement initiatives include:

•	Leveraging Our Purchasing Power. We have established a captive group purchasing organization (“GPO”) to partner with other health care services providers to take advantage of our combined purchasing power. Our GPO generated $107 million, $93 million and $89 million of administrative fees from suppliers in 2009, 2008 and 2007, respectively, for performing GPO services and significantly lowered our supply costs. Because of our scale, our GPO has a per-unit cost advantage over competitors that we believe ranges from 5% to 21%.

•	Centralizing Our Billing and Accounts Receivable Collection Efforts. We have built regional service centers to create efficiencies in billing and collection processes, particularly with respect to payment disputes with managed care companies. This effort has resulted in increased, incremental cash collections.

Demonstrated Strong Cash Flows.  Our leading market positions, diversified revenues, focus on operational efficiency and high-quality portfolio of assets have enabled us to generate strong operating cash flows over the past several years. We generated cash flows from operating activities of $2.747 billion in 2009, $1.990 billion in 2008 and $1.564 billion in 2007. We believe expected demand for hospital and outpatient services, together with our diversified payer base, geographic locations and service offerings, will allow us to continue to generate strong cash flows.

Experienced Management Team.  Members of our management team are widely considered leaders in the hospital industry and have made significant equity investments in our company. Richard M. Bracken was appointed our CEO and President, effective January 1, 2009, and Chairman of the Board of Directors, effective December 15, 2009. Mr. Bracken began his career with us approximately 30 years ago and has held various executive positions with the Company, including, most recently, as our President and Chief Operating Officer since January 2002. Our Executive Vice President and Chief Financial Officer, R. Milton Johnson, joined us over 27 years ago, has held various positions in financial operations at the Company and has served as a director since December 15, 2009. In addition, we benefit from our team of world-class operators who have the experience and talent necessary to run a complex health care business.

Our Strategy

We are committed to providing the communities we serve high quality, cost-effective health care while complying fully with our ethics policy, governmental regulations and guidelines and industry standards. As a part of this strategy, management focuses on the following principal elements:

Maintain Our Dedication to the Care and Improvement of Human Life.  Our business is built on putting patients first and providing high quality health care services in the communities we serve. Our dedicated professionals oversee our Quality Review System, which measures clinical outcomes, satisfaction and regulatory compliance to improve hospital quality and performance. We are implementing hospitalist programs in some facilities, evidence-based medicine programs and infection reduction initiatives. In addition, we continue to implement health information technology to improve the quality and convenience of services to our communities. We are using our electronic medication administration record, which uses bar coding technology to ensure that each patient receives the right medication, to build toward a fully electronic health record that will provide convenient access, electronic order entry and decision support for physicians. These technologies improve patient safety, quality and efficiency.

Maintain Our Commitment to Ethics and Compliance.  We are committed to a corporate culture highlighted by the following values — compassion, honesty, integrity, fairness, loyalty, respect and kindness. Our comprehensive ethics and compliance program reinforces our dedication to these values.

Leverage Our Leading Local Market Positions.  We strive to maintain and enhance the leading positions we enjoy in the majority of our markets. We believe the broad geographic presence of our facilities across a range of markets, in combination with the breadth and quality of services provided by our facilities, increases our attractiveness to patients and large employers and positions us to negotiate more favorable terms from commercial payers and increase the number of payers with whom we contract. We also intend to strategically enhance our outpatient presence in our communities to attract more patients to our facilities.

Expand Our Presence in Key Markets.  We seek to grow our business in key markets, focusing on large, high growth urban and suburban communities, primarily in the southern and western regions of the United States. We seek to strategically invest in new and expanded services at our existing hospitals and surgery centers to increase our revenues at those facilities and provide the benefits of medical technology advances to our communities. We intend to continue to expand high volume and high margin specialty services, such as cardiology and orthopedic services, and increase the capacity, scope and convenience of our outpatient facilities. To complement this intrinsic growth, we intend to continue to opportunistically develop and acquire new hospitals and outpatient facilities.

Continue to Leverage Our Scale.  We will continue to obtain price efficiencies through our group purchasing organization and build on the cost savings and efficiencies in billing, collection and other processes we have achieved through our regional service centers. We are increasingly taking advantage of our national scale by contracting for services on a multistate basis. We are expanding our successful shared services model for additional clinical and support functions, such as physician credentialing, medical transcription, electronic medical recordkeeping and health information management, across multiple markets.

Continue to Develop Physician Relationships.  We depend on the quality and dedication of the physicians who practice at our facilities, and we encourage, consistent with applicable laws, both primary care physicians and specialists to join our medical staffs. We sometimes assist physicians who are recruited under applicable regulatory provisions with establishing and building a practice or joining an existing practice. As part of our comprehensive approach to physician integration in our markets, we will continue to:

•	expand the number of high quality specialty services, such as cardiology, orthopedics, oncology and neonatology;

•	use joint ventures with physicians to further develop our outpatient business, particularly through ASCs;

•	develop medical office buildings to provide convenient facilities for physicians to locate their practices and serve their patients;

•	focus on improving the quality, advanced technology, infrastructure and performance of our facilities; and

•	employ physicians as appropriate.

Become the Health Care Employer of Choice.  We will continue to use a number of industry-leading practices to help ensure our hospitals are a health care employer of choice in their respective communities. Our staffing initiatives for both care providers and hospital management provide strategies for recruitment, compensation and productivity to increase employee retention and operating efficiency at our hospitals. For example, we maintain an internal contract nursing agency to supply our hospitals with high quality staffing at a lower cost than external agencies. In addition, we have developed several proprietary training and career development programs for our physicians and hospital administrators, including an executive development program designed to train the next generation of hospital leadership. We believe our continued investment in the training and retention of employees improves the quality of care, enhances operational efficiency and fosters our reputation as an employer of choice.

Business Drivers and Measures

Our Financial Policies and Objectives

We seek to optimize our financial and operating performance by implementing the business strategy set forth under “— Our Strategy.” Our success in implementing this strategy depends, in turn, on our ability to fulfill our financial policies and objectives, which include the following:

•	Operations: We plan to focus on our core operations — the provision of high quality, cost-effective health care in large, high growth urban and suburban communities, primarily in the southern and western regions of the United States. Our specific policies designed to maintain this focus include:

•	use investments in new and expanded services to drive use of our facilities;

•	seek rate increases from managed care payers commensurate with increases in our underlying costs to provide high quality services;

•	manage operating expenses by, among other methods, leveraging our scale;

•	seek cost savings by reducing variations in our patient care and support processes and reducing our discretionary operating expenses; and

•	consider divesting non-core assets, where appropriate.

•	Leverage: We expect to have significant indebtedness for the foreseeable future. However, we expect to:

•	manage our floating interest rate exposure through our $8.5 billion aggregate notional amount of pay-fixed rate swap agreements related to our senior secured credit facilities debt at December 31, 2009; and

•	endeavor to improve our credit quality over time.

•	Capital Expenditures: We plan to maintain a disciplined capital expenditure approach by:

•	targeting new investments with potentially high returns;

•	deploying capital strategically to improve our competitive position and market share and to enhance our operations; and

•	manage discretionary capital expenditures based on the strength of our cash flows.

Operational Factors

In pursuing our business and our financial policies and objectives, we pay close attention to a number of performance measures and operational factors.

Our revenues depend upon inpatient occupancy levels, the ancillary services and therapy programs ordered by physicians and provided to patients, the volume of outpatient procedures and the charges and negotiated payment rates for such services. Our expenses depend upon the levels of salaries and benefits paid to our employees, the cost of supplies and the costs of other operating expenses. To monitor these variables, we use a variety of metrics, including those described below.

•	Volume Measures:

•	admissions, which is the total number of patients admitted to our hospitals and which we use as a measure of inpatient volume;

•	equivalent admissions, which is a measure of patient volume that takes into account both inpatient and outpatient volume;

•	the payer mix of our admissions, i.e., the percentage of our admissions related to Medicare, Medicaid, managed Medicare, managed Medicaid, managed care and other insurers, and uninsured patients;

•	emergency room visits;

•	inpatient and outpatient surgeries; and

•	the average daily census of patients in our hospital beds.

•	Pricing Measures:

•	revenue per equivalent admission; and

•	revenue, minus our provision for doubtful accounts, per equivalent admission.

•	Expense Measures:

•	salaries and benefits per equivalent admission;

•	supply costs per equivalent admission;

•	other operating expenses (including contract services, professional fees, repairs and maintenance, rents and leases, utilities, insurance and nonincome taxes) per equivalent admission; and

•	operating expenses, minus our provision for doubtful accounts, per equivalent admission.

We set forth the volume measures described above, except for payer mix, for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 under the heading “Operating Data” in “Selected Financial Data.” We give details about the payer mix for the years ended December 31, 2009, 2008 and 2007 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Revenue/Volume Trends.”

The pricing and expense measures described above can be derived by dividing (1) the amounts from the applicable line items in our income statement (minus our provision for doubtful accounts, where indicated) by

(2) equivalent admissions, which are set forth under the heading “Operating Data” in “Selected Financial Data.”

Business Segments

Our company operations are structured in three geographically organized groups:

•	Western Group. The Western Group is comprised of the markets in Alaska, California, Colorado, Idaho, Kansas, Nevada, Oklahoma, Texas and Utah. Samuel Hazen, who has held various positions with HCA for 24 years, is the Western Group’s President. As of December 31, 2009, there were 55 consolidating hospitals within the Western Group. The Western Group includes seven of our non-consolidated hospitals, with respect to which major strategic and operating decisions are shared equally with non-HCA partners. For the year ended December 31, 2009, the Western Group generated revenues of $13.140 billion.

•	Central Group. The Central Group is comprised of the markets in Indiana, Georgia (northern portion), Kansas, Kentucky, Louisiana, Mississippi, Missouri, New Hampshire, Tennessee and Virginia. Paul Rutledge, who has held various positions with HCA for 20 years, is the Central Group’s President. As of December 31, 2009, there were 46 consolidating hospitals within the Central Group. The Central Group includes one of our non-consolidating hospitals, with respect to which major strategic and operating decisions are shared equally with non-HCA partners. For the year ended December 31, 2009, the Central Group generated revenues of $7.225 billion.

•	Eastern Group. The Eastern Group is comprised of the markets in Florida, Georgia (southern portion) and South Carolina. Charles Hall, who has held various positions with HCA for 20 years, is the Eastern Group’s President. As of December 31, 2009, there were 48 consolidating hospitals within the Eastern Group. For the year ended December 31, 2009, the Eastern Group generated revenues of $8.807 billion.

We also owned and operated six hospitals in England as of December 31, 2009, which are included in our Corporate and Other Segment. These international facilities generated revenues of $709 million for the year ended December 31, 2009. Our divisions and market structures are designed to augment our market-based strategy to provide integrated services to their respective community. This structure allows our management to focus on manageable groupings of hospitals and provide them with direct support.

Note 13 to our audited consolidated financial statements contains information by segment on our revenues, equity in earnings of affiliates, adjusted segment EBITDA and depreciation and amortization for the years ended December 31, 2009, 2008 and 2007.

Health Care Facilities

We currently own, manage or operate hospitals; freestanding surgery centers; diagnostic and imaging centers; radiation and oncology therapy centers; comprehensive rehabilitation and physical therapy centers; and various other facilities.

At December 31, 2009, we owned and operated 150 general, acute care hospitals with 38,349 licensed beds, and an additional seven general, acute care hospitals with 2,269 licensed beds, which are operated through joint ventures, which are accounted for using the equity method. Most of our general, acute care hospitals provide medical and surgical services, including inpatient care, intensive care, cardiac care, diagnostic services and emergency services. The general, acute care hospitals also provide outpatient services such as outpatient surgery, laboratory, radiology, respiratory therapy, cardiology and physical therapy. Each hospital has an organized medical staff and a local board of trustees or governing board, made up of members of the local community.

Our hospitals do not typically engage in extensive medical research and education programs. However, some of our hospitals are affiliated with medical schools and may participate in the clinical rotation of medical interns and residents and other education programs.

At December 31, 2009, we operated five psychiatric hospitals with 490 licensed beds. Our psychiatric hospitals provide therapeutic programs including child, adolescent and adult psychiatric care, adult and adolescent alcohol and drug abuse treatment and counseling.

We also operate outpatient health care facilities which include freestanding ASCs, diagnostic and imaging centers, comprehensive outpatient rehabilitation and physical therapy centers, outpatient radiation and oncology therapy centers and various other facilities. These outpatient services are an integral component of our strategy to develop comprehensive health care networks in select communities. A majority of our ASCs are operated through partnerships or limited liability companies, with majority ownership of each partnership or limited liability company typically held by a general partner or subsidiary that is an affiliate of HCA.

Certain of our affiliates provide a variety of management services to our health care facilities, including patient safety programs; ethics and compliance programs; national supply contracts; equipment purchasing and leasing contracts; accounting, financial and clinical systems; governmental reimbursement assistance; construction planning and coordination; information technology systems and solutions; legal counsel; human resources services; and internal audit services.

Sources of Revenue

Hospital revenues depend upon inpatient occupancy levels, the medical and ancillary services ordered by physicians and provided to patients, the volume of outpatient procedures and the charges or payment rates for such services. Charges and reimbursement rates for inpatient services vary significantly depending on the type of payer, the type of service (e.g., medical/surgical, intensive care or psychiatric) and the geographic location of the hospital. Inpatient occupancy levels fluctuate for various reasons, many of which are beyond our control.

We receive payment for patient services from the federal government under the Medicare program, state governments under their respective Medicaid or similar programs, managed care plans, private insurers and directly from patients. The approximate percentages of our revenues from such sources were as follows:

	Year Ended
	December 31,
	2009	2008	2007

Medicare	23%	23%	24%
Managed Medicare	7	6	5
Medicaid	6	5	5
Managed Medicaid	4	3	3
Managed care and other insurers	52	53	54
Uninsured	8	10	9

Total	100%	100%	100%

Medicare is a federal program that provides certain hospital and medical insurance benefits to persons age 65 and over, some disabled persons, persons with end-stage renal disease and persons with Lou Gehrig’s Disease. Medicaid is a federal-state program, administered by the states, which provides hospital and medical benefits to qualifying individuals who are unable to afford health care. All of our general, acute care hospitals located in the United States are certified as health care services providers for persons covered under Medicare and Medicaid programs. Amounts received under Medicare and Medicaid programs are generally significantly less than established hospital gross charges for the services provided.

Our hospitals generally offer discounts from established charges to certain group purchasers of health care services, including private insurance companies, employers, HMOs, PPOs and other managed care plans. These discount programs generally limit our ability to increase revenues in response to increasing costs. See “Business — Competition.” Patients are generally not responsible for the total difference between established hospital gross charges and amounts reimbursed for such services under Medicare, Medicaid, HMOs or PPOs and other managed care plans, but are responsible to the extent of any exclusions, deductibles or coinsurance features of their coverage. The amount of such exclusions, deductibles and coinsurance continues to increase. Collection of amounts due from individuals is typically more difficult than from governmental or third-party payers. We provide discounts to uninsured patients who do not qualify for Medicaid or charity care under our charity care policy. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy, we attempt to qualify uninsured patients for Medicaid, other federal or state assistance or charity care under our charity care policy. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

Medicare

Inpatient Acute Care

Under the Medicare program, we receive reimbursement under a prospective payment system (“PPS”) for general, acute care hospital inpatient services. Under the hospital inpatient PPS, fixed payment amounts per inpatient discharge are established based on the patient’s assigned Medicare severity diagnosis-related group (“MS-DRG”). The Centers for Medicare & Medicaid Services (“CMS”) recently completed a two-year transition to full implementation of MS-DRGs to replace the previously used Medicare diagnosis related groups in an effort to better recognize severity of illness in Medicare payment rates. MS-DRGs classify treatments for illnesses according to the estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. MS-DRG weights represent the average resources for a given MS-DRG relative to the average resources for all MS-DRGs. MS-DRG payments are adjusted for area wage differentials. Hospitals, other than those defined as “new,” receive PPS reimbursement for inpatient capital costs based on MS-DRG weights multiplied by a geographically adjusted federal rate. When the cost to treat certain patients falls well outside the normal distribution, providers typically receive additional “outlier” payments.

MS-DRG rates are updated and MS-DRG weights are recalibrated using cost relative weights each federal fiscal year (which begins October 1). The index used to update the MS-DRG rates (the “market basket”) gives consideration to the inflation experienced by hospitals and entities outside the health care industry in purchasing goods and services. In federal fiscal year 2009, the MS-DRG rate was increased by the full market basket of 3.6%. For the federal fiscal year 2010, CMS has set the MS-DRG rate increase at the full market basket of 2.1%. However, the Health Reform Legislation includes a 0.25% reduction to the market basket for 2010 for discharges occurring on or after April 1, 2010. The Health Reform Legislation also provides for the following reductions to the market basket update for each of the following federal fiscal years: 0.25% in 2011, 0.1% in 2012 and 2013, 0.3% in 2014, 0.2% in 2015 and 2016 and 0.75% in 2017, 2018 and 2019. For federal fiscal year 2012 and each subsequent federal fiscal year, the Health Reform Legislation provides for the annual market basket update to be further reduced by a productivity adjustment tied to an economy-wide productivity average as determined by the Department of Health and Human Services (“HHS”). In addition, the Health Reform Legislation mandates several pilot programs intended to evaluate alternative payment methodologies, including a national bundled payment program for inpatient hospital services provided to treat eligible medical conditions or episodes of care. A decrease in payments rates or an increase in rates that is below the increase in our costs may adversely affect the results of our operations.

In federal fiscal years 2008 and 2009, CMS reduced payments to hospitals through a documentation and coding adjustment intended to account for changes in payments under the MS-DRG system that are not related to changes in patient case mix. In addition, CMS has the authority to determine retrospectively whether the documentation and coding adjustment levels for federal fiscal years 2008 and 2009 were adequate to account for changes in payments not related to changes in case mix. CMS has not imposed an adjustment for federal fiscal year 2010, but has announced its intent to impose reductions to payments in federal fiscal years 2011 and 2012 because of what CMS has determined to be an inadequate adjustment in federal fiscal year 2008. Such payment adjustments may adversely affect the results of our operations. It is not clear what impact, if any, the market basket reductions required by the Health Reform Legislation will have on CMS’s proposal.

Further realignments in the MS-DRG system could also reduce the payments we receive for certain specialties, including cardiology and orthopedics. CMS has focused on payment levels for such specialties in recent years in part because of the proliferation of specialty hospitals. Changes in the payments received for specialty services could have an adverse effect on our results of operations.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) provides for rate increases at the full market basket if data for patient care quality indicators are submitted to the Secretary of HHS. As required by the Deficit Reduction Act of 2005 (“DRA 2005”), CMS has expanded, through a series of rulemakings, the number of quality measures that must be reported to receive a full market basket update. CMS currently requires hospitals to report 46 quality measures in order to qualify for the full market basket update to the inpatient PPS in federal fiscal year 2011. Failure to submit the required quality indicators will result in a two percentage point reduction to the market basket update. All of our hospitals paid under Medicare inpatient MS-DRG PPS are participating in the quality initiative by submitting the requested quality data. While we will endeavor to comply with all data submission requirements as additional requirements continue to be added, our submissions may not be deemed timely or sufficient to entitle us to the full market basket adjustment for all of our hospitals.

As part of CMS’s goal of transforming Medicare from a passive payer to an active purchaser of quality goods and services, for discharges occurring after October 1, 2008, Medicare no longer assigns an inpatient hospital discharge to a higher paying MS-DRG if a selected HAC was not present on admission. In this situation, the case is paid as though the secondary diagnosis was not present. Currently, there are ten categories of conditions on the list of HACs. In addition, CMS has established three National Coverage Determinations (“NCDs”) that prohibit Medicare reimbursement for erroneous surgical procedures performed on an inpatient or outpatient basis. The Health Reform Legislation provides for reduced payments based on a hospital’s HAC rates and readmission rates and requires HAC rates and readmission rates to be made public. Beginning in federal fiscal year 2015, hospitals that fall into the top 25% of risk-adjusted HAC rates for all hospitals in the previous year will receive a 1% reduction in payment rates. For discharges occurring during a fiscal year beginning on or after October 1, 2012, hospitals with excessive readmissions for certain conditions will receive reduced payments for all inpatient admissions.

Historically, the Medicare program has set aside 5.10% of Medicare inpatient payments to pay for outlier cases. CMS estimates that outlier payments accounted for 4.8% of total operating DRG payments for federal fiscal year 2008. For federal fiscal year 2009, CMS established an outlier threshold of $20,045, and for federal fiscal year 2010, CMS has increased the outlier threshold to $23,140. We do not anticipate the increase to the outlier threshold for federal fiscal year 2010 will have a material impact on our results of operations.

Outpatient

CMS reimburses hospital outpatient services (and certain Medicare Part B services furnished to hospital inpatients who have no Part A coverage) on a PPS basis. CMS continues to use fee schedules to pay for physical, occupational and speech therapies, durable medical equipment, clinical diagnostic laboratory services and nonimplantable orthotics and prosthetics, freestanding surgery centers services and services provided by independent diagnostic testing facilities.

Hospital outpatient services paid under PPS are classified into groups called ambulatory payment classifications (“APCs”). Services for each APC are similar clinically and in terms of the resources they require. A payment rate is established for each APC. Depending on the services provided, a hospital may be paid for more than one APC for a patient visit. The APC payment rates were updated for calendar years 2008 and 2009 by market baskets of 3.30% and 3.60%, respectively. On November 20, 2009, CMS published a final rule that updated payment rates for calendar year 2010 by the full market basket of 2.1%. However, the Health Reform Legislation includes a 0.25% reduction to the market basket for 2010. The Health Reform Legislation also provides for the following reductions to the market basket update for each of the following calendar years: 0.25% in 2011, 0.1% in 2012 and 2013, 0.3% in 2014, 0.2% in 2015 and 2016 and 0.75% in 2017, 2018 and 2019. For calendar year 2012 and each subsequent calendar year, the Health Reform Legislation provides for an annual market basket update to be further reduced by a productivity adjustment tied to an economy-wide productivity average as determined by HHS. CMS continues to require hospitals to submit quality data relating to outpatient care to receive the full market basket increase under the outpatient PPS in calendar year 2010. CMS required hospitals to report data on eleven quality measures in calendar year 2009 for the payment determination in calendar year 2010 and will continue to require hospitals to report the existing eleven quality measures in calendar year 2010 for the 2011 payment determination. Hospitals that fail to submit such data will receive the market basket update minus two percentage points for the outpatient PPS.

Rehabilitation

CMS reimburses inpatient rehabilitation facilities (“IRFs”) on a PPS basis. Under IRF PPS, patients are classified into case mix groups based upon impairment, age, comorbidities (additional diseases or disorders from which the patient suffers) and functional capability. IRFs are paid a predetermined amount per discharge that reflects the patient’s case mix group and is adjusted for area wage levels, low-income patients, rural areas and high-cost outliers. CMS provided for a market basket update of 2.5% for federal fiscal year 2010. However, the Health Reform Legislation requires a 0.25% reduction to the market basket for 2010 for discharges occurring on or after April 1, 2010. The Health Reform Legislation also provides for the following reductions to the market basket update for each of the following federal fiscal years: 0.25% in 2011, 0.1% in 2012 and 2013, 0.3% in 2014, 0.2% in 2015 and 2016 and 0.75% in 2017, 2018 and 2019. For federal fiscal year 2012 and each subsequent federal fiscal year, the Health Reform Legislation provides for the annual market basket update to be further reduced by a productivity adjustment tied to an economy-wide productivity average as determined by HHS. Beginning in federal fiscal year 2014, IRFs will be required to report quality measures to HHS or will receive a two percentage point reduction to the market basket update. As of December 31, 2009, we had one rehabilitation hospital, which is operated through a joint venture, and 46 hospital rehabilitation units.

On May 7, 2004, CMS published a final rule to change the criteria for being classified as an IRF. Pursuant to that final rule, 75% of a facility’s inpatients over a given year had to have been treated for at least one of 10 specified conditions, and a subsequent regulation expanded the number of specified conditions to 13. Since then, several statutory and regulatory adjustments have been made to the rule, including adjustments to the percentage of a facility’s patients that must be treated for one of the 13 specified conditions. Currently, the compliance threshold is set by statute at 60%. Implementation of this 60% threshold has reduced our IRF admissions and can be expected to continue to restrict the treatment of patients whose medical conditions do not meet any of the 13 approved conditions. In addition, effective January 1, 2010, IRFs must meet additional coverage criteria, including patient selection and care requirements relating to pre-admission screenings, post-admission evaluations, ongoing coordination of care and involvement of rehabilitation physicians. A facility that fails to meet the 60% threshold or other criteria to be classified as an IRF will be paid under the acute care hospital inpatient or outpatient PPS, which generally provide for lower payment amounts.

Psychiatric

Inpatient hospital services furnished in psychiatric hospitals and psychiatric units of general, acute care hospitals and critical access hospitals are reimbursed under a prospective payment system (“IPF PPS”), a per diem payment, with adjustments to account for certain patient and facility characteristics. IPF PPS contains an “outlier” policy for extraordinarily costly cases and an adjustment to a facility’s base payment if it maintains a full-service emergency department. CMS has established the IPF PPS payment rate in a manner intended to be budget neutral and has adopted a July 1 update cycle, with each twelve month period referred to as a “rate year.” The rehabilitation, psychiatric and long-term care (“RPL”) market basket update is used to update the IPF PPS. The annual RPL market basket update for rate year 2010 is 2.1%. However, the Health Reform Legislation includes a 0.25% reduction to the market basket for rate year 2010. The Health Reform Legislation also provides for the following reductions to the market basket update for each of the following rate years: 0.25% in 2011, 0.1% in 2012 and 2013, 0.3% in 2014, 0.2% in 2015 and 2016 and 0.75% in 2017, 2018 and 2019. For rate year 2012 and each subsequent rate year, the Health Reform Legislation provides for the annual market basket update to be further reduced by a productivity adjustment tied to an economy-wide productivity average as determined by HHS. As of December 31, 2009, we had five psychiatric hospitals and 32 hospital psychiatric units.

Ambulatory Surgery Centers

CMS reimburses ambulatory surgery centers (“ASCs”) using a predetermined fee schedule. Reimbursements for ASC overhead costs are limited to no more than the overhead costs paid to hospital outpatient departments under the Medicare hospital outpatient PPS for the same procedure. Effective January 1, 2008, ASC payment groups increased from nine clinically disparate payment groups to an extensive list of covered surgical procedures among the APCs used under the outpatient PPS for these surgical services. Because the new payment system has a significant impact on payments for certain procedures, CMS has established a four-year transition period for implementing the required payment rates. Moreover, if CMS determines that a procedure is commonly performed in a physician’s office, the ASC reimbursement for that procedure is limited to the reimbursement allowable under the Medicare Part B Physician Fee Schedule, with limited exceptions. In addition, all surgical procedures, other than those that pose a significant safety risk or generally require an overnight stay, are payable as ASC procedures. As a result, more Medicare procedures now performed in hospitals may be moved to ASCs, reducing surgical volume in our hospitals. Also, more Medicare procedures now performed in ASCs may be moved to physicians’ offices. Commercial third-party payers may adopt similar policies. The Health Reform Legislation requires HHS to issue a plan by January 1, 2011 for developing a value-based purchasing program for ASCs. Such a program may further impact Medicare reimbursement of ASCs or increase our operating costs in order to satisfy the value-based standards. For federal fiscal year 2011 and each subsequent federal fiscal year, the Health Reform Legislation provides for the annual market basket update to be reduced by a productivity adjustment tied to an economy-wide productivity average as determined by HHS.

Other

Under PPS, the payment rates are adjusted for the area differences in wage levels by a factor (“wage index”) reflecting the relative wage level in the geographic area compared to the national average wage level. Beginning in federal fiscal year 2007, CMS adjusted 100% of the wage index factor for occupational mix. The redistributive impact of wage index changes, while slightly negative in the aggregate, is not anticipated to have a material financial impact for 2010. However, the Health Reform Legislation requires HHS to report to Congress by December 31, 2011 with recommendations on how to comprehensively reform the Medicare wage index system.

As required by the MMA, CMS is implementing contractor reform whereby CMS has competitively bid the Medicare fiscal intermediary and Medicare carrier functions to 15 Medicare Administrative Contractors (“MACs”), which are geographically assigned. CMS has awarded contracts to all 15 MAC jurisdictions; as a result of filed protests, CMS is taking corrective action regarding the contracts in several jurisdictions. While chain providers had the option of having all hospitals use one home office MAC, HCA chose to use the MACs assigned to the geographic areas in which our hospitals are located. The individual MAC jurisdictions are in varying phases of transition. For the transition periods and for a potentially unforeseen period thereafter, all of these changes could impact claims processing functions and the resulting cash flow; however, we are unable to predict the impact at this time.

Under the Recovery Audit Contractor (“RAC”) program, CMS contracts with RACs to conduct post-payment reviews to detect and correct improper payments in the fee-for-service Medicare program. CMS has awarded contracts to four RACs that are implementing the RAC program on a nationwide basis as required by statute. The Health Reform Legislation expands the RAC program’s scope to include Medicaid claims by requiring all states to enter contracts with RACs by December 31, 2010.

Managed Medicare

Managed Medicare plans relate to situations where a private company contracts with CMS to provide members with Medicare Part A, Part B and Part D benefits. Managed Medicare plans can be structured as HMOs, PPOs or private fee-for-service plans. The Medicare program allows beneficiaries to choose enrollment in certain managed Medicare plans. In 2003, MMA increased reimbursement to managed Medicare plans and expanded Medicare beneficiaries’ healthcare options. Since 2003, the number of beneficiaries choosing to receive their Medicare benefits through such plans has increased. However, the Medicare Improvements for Patients and Providers Act of 2008 imposed new restrictions and implemented focused cuts to certain managed

Medicare plans. In addition, the Health Reform Legislation reduces payments to managed Medicare plans. In light of the current economic downturn and the recently enacted legislation, managed Medicare plans may experience reduced premium payments, which may lead to decreased enrollment in such plans.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states under approved plans. Most state Medicaid program payments are made under a PPS or are based on negotiated payment levels with individual hospitals. Medicaid reimbursement is often less than a hospital’s cost of services. Effective July 1, 2011, the Health Reform Legislation will prohibit the use of federal funds under the Medicaid program to reimburse providers for medical assistance provided to treat HACs. The Health Reform Legislation also requires states to expand Medicaid coverage to all individuals under age 65 with incomes up to 133% of the federal poverty level by 2014. Expansion of the Medicaid program could adversely affect future levels of reimbursement received by our hospitals.

Since most states must operate with balanced budgets and since the Medicaid program is often the state’s largest program, states can be expected to adopt or consider adopting legislation designed to reduce their Medicaid expenditures. The current economic downturn has increased the budgetary pressures on most states, and these budgetary pressures have resulted and likely will continue to result in decreased spending for Medicaid programs in many states. Further, many states have also adopted, or are considering, legislation designed to reduce coverage, enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand the states’ Medicaid systems. As permitted by law, certain states in which we operate have adopted broad-based provider taxes to fund the non-federal share of Medicaid programs.

Through DRA 2005, Congress has expanded the federal government’s involvement in fighting fraud, waste and abuse in the Medicaid program by creating the Medicaid Integrity Program. Among other things, the DRA 2005 requires CMS to employ private contractors, referred to as Medicaid Integrity Contractors (“MICs”), to perform post-payment audits of Medicaid claims and identify overpayments. MICs are assigned to five geographic regions and have commenced audits in several of the states assigned to those regions. Throughout 2010, MIC audits will continue to expand to other states. The Health Reform Legislation increases federal funding for the MIC program for federal fiscal year 2011 and later years. In addition to MICs, several other contractors, including the state Medicaid agencies, have increased their review activities. The Health Reform Legislation expands the RAC program’s scope to include Medicaid claims by requiring all states to enter contracts with RACs by December 31, 2010. Future legislation or other changes in the administration or interpretation of government health programs could have a material, adverse effect on our financial position and results of operations.

Managed Medicaid

Managed Medicaid programs enable states to contract with one or more entities for patient enrollment, care management and claims adjudication. The states usually do not relinquish program responsibilities for financing, eligibility criteria and core benefit plan design. We generally contract directly with one of the designated entities, usually a managed care organization. The provisions of these programs are state-specific.

Enrollment in managed Medicaid plans has increased in recent years, as state governments seek to control the cost of Medicaid programs. However, general economic conditions in the states in which we operate may require reductions in premium payments to these plans and may reduce reimbursement received from these plans.

TRICARE

TRICARE is the Department of Defense’s health care program for members of the armed forces. On May 1, 2009, the Department of Defense implemented a prospective payment system for hospital outpatient services furnished to TRICARE beneficiaries similar to that utilized for services furnished to Medicare beneficiaries. Because the Medicare outpatient prospective payment system APC rates have historically been below TRICARE rates, the adoption of this payment methodology for TRICARE beneficiaries reduces our reimbursement; however, TRICARE outpatient services do not represent a significant portion of our patient volumes.

Annual Cost Reports

All hospitals participating in the Medicare, Medicaid and TRICARE programs, whether paid on a reasonable cost basis or under a PPS, are required to meet certain financial reporting requirements. Federal and, where applicable, state regulations require the submission of annual cost reports covering the revenues, costs and expenses associated with the services provided by each hospital to Medicare beneficiaries and Medicaid recipients.

Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. These audits often require several years to reach the final determination of amounts due to or from us under these programs. Providers also have rights of appeal, and it is common to contest issues raised in audits of cost reports.

Managed Care and Other Discounted Plans

Most of our hospitals offer discounts from established charges to certain large group purchasers of health care services, including managed care plans and private insurance companies. Admissions reimbursed by commercial managed care and other insurers were 34%, 35% and 37% of our total admissions for the years ended December 31, 2009, 2008 and 2007, respectively. Managed care contracts are typically negotiated for terms between one and three years. While we generally received annual average yield increases of 6% to 7% from managed care payers during 2009, there can be no assurance that we will continue to receive increases in the future. It is not clear what impact, if any, the increased obligations on managed care payers and other health plans imposed by the Health Reform Legislation will have on our ability to negotiate reimbursement increases.

Uninsured and Self-Pay Patients

A high percentage of our uninsured patients are initially admitted through our emergency rooms. For the year ended December 31, 2009, approximately 81% of our admissions of uninsured patients occurred through our emergency rooms. The Emergency Medical Treatment and Active Labor Act (“EMTALA”) requires any hospital that participates in the Medicare program to conduct an appropriate medical screening examination of every person who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize that condition or make an appropriate transfer of the individual to a facility that can handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. The Health Reform Legislation requires health plans to reimburse hospitals for emergency services provided to enrollees without prior authorization and without regard to whether a participating provider contract is in place. Further, the Health Reform Legislation contains provisions that seek to decrease the number of uninsured individuals, including requirements, which do not become effective until 2014, for individuals to obtain, and employers to provide, insurance coverage. These mandates may reduce the financial impact of screening for and stabilizing emergency medical conditions. However, it is difficult to predict the full impact of the Health Reform Legislation due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment.

We are taking proactive measures to reduce our provision for doubtful accounts by, among other things: screening all patients, including the uninsured, through our emergency screening protocol, to determine the appropriate care setting in light of their condition, while reducing the potential for bad debt; and increasing up-front collections from patients subject to co-pay and deductible requirements and uninsured patients.

Hospital Utilization

We believe that the most important factors relating to the overall utilization of a hospital are the quality and market position of the hospital and the number and quality of physicians and other health care professionals providing patient care within the facility. Generally, we believe the ability of a hospital to be a market leader is determined by its breadth of services, level of technology, emphasis on quality of care and convenience for patients and physicians. Other factors that impact utilization include the growth in local population, local economic conditions and market penetration of managed care programs.

The following table sets forth certain operating statistics for our health care facilities. Health care facility operations are subject to certain seasonal fluctuations, including decreases in patient utilization during holiday periods and increases in the cold weather months. The data set forth in this table includes only those facilities that are consolidated for financial reporting purposes.

	Years Ended December 31,
	2009	2008	2007	2006	2005

Number of hospitals at end of period(a)	155	158	161	166	175
Number of freestanding outpatient surgery centers at end of period(b)	97	97	99	98	87
Number of licensed beds at end of period(c)	38,839	38,504	38,405	39,354	41,265
Weighted average licensed beds(d)	38,825	38,422	39,065	40,653	41,902
Admissions(e)	1,556,500	1,541,800	1,552,700	1,610,100	1,647,800
Equivalent admissions(f)	2,439,000	2,363,600	2,352,400	2,416,700	2,476,600
Average length of stay (days)(g)	4.8	4.9	4.9	4.9	4.9
Average daily census(h)	20,650	20,795	21,049	21,688	22,225
Occupancy rate(i)	53%	54%	54%	53%	53%
Emergency room visits(j)	5,593,500	5,246,400	5,116,100	5,213,500	5,415,200
Outpatient surgeries(k)	794,600	797,400	804,900	820,900	836,600
Inpatient surgeries(l)	494,500	493,100	516,500	533,100	541,400

(a)	Excludes eight facilities in 2009, 2008 and 2007 and seven facilities in 2006 and 2005 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(b)	Excludes eight facilities in 2009 and 2008, nine facilities in 2007 and 2006 and seven facilities in 2005 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(c)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(d)	Weighted average licensed beds represents the average number of licensed beds, weighted based on periods owned.

(e)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(f)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(g)	Represents the average number of days admitted patients stay in our hospitals.

(h)	Represents the average number of patients in our hospital beds each day.

(i)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(j)	Represents the number of patients treated in our emergency rooms.

(k)	Represents the number of surgeries performed on patients who were not admitted to our hospitals. Pain management and endoscopy procedures are not included in outpatient surgeries.

(l)	Represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management and endoscopy procedures are not included in inpatient surgeries.

Competition

Generally, other hospitals in the local communities served by most of our hospitals provide services similar to those offered by our hospitals. Additionally, in recent years the number of freestanding ASCs and diagnostic centers (including facilities owned by physicians) in the geographic areas in which we operate has increased significantly. As a result, most of our hospitals operate in a highly competitive environment. In some cases, competing hospitals are more established than our hospitals. Some competing hospitals are owned by tax-supported government agencies and many others are owned by not-for-profit entities that may be supported by endowments, charitable contributions and/or tax revenues and are exempt from sales, property and income taxes. Such exemptions and support are not available to our hospitals. In certain localities there are large teaching hospitals that provide highly specialized facilities, equipment and services which may not be available at most of our hospitals. We are facing increasing competition from specialty hospitals, some of which are physician-owned, and both our own and unaffiliated freestanding ASCs for market share in high margin services.

Psychiatric hospitals frequently attract patients from areas outside their immediate locale and, therefore, our psychiatric hospitals compete with both local and regional hospitals, including the psychiatric units of general, acute care hospitals.

Our strategies are designed to ensure our hospitals are competitive. We believe our hospitals compete within local communities on the basis of many factors, including the quality of care, ability to attract and retain quality physicians, skilled clinical personnel and other health care professionals, location, breadth of services, technology offered and prices charged. Pursuant to the Health Reform Legislation, hospitals will be required to publish annually a list of their standard charges for items and services. We have increased our focus on operating outpatient services with improved accessibility and more convenient service for patients, and increased predictability and efficiency for physicians.

Two of the most significant factors to the competitive position of a hospital are the number and quality of physicians affiliated with the hospital. Although physicians may at any time terminate their affiliation with a hospital we operate, our hospitals seek to retain physicians with varied specialties on the hospitals’ medical staffs and to attract other qualified physicians. We believe physicians refer patients to a hospital on the basis of the quality and scope of services it renders to patients and physicians, the quality of physicians on the medical staff, the location of the hospital and the quality of the hospital’s facilities, equipment and employees. Accordingly, we strive to maintain and provide quality facilities, equipment, employees and services for physicians and patients.

Another major factor in the competitive position of a hospital is our ability to negotiate service contracts with purchasers of group health care services. Managed care plans attempt to direct and control the use of hospital services and obtain discounts from hospitals’ established gross charges. In addition, employers and traditional health insurers continue to attempt to contain costs through negotiations with hospitals for managed care programs and discounts from established gross charges. Generally, hospitals compete for service contracts with group health care services purchasers on the basis of price, market reputation, geographic location, quality and range of services, quality of the medical staff and convenience. Our future success will depend, in part, on our ability to retain and renew our managed care contracts and enter into new managed care contracts on favorable terms. Other health care providers may impact our ability to enter into managed care contracts or negotiate increases in our reimbursement and other favorable terms and conditions. For example, some of our competitors may negotiate exclusivity provisions with managed care plans or otherwise restrict the ability of managed care companies to contract with us. The trend toward consolidation among non-government payers tends to increase their bargaining power over fee structures. The importance of obtaining contracts with managed care organizations varies from community to community, depending on the market strength of such organizations.

State certificate of need (“CON”) laws, which place limitations on a hospital’s ability to expand hospital services and facilities, make capital expenditures and otherwise make changes in operations, may also have the effect of restricting competition. We currently operate health care facilities in a number of states with CON laws. Before issuing a CON, these states consider the need for additional or expanded health care facilities or services. In those states which have no CON laws or which set relatively high levels of expenditures before they become reviewable by state authorities, competition in the form of new services, facilities and capital spending is more prevalent. See “Regulation and Other Factors.”

We and the health care industry as a whole face the challenge of continuing to provide quality patient care while dealing with rising costs and strong competition for patients. Changes in medical technology, existing and future legislation, regulations and interpretations and managed care contracting for provider services by private and government payers remain ongoing challenges.

Admissions, average lengths of stay and reimbursement amounts continue to be negatively affected by payer-required pre-admission authorization, utilization review and payer pressure to maximize outpatient and alternative health care delivery services for less acutely ill patients. The Health Reform Legislation eliminates statutory restrictions on the use of prepayment review by Medicare contractors. Increased competition, admission constraints and payer pressures are expected to continue. To meet these challenges, we intend to expand our facilities or acquire or construct new facilities where appropriate, to better enable the provision of a comprehensive array of outpatient services, offer market competitive pricing to private payer groups, upgrade facilities and equipment, and offer new or expanded programs and services.

REGULATION AND OTHER FACTORS

Licensure, Certification and Accreditation

Health care facility construction and operation are subject to numerous federal, state and local regulations relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, fire prevention, rate-setting and compliance with building codes and environmental protection laws. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. We believe our health care facilities are properly licensed under applicable state laws. Each of our acute care hospitals are certified for participation in the Medicare and Medicaid programs and are accredited by The Joint Commission. If any facility were to lose its Medicare or Medicaid certification, the facility would be unable to receive reimbursement from federal health care programs. If any facility were to lose accreditation by The Joint Commission, the facility would be subject to state surveys, potentially be subject to increased scrutiny by CMS and likely lose payment from non-government payers. Management believes our facilities are in substantial compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, it may become necessary for us to make changes in our facilities, equipment, personnel and services. The requirements for licensure also may include notification or approval in the event of the transfer or change of ownership. Failure to obtain the necessary state approval in these circumstances can result in the inability to complete an acquisition or change of ownership.

Certificates of Need

In some states where we operate hospitals and other health care facilities, the construction or expansion of health care facilities, the acquisition of existing facilities, the transfer or change of ownership and the addition of new beds or services may be subject to review by and prior approval of state regulatory agencies under a CON program. Such laws generally require the reviewing state agency to determine the public need for additional or expanded health care facilities and services. Failure to obtain necessary state approval can result in the inability to expand facilities, complete an acquisition or change ownership.

State Rate Review

Some states have adopted legislation mandating rate or budget review for hospitals or have adopted taxes on hospital revenues, assessments or licensure fees to fund indigent health care within the state. In the aggregate, indigent tax provisions have not materially, adversely affected our results of operations. Although we do not currently operate facilities in states that mandate rate or budget reviews, we cannot predict whether we will operate in such states in the future, or whether the states in which we currently operate may adopt legislation mandating such reviews.

Federal Health Care Program Regulations

Participation in any federal health care program, including the Medicare and Medicaid programs, is heavily regulated by statute and regulation. If a hospital fails to substantially comply with the numerous conditions of participation in the Medicare and Medicaid programs or performs certain prohibited acts, the hospital’s participation in the federal health care programs may be terminated, or civil or criminal penalties may be imposed under certain provisions of the Social Security Act, or both.

Anti-kickback Statute

A section of the Social Security Act known as the “Anti-kickback Statute” prohibits providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration with the intent of generating referrals or orders for services or items covered by a federal health care program. Courts have interpreted this statute broadly and held that there is a violation of the Anti-kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, the Health Reform Legislation provides that knowledge of the law or the intent to violate the law is not required.

Violations of the Anti-kickback Statute may be punished by a criminal fine of up to $25,000 for each violation or imprisonment, civil money penalties of up to $50,000 per violation and damages of up to three times the total amount of the remuneration and/or exclusion from participation in federal health care programs, including Medicare and Medicaid. The Health Reform Legislation provides that submission of a claim for services or items generated in violation of the Anti-kickback Statute constitutes a false or fraudulent claim and may be subject to additional penalties under the federal False Claims Act (“FCA”).

The Office of Inspector General at HHS (“OIG”), among other regulatory agencies, is responsible for identifying and eliminating fraud, abuse and waste. The OIG carries out this mission through a nationwide program of audits, investigations and inspections. As one means of providing guidance to health care providers, the OIG issues “Special Fraud Alerts.” These alerts do not have the force of law, but identify features of arrangements or transactions that the government believes may cause the arrangements or transactions to violate the Anti-kickback Statute or other federal health care laws. The OIG has identified several incentive arrangements that constitute suspect practices, including: (a) payment of any incentive by a hospital each time a physician refers a patient to the hospital, (b) the use of free or significantly discounted office space or equipment in facilities usually located close to the hospital, (c) provision of free or significantly discounted billing, nursing or other staff services, (d) free training for a physician’s office staff in areas such as management techniques and laboratory techniques, (e) guarantees which provide, if the physician’s income fails to reach a predetermined level, the hospital will pay any portion of the remainder, (f) low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the hospital, (g) payment of the costs of a physician’s travel and expenses for conferences, (h) coverage on the hospital’s group health insurance plans at an inappropriately low cost to the physician, (i) payment for services (which may include consultations at the hospital) which require few, if any, substantive duties by the physician, (j) purchasing goods or services from physicians at prices in excess of their fair market value, and (k) rental of space in physician offices, at other than fair market value terms, by persons or entities to which physicians refer. The OIG has encouraged persons having information about hospitals who offer the above types of incentives to physicians to report such information to the OIG.

The OIG also issues Special Advisory Bulletins as a means of providing guidance to health care providers. These bulletins, along with the Special Fraud Alerts, have focused on certain arrangements that could be subject to heightened scrutiny by government enforcement authorities, including: (a) contractual joint venture arrangements and other joint venture arrangements between those in a position to refer business, such as physicians, and those providing items or services for which Medicare or Medicaid pays, and (b) certain “gainsharing” arrangements, i.e., the practice of giving physicians a share of any reduction in a hospital’s costs for patient care attributable in part to the physician’s efforts.

In addition to issuing Special Fraud Alerts and Special Advisory Bulletins, the OIG issues compliance program guidance for certain types of health care providers. The OIG guidance identifies a number of risk areas under federal fraud and abuse statutes and regulations. These areas of risk include compensation arrangements with physicians, recruitment arrangements with physicians and joint venture relationships with physicians.

As authorized by Congress, the OIG has published safe harbor regulations that outline categories of activities deemed protected from prosecution under the Anti-kickback Statute. Currently, there are statutory exceptions and safe harbors for various activities, including the following: certain investment interests, space rental, equipment rental, practitioner recruitment, personnel services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, freestanding surgery centers, ambulance replenishing, and referral agreements for specialty services.

The fact that conduct or a business arrangement does not fall within a safe harbor, or it is identified in a Special Fraud Alert or Advisory Bulletin or as a risk area in the Supplemental Compliance Guidelines for Hospitals, does not necessarily render the conduct or business arrangement illegal under the Anti-kickback Statute. However, such conduct and business arrangements may lead to increased scrutiny by government enforcement authorities.

We have a variety of financial relationships with physicians and others who either refer or influence the referral of patients to our hospitals and other health care facilities, including employment contracts, leases, medical director agreements and professional service agreements. We also have similar relationships with physicians and facilities to which patients are referred from our facilities. In addition, we provide financial incentives, including minimum revenue guarantees, to recruit physicians into the communities served by our hospitals. While we endeavor to comply with the applicable safe harbors, certain of our current arrangements, including joint ventures and financial relationships with physicians and other referral sources and persons and entities to which we refer patients, do not qualify for safe harbor protection.

Although we believe our arrangements with physicians and other referral sources have been structured to comply with current law and available interpretations, there can be no assurance regulatory authorities enforcing these laws will determine these financial arrangements comply with the Anti-kickback Statute or other applicable laws. An adverse determination could subject us to liabilities under the Social Security Act, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other federal health care programs.

Stark Law

The Social Security Act also includes a provision commonly known as the “Stark Law.” The Stark Law prevents the entity from billing Medicare and Medicaid programs for any items or services that result from a prohibited referral and requires the entity to refund amounts received for items or services provided pursuant to the prohibited referral. The law, thus, effectively prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship, if these entities provide certain “designated health services” reimbursable by Medicare, including inpatient and outpatient hospital services, clinical laboratory services and radiology services. Sanctions for violating the Stark Law include denial of payment, civil monetary penalties of up to $15,000 per claim submitted and exclusion from the federal health care programs. The statute also provides for a penalty of up to $100,000 for a circumvention scheme. There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. Unlike safe harbors under the Anti-kickback Statute with which compliance is voluntary, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law. Although there is an exception for a physician’s ownership interest in an entire hospital, the Health Reform Legislation prohibits newly created physician-owned hospitals from billing for Medicare patients referred by their physician owners. As a result, the new law will effectively prevent the formation of physician-owned hospitals after December 31, 2010. While the new law grandfathers existing physician-owned hospitals, it does not allow these hospitals to increase the percentage of physician ownership and significantly restricts their ability to expand services.

Through a series of rulemakings, CMS has issued final regulations implementing the Stark Law. Additional changes to these regulations, which became effective October 1, 2009, further restrict the types of arrangements facilities and physicians may enter, including additional restrictions on certain leases, percentage compensation arrangements, and agreements under which a hospital purchases services “under arrangements.” While these regulations were intended to clarify the requirements of the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes. CMS has indicated it is considering additional changes to the Stark Law regulations. Because many of these laws and their implementing regulations are relatively new, we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. We attempt to structure our relationships to meet an exception to the Stark Law, but the regulations implementing the exceptions are detailed and complex, and we cannot assure that every relationship complies fully with the Stark Law.

On September 14, 2007, CMS published an information collection request called the Disclosure of Financial Relations Report (“DFRR”). The DFRR and its supporting documentation are currently under review by the Office of Management and Budget, and it is unclear when, or if, it will be finalized. CMS has indicated that responding hospitals will have a limited amount of time to compile a significant amount of information relating to their financial relationships with physicians. A hospital may be subject to substantial penalties if it is unable to assemble and report this information within the required time frame or if any applicable government agency determines that the submission is inaccurate or incomplete. Depending on the final format of the DFRR, responding hospitals may be subject to substantial penalties as a result of enforcement actions brought by government agencies and whistleblowers acting pursuant to the FCA and similar state laws, based on such allegations as failure to respond within required deadlines, that the response is inaccurate or contains incomplete information, or that the response indicates a potential violation of the Stark Law or other requirements.

Similar State Laws

Many states in which we operate also have laws similar to the Anti-kickback Statute that prohibit payments to physicians for patient referrals and laws similar to the Stark Law that prohibit certain self-referrals. The scope of these state laws is broad, since they can often apply regardless of the source of payment for care, and little precedent exists for their interpretation or enforcement. These statutes typically provide for criminal and civil penalties, as well as loss of facility licensure.

Other Fraud and Abuse Provisions

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) broadened the scope of certain fraud and abuse laws by adding several criminal provisions for health care fraud offenses that apply to all health benefit programs. The Social Security Act also imposes criminal and civil penalties for making false claims and statements to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered or for misrepresenting actual services rendered in order to obtain higher reimbursement, billing for unnecessary goods and services, and cost report fraud. Federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed health care fraud, even if the officer or managing employee had no knowledge of the fraud. Criminal and civil penalties may be imposed for a number of other prohibited activities, including failure to return known overpayments, certain gainsharing arrangements, billing Medicare amounts that are substantially in excess of a provider’s usual charges, offering remuneration to influence a Medicare or Medicaid beneficiary’s selection of a health care provider, contracting with an individual or entity known to be excluded from a federal health care program, making or accepting a payment to induce a physician to reduce or limit services, and soliciting or receiving any remuneration in return for referring an individual for an item or service payable by a federal health care program. Like the Anti-kickback Statute, these provisions are very broad. Under the Health Reform Legislation, civil penalties may be imposed for the failure to report and return an overpayment within 60 days of identifying the overpayment or by the date a corresponding cost report is due, whichever is later. To avoid liability, providers must, among other things, carefully and accurately code claims for reimbursement, promptly return overpayments and accurately prepare cost reports.

Some of these provisions, including the federal Civil Monetary Penalty Law, require a lower burden of proof than other fraud and abuse laws, including the Anti-kickback Statute. Civil monetary penalties that may be imposed under the federal Civil Monetary Penalty Law range from $10,000 to $50,000 per act, and in some cases may result in penalties of up to three times the remuneration offered, paid, solicited or received. In addition, a violator may be subject to exclusion from federal and state health care programs. Federal and state governments increasingly use the federal Civil Monetary Penalty Law, especially where they believe they cannot meet the higher burden of proof requirements under the Anti-kickback Statute. Further, individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds under the Medicare Integrity Program.

The Federal False Claims Act and Similar State Laws

The qui tam, or whistleblower, provisions of the FCA allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Further, the government may use the FCA to prosecute Medicare and other government program fraud in areas such as coding errors, billing for services not provided and submitting false cost reports. When a private party brings a qui tam action under the FCA, the defendant is not made aware of the lawsuit until the government commences its own investigation or makes a determination whether it will intervene. When a defendant is determined by a court of law to be liable under the FCA, the defendant may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. There are many potential bases for liability under the FCA. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The FCA defines the term “knowingly” broadly. Though simple negligence will not give rise to liability under the FCA, submitting a claim with reckless disregard to its truth or falsity constitutes a “knowing” submission under the FCA and, therefore, will qualify for liability. The Fraud Enforcement and Recovery Act of 2009 expanded the scope of the FCA by, among other things, creating liability for knowingly and improperly avoiding repayment of an overpayment received from the government and broadening protections for whistleblowers. Under the Health Reform Legislation, the FCA is implicated by the knowing failure to report and return an overpayment within 60 days of identifying the overpayment or by the date a corresponding cost report is due, whichever is later. Further, the Health Reform Legislation expands the scope of the FCA to cover payments in connection with the new health insurance exchanges to be created by the Health Reform Legislation, if those payments include any federal funds.

In some cases, whistleblowers and the federal government have taken the position, and some courts have held, that providers who allegedly have violated other statutes, such as the Anti-kickback Statute and the Stark Law, have thereby submitted false claims under the FCA. The Health Reform Legislation clarifies this issue with respect to the Anti-kickback Statute by providing that submission of claims for services or items generated in violation of the Anti-kickback Statute constitutes a false or fraudulent claim under the FCA. Every entity that receives at least $5 million annually in Medicaid payments must have written policies for all employees, contractors or agents, providing detailed information about false claims, false statements and whistleblower protections under certain federal laws, including the FCA, and similar state laws. In addition, federal law provides an incentive to states to enact false claims laws comparable to the FCA. A number of states in which we operate have adopted their own false claims provisions as well as their own whistleblower provisions under which a private party may file a civil lawsuit in state court. We have adopted and distributed policies pertaining to the FCA and relevant state laws.

HIPAA Administrative Simplification and Privacy and Security Requirements

The Administrative Simplification Provisions of HIPAA require the use of uniform electronic data transmission standards for certain health care claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the health care industry. HHS has issued regulations implementing the HIPAA Administrative Simplification Provisions and compliance with these regulations is mandatory for our facilities. In addition, HIPAA requires that each provider use a National Provider Identifier. In January 2009, CMS published a final rule making changes to the formats used for certain electronic transactions and requiring the use of updated standard code sets for certain diagnoses and procedures known as ICD-10 code sets. While use of the ICD-10 code sets is not mandatory until October 1, 2013, we will be modifying our payment systems and processes to prepare for the implementation. Implementing the ICD-10 code sets will require significant administrative changes, but we believe that the cost of compliance with these regulations has not had and is not expected to have a material, adverse effect on our business, financial position or results of operations. The Health Reform Legislation requires HHS to adopt standards for additional electronic transactions and to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction.

The privacy and security regulations promulgated pursuant to HIPAA extensively regulate the use and disclosure of individually identifiable health information and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. The American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law on February 17, 2009, broadened the scope of the HIPAA privacy and security regulations. In addition, ARRA extends the application of certain provisions of the security and privacy regulations to business associates (entities that handle identifiable health information on behalf of covered entities) and subjects business associates to civil and criminal penalties for violation of the regulations. We enforce a HIPAA compliance plan, which we believe complies with HIPAA privacy and security requirements and under which a HIPAA compliance group monitors our compliance. The privacy regulations and security regulations have and will continue to impose significant costs on our facilities in order to comply with these standards.

As required by ARRA, HHS published an interim final rule on August 24, 2009, that requires covered entities to report breaches of unsecured protected health information to affected individuals without unreasonable delay but not to exceed 60 days of discovery of the breach by a covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. Various state laws and regulations may also require us to notify affected individuals in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties, and ARRA has strengthened the enforcement provisions of HIPAA, which may result in increased enforcement activity. Under ARRA, HHS is required to conduct periodic compliance audits of covered entities and their business associates. ARRA broadens the applicability of the criminal penalty provisions to employees of covered entities and requires HHS to impose penalties for violations resulting from willful neglect. ARRA also significantly increases the amount of the civil penalties, with penalties of up to $50,000 per violation for a maximum civil penalty of $1,500,000 in a calendar year for violations of the same requirement. In addition, ARRA authorizes state attorneys general to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents. Our facilities also remain subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

There are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns. For example, the Federal Trade Commission issued a final rule in October 2007 requiring financial institutions and creditors, which may include health providers and health plans, to implement written identity theft prevention programs to detect, prevent, and mitigate identity theft in connection with certain accounts. The Federal Trade Commission has delayed enforcement of this rule until June 1, 2010.

EMTALA

All of our hospitals in the United States are subject to EMTALA. This federal law requires any hospital participating in the Medicare program to conduct an appropriate medical screening examination of every individual who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer an individual or if the hospital delays appropriate treatment in order to first inquire about the individual’s ability to pay. Penalties for violations of EMTALA include civil monetary penalties and exclusion from participation in the Medicare program. In addition, an injured individual, the individual’s family or a medical facility that suffers a financial loss as a direct result of a hospital’s violation of the law can bring a civil suit against the hospital.

The government broadly interprets EMTALA to cover situations in which individuals do not actually present to a hospital’s emergency room, but present for emergency examination or treatment to the hospital’s campus, generally, or to a hospital-based clinic that treats emergency medical conditions or are transported in a hospital-owned ambulance, subject to certain exceptions. At least one court has interpreted the law also to apply to a hospital that has been notified of a patient’s pending arrival in a non-hospital owned ambulance. EMTALA does not generally apply to individuals admitted for inpatient services. The government has expressed its intent to investigate and enforce EMTALA violations actively in the future. We believe our hospitals operate in substantial compliance with EMTALA.

Corporate Practice of Medicine/Fee Splitting

Some of the states in which we operate have laws prohibiting corporations and other entities from employing physicians, practicing medicine for a profit and making certain direct and indirect payments or fee-splitting arrangements between health care providers designed to induce or encourage the referral of patients to, or the recommendation of, particular providers for medical products and services. Possible sanctions for violation of these restrictions include loss of license and civil and criminal penalties. In addition, agreements between the corporation and the physician may be considered void and unenforceable. These statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

Health Care Industry Investigations

Significant media and public attention has focused in recent years on the hospital industry. This media and public attention, changes in government personnel or other factors may lead to increased scrutiny of the health care industry. While we are currently not aware of any material investigations of the Company under federal or state health care laws or regulations, it is possible that governmental entities could initiate investigations or litigation in the future at facilities we operate and that such matters could result in significant penalties, as well as adverse publicity. It is also possible that our executives and managers could be included in governmental investigations or litigation or named as defendants in private litigation.

Our substantial Medicare, Medicaid and other governmental billings result in heightened scrutiny of our operations. We continue to monitor all aspects of our business and have developed a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. Because the law in this area is complex and constantly evolving, governmental investigations or litigation may result in interpretations that are inconsistent with our or industry practices.

In public statements surrounding current investigations, governmental authorities have taken positions on a number of issues, including some for which little official interpretation previously has been available, that appear to be inconsistent with practices that have been common within the industry and that previously have not been challenged in this manner. In some instances, government investigations that have in the past been conducted under the civil provisions of federal law may now be conducted as criminal investigations.

Both federal and state government agencies have increased their focus on and coordination of civil and criminal enforcement efforts in the health care area. The OIG and the Department of Justice have, from time to time, established national enforcement initiatives, targeting all hospital providers that focus on specific billing practices or other suspected areas of abuse. The Health Reform Legislation includes additional federal funding to fight health care fraud, waste and abuse, including $95 million for federal fiscal year 2011, $55 million in federal fiscal year 2012 and additional increased funding through 2016. In addition, governmental agencies and their agents, such as the Medicare Administrative Contractors, fiscal intermediaries and carriers, may conduct audits of our health care operations. Private payers may conduct similar post-payment audits, and we also perform internal audits and monitoring.

In addition to national enforcement initiatives, federal and state investigations have addressed a wide variety of routine health care operations such as: cost reporting and billing practices, including for Medicare outliers; financial arrangements with referral sources; physician recruitment activities; physician joint ventures; and hospital charges and collection practices for self-pay patients. We engage in many of these routine health care operations and other activities that could be the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings, numerous financial arrangements with physicians who are referral sources to our hospitals, and joint venture arrangements involving physician investors. Certain of our individual facilities have received, and other facilities may receive, government inquiries from federal and state agencies. Any additional investigations of the Company, our executives or managers could result in significant liabilities or penalties to us, as well as adverse publicity.

Commencing in 1997, we became aware we were the subject of governmental investigations and litigation relating to our business practices. As part of the investigations, the United States intervened in a number of qui tam actions brought by private parties. The investigations related to, among other things, DRG coding, outpatient laboratory billing, home health issues, physician relations, cost report and wound care issues. The investigations were concluded through a series of agreements executed in 2000 and 2003 with the Criminal Division of the Department of Justice, the Civil Division of the Department of Justice, various U.S. Attorneys’ offices, CMS, a negotiating team representing states with claims against us, and others. In January 2001, we entered into an eight-year Corporate Integrity Agreement (“CIA”) with the OIG, which expired January 24, 2009. If the government were to determine that we violated or breached the CIA or other federal or state laws relating to Medicare, Medicaid or similar programs, we could be subject to substantial monetary fines, civil and criminal penalties and/or exclusion from participation in the Medicare and Medicaid programs and other federal and state health care programs. Alleged violations may be pursued by the government or through private qui tam actions. Sanctions imposed against us as a result of such actions could have a material, adverse effect on our results of operations and financial position.

Health Care Reform

In March 2010, President Obama signed the Health Reform Legislation into law. The Health Reform Legislation represents significant change across the health care industry. As a result of the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment, the impact of the Health Reform Legislation is not yet fully known. The primary goal of the Health Reform Legislation is to decrease the number of uninsured individuals by expanding coverage to approximately 32 million additional individuals through a combination of public program expansion and private sector health insurance reforms. The Health Reform Legislation expands eligibility under existing Medicaid programs, imposes financial penalties on individuals who fail to carry insurance coverage and creates affordability credits for those not enrolled in an employer-sponsored health plan. Further, the Health Reform Legislation requires states to establish a health insurance exchange and permits states to create federally funded, non-Medicaid plans for low-income residents not eligible for Medicaid. The Health Reform Legislation establishes a number of health insurance market reforms, including a ban on lifetime limits and pre-existing condition exclusions, new benefit mandates, and increased dependent coverage. Health insurance market reforms that expand insurance coverage should increase revenues from providing care to previously uninsured individuals; however, many of these provisions of the Health Reform Legislation will not become effective until 2014 or later. It is also possible that implementation of these provisions could be delayed or even blocked due to court challenges. In addition, there may be efforts to repeal or amend the Health Reform Legislation.

Further, the Health Reform Legislation contains a number of provisions designed to significantly reduce Medicare and Medicaid program spending, including reductions in Medicare market basket updates and Medicare and Medicaid disproportionate share funding. A significant portion of our patient volume is derived from government health care programs, principally Medicare and Medicaid. Specifically, we derived approximately 40% of our revenues from the Medicare and Medicaid programs in 2009. Reductions to our reimbursement under the Medicare and Medicaid programs by the Health Reform Legislation could adversely affect our business and results of operations, to the extent such reductions are not offset by the expected increases in revenues from providing care to previously uninsured individuals.

The Health Reform Legislation prohibits newly created physician-owned hospitals from billing for Medicare patients referred by their physician owners. As a result, the new law will effectively prevent the formation of physician-owned hospitals after December 31, 2010. While the new law grandfathers existing physician-owned hospitals, it does not allow these hospitals to increase the percentage of physician ownership and significantly restricts their ability to expand services.

Because of the many variables involved, we are unable to predict the net effect on the Company of the reductions in Medicare and Medicaid spending, the expected increases in revenues from providing care to previously uninsured individuals, and numerous other provisions in the law that may affect the Company. We are further unable to foresee how individuals and businesses will respond to the choices afforded them by the Health Reform Legislation. Thus, we cannot predict the full impact of the Health Reform Legislation on the Company at this time.

Current and possible future changes in the Medicare, Medicaid, and other state programs, including Medicaid supplemental payments pursuant to upper payment limit programs, may impact reimbursements to health care providers and insurers. Many states have enacted, or are considering enacting, health reform measures, including reforms designed to reduce their Medicaid expenditures and change private health care insurance. States have also adopted, or are considering, legislation designed to reduce coverage, enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand states’ Medicaid systems. Some states, including states in which we operate, have applied for and have been granted federal waivers from current Medicaid regulations to allow them to serve some or all of their Medicaid participants through managed care providers. The Health Reform Legislation will result in increased state legislative and regulatory changes in order for states to comply with new federal mandates, such as the requirement to establish health insurance exchanges and the expansion of Medicaid enrollment, and to participate in grants and other incentive opportunities.

Hospital operating margins have been, and may continue to be, under significant pressure because of deterioration in pricing flexibility and payer mix, reductions in Medicaid expenditures and growth in operating expenses in excess of the increase in PPS payments under the Medicare program. Changes to federal and state government health care programs, to commercial plans and to other aspects of the health care industry resulting from the Health Reform Legislation may increase the pressure on hospital operating margins.

General Economic and Demographic Factors

The United States economy has weakened significantly. Depressed consumer spending and higher unemployment rates continue to pressure many industries. During economic downturns, governmental entities often experience budget deficits as a result of increased costs and lower than expected tax collections. These budget deficits may force federal, state and local government entities to decrease spending for health and human service programs, including Medicare, Medicaid and similar programs, which represent significant payer sources for our hospitals. Other risks we face from general economic weakness include potential declines in the population covered under managed care agreements, patient decisions to postpone or cancel elective and non-emergency health care procedures, potential increases in the uninsured and underinsured populations and further difficulties in our collecting patient co-payment and deductible receivables. The Health Reform Legislation seeks to decrease over time the number of uninsured individuals, by among other things requiring employers to offer, and individuals to carry, health insurance or be subject to penalties. However, it is difficult to predict the full impact of the Health Reform Legislation due to the law’s complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment.

The health care industry is impacted by the overall United States financial pressures. The federal deficit, the growing magnitude of Medicare expenditures and the aging of the United States population will continue to place pressure on federal health care programs.

Compliance Program and Corporate Integrity Agreement

We maintain a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. The program is intended to monitor and raise awareness of various regulatory issues among employees and to emphasize the importance of complying with governmental laws and regulations. As part of the ethics and compliance program, we provide annual ethics and compliance training to our employees and encourage all employees to report any violations to their supervisor, an ethics and compliance officer or a toll-free telephone ethics line. The Health Reform Legislation requires providers to implement core elements of a compliance program criteria to be established by HHS, on a timeline to be established by HHS, as a condition of enrollment in the Medicare or Medicaid programs, and we may have to modify our compliance programs to comply with these new criteria.

Until January 24, 2009, we operated under a CIA, which was structured to assure the federal government of our overall federal health care program compliance and specifically covered DRG coding, outpatient PPS billing and physician relations. We underwent major training efforts to ensure that our employees learned and applied the policies and procedures implemented under the CIA and our ethics and compliance program. The CIA had the effect of increasing the amount of information we provided to the federal government regarding our health care practices and our compliance with federal regulations. Under the CIA, we had numerous affirmative obligations, including the requirement to report potential violations of applicable federal health care laws and regulations. Pursuant to this obligation, we reported a number of potential violations of the Stark Law, the Anti-kickback Statute, EMTALA, HIPAA and other laws, most of which we consider to be nonviolations or technical violations. We submitted our final report pursuant to the CIA on April 30, 2009. These reports could result in greater scrutiny by regulatory authorities. The government could determine that our reporting and/or our resolution of reported issues was inadequate. A determination that we breached the CIA and/or a finding of violations of applicable health care laws or regulations could subject us to repayment requirements, substantial monetary penalties, civil penalties, exclusion from participation in the Medicare and Medicaid and other federal and state health care programs and, for violations of certain laws and regulations, criminal penalties. Although the CIA expired on January 24, 2009, we maintain our ethics and compliance program in substantially the same form. However, the audit plans in the CIA have been modified and the reportable events process has been converted to an internal reporting process.

Antitrust Laws

The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the health care industry is currently a priority of the Federal Trade Commission. We believe we are in compliance with such federal and state laws, but future review of our practices by courts or regulatory authorities could result in a determination that could adversely affect our operations.

Environmental Matters

We are subject to various federal, state and local statutes and ordinances regulating the discharge of materials into the environment. We do not believe that we will be required to expend any material amounts in order to comply with these laws and regulations.

Insurance

As is typical in the health care industry, we are subject to claims and legal actions by patients in the ordinary course of business. Subject to a $5 million per occurrence self-insured retention, our facilities are insured by our wholly-owned insurance subsidiary for losses up to $50 million per occurrence. The insurance subsidiary has obtained reinsurance for professional liability risks generally above a retention level of $15 million per occurrence. We also maintain professional liability insurance with unrelated commercial carriers for losses in excess of amounts insured by our insurance subsidiary.

We purchase, from unrelated insurance companies, coverage for directors and officers liability and property loss in amounts we believe are adequate. The directors and officers liability coverage includes a $25 million corporate deductible for the period prior to the Recapitalization and a $1 million corporate deductible subsequent to the Recapitalization. In addition, we will continue to purchase coverage for our directors and officers on an ongoing basis. The property coverage includes varying deductibles depending on the cause of the property damage. These deductibles range from $500,000 per claim up to 5% of the affected property values for certain flood and wind and earthquake related incidents.

Employees and Medical Staffs

At December 31, 2009, we had approximately 190,000 employees, including approximately 49,000 part-time employees. References herein to “employees” refer to employees of our affiliates. We are subject to various state and federal laws that regulate wages, hours, benefits and other terms and conditions relating to employment. At December 31, 2009, employees at 20 of our hospitals are represented by various labor unions. It is possible additional hospitals may unionize in the future. We consider our employee relations to be good and have not experienced work stoppages that have materially, adversely affected our business or results of operations. Our hospitals, like most hospitals, have experienced labor costs rising faster than the general inflation rate. In some markets, nurse and medical support personnel availability has become a significant operating issue to health care providers. To address this challenge, we have implemented several initiatives to improve retention, recruiting, compensation programs and productivity.

Our hospitals are staffed by licensed physicians, who generally are not employees of our hospitals. However, some physicians provide services in our hospitals under contracts, which generally describe a term of service, provide and establish the duties and obligations of such physicians, require the maintenance of certain performance criteria and fix compensation for such services. Any licensed physician may apply to be accepted to the medical staff of any of our hospitals, but the hospital’s medical staff and the appropriate governing board of the hospital, in accordance with established credentialing criteria, must approve acceptance to the staff. Members of the medical staffs of our hospitals often also serve on the medical staffs of other hospitals and may terminate their affiliation with one of our hospitals at any time.

We may be required to continue to enhance wages and benefits to recruit and retain nurses and other medical support personnel or to hire more expensive temporary or contract personnel. As a result, our labor costs could increase. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. Certain proposed changes in federal labor laws, including the Employee Free Choice Act, could increase the likelihood of employee unionization attempts. To the extent a significant portion of our employee base unionizes, our costs could increase materially. In addition, the states in which we operate could adopt mandatory nurse-staffing ratios or could reduce mandatory nurse-staffing ratios already in place. State-mandated nurse-staffing ratios could significantly affect labor costs, and have an adverse impact on revenues if we are required to limit patient admissions in order to meet the required ratios.

Properties

The following table lists, by state, the number of hospitals (general, acute care, psychiatric and rehabilitation) directly or indirectly owned and operated by us as of December 31, 2009:

State	Hospitals	Beds

Alaska	1	250
California	5	1,587
Colorado	7	2,259
Florida	38	9,780
Georgia	11	1,946
Idaho	2	481
Indiana	1	278
Kansas	4	1,286
Kentucky	2	384
Louisiana	7	1,428
Mississippi	1	130
Missouri	6	1,055
Nevada	3	1,075
New Hampshire	2	295
Oklahoma	2	793
South Carolina	3	740
Tennessee	12	2,313
Texas	35	10,493
Utah	6	968
Virginia	9	2,963
International
England	6	704

	163	41,208

In addition to the hospitals listed in the above table, we directly or indirectly operate 105 freestanding surgery centers. We also operate medical office buildings in conjunction with some of our hospitals. These office buildings are primarily occupied by physicians who practice at our hospitals. Fourteen of our general, acute care hospitals and three of our other properties have been mortgaged to support our obligations under our senior secured cash flow credit facility and the first lien secured notes we issued in 2009 and 2010. These three other properties are also subject to second mortgages to support our obligations under the second lien secured notes we issued in 2006 and 2009.

We maintain our headquarters in approximately 1,200,000 square feet of space in the Nashville, Tennessee area. In addition to the headquarters in Nashville, we maintain regional service centers related to our shared services initiatives. These service centers are located in markets in which we operate hospitals.

We believe our headquarters, hospitals and other facilities are suitable for their respective uses and are, in general, adequate for our present needs. Our properties are subject to various federal, state and local statutes and ordinances regulating their operation. Management does not believe that compliance with such statutes and ordinances will materially affect our financial position or results of operations.

Legal Proceedings

We operate in a highly regulated and litigious industry. As a result, various lawsuits, claims and legal and regulatory proceedings have been and can be expected to be instituted or asserted against us. The resolution of any such lawsuits, claims or legal and regulatory proceedings could materially and adversely affect our results of operations and financial position in a given period.

Government Investigations, Claims and Litigation

In January 2001, we entered into an eight-year CIA with the Office of Inspector General at HHS, which expired on January 24, 2009. Under the CIA, we had numerous affirmative obligations, including the requirement to report potential violations of applicable federal health care laws and regulations. Pursuant to these obligations, we reported a number of potential violations of the Stark Law, the Anti-kickback Statute, EMTALA and other laws, most of which we consider to be nonviolations or technical violations. We submitted our final report pursuant to the CIA on April 30, 2009. The government could determine that our reporting and/or our resolution of reported issues was inadequate. Violation or breach of the CIA, or violation of federal or state laws relating to Medicare, Medicaid or similar programs, could subject us to substantial monetary fines, civil and criminal penalties and/or exclusion from participation in the Medicare and Medicaid programs. Alleged violations may be pursued by the government or through private qui tam actions. Sanctions imposed against us as a result of such actions could have a material, adverse effect on our results of operations or financial position.

Merger Litigation in State Court

In 2006, the Foundation for Seacoast Health filed suit against HCA in state court in New Hampshire. The Foundation alleged that both the 2006 Recapitalization transaction and a prior 1999 intra-corporate transaction violated a 1983 agreement that placed certain restrictions on transfers of the Portsmouth Regional Hospital. In May 2007, the trial court ruled against the Foundation on all its claims. On appeal, the New Hampshire Supreme Court affirmed the ruling on the Recapitalization, but remanded to the trial court the claims based on the 1999 intra-corporate transaction. The trial court ruled in December 2009 that the 1999 intra-corporate transaction breached the transfer restriction provisions of the 1983 agreement. The trial court will now conduct further proceedings to determine whether any harm has flowed from the alleged breach, and if so, what the appropriate remedy should be, including determining whether, pursuant to the Foundation’s assertion, that it should have the right to purchase the hospital.

General Liability and Other Claims

We are a party to certain proceedings relating to claims for income taxes and related interest before the IRS Appeals Division. For a description of those proceedings, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pending IRS Disputes” and Note 5 to our consolidated financial statements.

We are also subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or for wrongful restriction of, or interference with, physicians’ staff privileges. In certain of these actions the claimants have asked for punitive damages against us, which may not be covered by insurance. In the opinion of management, the ultimate resolution of these pending claims and legal proceedings will not have a material, adverse effect on our results of operations or financial position.

MANAGEMENT

Directors

The holder of 91,845,692 shares of our common stock, representing approximately 97.1% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting removing the Company’s existing directors and re-electing thirteen directors to serve as members of our Board of Directors. That consent and the election of directors will become effective on or about April 28, 2010. The directors will serve until their successors are duly elected and qualified or until the earlier of their death, resignation, or removal. The following is a brief description of the background and business experience of each member of our Board of Directors:

		Director
Name	Age(1)	Since	Position(s)

Richard M. Bracken	57	2002	Chairman of the Board and Chief Executive Officer
R. Milton Johnson	53	2009	Executive Vice President, Chief Financial Officer and Director
Christopher J. Birosak	56	2006	Director
John P. Connaughton	44	2006	Director
James D. Forbes	50	2009	Director
Kenneth W. Freeman	59	2009	Director
Thomas F. Frist III	42	2006	Director
William R. Frist	40	2009	Director
Christopher R. Gordon	37	2006	Director
Michael W. Michelson	58	2006	Director
James C. Momtazee	38	2006	Director
Stephen G. Pagliuca	55	2006	Director
Nathan C. Thorne	56	2006	Director

(1)	As of April 1, 2010.

Our Board of Directors consists of thirteen directors, who are each managers of Hercules Holding. The Amended and Restated Limited Liability Company Agreement of Hercules Holding requires that the members of Hercules Holding take all necessary action to ensure that the persons who serve as managers of Hercules Holding also serve on the Board of Directors of HCA. See “Certain Relationships and Related Party Transactions.” In addition, Mr. Bracken’s employment agreement provides that he will continue to serve as a member of our Board of Directors so long as he remains an officer of HCA. Because of these requirements, together with Hercules Holding’s ownership of approximately 97.1% of our outstanding common stock, we do not currently have a policy or procedures with respect to stockholder recommendations for nominees to the Board of Directors.

Richard M. Bracken has served as Chief Executive Officer of the Company since January 2009 and was appointed as Chairman of the Board in December 2009. Mr. Bracken served as President and Chief Executive Officer from January 2009 to December 2009. Mr. Bracken was appointed Chief Operating Officer in July 2001 and served as President and Chief Operating Officer from January 2002 to January 2009. Mr. Bracken served as President — Western Group of the Company from August 1997 until July 2001. From January 1995 to August 1997, Mr. Bracken served as President of the Pacific Division of the Company. Prior to 1995, Mr. Bracken served in various hospital Chief Executive Officer and Administrator positions with HCA-Hospital Corporation of America.

R. Milton Johnson has served as Executive Vice President and Chief Financial Officer of the Company since July 2004 and was appointed as a director in December 2009. Mr. Johnson served as Senior Vice President and Controller of the Company from July 1999 until July 2004. Mr. Johnson served as Vice

President and Controller of the Company from November 1998 to July 1999. Prior to that time, Mr. Johnson served as Vice President — Tax of the Company from April 1995 to October 1998. Prior to that time, Mr. Johnson served as Director of Tax for Healthtrust from September 1987 to April 1995.

Christopher J. Birosak is a Managing Director of BAML Capital Partners, the private equity division of Bank of America Corporation. BAML is the successor organization to Merrill Lynch Global Private Equity. Prior to joining the Global Private Equity Division of Merrill Lynch in 2004, Mr. Birosak worked in various capacities in the Merrill Lynch Leveraged Finance Group with particular emphasis on leveraged buyouts and mergers and acquisitions related financings. Mr. Birosak served as a director of Atrium Companies, Inc. from 2004 to 2009 and currently serves on the board of directors of NPC International. Mr. Birosak joined Merrill Lynch in 1994.

John P. Connaughton has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the health care, consumer products and business services industries. Mr. Connaughton served as a director of Stericycle, Inc. from 1999 to 2005, M/C Communications (PriMed) from 2004 to 2009 and AMC Theatres from 2007 to 2009 and currently serves as a director of Clear Channel Communications, Inc., CRC Health Corporation, Warner Chilcott, Ltd., Sungard Data Systems, Warner Music Group, Quintiles Transnational Corp. and The Boston Celtics.

James D. Forbes has been Head of Bank of America’s Global Principal Investments Division since March 2009. From November 2008 to March 2009, Mr. Forbes served as Head of Asia Pacific Corporate and Investment Banking based in Hong Kong. From August 2002 to November 2008, he served as Global Head of Healthcare Investment Banking at Merrill Lynch. Before joining Merrill Lynch in 1995, Mr. Forbes worked at CS First Boston where he was part of Debt Capital Markets.

Kenneth W. Freeman has been a member of member of KKR Management LLC, the general partner of KKR & Co. L.P., since October 1, 2009. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 2007 and joined the firm as Managing Director in May 2005. From May 2004 to December 2004, Mr. Freeman was Chairman of Quest Diagnostics Incorporated, and from January 1996 to May 2004, he served as Chairman and Chief Executive Officer of Quest Diagnostics Incorporated. From May 1995 to December 1996, Mr. Freeman was President and Chief Executive Officer of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics. Prior to that, he served in various general management and financial roles with Corning Incorporated. Mr. Freeman currently serves as a director of Accellent, Inc. and Masonite, Inc. and is chairman of the board of trustees of Bucknell University.

Thomas F. Frist III is a principal of Frist Capital LLC, a private investment vehicle for Mr. Frist and certain related persons and has held such position since 1998. Mr. Frist is also a general partner at Frisco Partners, another Frist family investment vehicle. Mr. Frist served as a director of Triad Hospitals, Inc. from 1998 to October 2006 and currently serves as a director of SAIC, Inc. Mr. Frist is the brother of William R. Frist, who also serves as a director of the Company.

William R. Frist is a principal of Frist Capital LLC, a private investment vehicle for Mr. Frist and certain related persons and has held such position since 2003. Mr. Frist is also a general partner at Frisco Partners, another Frist family investment vehicle. Mr. Frist is the brother of Thomas F. Frist III, who also serves as a director of the Company.

Christopher R. Gordon is a Managing Director of Bain Capital Partners, LLC and joined the firm in 1997. Prior to joining Bain Capital, Mr. Gordon was a consultant at Bain & Company. Mr. Gordon currently serves as a director of Accellent, Inc., CRC Health Corporation and Quintiles Transnational Corp.

Michael W. Michelson has been a member of KKR Management, LLC, the general partner of KKR & Co. L.P., since October 1, 2009. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 1996. Prior to that, he was a general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Michelson served as a director of Accellent Inc. from 2005 to

2009 and Alliance Imaging from 1999 to 2007. Mr. Michelson is currently a director of Biomet, Inc. and Jazz Pharmaceuticals, Inc.

James C. Momtazee has been a member of KKR Management LLC, the general partner of KKR & Co. L.P. since October 1, 2009. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 2009. From 1996 to 2009, he was an executive of Kohlberg Kravis Roberts & Co. L.P. From 1994 to 1996, Mr. Momtazee was with Donaldson, Lufkin & Jenrette in its investment banking department. Mr. Momtazee served as a director of Alliance Imaging from 2002 to 2007 and Accuride from March 2005 to December 2005 and currently serves as a director of Accellent, Inc. and Jazz Pharmaceuticals, Inc.

Stephen G. Pagliuca is a Managing Director of Bain Capital Partners, LLC. Mr. Pagliuca is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982 and founded the Information Partners private equity fund for Bain Capital in 1989. He also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca served as a director of Warner Chilcott, Ltd. from 2005 to 2009, HCA Inc. from November 2006 to September 2009, Quintiles Transnational Corp. from 2008 to 2009, M/C Communications from 2004 to 2009 and FCI, S.A. from 2005 to 2009 and currently serves as a director of Burger King Holdings Inc. and Gartner, Inc.

Nathan C. Thorne was a Senior Vice President of Merrill Lynch & Co., Inc., a subsidiary of Bank of America Corporation, from February 2006 to July 2009, and President of Merrill Lynch Global Private Equity from 2002 to 2009. Mr. Thorne joined Merrill Lynch in 1984. Mr. Thorne currently serves as a director of Nuveen Investments, Inc.

Executive Officers

As of April 1, 2010, our executive officers (other than Messrs. Bracken and Johnson who are listed above) were as follows:

Name	Age	Position(s)

David G. Anderson	62	Senior Vice President — Finance and Treasurer
Victor L. Campbell	63	Senior Vice President
Charles J. Hall	57	President — Eastern Group
Samuel N. Hazen	49	President — Western Group
A. Bruce Moore, Jr.	50	President — Outpatient Services Group
Jonathan B. Perlin, M.D.	49	President — Clinical Services Group and Chief Medical Officer
W. Paul Rutledge	55	President — Central Group
Joseph A. Sowell, III	53	Senior Vice President and Chief Development Officer
Joseph N. Steakley	55	Senior Vice President — Internal Audit Services
John M. Steele	54	Senior Vice President — Human Resources
Donald W. Stinnett	54	Senior Vice President and Controller
Beverly B. Wallace	59	President — Shared Services Group
Robert A. Waterman	56	Senior Vice President, General Counsel and Chief Labor Relations Officer
Noel Brown Williams	55	Senior Vice President and Chief Information Officer
Alan R. Yuspeh	60	Senior Vice President and Chief Ethics and Compliance Officer

David G. Anderson has served as Senior Vice President — Finance and Treasurer of the Company since July 1999. Mr. Anderson served as Vice President — Finance of the Company from September 1993 to July 1999 and was elected to the additional position of Treasurer in November 1996. From March 1993 until September 1993, Mr. Anderson served as Vice President — Finance and Treasurer of Galen Health Care, Inc.

From July 1988 to March 1993, Mr. Anderson served as Vice President — Finance and Treasurer of Humana Inc.

Victor L. Campbell has served as Senior Vice President of the Company since February 1994. Prior to that time, Mr. Campbell served as HCA-Hospital Corporation of America’s Vice President for Investor, Corporate and Government Relations. Mr. Campbell joined HCA-Hospital Corporation of America in 1972. Mr. Campbell serves on the Board of the Nashville Health Care Council, as a member of the American Hospital Association’s President’s Forum, and on the Board and Executive Committee of the Federation of American Hospitals.

Charles J. Hall was appointed President — Eastern Group of the Company in October 2006. Prior to that time, Mr. Hall had served as President — North Florida Division since April 2003. Mr. Hall had previously served the Company as President of the East Florida Division from January 1999 until April 2003, as a Market President in the East Florida Division from January 1998 until December 1998, as President of the South Florida Division from February 1996 until December 1997, and as President of the Southwest Florida Division from October 1994 until February 1996, and in various other capacities since 1987.

Samuel N. Hazen was appointed President — Western Group of the Company in July 2001. Mr. Hazen served as Chief Financial Officer — Western Group of the Company from August 1995 to July 2001. Mr. Hazen served as Chief Financial Officer — North Texas Division of the Company from February 1994 to July 1995. Prior to that time, Mr. Hazen served in various hospital and regional Chief Financial Officer positions with Humana Inc. and Galen Health Care, Inc.

Bruce Moore, Jr. was appointed President — Outpatient Services Group in January 2006. Mr. Moore had served as Senior Vice President and as Chief Operating Officer — Outpatient Services Group since July 2004 and as Senior Vice President — Operations Administration from July 1999 until July 2004. Mr. Moore served as Vice President — Operations Administration of the Company from September 1997 to July 1999, as Vice President — Benefits from October 1996 to September 1997, and as Vice President — Compensation from March 1995 until October 1996.

Dr. Jonathan B. Perlin was appointed President — Clinical Services Group and Chief Medical Officer in November 2007. Dr. Perlin had served as Chief Medical Officer and Senior Vice President — Quality of the Company from August 2006 to November 2007. Prior to joining the Company, Dr. Perlin served as Under Secretary for Health in the U.S. Department of Veterans Affairs since April 2004. Dr. Perlin joined the Veterans Health Administration in November 1999 where he served in various capacities, including as Deputy Under Secretary for Health from July 2002 to April 2004, and as Chief Quality and Performance Officer from November 1999 to September 2002.

W. Paul Rutledge was appointed as President — Central Group in October 2005. Mr. Rutledge had served as President of the MidAmerica Division since January 2001. He served as President of TriStar Health System from June 1996 to January 2001 and served as President of Centennial Medical Center from May 1993 to June 1996. He has served in leadership capacities with HCA for more than 27 years, working with hospitals in the United States and London, England.

Joseph A. Sowell, III was appointed as Senior Vice President and Chief Development Officer of the Company in December 2009. From 1987 to 1996 and again from 1999 to 2009, Mr. Sowell was a partner at the law firm of Waller Lansden Dortch & Davis where he specialized in the areas of healthcare law, mergers and acquisitions, joint ventures, private equity financing, tax law and general corporate law. He also co-managed the firm’s corporate and commercial transactions practice. From 1996 to 1999, Mr. Sowell served as the head of development, and later as the Chief Operating Officer of Arcon Healthcare.

Joseph N. Steakley has served as Senior Vice President — Internal Audit Services of the Company since July 1999. Mr. Steakley served as Vice President — Internal Audit Services from November 1997 to July 1999. From October 1989 until October 1997, Mr. Steakley was a partner with Ernst & Young LLP. Mr. Steakley is a member of the board of directors of J. Alexander’s Corporation, where he serves on the compensation committee and as chairman of the audit committee.

John M. Steele has served as Senior Vice President — Human Resources of the Company since November 2003. Mr. Steele served as Vice President — Compensation and Recruitment of the Company from November 1997 to October 2003. From March 1995 to November 1997, Mr. Steele served as Assistant Vice President — Recruitment.

Donald W. Stinnett has served as Senior Vice President and Controller since December 2008. Mr. Stinnett served as Chief Financial Officer — Eastern Group from October 2005 to December 2008 and Chief Financial Officer of the Far West Division from July 1999 to October 2005. Mr. Stinnett served as Chief Financial Officer and Vice President of Finance of Franciscan Health System of the Ohio Valley from 1995 until 1999, and served in various capacities with Franciscan Health System of Cincinnati and Providence Hospital in Cincinnati prior to that time.

Beverly B. Wallace was appointed President — Shared Services Group in March 2006. From January 2003 until March 2006, Ms. Wallace served as President — Financial Services Group. Ms. Wallace served as Senior Vice President — Revenue Cycle Operations Management of the Company from July 1999 to January 2003. Ms. Wallace served as Vice President — Managed Care of the Company from July 1998 to July 1999. From 1997 to 1998, Ms. Wallace served as President — Homecare Division of the Company. From 1996 to 1997, Ms. Wallace served as Chief Financial Officer — Nashville Division of the Company. From 1994 to 1996, Ms. Wallace served as Chief Financial Officer — Mid-America Division of the Company.

Robert A. Waterman has served as Senior Vice President and General Counsel of the Company since November 1997 and Chief Labor Relations Officer since March 2009. Mr. Waterman served as a partner in the law firm of Latham & Watkins from September 1993 to October 1997; he was Chair of the firm’s healthcare group during 1997.

Noel Brown Williams has served as Senior Vice President and Chief Information Officer of the Company since October 1997. From October 1996 to September 1997, Ms. Williams served as Chief Information Officer for American Service Group/Prison Health Services, Inc. From September 1995 to September 1996, Ms. Williams worked as an independent consultant. From June 1993 to June 1995, Ms. Williams served as Vice President, Information Services for HCA Information Services. From February 1979 to June 1993, she held various positions with HCA-Hospital Corporation of America Information Services.

Alan R. Yuspeh has served as Senior Vice President and Chief Ethics and Compliance Officer of the Company since May 2007. From October 1997 to May 2007, Mr. Yuspeh served as Senior Vice President — Ethics, Compliance and Corporate Responsibility of the Company. From September 1991 until October 1997, Mr. Yuspeh was a partner with the law firm of Howrey & Simon. As a part of his law practice, Mr. Yuspeh served from 1987 to 1997 as Coordinator of the Defense Industry Initiative on Business Ethics and Conduct.

Board of Directors and Board Committees

Director Independence

Our Board of Directors consists of thirteen directors, who are each managers of Hercules Holding. The Amended and Restated Limited Liability Company Agreement of Hercules Holding requires that the members of Hercules Holding take all necessary action to ensure that the persons who serve as managers of Hercules Holding also serve on the Board of Directors of HCA. See “Certain Relationships and Related Party Transactions.” In addition, Mr. Bracken’s employment agreement provides that he will continue to serve as a member of our Board of Directors so long as he remains an officer of HCA. Because of these requirements, together with Hercules Holding’s ownership of approximately 97.1% of our outstanding common stock, we do not currently have a policy or procedures with respect to stockholder recommendations for nominees to the Board of Directors, nor do we have a nominating/corporate governance committee, or a committee that serves a similar purpose. Effective December 31, 2008, Jack O. Bovender, Jr. retired as Chief Executive Officer but retained the role of executive Chairman of the Board until December 15, 2009, and effective January 1, 2009, Mr. Bracken was appointed to serve as Chief Executive Officer of the Company. Effective December 15, 2009, Mr. Bracken was appointed Chairman of the Board, and Mr. Johnson was appointed as a member of the Board of Directors. Our Board of Directors currently has four standing committees: the Audit and Compliance

Committee, the Compensation Committee, the Executive Committee and the Patient Safety and Quality of Care Committee. Each of the Investors (other than the Sponsor Assignees) has the right to have at least one director serve on all standing committees.

Patient
Safety and
	Audit and			Quality of
Name of Director	Compliance	Compensation	Executive	Care

Christopher J. Birosak	X
Richard M. Bracken*			Chair
John P. Connaughton		Chair	X
James D. Forbes		X
Kenneth W. Freeman				X
Thomas F. Frist III	X		X
William R. Frist				X
Christopher R. Gordon	X
R. Milton Johnson*
Michael W. Michelson		X	X
James C. Momtazee	Chair
Stephen G. Pagliuca				X
Nathan C. Thorne			X	Chair

*	Indicates management director.

Though not formally considered by our Board because our common stock is not listed on any national securities exchange, based upon the listing standards of the New York Stock Exchange (“NYSE”), the national securities exchange upon which our common stock was listed prior to the Merger, we do not believe any of our directors would be considered “independent” because of their relationships with certain affiliates of the funds and other entities which hold significant interests in Hercules Holding, which owns approximately 97.1% of our outstanding common stock, and other relationships with us. See “Certain Relationships and Related Party Transactions.” Accordingly, we do not believe that any of Messrs. Birosak, Frist, Gordon or Momtazee, the members of our Audit and Compliance Committee, would meet the independence requirements or Rule 10A-1 of the Exchange Act or the NYSE’s audit committee independence requirements, or that Messrs. Connaughton, Forbes or Michelson, the members of our Compensation Committee, would meet the NYSE’s independence requirements.

Director Qualifications

The Board of Directors seeks to ensure the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In identifying candidates for membership on the Board, the Board takes into account (1) minimum individual qualifications, such as high ethical standards, integrity, mature and careful judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (2) all other factors it considers appropriate, including alignment with our stockholders, especially investment funds affiliated with the Sponsors. While we do not have any specific diversity policies for considering Board candidates, we believe each director contributes to the Board of Directors’ overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.

In 2009, Messrs. Birosak, Bracken, Connaughton, Forbes, Freeman, Frist III, Frist, Gordon, Johnson, Michelson, Momtazee, Pagliuca and Thorne were elected to the Company’s Board. Messrs. Birosak, Connaughton, Forbes, Freeman, Frist III, Frist, Gordon, Michelson, Momtazee, Pagliuca and Thorne were appointed to the Board as a consequence of their respective relationships with investment funds affiliated with the Sponsors and the Frist Entities. They are collectively referred to as the “Sponsor Directors.” Messrs. Bracken and Johnson are collectively referred to as the “Non-Sponsor Directors.”

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth above.

Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our stockholders is important in building value at the Company over time.

Each of the Sponsor Directors was elected to the Board pursuant to the Amended and Restated Limited Liability Company Agreement of Hercules Holding. Pursuant to such agreement, Messrs. Freeman, Michelson and Momtazee were appointed to the Board as a consequence of their respective relationships with KKR, Messrs. Birosak, Forbes and Thorne were appointed to the Board as a consequence of their respective relationships with Bank of America Corporation, Messrs. Connaughton, Gordon and Pagliuca were appointed to the Board as a consequence of their respective relationships with Bain Capital and Messrs. Frist III and Frist were appointed to the Board as a consequence of their respective relationships with the Frist Entities.

As a group, the Sponsor Directors possess experience in owning and managing enterprises like the Company and are familiar with corporate finance, strategic business planning activities and issues involving stakeholders more generally.

The Non-Sponsor Directors bring leadership, extensive business, operating, legal and policy experience, and tremendous knowledge of our Company and the Company’s industry, to the Board. In addition, the Non-Sponsor Directors bring their broad strategic vision for our Company to the Board. Mr. Bracken’s service as the Chairman and Chief Executive Officer of the Company and Mr. Johnson’s service as Executive Vice President, Chief Financial Officer and Director creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business. In addition, having the Chief Executive Officer and Executive Vice President and Chief Financial Officer, and Messrs. Bracken and Johnson in particular, on our Board provides our Company with ethical, decisive and effective leadership.

The Amended and Restated Limited Liability Company Agreement of Hercules Holding provides that each Sponsor has the right to designate three directors, that the Frist Entities have the right to designate two directors and that the Board will include two representatives of management of our Company. Any directors nominated to fill the directorships selected by the Sponsors and the Frist Entities are chosen by the applicable Sponsor or the Frist Entities, as the case may be. The Sponsors, the Frist Entities and the other members of the Board participate in the consideration of nominees to the Board as representatives of the Company’s management.

Board Leadership Structure

The Board appointed the Company’s Chief Executive Officer as Chairman because he is the director most familiar with the Company’s business and industry, and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of Chairman and CEO promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. Because the Company is a controlled corporation and the Board is primarily composed of Sponsor Directors, the Company does not have a lead or any other independent directors.

Board’s Role in Risk Oversight

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by the Company’s enterprise risk management team in collaboration with the Company’s internal auditors. The senior internal audit executive officer reports to the Chief Executive Officer and Chairman and to the Audit and Compliance Committee in this capacity. In this process, we assess risk throughout the Company by conducting surveys and interviews of Company employees and directors soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan. We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives. The enterprise risk management team annually prepares a report for senior management and, ultimately, the Board of Directors regarding the key identified risks and how the Company manages these risks to review and analyze both on an annual and ongoing basis. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Additionally, each quarter, the Board of Directors receives presentations from senior management on strategic matters involving our operations.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit and Compliance Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the senior internal audit executive officer, the senior chief ethics and compliance officer and the independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit and Compliance Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Company Code of Conduct, and related Company policies and procedures, including the Corporate Ethics and Compliance Program. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Patient Safety and Quality of Care Committee assists the Board in fulfilling its risk oversight responsibility with respect to the Company’s policies and procedures relating to patient safety and the delivery of quality medical care to patients.

Board Meetings and Committees

During 2009, our Board of Directors held nine meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served. Given that we do not presently intend on holding annual stockholder meetings because we are not currently publicly traded, HCA has not adopted a policy regarding director attendance at annual meetings of stockholders. The Company did not have an annual meeting of stockholders in 2009 and our directors were re-elected through stockholder action taken on written consent effective September 21, 2009.

Audit and Compliance Committee

Our Audit and Compliance Committee is composed of James C. Momtazee, Chairman, Christopher J. Birosak, Thomas F. Frist III, and Christopher R. Gordon. In light of our status as a closely held company and the absence of a public trading market for our common stock, our Board has not designated any member of the Audit and Compliance Committee as an “audit committee financial expert.” None of the members of the Audit and Compliance Committee would meet the independence requirements of Rule 10A-1 of the Exchange Act or the NYSE’s audit committee independence requirements, because of their relationships with certain affiliates of the funds and other entities which hold significant interests in Hercules Holding, which, as of April 1, 2010, owned approximately 97.1% of our outstanding common stock, and other relationships with us. See “Certain Relationships and Related Party Transactions.” This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent registered public accounting firm before its commencement, reviews the results of the audit and reviews the types of services for which we retain our independent registered public accounting firm. The Audit and Compliance Committee has adopted a charter which can be obtained on the Corporate Governance page of the Company’s website at www.hcahealthcare.com. In 2009, the Audit and Compliance Committee met five times.

Compensation Committee

Our Compensation Committee is currently composed of John P. Connaughton, Chairman, James. D. Forbes and Michael W. Michelson. None of the members of our Compensation Committee would meet the NYSE’s independence requirements. The Compensation Committee is generally charged with the oversight of our executive compensation and rewards programs. Responsibilities of the Compensation Committee include the review and approval of the following items:

•	Executive compensation strategy and philosophy;

•	Compensation arrangements for executive management;

•	Design and administration of the annual cash-based Senior Officer Performance Excellence Program;

•	Design and administration of our equity incentive plans;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and

•	Any other executive compensation or benefits related items deemed noteworthy by the Compensation Committee.

In addition, the Compensation Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment. The Compensation Committee may retain the services of independent outside consultants, as it deems appropriate, to assist in the strategic review of programs and arrangements relating to executive compensation and performance. In 2009 the Compensation Committee hired Semler Brossy Consulting Group, LLC to assist in conducting an assessment of competitive executive compensation. The Compensation Committee may consider recommendations from our Chief Executive Officer and compensation consultants, among other factors, in making its compensation determinations. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the committee may deem appropriate. For a discussion of the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee has adopted a charter which can be obtained on the Corporate Governance page of our website at www.hcahealthcare.com. In 2009, the Compensation Committee met eight times.

Policy Regarding Communications with the Board of Directors

Stockholders, employees and other interested parties may communicate with any of our directors by writing to such director(s) c/o Board of Directors, HCA Inc., One Park Plaza, Nashville, TN 37203, Attention: Corporate Secretary. All communications from stockholders, employees and other interested parties addressed in that manner will be forwarded to the appropriate director. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Corporate Governance page of our website at www.hcahealthcare.com.

Code of Ethics

We have a Code of Conduct, which is applicable to all our directors, officers and employees (the “Code of Conduct”). The Code of Conduct is available on the Ethics and Compliance and Corporate Governance pages of our website at www.hcahealthcare.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, HCA Inc., One Park Plaza, Nashville, TN 37203.

EXECUTIVE COMPENSATION

Compensation Risk Assessment

In consultation with the Compensation Committee, members of Human Resources, Legal, Enterprise Risk Management and Internal Audit management conducted an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business and the design of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning the Company’s compensation policies with the long-term interests of the Company and avoiding rewards or incentive structures that could create unnecessary risks to the Company.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material, adverse effect on the Company.

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) of the Board of Directors is generally charged with the oversight of our executive compensation and rewards programs. The Committee is currently composed of John P. Connaughton, James D. Forbes and Michael W. Michelson. In early 2009, the Committee also included George A. Bitar, and determinations with respect to 2009 compensation were made by such Committee. Responsibilities of the Committee include the review and approval of the following items:

•	Executive compensation strategy and philosophy;

•	Compensation arrangements for executive management;

•	Design and administration of the annual cash-based Senior Officer Performance Excellence Program (“PEP”);

•	Design and administration of our equity incentive plans;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and

•	Any other executive compensation or benefits related items deemed appropriate by the Committee.

In addition, the Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing executive compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment. The Committee may retain the services of independent outside consultants, as it deems appropriate, to assist in the strategic review of programs and arrangements relating to executive compensation and performance.

The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Our named executive officers for 2009 were:

•	Richard M. Bracken, Chairman and Chief Executive Officer;

•	R. Milton Johnson, Executive Vice President and Chief Financial Officer;

•	Beverly B. Wallace, President — Shared Services Group;

•	Samuel N. Hazen, President — Western Group;

•	W. Paul Rutledge, President — Central Group; and

•	Jack O. Bovender, Jr., Executive Chairman of the Board (Retired).

Effective December 31, 2008, Mr. Bovender retired as Chief Executive Officer but retained the role of executive Chairman of the Board, and effective January 1, 2009, Mr. Bracken was appointed to serve as Chief Executive Officer and President of the Company. Mr. Bovender retired as executive Chairman of the Board on December 15, 2009, and Mr. Bracken assumed the additional responsibilities as Chairman of the Board at such time.

As discussed in more detail below, the material elements and structure of the named executive officers’ compensation program were negotiated and determined in connection with the Merger, subject to annual adjustments in the Committee’s discretion.

Compensation Philosophy and Objectives

The core philosophy of our executive compensation program is to support the Company’s primary objective of providing the highest quality health care to our patients while enhancing the long term value of the Company to our stockholders. Specifically, the Committee believes the most effective executive compensation program (for all executives, including named executive officers):

•	Reinforces HCA’s strategic initiatives;

•	Aligns the economic interests of our executives with those of our stockholders; and

•	Encourages attraction and long term retention of key contributors.

The Committee is committed to a strong, positive link between our objectives and our compensation and benefits practices.

Our compensation philosophy also allows for flexibility in establishing executive compensation based on an evaluation of information prepared by management or other advisors and other subjective and objective considerations deemed appropriate by the Committee, subject to any contractual agreements with our executives. The Committee will also consider the recommendations of our Chief Executive Officer. This flexibility is important to ensure our compensation programs are competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our executives.

Compensation Structure and Benchmarking

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic imperatives. Total direct compensation and other benefits consist of the following elements:

Total Direct Compensation	• Base Salary
• Annual Cash-Based Incentives (offered through our PEP)
• Long-Term Equity Incentives (in the form of Stock Options)
Other Benefits	• Retirement Plans
• Limited Perquisites and Other Personal Benefits
• Severance Benefits

The Committee does not support rigid adherence to benchmarks or compensatory formulas and strives to make compensation decisions which effectively support our compensation objectives and reflect the unique attributes of the Company and each executive. Our general practice, however, with respect to pay positioning, is that executive base salaries and annual incentive (PEP) target values should generally position total annual cash compensation between the median and 75th percentile of similarly-sized general industry companies. We utilize the general industry as our primary source for competitive pay levels because HCA is significantly larger than its industry peers. See the discussion of benchmarking below for further information. The named executive officers’ pay fell within the range noted above for jobs with equivalent market comparisons.

The cash compensation mix between salary and PEP has historically been more weighted towards salary than competitive practice among our general industry peers would suggest. Over time, we have made steps towards a mix of cash compensation that will place a greater emphasis on annual performance-based compensation.

Although we look at competitive long-term equity incentive award values in similarly-sized general industry companies when assessing the competitiveness of our compensation programs, we do not make annual executive option grants (and we did not base our initial post-Merger 2007 stock option grants on these levels) since equity is structured differently in closely held companies than in publicly-traded companies. As is typical in similar situations, the Investors wanted to share a certain percentage of the equity with executives shortly after the consummation of the Merger and establish performance objectives and incentives up front in lieu of annual grants to ensure our executives’ long-term economic interests would be aligned with those of the Investors. This pool of equity was then further allocated based on the executives’ responsibilities and anticipated impact on, and potential for, driving Company strategy and performance. The resulting total direct pay mix on a cumulative basis, is heavily weighted towards performance-based pay (PEP plus stock options) rather than fixed pay, which the Committee believes reflects the compensation philosophy and objectives discussed above.

In accordance with agreements entered into at the time of the Merger, our named executive officers received the 2x Time Options (as defined below) in 2009 with an exercise price equal to two times the share price at the Merger (or $102.00). The Committee allocated those options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. For additional information regarding the 2x Time Options, see “— Elements of Compensation — Long-Term Equity Incentive Awards: Options” below.

Compensation Process

The Committee ensures executives’ pay levels are materially consistent with the compensation strategy described above, in part, by conducting annual assessments of competitive executive compensation. Management (but no named executive officer), in collaboration with the Committee’s independent consultant, Semler Brossy Consulting Group, LLC, collects and presents compensation data from similarly-sized general industry companies, based to the extent possible on comparable position matches and compensation components. The following nationally recognized survey sources were utilized in anticipation of establishing 2009 executive compensation:

Survey	Revenue Scope

Towers Perrin Executive Compensation Database	Greater than $20B
Hewitt Total Compensation Measurement	$10B - $25B
Hewitt Total Compensation Measurement	Greater than $25B

These particular revenue scopes were selected because they were the closest approximations to HCA’s revenue size. Each survey that provided an appropriate position match and sufficient sample size to be used in the compensation review was weighted equally. For this purpose, the two Hewitt survey cuts were considered as one survey, and we used a weighted average of the two surveys (65% for the $10B — $25B cut and 35% for the Greater than $25B).

Data was also collected from health care providers within our industry including Community Health Systems, Inc., Health Management Associates, Inc., Kindred Healthcare, Inc., LifePoint Hospitals, Inc., Tenet Healthcare Corporation and Universal Health Services, Inc. These health care providers are used only to obtain a general understanding of current industry compensation practices since we are significantly larger than these companies. CEO and CFO compensation data was also collected and reviewed for large public health care companies which included, in addition to health care providers, companies in the health insurance, pharmaceutical, medical supplies and related industries. This peer group’s 2008 revenues ranged from $7.2 billion to $81.2 billion with median revenues of $21.3 billion. The companies in this analysis included Abbott Laboratories, Aetna Inc., Amgen Inc., Baxter International Inc., Boston Scientific Corp., Bristol-Myers Squibb Company, CIGNA Corp., Coventry Health Care, Inc., Express Scripts, Inc., Humana Inc., Johnson & Johnson,

Eli Lilly and Company, Medco Health Solutions Inc., Merck & Co., Inc., Pfizer Inc., Quest Diagnostics Incorporated, Schering-Plough Corporation, Tenet Healthcare Corporation, Thermo Fisher Scientific Inc., UnitedHealth Group Incorporated, Wellpoint, Inc. and Wyeth.

Consistent with our flexible compensation philosophy, the Committee is not required to approve compensation precisely reflecting the results of these surveys, and may also consider, among other factors (typically not reflected in these surveys): the requirements of the applicable employment agreements, the executive’s individual performance during the year, his or her projected role and responsibilities for the coming year, his or her actual and potential impact on the successful execution of Company strategy, recommendations from our Chief Executive Officer and compensation consultants, an officer’s prior compensation, experience, and professional status, internal pay equity considerations, and employment market conditions and compensation practices within our peer group. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive upon consideration of the relevant facts and circumstances.

Employment Agreements

In connection with the Merger, we entered into employment agreements with each of our named executive officers and certain other members of senior management to help ensure the retention of those executives critical to the future success of the Company. Among other things, these agreements set the executives’ compensation terms, their rights upon a termination of employment, and restrictive covenants around non-competition, non-solicitation, and confidentiality. These terms and conditions are further explained in the remaining portion of this Compensation Discussion and Analysis and under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.”

In light of Mr. Bovender’s retirement from the position of Chief Executive Officer, effective December 31, 2008, and continuing service to the Company as executive Chairman until December 15, 2009, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008. The material amendments to Mr. Bovender’s prior employment agreement as set forth in the Amended and Restated Employment Agreement are described below under “Mr. Bovender’s Continuing Severance Benefits” and under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.”

The Company also amended Mr. Bracken’s employment agreement, effective January 1, 2009, to reflect his appointment to the position of Chief Executive Officer.

Elements of Compensation

Base Salary

Base salaries are intended to provide reasonable and competitive fixed compensation for regular job duties. The threshold base salaries for our executives are set forth in their employment agreements. We did not increase named executive officer base salaries in 2009, other than an increase in Mr. Johnson’s base salary, as detailed below, in order to better align his salary with market for his position as Chief Financial Officer based on general industry surveys. In light of Mr. Bovender’s retirement from the position of Chief Executive Officer and continuing role as executive Chairman and Mr. Bracken’s assumption of the responsibilities of Chief Executive Officer, Mr. Bovender’s base salary for 2009 was reduced to $1.144 million (as described further in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements — Mr. Bovender’s Employment Agreements”), and Mr. Bracken’s 2009 base salary was increased to $1.325 million. Similarly, taking into consideration the additional responsibilities being assumed by the position of Executive Vice President and Chief Financial Officer and relevant market comparables from the survey data, Mr. Johnson’s 2009 salary was set at $850,000, reflecting an increase of approximately 7.6% from his 2008 salary. In light of actual total cash compensation realized for 2009 and current target cash compensation opportunities levels, no merit base salary increases are planned for 2010 at this time. Mr. Rutledge’s salary will be increased by 3.7% effective April 1, 2010 as an internal equity adjustment to internal peer roles.

Annual Incentive Compensation: PEP

The PEP is intended to reward named executive officers for annual financial performance, with the goals of providing high quality health care for our patients and increasing stockholder value. Accordingly, in 2008, the Company’s 2008-2009 Senior Officer Performance Excellence Program, as amended (the “2008-2009 PEP”), was approved by the Committee to cover annual cash incentive awards for both 2008 and 2009. Each named executive officer in the 2008-2009 PEP was initially assigned a maximum 2009 annual award target expressed as a percentage of salary ranging from 72% to 132%, which under the terms of the 2008-2009 PEP applies to the lesser of (a) the named executive officer’s 2009 base salary, or (b) 125% of the named executive officer’s 2008 base salary. The Committee had the discretion to reduce, but not increase, the 2009 Threshold, Target and Maximum percentages as set forth in the 2008-2009 PEP. Mr. Bovender’s 2009 PEP target and an additional one-time $250,000 bonus opportunity based on his contributions to certain legislative initiatives as determined by the Committee were set forth in his Amended Employment Agreement, as described in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements — Mr. Bovender’s Employment Agreement.” The Committee set Mr. Bracken’s 2009 target percentage at 130% of his 2009 base salary in connection with his appointment as Chief Executive Officer and amended the 2008-2009 PEP to set Mr. Johnson’s 2009 target percentage at 80% of his 2009 base salary in light of the additional responsibilities assumed by the position of Executive Vice President and Chief Financial Officer. The 2009 target percentage for each of Ms. Wallace and Messrs. Hazen and Rutledge was set at 66% of their respective 2009 base salaries (see individual targets in the table below). These targets were intended to provide a meaningful incentive for executives to achieve or exceed performance goals.

The 2008-2009 PEP was designed to provide 100% of the target award for target performance, 50% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance, while no payments were to be made for performance below threshold levels. The Committee believes this payout curve is consistent with competitive practice. More importantly, it promotes and rewards continuous growth as performance goals have consistently been set at increasingly higher levels each year. Actual awards under the PEP are generally determined using the following two steps:

1. The executive’s conduct must reflect our mission and values by upholding our Code of Conduct and following our compliance policies and procedures. This step is critical to reinforcing our commitment to integrity and the delivery of high quality health care. In the event the Committee determines the participant’s conduct during the fiscal year is not in compliance with the first step, he or she will not be eligible for an incentive award.

2. The actual award amount is determined based upon Company performance. In 2009, the PEP for all named executive officers, other than Mr. Hazen and Mr. Rutledge, incorporated one Company financial performance measure, EBITDA, defined in the 2008-2009 PEP as earnings before interest, taxes, depreciation, amortization, minority interest expense (now, net income attributable to noncontrolling interests), gains or losses on sales of facilities, gains or losses on extinguishment of debt, asset or investment impairment charges, restructuring charges, and any other significant nonrecurring non-cash gains or charges (but excluding any expenses for share-based compensation under ASC 718, Compensation-Stock Compensation (“ASC 718”)) (“EBITDA”). The Company EBITDA target for 2009, as adjusted, was $4.768 billion for the named executive officers. Mr. Hazen’s 2009 PEP, as the Western Group President, was based 50% on Company EBITDA and 50% on Western Group EBITDA (with a Western Group EBITDA target for 2009 of $2.352 billion, as adjusted) to ensure his accountability for his group’s results. Similarly, Mr. Rutledge’s 2009 PEP, as the Central Group President, was based 50% on Company EBITDA and 50% on Central Group EBITDA (with a Central Group EBITDA target for 2009 of $1.137 billion, as adjusted). The Committee chose to base annual incentives on EBITDA for a number of reasons:

•	It effectively measures overall Company performance;

•	It can be considered an important surrogate for cash flow, a critical metric related to paying down the Company’s significant debt obligation;

•	It is the key metric driving the valuation in the internal Company model, consistent with the valuation approach used by industry analysts; and

•	It is consistent with the metric used for the vesting of the financial performance portion of our option grants.

These EBITDA targets should not be understood as management’s predictions of future performance or other guidance and investors should not apply these in any other context. Our 2009 threshold and maximum goals were set at approximately +/- 3.6% of the target goal to reflect likely performance volatility. EBITDA targets were linked to the Company’s short-term and long-term business objectives to ensure incentives are provided for appropriate annual growth.

Upon review of the Company’s 2009 financial performance, the Committee determined that Company EBITDA performance for the fiscal year ended December 31, 2009 was above the maximum performance levels as set by the Compensation Committee, as adjusted; likewise, the EBITDA performance of the Western Group and Central Group also exceeded the maximum performance targets, as adjusted.

	2009 Adjusted	2009 Actual
	EBITDA Target	Adjusted EBITDA

Company	$4.768 billion	$5.512 billion
Western Group	$2.352 billion	$2.841 billion
Central Group	$1.137 billion	$1.325 billion

Accordingly, the 2009 PEP was paid out as follows to the named executive officers (the actual 2009 PEP payout amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table):

		2009 Actual PEP
	2009 Target PEP	Award
Named Executive Officer	(% of Salary)	(% of Salary)

Richard M. Bracken (Chairman and CEO)	130%	260%
R. Milton Johnson (Executive Vice President and CFO)	80%	160%
Beverly B. Wallace (President, Shared Services Group)	66%	132%
Samuel N. Hazen (President, Western Group)	66%	132%
W. Paul Rutledge (President, Central Group)	66%	132%
Jack O. Bovender, Jr. (Retired Chairman)	50%	100%

Mr. Bovender also received the additional bonus of $250,000 based upon his contributions to certain of the Company’s legislative initiatives as described above.

On March 31, 2010, the Committee adopted the 2010 Senior Officer Performance Excellence Program (the “2010 PEP”). Under the 2010 PEP, the named executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The specified performance criteria for the Company’s named executive officers and other participants is EBITDA (as defined in the 2010 PEP), and with respect to the Western and Central Group Presidents, 50% of their respective award opportunities are based on EBITDA for the Company’s Western and Central Groups, respectively. Target awards for the named executive officers are the same as for 2009 and are as follows:

•	130% of base salary for Richard M. Bracken, our Chairman and CEO;

•	80% of base salary for R. Milton Johnson, our Executive Vice President and CFO;

•	66% of base salary for Beverly B. Wallace, our President — Shared Services Group;

•	66% of base salary for Samuel N. Hazen, our President — Western Group; and

•	66% of base salary for W. Paul Rutledge, our President — Central Group.

Participants will receive 100% of the target award for target performance, 25% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance. No payments will be made for performance below specified threshold amounts. Payouts between threshold and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2010 PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2010 PEP.

The Committee set the named executive officers’ 2010 target performance goals under the PEP based on realistic expectations of Company performance, ensuring successful execution of our plans in order to realize the most value from these awards. While we do not intend to disclose our 2010 PEP EBITDA target, as an understanding of that target is not necessary for a fair understanding of the named executive officers’ compensation for 2009 and could result in competitive harm and market confusion, we consistently set targets that require an increase in EBITDA year over year to promote continuous growth consistent with our business plan. For 2010, the Committee has the ability to apply negative discretion based on performance of company-wide quality metrics against industry benchmarks, and for Ms. Wallace, negative discretion can be applied based on performance of individual goals related to the operations of the Shared Services Group.

Awards pursuant to the 2010 PEP that are attributable to the performance goals being met at “target” level or below will be paid solely in cash, and, in the event performance goals are achieved above the “target” level, the amount of an award attributable to performance results in excess of “target” levels shall be payable 50% in cash and 50% in restricted stock units.

The Company can recover (or “clawback”) incentive compensation pursuant to our 2010 PEP that was based on (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Committee to determine the amount of the incentive compensations are materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to this policy based on the participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. The Committee may also provide for incremental additional payments to then-current executives in the event any restatement or error indicates that such executives should have received higher performance-based payments. This policy is administered by the Committee in the exercise of its discretion and business judgment based on the relevant facts and circumstances.

Long-Term Equity Incentive Awards: Options

In connection with the Merger, the Board of Directors approved and adopted the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “2006 Plan”). The purpose of the 2006 Plan is to:

•	Promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and abilities to enable them to make substantial contributions to the success of our business;

•	Motivate management personnel by means of growth-related incentives to achieve long range goals; and

•	Further the alignment of interests of participants with those of our stockholders through opportunities for increased stock or stock-based ownership in the Company.

In January 2007, pursuant to the terms of the named executive officers’ respective employment agreements, the Committee approved long-term stock option grants to our named executive officers under the 2006 Plan consisting solely of a one-time, multi-year stock option grant in lieu of annual long-term equity incentive award grants (“New Options”). In addition to the New Options granted in 2007, the Company committed to grant the named executive officers 2x Time Options (as defined below) in their respective employment agreements, as described in more detail below under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements.” The Committee believes stock options are the most effective long-term vehicle to directly align the interests of executives with those of our stockholders by motivating performance that results in the long-term appreciation of the Company’s value, since they only provide value to the executive if the value of the Company increases. As is typical in leveraged buyout situations, the Committee determined that granting all of the stock options (except the 2x Time Options) up front rather than annually was appropriate to aid in retaining key leaders critical to the Company’s success over the next several years and, coupled with the executives’ significant personal investments in connection with the Merger, provide an equity incentive and stake in the Company that directly aligns the long-term economic interests of the executives with those of the Investors.

The New Options have a ten year term and are divided so that 1/3 are time vested options, 1/3 are EBITDA-based performance vested options and 1/3 are performance options that vest based on investment return to the Sponsors, each as described below. The combination of time, performance and investor return based vesting of these awards is designed to compensate executives for long term commitment to the Company, while motivating sustained increases in our financial performance and helping ensure the Sponsors have received an appropriate return on their invested capital before executives receive significant value from these grants.

The time vested options are granted to aid in retention. Consistent with this goal, the time vested options granted in 2007 vest and become exercisable in equal increments of 20% on each of the first five anniversaries of the grant date. The time vested options have an exercise price equivalent to fair market value on the date of grant. Since our common stock is not currently traded on a national securities exchange, fair market value was determined reasonably and in good faith by the Board of Directors after consultation with the Chief Executive Officer and other advisors.

The EBITDA-based performance vested options are intended to motivate sustained improvement in long-term performance. Consistent with this goal, the EBITDA-based performance vested options granted in 2007 are eligible to vest and become exercisable in equal increments of 20% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if certain annual EBITDA performance targets are achieved. These EBITDA performance targets were established at the time of the Merger and can be adjusted by the Board of Directors in consultation with the Chief Executive Officer as described below. We chose EBITDA (defined in the award agreements as earnings before interest, taxes, depreciation, amortization, minority interest expense (now, net income attributable to noncontrolling interests), gains or losses on sales of facilities, gains or losses on extinguishment of debt, asset or investment impairment charges, restructuring charges, and any other significant nonrecurring non-cash gains or charges (but excluding any expenses for share-based compensation under ASC 718 with respect to any awards granted under the 2006 Plan)) as the performance metric since it is a key driver of our valuation and for other reasons as described above in the “— Elements of Compensation — Annual Incentive Compensation: PEP” section of this Compensation Discussion and Analysis. Due to the number of events that can occur within our industry in any given year that are beyond the control of management but may significantly impact our financial performance (e.g., health care regulations, industry-wide significant fluctuations in volume, etc.), we have incorporated vesting provisions. The EBITDA-based performance vested options may vest and become exercisable on a “catch up” basis, such that options that were eligible to vest but failed to vest due to our failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2012, the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year.

As discussed above, we do not intend to disclose the 2010-2011 EBITDA performance targets as they reflect competitive, sensitive information regarding our budget. However, we deliberately set our targets at increasingly higher levels. Thus, while designed to be attainable, target performance levels for these years require strong, improving performance and execution, which in our view, provides an incentive firmly aligned with stockholder interests.

As with the EBITDA targets under our PEP, pursuant to the terms of the 2006 Plan and the Stock Option Agreements governing the 2007 grants, the Board of Directors, in consultation with our Chief Executive Officer, has the ability to adjust the established EBITDA targets for significant events, changes in accounting rules and other customary adjustment events. We believe these adjustments may be necessary in order to effectuate the intents and purposes of our compensation plans and to avoid unintended consequences that are inconsistent with these intents and purposes. For example, the Board of Directors exercised its ability to make adjustments to the Company’s 2009-2011 EBITDA performance targets (including cumulative EBITDA targets) for facility dispositions and accounting changes occurring during the 2009 fiscal year.

The options that vest based on investment return to the Sponsors are intended to align the interests of executives with those of our principal stockholders to ensure stockholders receive their expected return on their investment before the executives can receive their gains on this portion of the option grant. These options vest and become exercisable with respect to 10% of the common stock subject to such options at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return (as defined below) is at least equal to two times the price paid to stockholders in the Merger (or $102.00), and with respect to an additional 10% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least equal to two-and-a-half times the price paid to stockholders in the Merger (or $127.50). “Investor Return” means, on any of the first five anniversaries of the closing date of the Merger, or any date thereafter, all cash proceeds actually received by affiliates of the Sponsors after the closing date in respect of their common stock, including the receipt of any cash dividends or other cash distributions (including the fair market value of any distribution of common stock by the Sponsors to their limited partners), determined on a fully diluted, per share basis. The Sponsor investment return options also may become vested and exercisable on a “catch up” basis if the relevant Investor Return is achieved at any time occurring prior to the expiration of such options.

Upon review of the Company’s 2009 financial performance, the Committee determined the Company achieved the 2009 EBITDA performance target of $4.821 billion, as adjusted, under the New Option awards; therefore, pursuant to the terms of the 2007 Stock Option Agreements, 20% of each named executive officer’s EBITDA-based performance vested options vested as of December 31, 2009. Further, 20% of each named executive officer’s time vested options vested on the second anniversary of their grant date, January 30, 2009. As of the end of the 2009 fiscal year, no portion of the options that vest based on Investor Return have vested; however, such options remain subject to the “catch up” vesting provisions described above.

In each of the employment agreements with the named executive officers, we also committed to grant, among the named executive officers and certain other executives, 10% of the options initially authorized for grant under the 2006 Plan at some time before November 17, 2011 (but with a good faith commitment to do so before a “change in control” (as defined in the 2006 Plan) or a “public offering” (as defined in the 2006 Plan) and before the time when our Board of Directors reasonably believes that the fair market value of our common stock is likely to exceed the equivalent of $102.00 per share) at an exercise price per share that is the equivalent of $102.00 per share (“2x Time Options”). On October 6, 2009, the 2x Time Options were granted. The Committee allocated those options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. Forty percent of the 2x Time Options were vested upon grant to reflect employment served since the Merger, an additional twenty percent of the options vested on November 17, 2009, and twenty percent of the options granted to each recipient will vest on November 17, 2010 and November 17, 2011, respectively. The terms of the 2x Time Options are otherwise consistent with other time vesting options granted under the 2006 Plan.

For additional information concerning the options awarded in 2007 and 2009, see the 2009 Grants of Plan-Based Awards and Outstanding Equity Awards at 2009 Fiscal Year-End Tables.

Ownership Guidelines

While we have maintained stock ownership guidelines in the past, as a non-listed company, we no longer have a policy regarding stock ownership guidelines. However, we do believe equity ownership aligns our executive officers’ interests with those of the Investors. Accordingly, all of our named executive officers were required to rollover at least half their pre-Merger equity and, therefore, maintain significant stock ownership in the Company. See “Security Ownership of Certain Beneficial Owners.”

Retirement Plans

We currently maintain one qualified retirement plan for which the named executive officers are eligible, the HCA 401(k) Plan, to aid in retention and to assist employees in providing for their retirement. We also used to maintain the HCA Retirement Plan, which as of April 1, 2008, merged into the HCA 401(k) Plan resulting in one qualified retirement plan. Generally all employees who have completed the required service are eligible to participate in the HCA 401(k) Plan. Each of our named executive officers participates in the plan. For additional information on these plans, including amounts contributed by HCA in 2009 to the named executive officers, see the Summary Compensation Table and related footnotes and narratives and “— 2009 Pension Benefits.”

Our key executives, including the named executive officers, also participate in two supplemental retirement programs. The Committee and the Board initially approved these supplemental programs to:

•	Recognize significant long-term contributions and commitments by executives to the Company and to performance over an extended period of time;

•	Induce our executives to continue in our employ through a specified normal retirement age (initially 62 through 65, but reduced to 60 upon the change in control at the time of the Merger in 2006); and

•	Provide a competitive benefit to aid in attracting and retaining key executive talent.

The Restoration Plan provides a benefit to replace a portion of the contributions lost in the HCA 401(k) Plan due to certain IRS limitations. Effective January 1, 2008, participants in the SERP (described below) are no longer eligible for Restoration Plan contributions; however, the hypothetical accounts maintained for each named executive officer as of January 1, 2008 will continue to be maintained and will be increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund within the HCA 401(k) Plan. For additional information concerning the Restoration Plan, see “— 2009 Nonqualified Deferred Compensation.”

Key executives also participate in the Supplemental Executive Retirement Plan (the “SERP”), adopted in 2001. The SERP benefit brings the total value of annual retirement income to a specific income replacement level. For named executive officers with 25 years or more of service, this income replacement level is 60% of final average pay (base salary and PEP payouts) at normal retirement, a competitive level of benefit at the time the plan was implemented. Due to the Merger, all participants are fully vested in their SERP benefits and the plan is now frozen to new entrants. For additional information concerning the SERP, see “— 2009 Pension Benefits.”

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Personal Benefits

Our executive officers receive limited, if any, benefits outside of those offered to our other employees. Generally, we provide these benefits to increase travel and work efficiencies and allow for more productive use of the executive’s time. Mr. Bracken is permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. Prior to his retirement, Mr. Bovender was also permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. The named executive officers may have their spouses accompany them on business trips taken on the Company aircraft, subject to seat availability. In addition, there are times when it is appropriate for an executive’s spouse to attend events related to our business. On those occasions, we will pay for the travel expenses of the executive’s spouse. We will, on an as needed basis, provide mobile telephones and personal digital assistants to our employees and certain of our executive officers have obtained such devices through us. The value of these personal benefits, if any, is included in the executive officer’s income for tax purposes and, in certain limited circumstances, the additional income attributed to an executive officer as a result of one or more of these benefits will be grossed up to cover the taxes due on that income. Except as otherwise discussed herein, other welfare and employee-benefit programs are the same for all of our eligible employees, including our executive officers. For additional information, see footnote (4) to the Summary Compensation Table.

Severance and Change in Control Benefits

As noted above, all of our named executive officers have entered into employment agreements, which provide, among other things, each executive’s rights upon a termination of employment in exchange for non-competition, non-solicitation, and confidentiality covenants. We believe that reasonable severance benefits are appropriate in order to be competitive in our executive retention efforts. These benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. We also believe that these types of agreements are appropriate and customary in situations such as the Merger wherein the executives have made significant personal investments in the Company and that investment is generally illiquid for a significant period of time. Finally, we believe formalized severance arrangements are common benefits offered by employers competing for similar senior executive talent.

Severance Benefits for Named Executive Officers (other than Mr. Bovender)

If employment is terminated by the Company without “cause” or by the executive for “good reason” (whether or not the termination was in connection with a change-in-control), the executive would be entitled to “accrued rights” (cause, good reason and accrued rights are as defined in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements”) plus:

•	Subject to restrictive covenants and the signing of a general release of claims, an amount equal to two times for Ms. Wallace and Messrs. Hazen and Rutledge and three times in the case of Messrs. Bracken and Johnson the sum of base salary plus PEP paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two year period;

•	Pro-rata bonus; and

•	Continued coverage under our group health plans during the period over which the cash severance is paid.

Additionally, unvested options will be forfeited; however, vested New Options (including 2x Time Options) will remain exercisable until the first anniversary of the termination of the executive’s employment.

Because we believe a termination by the executive for good reason (a constructive termination) is conceptually the same as an actual termination by the Company without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the named executive officer’s employment. All of our severance provisions are believed to be within the realm of competitive practice and are intended to provide fair and reasonable compensation to the executive upon a termination event.

Mr. Bovender’s Continuing Severance Benefits

In light of his long-term service to the Company and his retirement from the position of Chief Executive Officer, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008 (the “Amended Employment Agreement”). Mr. Bovender’s Amended Employment Agreement provides that, effective as of the expiration of the Employment Term (as defined in “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements”), Mr. Bovender was entitled to receive the “accrued rights” as described above for the other named executive officers. Mr. Bovender was also entitled to receive a pro rata portion of his bonus under the 2008-2009 PEP based on the Company’s actual results for 2009 (“Mr. Bovender’s Prorated Bonus”). Mr. Bovender is also entitled to continued coverage under the Company’s group health plans for Mr. Bovender and his wife until age 65, reimbursement of any unreimbursed business expenses properly incurred and such employee benefits, if any, as to which Mr. Bovender would be entitled under the Company’s employee benefit plans.

The Amended Employment Agreement also provides that, effective as of the expiration of the Employment Term (December 15, 2009), (i) neither Mr. Bovender nor the Company have any put or call rights with respect to Mr. Bovender’s New Options or stock acquired upon the exercise of any such options;

(ii) Mr. Bovender’s “rollover” stock options will remain exercisable as if Mr. Bovender’s employment terminated by reason of “retirement” in accordance with the terms of the applicable equity plans and award agreements; (iii) the unvested New Options (including the 2x Time Options) held by Mr. Bovender that vest solely based on the passage of time will vest as if Mr. Bovender’s employment had continued through the next three anniversaries of their date of grant; (iv) the unvested New Options held by Mr. Bovender that are EBITDA performance options will remain outstanding and will vest, if at all, on the next four dates that they would have otherwise vested had Mr. Bovender’s employment continued, based upon the extent to which performance goals are met; (v) the unvested New Options held by Mr. Bovender that are “Investor Return” performance options will remain outstanding and will vest, if at all, on the dates that they would have otherwise vested had Mr. Bovender’s employment continued through the expiration of such options, based upon the extent to which performance goals are met; and (vi) Mr. Bovender’s New Options will remain exercisable until the second anniversary of the last date on which his EBITDA performance options are eligible to vest (which is December 31, 2014), except that (a) Mr. Bovender’s 2x Time Options will remain exercisable until the fifth anniversary of the last date on which his EBITDA performance options are eligible to vest (which is December 31, 2017), and (b) Mr. Bovender’s “Investor Return” performance options will remain exercisable until the expiration of such options.

Change in Control Benefits

Pursuant to the Stock Option Agreements governing the New Options granted in 2007 and the 2x Time Options granted in 2009, both under the 2006 Plan, upon a Change in Control of the Company (as defined below), all unvested time vesting New Options and 2x Time Options (that have not otherwise terminated or become exercisable) shall become immediately exercisable. Performance options that vest subject to the achievement of EBITDA targets will become exercisable upon a Change in Control of the Company if: (i) prior to the date of the occurrence of such event, all EBITDA targets have been achieved for years ending prior to such date; (ii) on the date of the occurrence of such event, the Company’s actual cumulative total EBITDA earned in all years occurring after the performance option grant date, and ending on the date of the Change in Control, exceeds the cumulative total of all EBITDA targets in effect for those same years; or (iii) the Investor Return is at least two-and-a-half times the price paid to the stockholders in the Merger (or $127.50). For purposes of the vesting provision set forth in clause (ii) above, the EBITDA target for the year in which the Change in Control occurs shall be equitably adjusted by the Board of Directors in good faith in consultation with the chief executive officer (which adjustment shall take into account the time during such year at which the Change in Control occurs). Performance vesting options that vest based on the investment return to the Sponsors will only vest upon the occurrence of a Change in Control if, as a result of such event, the applicable Investor Return (i.e., at least two times the price paid to the stockholders in the Merger for half of these options and at least two-and-one-half times the price paid to the stockholders in the Merger for the other half of these options) is also achieved in such transaction (if not previously achieved). “Change in Control” means in one or more of a series of transactions (i) the transfer or sale of all or substantially all of the assets of the Company (or any direct or indirect parent of the Company) to an Unaffiliated Person (as defined below); (ii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale of the voting stock of the Company (or any direct or indirect parent of the Company), an Investor, or any affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the common stock of the Company (or any direct or indirect parent of the Company) or the resulting company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale by the Company (or any direct or indirect parent of the Company), an Investor or any affiliate of any of the Investors, in any such event after which the Investors and their affiliates (x) collectively own less than 15% of the common stock of and (y) collectively have the ability to appoint less than 50% of the directors to the Board (or any resulting company after a merger). For purposes of this definition, the term “Unaffiliated Person” means a person or group who is not an Investor, an affiliate of any of the Investors or an entity in which any Investor holds, directly or indirectly, a majority of the economic interest in such entity.

Additional information regarding applicable payments under such agreements for the named executive officers is provided under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Recoupment of Compensation

Information regarding the Company’s policy with respect to recovery of incentive compensation is provided under “— Elements of Compensation — Annual Incentive Compensation: PEP” above.

Tax and Accounting Implications

On April 29, 2008, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; and the Company became subject to Section 162(m) of the Internal Revenue Code, as amended (the “Code”) for fiscal year 2008 and beyond, so long as the Company’s stock remains registered with the SEC. The Committee considers the impact of Section 162(m) in the design of its compensation strategies. Under Section 162(m), compensation paid to executive officers in excess of $1,000,000 cannot be taken by us as a tax deduction unless the compensation qualifies as performance-based compensation. We have determined, however, that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if such limitation is not in the best interests of our stockholders. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stakeholders.

The Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long term equity incentive award programs in accordance with the requirements of ASC 718.

2009 Summary Compensation Table

The following table sets forth information regarding the compensation earned by the Chief Executive Officer, the Chief Financial Officer and our other three most highly compensated executive officers during 2009 and Mr. Bovender, who would have been one of our most highly compensated executive officers had he not retired as an executive officer on December 15, 2009.

					Changes in
					Pension
				Non-Equity	Value and
				Incentive	Nonqualified
			Option	Plan	Deferred	All Other
		Salary	Awards	Compensation	Compensation	Compensation
Name and Principal Positions	Year	($)	($)(1)	($)(2)	Earnings ($)(3)	($)(4)	Total ($)

Richard M. Bracken	2009	$1,324,975	$3,361,016	$3,445,000	$4,096,368	$25,532	$12,252,891
Chairman and Chief	2008	$1,060,872	—	$694,370	$1,740,620	$31,781	$3,527,643
Executive Officer	2007	$1,060,872	$5,560,666	$1,909,570	$590,370	$142,932	$9,264,410
R. Milton Johnson	2009	$849,984	$2,520,714	$1,360,000	$2,032,089	$17,674	$6,780,461
Executive Vice President,	2008	$786,698	—	$355,491	$1,871,790	$38,769	$3,052,748
Chief Financial Officer and Director	2007	$750,379	$3,971,905	$900,455	$509,442	$82,462	$6,214,643
Beverly B. Wallace	2009	$700,000	$997,771	$924,018	$2,047,036	$16,500	$4,685,325
President — Shared	2008	$700,000	—	$314,992	$2,080,836	$15,651	$3,111,479
Services Group	2007	$700,000	$2,224,258	$840,000	$676,111	$75,013	$4,515,382
Samuel N. Hazen	2009	$788,672	$997,771	$1,041,067	$1,725,405	$16,499	$4,569,414
President — Western Group	2008	$788,672	—	$350,807	$810,462	$15,651	$1,965,592
	2007	$788,672	$2,542,007	$830,779	$258,787	$84,767	$4,505,012
W. Paul Rutledge	2009	$675,000	$997,771	$891,017	$1,510,040	$16,500	$4,090,328
President — Central Group
Jack O. Bovender, Jr.	2009	$1,288,676	$1,470,443	$1,250,000	$4,127,725	$76,399	$8,213,243
Executive Chairman*	2008	$1,620,228	—	$1,391,886	$3,926,217	$45,321	$6,983,652
	2007	$1,620,228	$6,355,038	$3,888,547	—	$197,092	$12,060,905

*	Mr. Bovender retired as executive Chairman of the Company effective December 15, 2009.

(1)	Option Awards for 2007 and 2009 include the aggregate grant date fair value of the stock option awards granted during fiscal years 2007 and 2009, respectively, in accordance with ASC 718 with respect to New Options (including the 2x Time Options) to purchase shares of our common stock awarded to the named executive officers in fiscal years 2007 and 2009, respectively, under the 2006 Plan. See Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Non-Equity Incentive Plan Compensation for 2009 reflects amounts earned for the year ended December 31, 2009 under the 2008-2009 PEP, which amounts were paid in the first quarter of 2010 pursuant to the terms of the 2008-2009 PEP. For 2009, the Company exceeded its maximum performance level, as adjusted, with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards under the 2008-2009 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts. Mr. Bovender was also awarded, pursuant to his Amended Employment Agreement, an additional one-time bonus of $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee.

Non-Equity Incentive Plan Compensation for 2008 reflects amounts earned for the year ended December 31, 2008 under the 2008-2009 PEP, which amounts were paid in the first quarter of 2009 pursuant to the terms of the 2008-2009 PEP. For 2008, the Company did not achieve its target performance level, but exceeded its threshold performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, 2008 awards under the 2008-2009 PEP were paid out to the named executive officers at approximately 68.2% of each such officer’s respective target amount, with the exception of Mr. Hazen, whose award was paid out at approximately 67.4% of his target amount, due to the 50% of his PEP based on the Western Group EBITDA, which also exceeded the threshold performance level but did not reach the target performance level.

Non-Equity Incentive Plan Compensation for 2007 reflects amounts earned for the year ended December 31, 2007 under the 2007 PEP, which amounts were paid in the first quarter of 2008 pursuant to the terms of the 2007 PEP. For 2007, the Company exceeded its maximum performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2007 PEP, awards under the 2007 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts, with the exception of Mr. Hazen, whose award was paid out at 175.6% of the target amount, due to the 50% of his PEP based on the Western Group EBITDA, which exceeded the target but did not reach the maximum performance level.

(3)	All amounts for 2009 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2009 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return, (ii) the discount rate changing from 6.25% to 5.00%, which resulted in an increase in the value and (iii) the use of the actual 2009 interest rate of 4.24% for Mr. Bovender who retired in 2009. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Rutledge	Bovender

Passage of Time	$1,655,097	$618,320	$788,376	$343,653	$420,979	$2,053,402
Discount Rate Change	$2,441,271	$1,413,769	$1,258,660	$1,381,752	$1,089,061	—
Actual Retirement	—	—	—	—	—	$2,074,323

All amounts for 2008 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2008 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return, (ii) the discount rate changing from 6.00% to 6.25%, which resulted in a decrease in the value and (iii) the opportunity for participants to change their benefit election before 2009 for terminations and retirements occurring after 2008. Mr. Bovender elected to change his benefit payment from an annuity to a lump sum. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Bovender

Passage of Time	$2,142,217	$2,100,290	$2,301,107	$1,037,631	$1,432,831
Discount Rate Change	$(401,597)	$(228,500)	$(220,271)	$(227,169)	$(467,374)
Change in Election	—	—	—	—	$2,960,760

All amounts for 2007 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2009 Pension Benefits.” The changes in the SERP benefit value during 2007 were impacted mainly by: (i) the passage of time which reflects another year of pay and service, (ii) the discount rate changing from 5.75% to 6.00%, which resulted in a decrease in the value and (iii) the use of the named executive officers’ actual elections compared to 2006 when benefits were valued assuming a 50% probability of electing a lump sum and a 50% probability of electing an annuity. All named executive officers elected a lump sum payment at retirement, with the exception of Mr. Bovender, who elected an annuity. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Wallace	Hazen	Bovender

Passage of Time	$399,630	$510,118	$549,404	$266,066	$(966,974)
Discount Rate Change	$(351,603)	$(145,992)	$(165,945)	$(186,325)	$(542,195)
Actual Election	$542,343	$145,315	$292,652	$179,046	$(1,322,788)

(4)	2009 amounts generally consist of:

•	Matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Rutledge	Bovender

HCA 401(k) matching contribution	$16,500	$16,500	$16,500	$16,499	$16,500	$16,500

•	Personal use of corporate aircraft. In 2009, Messrs. Bracken, Johnson and Bovender were allowed personal use of Company aircraft with an estimated incremental cost of $5,025, $1,129 and $13,141, respectively, to the Company. Ms. Wallace and Messrs. Hazen and Rutledge did not have any personal travel on Company aircraft in 2009. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Mr. Bracken with respect to certain trips on Company aircraft. The additional income attributed to him as a result of gross ups was $594. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $2,477 and $13,327 for travel and/or other expenses incurred by Messrs. Bracken’s and Bovender’s wives, respectively, for such business related events, and additional income of $891 and $4,793 was attributed to Messrs. Bracken and Bovender, respectively, as a result of the gross up on such amounts.

•	Additional income of $28,638 was attributed to Mr. Bovender for gifts received from the Company in connection with his retirement.

2008 amounts consist of:

•	Company contributions to our former Retirement Plan and matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Bovender

HCA Retirement Plan	$3,163	$3,163	$3,163	$3,163	$3,163
HCA 401(k) matching contribution	$12,488	$12,488	$12,488	$12,488	$12,488
HCA Restoration Plan	—	—	—	—	—

Effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions.

•	Personal use of corporate aircraft. In 2008, Messrs. Bovender, Bracken and Johnson were allowed personal use of Company aircraft with an estimated incremental cost of $28,913, $15,233 and $4,546, respectively, to the Company. Ms. Wallace and Mr. Hazen did not have any personal travel on Company aircraft in 2008. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Messrs. Bovender and Bracken with respect to certain trips on Company aircraft. The additional income attributed to them as a result of gross ups was $588 and $599, respectively. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $107, $189 and $13,660 for travel and/or other expenses incurred by Messrs. Bovender’s, Bracken’s and Johnson’s wives, respectively, for such business related events, and additional income of $62, $109 and $4,912 was attributed to Messrs. Bovender, Bracken and Johnson, respectively, as a result of the gross up on such amounts.

2007 amounts consist of:

•	Company contributions to our former Retirement Plan, matching Company contributions to our 401(k) Plan and Company accruals for our Restoration Plan as set forth below.

	Bracken	Johnson	Wallace	Hazen	Bovender

HCA Retirement Plan	$19,388	$19,388	$19,388	$19,388	$19,388
HCA 401(k) matching contribution	$3,375	$3,375	$3,375	$3,375	$2,250
HCA Restoration Plan	$91,946	$57,792	$52,250	$62,004	$153,475

•	Personal use of corporate aircraft. In 2007, Messrs. Bovender and Bracken were allowed personal use of Company aircraft with an estimated incremental cost of $21,350 and $26,895, respectively, to the Company, calculated as described above. Ms. Wallace and Mr. Hazen did not have any personal travel on Company’s aircraft in 2007. We grossed up the income attributed to Messrs. Bovender and Bracken with respect to certain trips on Company aircraft. The additional income attributed to them as a result of gross ups was $629 and $863, respectively. In addition, we will pay the travel expenses of our executives’ spouses associated with travel to business related events at which spouse attendance is appropriate. We paid approximately $342 for travel by Mr. Bracken’s wife on a commercial airline and related expenses for such an event, and additional income of $123 was attributed to Mr. Bracken as a result of the gross up on such amount.

2009 Grants of Plan-Based Awards

The following table provides information with respect to awards made under our 2006 Plan and 2008-2009 PEP during the 2009 fiscal year.

								All Other
								Option
		Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Exercise or
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Base Price	Grant Date
		Plan Awards ($)(1)			Plan Awards (#)			Securities	of Option	Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	of Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Options(2)	($/sh)	Awards

Richard M. Bracken	10/6/2009	—	—	—	—	—	—	315,742	$102.00	$3,361,016
Richard M. Bracken	N/A	$861,250	$1,722,500	$3,445,000	—	—	—	—	—	—
R. Milton Johnson	10/6/2009	—	—	—	—	—	—	236,802	$102.00	$2,520,714
R. Milton Johnson	N/A	$340,000	$680,000	$1,360,000	—	—	—	—	—	—
Beverly B. Wallace	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
Beverly B. Wallace	N/A	$231,004	$462,009	$924,018	—	—	—	—	—	—
Samuel N. Hazen	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
Samuel N. Hazen	N/A	$260,267	$520,534	$1,041,067	—	—	—	—	—	—
W. Paul Rutledge	10/6/2009	—	—	—	—	—	—	93,733	$102.00	$997,771
W. Paul Rutledge	N/A	$222,754	$445,509	$891,017	—	—	—	—	—	—
Jack O. Bovender, Jr.	10/6/2009	—	—	—	—	—	—	138,137	$102.00	$1,470,443
Jack O. Bovender, Jr.	N/A	$250,000	$500,000	$1,000,000	—	—	—	—	—	—

(1)	Non-equity incentive awards granted to each of the named executive officers pursuant to our 2008-2009 PEP for the 2009 fiscal year, as described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Compensation: PEP.” The amounts shown in the “Threshold” column reflect the threshold payment, which is 50% of the amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the target amount. Mr. Bovender’s Amended Employment Agreement set forth his PEP target for the 2009 fiscal year. Pursuant to the terms of the 2008-2009 PEP, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts for 2009. Messrs. Bracken, Johnson, Hazen, Rutledge and Bovender and Ms. Wallace received $3,445,000, $1,360,000, $1,041,067, $891,017, $1,000,000 and $924,018, respectively, under the 2008-2009 Senior Officer PEP for the 2009 fiscal year. Such amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Stock options awarded under the 2006 Plan, pursuant to the named executive officers’ respective employment agreements, by the Compensation Committee as a part of the named executive officers’ long term equity incentive award. The 2x Time Options granted in 2009 are structured, pursuant to the named executive officer’s respective employment agreements, so that 40% were vested on the grant date to reflect employment served since the Merger, an additional 20% vested on November 17, 2009 and an additional 20% will vest on each of November 17, 2010 and November 17, 2011, respectively. The terms of these option awards are described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of these option grants in accordance with ASC 718 is reflected in the “Option Awards” column of the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table

Total Compensation

In 2009, 2008 and 2007, total direct compensation, as described in the Summary Compensation Table, consisted primarily of base salary, annual PEP awards payable in cash, and, in 2007, long term stock option grants designed to be one-time grants to cover at least five years of service and, in 2009, 2x Time Option grants as set forth in each named executive officer’s employment agreement to be fully vested on the fifth anniversary of the Merger. This mix was intended to reflect our philosophy that a significant portion of an executive’s compensation should be equity-linked and/or tied to our operating performance. In addition, we provided an opportunity for executives to participate in two supplemental retirement plans; however, effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions, although

Restoration Plan accounts will continue to be maintained for such participants (for additional information concerning the Restoration Plan, see “— 2009 Nonqualified Deferred Compensation”).

Options

In January 2007, New Options to purchase common stock of the Company were granted under the 2006 Plan to members of management and key employees, including the named executive officers. The New Options were designed to be long term equity incentive awards, constituting a one-time stock option grant in lieu of annual equity grants. The New Options granted in 2007 have a ten year term and are structured so that 1/3 are time vested options (vesting in five equal installments on the first five anniversaries of the grant date), 1/3 are EBITDA-based performance vested options and 1/3 are performance options that vest based on investment return to the Sponsors. The terms of the New Options granted in 2007 are described in greater detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of the New Options granted in 2007 in accordance with ASC 718 is included under the “Option Awards” column of the Summary Compensation Table.

In accordance with their employment agreements entered into at the time of the Merger, as each may have been or may be subsequently amended, our named executive officers received the 2x Time Options in October 2009 with an exercise price equal to two times the share price at the Merger (or $102.00). The Committee allocated the 2x Time Options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. The 2x Time Options have a ten year term and are structured so that forty percent were vested upon grant, an additional twenty percent of the options vested on November 17, 2009, and twenty percent of the options granted to each recipient will vest on November 17, 2010 and November 17, 2011, respectively. Thereby, a portion of the grant was vested on the date of the grant based on employment served since the Merger. The terms of the 2x Time Options are otherwise consistent with other time vesting options granted under the 2006 Plan. The terms of the 2x Time Options granted in 2009 are described in greater detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options.” The aggregate grant date fair value of the 2x Time Options granted in 2009 in accordance with ASC 718 is included under the “Option Awards” column of the Summary Compensation Table.

As a result of the Merger, all unvested awards under the HCA 2005 Equity Incentive Plan (the “2005 Plan”) (and all predecessor equity incentive plans) vested in November 2006. Generally, all outstanding options under the 2005 Plan (and any predecessor plans) were cancelled and converted into the right to receive a cash payment equal to the number of shares of common stock underlying the option multiplied by the amount by which the Merger consideration of $51.00 per share exceeded the exercise price for the options (without interest and less any applicable withholding taxes). However, certain members of management, including the named executive officers, were given the opportunity to convert options held by them prior to consummation of the Merger into options to purchase shares of common stock of the surviving corporation (“Rollover Options”). Immediately after the consummation of the Merger, all Rollover Options (other than those with an exercise price below $12.75) were adjusted so that they retained the same “spread value” (as defined below) as immediately prior to the Merger, but the new per share exercise price for all Rollover Options would be $12.75. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Merger consideration of $51.00 per share) subject to the outstanding options held by the participant immediately prior to the Merger that became Rollover Options, and (y) the aggregate exercise price of those options.

New Options, 2x Time Options and Rollover Options held by the named executive officers are described in the Outstanding Equity Awards at 2009 Fiscal Year-End Table.

Employment Agreements

In connection with the Merger, on November 16, 2006, Hercules Holding entered into substantially similar employment agreements with each of the named executive officers and certain other executives, which agreements were shortly thereafter assumed by the Company and which agreements govern the terms of each executive’s employment. However, in light of Mr. Bovender’s retirement from the positions of Chief Executive Officer and Chairman, effective December 31, 2008 and December 15, 2009, respectively, the Company entered into an Amended and Restated Employment Agreement with Mr. Bovender, effective December 31, 2008, the terms of which are described below. The Company also entered into an amendment to Mr. Bracken’s employment agreement, effective January 1, 2009, to reflect his appointment to the position of Chief Executive Officer.

Executive Employment Agreements (Other than Mr. Bovender’s)

The term of employment under each of these agreements is indefinite, and they are terminable by either party at any time; provided that an executive must give no less than 90 days notice prior to a resignation.

Each employment agreement sets forth the executive’s annual base salary, which will be subject to discretionary annual increases upon review by the Board of Directors, and states that the executive will be eligible to earn an annual bonus as a percentage of salary with respect to each fiscal year, based upon the extent to which annual performance targets established by the Board of Directors are achieved. The employment agreements committed us to provide each executive with annual bonus opportunities in 2008 that were consistent with those applicable to the 2007 fiscal year, unless doing so would be adverse to our interests or the interests of our stockholders, and for later fiscal years, the agreements provide that the Board of Directors will set bonus opportunities in consultation with our Chief Executive Officer. With respect to the 2009 and 2008 fiscal years and the 2007 fiscal year, each executive was eligible to earn under the 2008-2009 PEP and the 2007-2008 PEP, respectively, (i) a target bonus, if performance targets were met; (ii) a specified percentage of the target bonus, if “threshold” levels of performance were achieved but performance targets were not met; or (iii) a multiple of the target bonus if “maximum” performance goals were achieved, with the annual bonus amount being interpolated, in the sole discretion of the Board of Directors, for performance results that exceeded “threshold” levels but do not meet or exceed “maximum” levels. The annual bonus opportunities for 2009 were set forth in the 2008-2009 PEP, as described in more detail under “Compensation Discussion and Analysis — Annual Incentive Compensation: PEP.” As described above, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA and the Central and Western Group EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, awards were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts for 2009. As described above, awards under the 2008 PEP were paid out to the named executive officers at approximately 68.2% of each such officer’s respective target amount, with the exception of Mr. Hazen, whose award was paid out at approximately 67.4% of the target amount. Awards under the 2007 PEP were paid out to the named executive officers, at the maximum level of 200% of their respective target amounts, with the exception of Mr. Hazen, whose award was paid out at 175.6% of his target amount. Each employment agreement also sets forth the number of options that the executive received pursuant to the 2006 Plan as a percentage of the total equity initially made available for grants pursuant to the 2006 Plan. Such option awards, the New Options, were made January 30, 2007 and are described above under “— Options.”

In each of the employment agreements with the named executive officers, we also committed to grant, among the named executive officers and certain other executives, the 2x Time Options, which were granted, as described above, on October 6, 2009. Additionally, pursuant to the employment agreements, we agree to indemnify each executive against any adverse tax consequences (including, without limitation, under Section 409A and 4999 of the Internal Revenue Code), if any, that result from the adjustment by us of stock options held by the executive in connection with Merger or the future payment of any extraordinary cash dividends.

Pursuant to each employment agreement, if an executive’s employment terminates due to death or disability, the executive would be entitled to receive (i) any base salary and any bonus that is earned and unpaid through the date of termination; (ii) reimbursement of any unreimbursed business expenses properly incurred by the executive; (iii) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (i) through (iii) being “accrued rights”); and (iv) a pro rata portion of any annual bonus that the executive would have been entitled to receive pursuant to the employment agreement based upon our actual results for the year of termination (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment, payable to the executive when the annual bonus would have been otherwise payable (the “pro rata bonus”)).

If an executive’s employment is terminated by us without “cause” (as defined below) or by the executive for “good reason” (as defined below) (each a “qualifying termination”), the executive would be (i) entitled to the accrued rights; (ii) subject to compliance with certain confidentiality, non-competition and non-solicitation covenants contained in his or her employment agreement and execution of a general release of claims on behalf of the Company, an amount equal to the product of (x) two (three in the case of Richard M. Bracken and R. Milton Johnson) and (y) the sum of (A) the executive’s base salary and (B) annual bonus paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two-year period; (iii) entitled to the pro rata bonus; and (iv) entitled to continued coverage under our group health plans during the period over which the cash severance described in clause (ii) is paid. The executive’s vested New Options and 2x Time Options would also remain exercisable until the first anniversary of the termination of the executive’s employment. However, in lieu of receiving the payments and benefits described in (ii), (iii) and (iv) immediately above, the executive may instead elect to have his or her covenants not to compete waived by us. The same severance applies regardless of whether the termination was in connection with a change in control of the Company.

“Cause” is defined as an executive’s (i) willful and continued failure to perform his material duties to the Company which continues beyond 10 business days after a written demand for substantial performance is delivered; (ii) willful or intentional engagement in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or the Sponsors; (iii) conviction of, or a plea of nolo contendere to, a crime constituting a felony, or a misdemeanor for which a sentence of more than six months’ imprisonment is imposed; or (iv) willful and material breach of his covenants under the employment agreement which continues beyond the designated cure period or of the agreements relating to the new equity. “Good Reason” is defined as (i) a reduction in the executive’s base salary (other than a general reduction that affects all similarly situated employees in substantially the same proportions which is implemented by the Board in good faith after consultation with the chief executive officer and chief operating officer), a reduction in the executive’s annual incentive compensation opportunity, or the reduction of benefits payable to the executive under the SERP; (ii) a substantial diminution in the executive’s title, duties and responsibilities; or (iii) a transfer of the executive’s primary workplace to a location that is more than 20 miles from his or her current workplace (other than, in the case of (i) and (ii), any isolated, insubstantial and inadvertent failure that is not in bad faith and is cured within 10 business days after the executive’s written notice to the Company).

In the event of an executive’s termination of employment that is not a qualifying termination or a termination due to death or disability, he or she will only be entitled to the “accrued rights” (as defined above).

Additional information with respect to potential payments to the named executive officers pursuant to their employment agreements and the 2006 Plan is contained in “— Potential Payments Upon Termination or Change in Control.”

Mr. Bovender’s Employment Agreement

The Company entered into the Amended Employment Agreement with Jack O. Bovender, Jr. on October 27, 2008, which became effective on December 31, 2008. Pursuant to the terms of the Amended Employment Agreement, Mr. Bovender was employed by HCA Management Services, L.P., an affiliate of the Company, and served as executive Chairman of the Company for a period commencing December 31, 2008 and ending December 15, 2009 (the “Employment Term”).

The Amended Employment Agreement provided that Mr. Bovender receive a base salary (i) at the monthly rate of $135,000 for the first three months of the Employment Term and (ii) at the monthly rate of $86,957 for the next eight and one-half months of the Employment Term (“Mr. Bovender’s Base Salary”). Mr. Bovender was also entitled to the full amount of any annual bonus earned, but unpaid, as of the effective date of the Amended Employment Agreement for the year ended December 31, 2008 under the Company’s

2008-2009 PEP. For calendar year 2009, Mr. Bovender was eligible to earn a bonus under the 2008-2009 PEP with a “target bonus” of $500,000. Mr. Bovender had an additional 2009 bonus opportunity of up to $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee (“Mr. Bovender’s Additional Bonus”). Pursuant to the terms of the 2008-2009 PEP, the Company exceeded its maximum performance level, as adjusted, for 2009 with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2008-2009 PEP, Mr. Bovender’s award for the 2009 fiscal year was paid out at the maximum level of 200% of his target amount. Mr. Bovender was also awarded, pursuant to his Amended Employment Agreement, an additional one-time bonus of $250,000 based upon his contributions to certain legislative initiatives as determined by the Committee. The Amended Employment Agreement generally provides for the provision of or reimbursement of expenses associated with office space, shared clerical support and office equipment until Mr. Bovender reaches age 70.

The terms of Mr. Bovender’s employment agreement with respect to termination of his employment are described in detail under “Compensation Discussion and Analysis — Severance and Change in Control Agreements — Mr. Bovender’s Continuing Severance Benefits.”

Additional information with respect to payments to Mr. Bovender pursuant to his Amended Employment Agreement and the 2006 Plan is contained in “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table includes certain information with respect to options held by the named executive officers as of December 31, 2009.

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable(#)(1)(2)(3)	Unexercisable(#)(2)(3)	Options(#)(2)	($)(4)(5)(6)	Date

Richard M. Bracken	8,052	—	—	$12.75	3/22/2011
Richard M. Bracken	26,248	—	—	$12.75	7/26/2011
Richard M. Bracken	29,934	—	—	$12.75	1/24/2012
Richard M. Bracken	40,490	—	—	$12.75	1/29/2013
Richard M. Bracken	30,235	—	—	$12.75	1/29/2014
Richard M. Bracken	10,739	—	—	$12.75	1/27/2015
Richard M. Bracken	7,095	—	—	$12.75	1/26/2016
Richard M. Bracken	116,550	69,932	163,172	$51.00	1/30/2017
Richard M. Bracken	189,444	126,298	—	$102.00	10/6/2019
R. Milton Johnson	6,039	—	—	$12.75	3/22/2011
R. Milton Johnson	9,579	—	—	$12.75	1/24/2012
R. Milton Johnson	9,254	—	—	$12.75	1/29/2013
R. Milton Johnson	8,062	—	—	$12.75	1/29/2014
R. Milton Johnson	26,013	—	—	$12.75	7/22/2014
R. Milton Johnson	6,441	—	—	$12.75	1/27/2015
R. Milton Johnson	4,301	—	—	$12.75	1/26/2016
R. Milton Johnson	83,250	49,951	116,552	$51.00	1/30/2017
R. Milton Johnson	142,080	94,722	—	$102.00	10/6/2019
Beverly B. Wallace	6,039	—	—	$12.75	3/22/2011
Beverly B. Wallace	9,579	—	—	$12.75	1/24/2012
Beverly B. Wallace	13,882	—	—	$12.75	1/29/2013
Beverly B. Wallace	11,422	—	—	$12.75	1/29/2014
Beverly B. Wallace	4,601	—	—	$12.75	1/27/2015
Beverly B. Wallace	3,559	—	—	$12.75	1/26/2016
Beverly B. Wallace	46,620	27,973	65,268	$51.00	1/30/2017
Beverly B. Wallace	56,238	37,495	—	$102.00	10/6/2019

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable(#)(1)(2)(3)	Unexercisable(#)(2)(3)	Options(#)(2)	($)(4)(5)(6)	Date

Samuel N. Hazen	6,039	—	—	$12.75	3/22/2011
Samuel N. Hazen	13,124	—	—	$12.75	7/26/2011
Samuel N. Hazen	19,158	—	—	$12.75	1/24/2012
Samuel N. Hazen	23,137	—	—	$12.75	1/29/2013
Samuel N. Hazen	16,797	—	—	$12.75	1/29/2014
Samuel N. Hazen	6,441	—	—	$12.75	1/27/2015
Samuel N. Hazen	4,301	—	—	$12.75	1/26/2016
Samuel N. Hazen	53,280	31,969	74,592	$51.00	1/30/2017
Samuel N. Hazen	56,238	37,495	—	$102.00	10/6/2019
W. Paul Rutledge	8,381	—	—	$12.75	1/24/2012
W. Paul Rutledge	9,254	—	—	$12.75	1/29/2013
W. Paul Rutledge	5,375	—	—	$12.75	1/29/2014
W. Paul Rutledge	2,297	—	—	$12.75	1/27/2015
W. Paul Rutledge	5,395	—	—	$12.75	10/1/2015
W. Paul Rutledge	4,301	—	—	$12.75	1/26/2016
W. Paul Rutledge	46,620	27,973	65,268	$51.00	1/30/2017
W. Paul Rutledge	56,238	37,495	—	$102.00	10/6/2019
Jack O. Bovender, Jr.	133,200	79,922	186,482	$51.00	1/30/2017
Jack O. Bovender, Jr.	82,881	55,256	—	$102.00	10/6/2019

(1)	Reflects Rollover Options, as further described under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options,” the 40% of the named executive officer’s time vested New Options, comprised of the 20% that vested as of January 30, 2008 and January 30, 2009, respectively, the 60% of the named executive officer’s EBITDA-based performance vested New Options, comprised of the 20% that vested as of December 31, 2007, December 31, 2008 and December 31, 2009, respectively (upon the Committee’s determination that the Company achieved the 2007, 2008 and 2009 EBITDA performance targets under the option awards, as adjusted, as described in more detail under “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Equity Incentive Awards: Options”) and the 60% of the named executive officer’s vested 2x Time Options, comprised of the 40% that were vested on the grant date and the 20% that vested on November 17, 2009.

(2)	Reflects New Options awarded in January 2007 under the 2006 Plan by the Compensation Committee as part of the named executive officer’s long term equity incentive award. The New Options granted in 2007 are structured so that 1/3 are time vested options (vesting in five equal installments on the first five anniversaries of the January 30, 2007 grant date), 1/3 are EBITDA-based performance vested options (vesting in equal increments of 20% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if certain annual EBITDA performance targets are achieved, subject to “catch up” vesting, such that, options that were eligible to vest but failed to vest due to our failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2012, the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year) and 1/3 are performance options that vest based on investment return to the Sponsors (vesting with respect to 10% of the common stock subject to such options at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least $102.00 and with respect to an additional 10% at the end of fiscal years 2007, 2008, 2009, 2010 and 2011 if the Investor Return is at least $127.50, subject to “catch up” vesting if the relevant Investor Return is achieved at any time occurring prior to January 30, 2017, so long as the named executive officer remains employed by the Company). The time vested options are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column (with the exception of the 40% of the time vested options that were vested as of December 31, 2009, which are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column), and the EBITDA-based performance vested options and investment return performance vested options are both reflected in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” column (with the exception of the 60% of the EBITDA-based performance vested options that were vested as of December 31, 2009, which are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column). The terms of these option awards are described in more detail under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options.”

(3)	Reflects 2x Time Options awarded in October 2009 under the 2006 Plan by the Compensation Committee, pursuant to the named executive officer’s employment agreement, as part of the named executive officer’s long term equity incentive award. The 2x Time Options are structured, pursuant to the named executive officer’s respective employment agreements, so that 40% were vested on the grant date, an additional 20% vested on November 17, 2009 and an additional 20% will vest on November 17, 2010 and November 17, 2011, respectively. The 60% of the 2x Time Options that were vested as of December 31, 2009 are reflected in the “Number of Securities Underlying Unexercised Options Exercisable” column, and the 40% of the 2x Time Options that were not vested as of December 31, 2009 are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column. The terms of these option awards are described in more detail under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options.”

(4)	Immediately after the consummation of the Merger, all Rollover Options (other than those with an exercise price below $12.75) were adjusted such that they retained the same “spread value” (as defined below) as immediately prior to the Merger, but the new per share exercise price for all Rollover Options would be $12.75. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Merger consideration of $51.00 per share) subject to the outstanding options held by the participant immediately prior to the Merger that became Rollover Options, and (y) the aggregate exercise price of those options.

(5)	The exercise price for the New Options granted under the 2006 Plan to the named executive officers on January 30, 2007 was equal to the fair value of our common stock on the date of the grant, as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors, pursuant to the terms of the 2006 Plan.

(6)	The exercise price for the 2x Time Options granted under the 2006 Plan to the named executive officers on October 6, 2009 was $102.00, pursuant to the named executive officers’ employment agreements.

Option Exercises and Stock Vested in 2009

The following table includes certain information with respect to options exercised by the named executive officers during the fiscal year ended December 31, 2009.

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Exercise(1)	Exercise ($)(2)

Jack O. Bovender, Jr.	188,340	$21,243,911

(1)	Mr. Bovender elected a cashless exercise of 360,494 stock options resulting in net shares realized of 188,340.

(2)	Represents the difference between the exercise price of the options and the fair market value of the common stock on the date of exercise, as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors.

2009 Pension Benefits

Our SERP is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees. There are no other defined benefit plans that provide for payments or benefits to any of the named executive officers. Information about benefits provided by the SERP is as follows:

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Richard M. Bracken	SERP	28	$14,303,696	—
R. Milton Johnson	SERP	27	$6,353,324	—
Beverly B. Wallace	SERP	26	$8,696,543	—
Samuel N. Hazen	SERP	27	$5,330,983	—
W. Paul Rutledge	SERP	28	$5,504,026	—
Jack O. Bovender, Jr.	SERP	29	—	$26,300,528

Mr. Bovender retired in 2009, and he received a SERP payment in April 2009. Mr. Bracken and Ms. Wallace are eligible for early retirement. The remaining named executive officers have not satisfied the eligibility requirements for normal or early retirement. All of the named executive officers are 100% vested in their accrued SERP benefit.

Plan Provisions

In the event the employee’s “accrued benefits under the Company’s Plans” (computed using “actuarial factors”) are insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. Benefits can be paid in the form of an annuity or a lump sum. The lump sum is calculated by converting the annuity benefit using the “actuarial factors.” All benefits with a present value not exceeding one million dollars are paid as a lump sum regardless of the election made.

Normal retirement eligibility requires attainment of age 60 for employees who were participants at the time of the change in control which occurred as a result of the Merger, including all of the named executive officers. Early retirement eligibility requires age 55 with 20 or more years of service. The service requirement for early retirement is waived for employees participating in the SERP at the time of its inception in 2001, including all of the named executive officers. The “life annuity amount” payable to a participant who takes early retirement is reduced by three percent for each full year or portion thereof that the participant retires prior to normal retirement age.

The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefit under the Company’s Plans.”

The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. All of the named executive officers are assigned a percentage of 2.4%.

A participant is credited with a “year of service” for each calendar year that the participant performs 1,000 hours of service for HCA or one of our subsidiaries, or for each year the participant is otherwise credited by us, subject to a maximum credit of 25 years of service.

A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the PEP, and bonuses paid prior to the establishment of the PEP.

The “accrued benefits under the Company’s Plans” for an employee equals the sum of the employer-funded benefits accrued under the former HCA Retirement Plan, the HCA 401(k) Plan and any other tax-qualified plan maintained by us or one of our subsidiaries, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the Restoration Plan and any other nonqualified retirement plans sponsored by us or one of our subsidiaries.

The “actuarial factors” include (a) interest at the long term Applicable Federal Rate under Section 1274(d) of the Code or any successor thereto as of the first day of November preceding the plan year in or for which a benefit amount is calculated, and (b) mortality being the applicable Section 417(e)(3) of the Code mortality table, as specified and changed by the U.S. Treasury Department.

Credited service does not include any amount other than service with us or one of our subsidiaries.

Assumptions

The Present Value of Accumulated Benefit is based on a measurement date of December 31, 2009.

The assumption is made that there is no probability of pre-retirement death or termination. Retirement age is assumed to be the Normal Retirement Age as defined in the SERP for all named executive officers, as adjusted by the provisions relating to change in control, or age 60. Age 60 also represents the earliest date the named executive officers are eligible to receive an unreduced benefit.

All other assumptions used in the calculations are the same as those used for the valuation of the plan liabilities in this prospectus.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits his rights to any further payment, and must repay any benefits already paid. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

2009 Nonqualified Deferred Compensation

Amounts shown in the table are attributable to the HCA Restoration Plan, an unfunded, nonqualified defined contribution plan designed to restore benefits under the HCA 401(k) Plan based on compensation in excess of the Code Section 401(a)(17) compensation limit ($245,000 in 2009).

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Fiscal Year End

Richard M. Bracken	—	—	$267,148	—	$1,418,398
R. Milton Johnson	—	—	$109,549	—	$581,639
Beverly B. Wallace	—	—	$90,252	—	$479,186
Samuel N. Hazen	—	—	$146,239	—	$776,440
W. Paul Rutledge	—	—	$80,356	—	$426,642
Jack O. Bovender, Jr.	—	—	$498,306	—	$2,692,051

The following amounts from the column titled “Aggregate Balance at Last Fiscal Year” have been reported in the Summary Compensation Tables in prior years:

	Restoration Contribution
Name	2001	2002	2003	2004	2005	2006	2007

Richard M. Bracken	$87,924	$146,549	$162,344	$192,858	$172,571	$409,933	$91,946
R. Milton Johnson	—	—	—	—	$71,441	$212,109	$57,792
Beverly B. Wallace	—	—	—	—	—	—	$52,250
Samuel N. Hazen	—	—	$79,510	$101,488	$97,331	$247,060	$62,004
Jack O. Bovender, Jr.	$187,193	$268,523	$289,899	$363,481	$295,062	$856,424	$153,475

Plan Provisions

Until 2008, hypothetical accounts for each participant were credited each year with a contribution designed to restore the HCA Retirement Plan based on compensation in excess of the Code Section 401(a)(17) compensation limit ($245,000 in 2009), based on years of service. Effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions. However, the hypothetical accounts as of January 1, 2008 will continue to be maintained and will be increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund of the HCA 401(k) Plan.

No employee deferrals are allowed under this or any other nonqualified deferred compensation plan.

Prior to January 1, 2010, eligible employees make a one time election prior to participation (or prior to December 31, 2006, if earlier) regarding the form of distribution of the benefit. Participants chose between a lump sum and five or ten-year installments. Effective January 1, 2010, all distributions are paid in the form of a lump-sum distribution unless the participant had submitted an installment payment election prior to April 30, 2009. Distributions are paid (or begin) during the July following the year of termination of employment or retirement. All balances not exceeding $500,000 are automatically paid as a lump sum.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers (except for Mr. Bovender) (based upon his or her 2009 base salary and PEP payment received in 2009 for 2008 performance), as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2009, assuming the executive’s employment terminates or the Company undergoes a Change in Control (as defined in the 2006 Plan and set forth above under “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Options”) effective December 31, 2009. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment. Mr. Bovender retired from the Company on December 15, 2009, and the “Normal Retirement” column of the table relating to Mr. Bovender shows the estimated value of continuing benefits, as well as, where noted, actual amounts paid to Mr. Bovender under his Amended Employment Agreement in connection with his retirement. As noted above, in the event a named executive officer breaches or violates those certain confidentiality, non-competition and/or non-solicitation covenants contained in his or her employment agreement, the SERP or the HCA Restoration Plan, certain of the payments described below may be subject to forfeiture and/or repayment. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements,” “— 2009 Pension Benefits — Supplemental Information,” and “2009 Nonqualified Deferred Compensation — Supplemental Information.”

Richard M. Bracken

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$6,058,110	—	$6,058,110	—	—	—
Non-Equity Incentive Bonus(2)	$3,445,000	$3,445,000	$3,445,000	$3,445,000	—	$3,445,000	$3,445,000	$3,445,000	$3,445,000
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$8,622,517
SERP(4)	$15,493,294	$15,493,294	—	$15,493,294	$15,493,294	$15,493,294	$15,493,294	$13,722,318	—
Retirement Plans(5)	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	$2,522,553	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,819,299	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$1,401,000	—
Accrued Vacation Pay	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	$183,462	—

Total	$21,644,309	$21,644,309	$6,151,015	$27,702,419	$18,199,309	$27,702,419	$23,463,608	$21,274,333	$12,067,517

(1)	Represents amounts Mr. Bracken would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Bracken would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Bracken’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Bracken’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Bracken would be entitled. The value includes $1,104,155 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $1,418,398 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Bracken would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Bracken. Mr. Bracken’s payment upon death while actively employed includes $1,326,000 of Company-paid life insurance and $75,000 from the Executive Death Benefit Plan.

R. Milton Johnson

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$3,616,473	—	$3,616,473	—	—	—
Non-Equity Incentive Bonus(2)	$1,360,000	$1,360,000	$1,360,000	$1,360,000	—	$1,360,000	$1,360,000	$1,360,000	$1,360,000
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$6,158,946
SERP(4)	$7,685,014	—	—	$7,685,014	$7,685,014	$7,685,014	$7,685,014	$7,162,791	—
Retirement Plans(5)	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	$1,520,116	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$2,077,246	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$851,000	—
Accrued Vacation Pay	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	—

Total	$10,682,822	$2,997,808	$2,997,808	$14,299,295	$9,322,822	$14,299,295	$12,760,068	$11,011,599	$7,518,946

(1)	Represents amounts Mr. Johnson would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Johnson would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Johnson’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Johnson’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Johnson would be entitled. The value includes $938,477 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $581,639 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Johnson would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66 and 4 months, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Johnson. Mr. Johnson’s payment upon death while actively employed with the Company includes $851,000 of Company-paid life insurance.

Beverly B. Wallace

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$2,030,010	—	$2,030,010	—	—	—
Non-Equity Incentive Bonus(2)	$924,018	$924,018	$924,018	$924,018	—	$924,018	$924,018	$924,018	$924,018
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,448,985
SERP(4)	$8,658,884	$8,658,884	—	$8,658,884	$8,658,884	$8,658,884	$8,658,884	$7,794,032	—
Retirement Plans(5)	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	$938,279	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,354,785	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$701,000	—
Accrued Vacation Pay	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	$96,925	—

Total	$10,618,106	$10,618,106	$1,959,222	$12,648,116	$9,694,088	$12,648,116	$11,972,891	$10,454,254	$4,373,003

(1)	Represents amounts Ms. Wallace would be entitled to receive pursuant to her employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Ms. Wallace would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and her employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Ms. Wallace’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Ms. Wallace’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Ms. Wallace would be entitled. The value includes $459,093 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $479,186 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Ms. Wallace would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Ms. Wallace. Ms. Wallace’s payment upon death while actively employed includes $701,000 of Company-paid life insurance.

Samuel N. Hazen

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$2,278,988	—	$2,278,988	—	—	—
Non-Equity Incentive Bonus(2)	$1,041,067	$1,041,067	$1,041,067	$1,041,067	—	$1,041,067	$1,041,067	$1,041,067	$1,041,067
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,941,691
SERP(4)	$6,464,523	—	—	$6,464,523	$6,464,523	$6,464,523	$6,464,523	$6,307,519	—
Retirement Plans(5)	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	$1,316,591	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$2,362,646	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$789,000	—
Accrued Vacation Pay	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	$109,203	—

Total	$8,931,384	$2,466,861	$2,466,861	$11,210,372	$7,890,317	$11,210,372	$11,294,030	$9,563,380	$4,982,758

(1)	Represents amounts Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “—Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Hazen would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “—Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Hazen’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Hazen’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Hazen would be entitled. The value includes $540,152 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $776,440 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Hazen would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 67, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Hazen. Mr. Hazen’s payment upon death while actively employed with the Company includes $789,000 of Company-paid life insurance.

W.	Paul Rutledge

				Involuntary		Voluntary
				Termination		Termination
	Voluntary	Early	Normal	Without	Termination	for Good			Change in
	Termination	Retirement	Retirement	Cause	for Cause	Reason	Disability	Death	Control

Cash Severance(1)	—	—	—	$1,653,768	—	$1,653,768	—	—	—
Non-Equity Incentive Bonus(2)	$891,017	$891,017	$891,017	$891,017	—	$891,017	$891,017	$891,017	$891,017
Unvested Stock Options(3)	—	—	—	—	—	—	—	—	$3,448,985
SERP(4)	$6,633,387	—	—	$6,633,387	$6,633,387	$6,633,387	$6,633,387	$6,046,496	—
Retirement Plans(5)	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	$1,102,803	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—	—
Disability Income(6)	—	—	—	—	—	—	$1,816,956	—	—
Life Insurance Benefits(7)	—	—	—	—	—	—	—	$751,000	—
Accrued Vacation Pay	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	$93,463	—

Total	$8,720,670	$2,087,283	$2,087,283	$10,374,438	$7,829,653	$10,374,438	$10,537,626	$8,884,779	$4,340,002

(1)	Represents amounts Mr. Rutledge would be entitled to receive pursuant to his employment agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(2)	Represents the amount Mr. Rutledge would be entitled to receive for the 2009 fiscal year pursuant to the 2008-2009 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Executive Employment Agreements.”

(3)	Represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Rutledge’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Rutledge’s unvested 2x Time Options.

(4)	Reflects the actual lump sum value of the SERP based on the 2009 interest rate of 4.24%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Rutledge would be entitled. The value includes $676,161 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $426,642 from the HCA Restoration Plan.

(6)	Reflects the estimated lump sum present value of all future payments which Mr. Rutledge would be entitled to receive under our disability program, including five months of salary continuation, monthly long term disability benefits of $10,000 per month payable after the five-month elimination period until age 66 and 2 months, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the six-month elimination period to age 65.

(7)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Rutledge. Mr. Rutledge’s payment upon death while actively employed includes $676,000 of Company-paid life insurance and $75,000 from the Executive Death Benefit Plan.

Jack O. Bovender, Jr.

	Normal	Change in
	Retirement	Control

Cash Severance	—	—
Non-Equity Incentive Bonus(1)	$1,250,000	$1,250,000
Unvested Stock Options(2)	$9,854,284	$9,854,284
SERP(3)	$26,300,528	—
Retirement Plans(4)	$2,884,177	—
Health and Welfare Benefits(5)	$6,234	—
Disability Income	—	—
Life Insurance Benefits	—	—
Accrued Vacation Pay(6)	$144,485	—

Total	$40,439,708	$11,104,284

(1)	Represents the amount Mr. Bovender received for the 2009 fiscal year pursuant to the 2008-2009 PEP and his Amended Employment Agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Mr. Bovender’s Employment Agreement.”

(2)	For the purposes of the “Normal Retirement” column, represents the intrinsic value of all unvested stock options, which, pursuant to Mr. Bovender’s Amended Employment Agreement, will continue to vest after his retirement, calculated as the difference between the exercise price of Mr. Bovender’s unvested New Options and 2x Time Options subject to such continued vesting provision and the fair value price of our common stock on December 15, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the 2010 and 2011 EBITDA performance targets under the option awards are achieved by the Company and that the Company achieves an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of each of the 2010 and 2011 fiscal years, respectively. The $102.00 per share exercise price of 2x Time Options was greater than the December 15, 2009 fair value price; therefore, this value does not include Mr. Bovender’s unvested 2x Time Options. See “— Compensation Discussion and Analysis — Severance and Change in Control Agreements.”

For purposes of the “Change in Control” column, represents the intrinsic value of all unvested stock options, which will become vested upon the Change in Control, calculated as the difference between the exercise price of Mr. Bovender’s unvested New Options and the fair value price of our common stock on December 31, 2009 as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors for internal purposes ($87.99 per share). For the purposes of this calculation, it is assumed that the Company achieved an Investor Return of at least 2.5 times the Base Price of $51.00 at the end of the 2009 fiscal year. The $102.00 per share exercise price of 2x Time Options was greater than the December 31, 2009 fair value price; therefore, this value does not include Mr. Bovender’s unvested 2x Time Options.

(3)	Reflects the actual SERP lump sum paid in April 2009.

(4)	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which Mr. Bovender is entitled as of his retirement date of December 15, 2009. The value includes $192,126 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $2,692,051 from the HCA Restoration Plan.

(5)	Reflects the present value of the medical premiums for Mr. Bovender from termination to age 65 as required pursuant to Mr. Bovender’s Amended Employment Agreement. See “— Narrative Disclosure to Summary Compensation Table and 2009 Grants of Plan-Based Awards Table — Mr. Bovender’s Employment Agreement.”

(6)	Reflects the actual accrued vacation pay received by Mr. Bovender in December 2009, which amount is also included in the “Salary” column of the Summary Compensation Table.

Director Compensation

During the year ended December 31, 2009, none of our directors received compensation for their service as a member of our Board. Our directors are reimbursed for any expenses incurred in connection with their service.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee of the Board of Directors was composed of John P. Connaughton, George A. Bitar and Michael W. Michelson. Effective April 22, 2009, Mr. Bitar retired from our Board of Directors, and James D. Forbes joined our Board of Directors and was appointed as a member of the Compensation Committee. None of the members of the Compensation Committee have at any time been an officer or employee of HCA or any of its subsidiaries. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Each member of the Compensation Committee is also a manager of Hercules Holding, and the Amended and Restated Limited Liability Company Agreement of Hercules Holding requires that the members of Hercules Holding take all necessary action to ensure that the persons who serve as managers of Hercules Holding also serve on our Board of Directors. Messrs. Michelson, Forbes, Connaughton and Bitar are affiliated with KKR, MLGPE (an affiliate of Bank of America Corporation), Bain Capital and MLGPE respectively, each of which is a party to the sponsor management agreement with us. The Amended and Restated Limited Liability Company Agreement of Hercules Holding, the sponsor management agreement and certain transactions with affiliates of MLGPE and KKR are described in greater detail in “Certain Relationships and Related Party Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2010 for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the tables are based on 94,626,087 shares of our common stock, par value $0.01 per share, outstanding as of April 1, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares issuable upon the exercise of options that are exercisable within 60 days of April 1, 2010 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent

Hercules Holding II, LLC	91,845,692	(1)	97.1%
Christopher J. Birosak		(1)	—
Jack O. Bovender, Jr.	552,843	(2)	*
Richard M. Bracken	563,580	(3)	*
John P. Connaughton		(1)	—
James D. Forbes		(1)	—
Kenneth W. Freeman		(1)	—
Thomas F. Frist III		(1)	—
William R. Frist		(1)	—
Christopher R. Gordon		(1)	—
Samuel N. Hazen	243,143	(4)	*
R. Milton Johnson	354,442	(5)	*
Michael W. Michelson		(1)	—
James C. Momtazee		(1)	—
Stephen G. Pagliuca		(1)	—
W. Paul Rutledge	179,935	(6)	*
Nathan C. Thorne		(1)	—
Beverly B. Wallace	163,664	(7)	*
All directors and executive officers as a group (28 persons)	2,441,244	(8)	2.5%

*	Less than one percent.

(1)	Hercules Holding holds 91,845,692 shares, or approximately 97.1%, of our outstanding common stock. Hercules Holding is held by a private investor group, including affiliates of Bain Capital, KKR and MLGPE (previously the private equity arm of Merrill Lynch & Co., Inc., which is a wholly-owned subsidiary of Bank of America Corporation), and affiliates of HCA founder Dr. Thomas F. Frist, Jr., including Mr. Thomas F. Frist III and Mr. William R. Frist, who serve as directors. Messrs. Connaughton, Gordon and Pagliuca are affiliated with Bain Capital, whose affiliated funds may be deemed to have indirect beneficial ownership of 23,373,333 shares, or 24.7%, of our outstanding common stock through their interests in Hercules Holding. Messrs. Freeman, Michelson and Momtazee are affiliated with KKR, which indirectly holds 23,373,332 shares, or 24.7%, of our outstanding common stock through the interests of certain of its affiliated funds in Hercules Holding. Messrs. Birosak, Forbes and Thorne are affiliated with Bank of America Corporation, which indirectly holds 23,373,333 shares, or 24.7%, of our outstanding common stock through the interests of certain of its affiliated funds in Hercules Holding and 980,393, or 1.0%, of our outstanding common stock through Banc of America Securities LLC. Thomas F. Frist III and William R. Frist may each be deemed to indirectly, beneficially hold 17,804,125 shares, or 18.8%, of our outstanding common stock through their interests in Hercules Holding. Each of such persons, other than Hercules Holding, disclaims membership in any such group and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. The principal office addresses of Hercules Holding are c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199, c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025, c/o Merrill Lynch Global Private Equity, Four World Financial Center, Floor 23, New York, NY 10080 and c/o Dr. Thomas F. Frist, Jr., 3100 West End Ave., Suite 500, Nashville, TN 37203.

(2)	Includes 242,721 shares issuable upon exercise of options. Effective December 15, 2009, Mr. Bovender retired as executive Chairman of the Board.

(3)	Includes 482,097 shares issuable upon exercise of options.

(4)	Includes 209,171 shares issuable upon exercise of options.

(5)	Includes 311,669 shares issuable upon exercise of options.

(6)	Includes 147,185 shares issuable upon exercise of options.

(7)	Includes 161,264 shares issuable upon exercise of options.

(8)	Includes 2,013,633 shares issuable upon exercise of options. Does not include shares beneficially owned by Mr. Bovender, who retired as executive Chairman of the Board effective December 15, 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, our Audit and Compliance Committee reviews and approves all material related party transactions. Prior to its approval of any material related party transaction, the Audit and Compliance Committee will discuss the proposed transaction with management and our independent auditor. In addition, our Code of Conduct requires that all of our employees, including our executive officers, remain free of conflicts of interest in the performance of their responsibilities to the Company. An executive officer who wishes to enter into a transaction in which their interests might conflict with ours must first receive the approval of the Audit and Compliance Committee. The Amended and Restated Limited Liability Company Agreement of Hercules Holding generally requires that an Investor must obtain the prior written consent of each other Investor (other than the Sponsor Assignees) before it or any of its affiliates (including our directors) enter into any transaction with us.

Stockholder Agreements

On January 30, 2007, our Board of Directors awarded to members of management and certain key employees New Options to purchase shares of our common stock (the New Options together with the Rollover Options, “Options”) pursuant to the 2006 Plan. Our Compensation Committee approved additional option awards periodically throughout the years ended December 31, 2009, 2008 and 2007 to members of management and certain key employees in cases of promotions, significant contributions to the Company and new hires. In connection with their option awards, the participants under the 2006 Plan were required to enter into a Management Stockholder’s Agreement, a Sale Participation Agreement, and an Option Agreement with respect to the New Options. Below are brief summaries of the principal terms of the Management Stockholder’s Agreement and the Sale Participation Agreement, each of which are qualified in their entirety by reference to the agreements themselves, forms of which were filed as Exhibits 10.12 and 10.13, respectively, to the registration statement of which this prospectus is a part. The terms of the Option Agreement with respect to New Options and the 2006 Plan are described in more detail in “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options.”

Management Stockholder’s Agreement

The Management Stockholder’s Agreement imposes significant restrictions on transfers of shares of our common stock. Generally, shares will be nontransferable by any means at any time prior to the earlier of a “Change in Control” (as defined in the Management Stockholder’s Agreement) or the fifth anniversary of the closing date of the Merger, except (i) sales pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) filed by the Company in accordance with the Management Stockholder’s Agreement, (ii) a sale pursuant to the Sale Participation Agreement (described below), (iii) a sale to certain “Permitted Transferees” (as defined in the Management Stockholder’s Agreement), or (iv) as otherwise permitted by our Board of Directors or pursuant to a waiver of the restrictions on transfers given by unanimous agreement of the Sponsors. On and after such fifth anniversary through the earlier of a Change in Control or the eighth anniversary of the closing date of the Merger, a management stockholder will be able to transfer shares of our common stock, but only to the extent that, on a cumulative basis, the management stockholders in the aggregate do not transfer a greater percentage of their equity than the percentage of equity sold or otherwise disposed of by the Sponsors.

In the event that a management stockholder wishes to sell his or her stock at any time following the fifth anniversary of the closing date of the Merger but prior to an initial public offering of our common stock, the Management Stockholder’s Agreement provides the Company with a right of first offer on those shares upon the same terms and conditions pursuant to which the management stockholder would sell them to a third party. In the event that a registration statement is filed with respect to our common stock in the future, the Management Stockholder’s Agreement prohibits management stockholders from selling shares not included in the registration statement from the time of receipt of notice until 180 days (in the case of an initial public offering) or 90 days (in the case of any other public offering) of the date of the registration statement. The Management Stockholder’s Agreement also provides for the management stockholder’s ability to cause us to repurchase their outstanding stock and options in the event of the management stockholder’s death or disability, and for our ability to cause the management stockholder to sell their stock or options back to the Company upon certain termination events.

The Management Stockholder’s Agreement provides that, in the event we propose to sell shares to the Sponsors, certain members of senior management, including the executive officers (the “Senior Management Stockholders”) have a preemptive right to purchase shares in the offering. The maximum shares a Senior Management Stockholder may purchase is a proportionate number of the shares offered to the percentage of shares owned by the Senior Management Stockholder prior to the offering. Additionally, following the initial public offering of our common stock, the Senior Management Stockholders will have limited “piggyback” registration rights with respect to their shares of common stock. The maximum number of shares of Common Stock which a Senior Management Stockholder may register is generally proportionate with the percentage of common stock being sold by the Sponsors (relative to their holdings thereof).

Sale Participation Agreement

The Sale Participation Agreement grants the Senior Management Stockholders the right to participate in any private direct or indirect sale of shares of common stock by the Sponsors (such right being referred to herein as the “Tag-Along Right”), and requires all management stockholders to participate in any such private sale if so elected by the Sponsors in the event that the Sponsors are proposing to sell at least 50% of the outstanding common stock held by the Sponsors, whether directly or through their interests in Hercules Holding (such right being referred to herein as the “Drag-Along Right”). The number of shares of common stock which would be required to be sold by a management stockholder pursuant to the exercise of the Drag-Along Right will be the sum of the number of shares of common stock then owned by the management stockholder and his affiliates plus all shares of common stock the management stockholder is entitled to acquire under any unexercised Options (to the extent such Options are exercisable or would become exercisable as a result of the consummation of the proposed sale), multiplied by a fraction (x) the numerator of which shall be the aggregate number of shares of common stock proposed to be transferred by the Sponsors in the proposed sale and (y) the denominator of which shall be the total number of shares of common stock owned by the Sponsors entitled to participate in the proposed sale. Management stockholders will bear their pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any sale under the Sale Participation Agreement.

Amended and Restated Limited Liability Company Agreement of Hercules Holding II, LLC

The Investors and certain other investment funds who agreed to co-invest with them through a vehicle jointly controlled by the Investors to provide equity financing for the Recapitalization entered into a limited liability company operating agreement in respect of Hercules Holding (the “LLC Agreement”). The LLC Agreement contains agreements among the parties with respect to the election of our directors, restrictions on the issuance or transfer of interests in us, including a right of first offer, tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

Pursuant to the LLC Agreement, Hercules Holding and its members are required to take necessary action to ensure that each manager on the board of Hercules Holding also serves on our Board of Directors. Each of the Sponsors has the right to appoint three managers to Hercules Holding’s board, the Frist family has the right to appoint two managers to the board, and the remaining two managers on the board are to come from our management team (currently Messrs. Bracken and Johnson). The rights of the Sponsors and the Frist family to designate managers are subject to their ownership percentages in Hercules Holding remaining above a specified percentage of the outstanding ownership interests in Hercules Holding.

The LLC Agreement also requires that, in addition to a majority of the total number of managers being present to constitute a quorum for the transaction of business at any board or committee meeting, at least one manager designated by each of the Investors (other than the Sponsor Assignees) must be present, unless waived by that Investor. The LLC Agreement further provides that, for so long as at least two Sponsors are entitled to designate managers to Hercules Holding’s board, at least one manager from each of two Sponsors must consent to any board or committee action in order for it to be valid. The LLC Agreement requires that our organizational and governing documents contain provisions similar to those described in this paragraph. A copy of this agreement has been filed as Exhibit 10.33 to the registration statement of which this prospectus is a part.

Registration Rights Agreement

Hercules Holding and the Investors entered into a registration rights agreement with us upon completion of the Recapitalization. Pursuant to this agreement, the Investors (with certain exceptions as to the Sponsor Assignees) can cause us to register shares of our common stock held by Hercules Holding under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. The Investors are also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. A copy of this agreement has been filed as Exhibit 4.21 to the registration statement of which this prospectus is a part.

Sponsor Management Agreement

In connection with the Merger, we entered into a management agreement with affiliates of each of the Sponsors and certain members of the Frist family, including Thomas F. Frist, Jr., M.D., Thomas F. Frist III and William R. Frist, pursuant to which such entities or their affiliates will provide management services to us. Pursuant to the agreement, in 2009, we paid management fees of $15.3 million and reimbursed out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The agreement provides that the aggregate annual management fee, initially set at $15 million, increases annually beginning in 2008 at a rate equal to the percentage increase of Adjusted EBITDA (as defined in the Management Agreement) in the applicable year compared to the preceding year. The agreement also provides that we will pay a 1% fee in connection with certain subsequent financing, acquisition, disposition and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement, in the event of an initial public offering or under certain other circumstances. No fees were paid under either of these provisions in 2009. The agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates and the Frists. A copy of this agreement has been filed as Exhibit 10.24 to the registration statement of which this prospectus is a part.

Other Relationships

In 2008 and 2007, we paid approximately $25.5 million and $25.0 million, respectively, to HCP, Inc. (NYSE: HCP), representing the aggregate annual lease payments for certain medical office buildings leased by the Company. Charles A. Elcan was an executive officer of HCP, Inc. until April 30, 2008 and is the son-in-law of Dr. Thomas F. Frist, Jr. (who was a member of our Board of Directors in 2008) and brother-in-law of Thomas F. Frist III and William R. Frist, who are members of our Board of Directors.

Christopher S. George serves as the chief executive officer of an HCA-affiliated hospital, and in 2009, 2008 and 2007, Mr. George earned total compensation in respect of base salary and bonus of approximately $370,000, $440,000 and $272,000, respectively, for his services. Mr. George also received certain other benefits, including awards of equity, customary to similar positions within the Company. Mr. George’s father, V. Carl George, was an executive officer of HCA until March 31, 2009.

Dustin A. Greene serves as the chief operating officer of an HCA-affiliated hospital, and in 2009 and 2008, Mr. Greene earned total compensation in respect of base salary and bonus of approximately $160,000 and $143,000, respectively, for his services. Mr. Greene also received certain other benefits, including awards of equity, customary to similar positions within the Company. Mr. Greene’s father-in-law, W. Paul Rutledge, is an executive officer of HCA.

Bank of America, N.A. (“Bank of America”) acts as administrative agent and is a lender under each of our senior secured cash flow credit facility and our asset-based revolving credit facility. Affiliates of Bank of America indirectly own approximately 25.7% of the shares of our company. We engaged Banc of America Securities LLC, an affiliate of Bank of America, as arranger and documentation agent in connection with certain amendments to our cash flow credit facility and our asset-based revolving credit facility in March

2009. Under that engagement, upon such amendments becoming effective, we paid Banc of America Securities LLC aggregate fees of $6 million relating to the amendments to our senior secured credit facilities. Banc of America also received its pro rata share of consent fees, amounting to $121,816, paid to the lenders under our senior secured cash flow credit facility in connection with certain amendments to those facilities in June 2009.

In addition, Banc of America Securities LLC acted as joint book-running manager and a representative of the initial purchasers of the 9 7/8% Senior Secured Notes due 2017 (the “outstanding 2017 notes”) that we issued on February 19, 2009, the 8 1/2% Senior Secured Notes due 2019 that we issued on April 22, 2009 (the “outstanding 2019 notes”), the 7 7/8% Senior Secured Notes due 2020 that we issued on August 11, 2009 (the “outstanding February 2020 notes”) and the 7 1/4% Senior Secured Notes due 2020 that we issued on March 10, 2010 (the “outstanding September 2020 notes”). The proceeds of the issuance of the outstanding 2017 notes, the outstanding 2019 notes, the outstanding February 2020 notes and the outstanding September 2020 notes were used to repay indebtedness under the senior secured credit facilities, and Bank of America received its pro rata portion of such repayment. In addition, Banc of America Securities LLC received placement fees of $1.4 million in connection with the issuance of the outstanding 2017 notes, placement fees of $8.0 million in connection with the issuance of the outstanding 2019 notes and the outstanding February 2020 notes, and placement fees of $3.8 million in connection with the issuance of the outstanding September 2020 notes.

We also engaged Banc of America Securities LLC in connection with certain amendments to our cash flow credit facility in April 2010. Under that engagement, we paid Banc of America Securities LLC aggregate fees of approximately $2.0 million relating to those amendments.

KKR Capital Markets LLC, one of the other initial purchasers of the outstanding 2017 notes, is an affiliate of KKR, whose affiliates own approximately 24.7% of the shares of our company, and received placement fees of $191,050 in connection with the issuance of the outstanding 2017 notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

On November 17, 2006 in connection with the Recapitalization, we entered into the senior secured credit facilities with Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents and Merrill Lynch Capital Corporation, as documentation agent.

The senior secured credit facilities provide senior secured financing of $16.800 billion, consisting of:

•	$12.800 billion-equivalent in term loan facilities, comprised of a $2.750 billion senior secured term loan A facility with a term of six years, a $8.800 billion senior secured term loan B facility with a term of seven years and a €1.000 billion senior secured European term loan facility with a term of seven years; and

•	$4.000 billion in revolving credit facilities, comprised of a $2.000 billion senior secured asset-based revolving credit facility available in dollars with a term of six years and a $2.000 billion senior secured revolving credit facility available in dollars, euros and pounds sterling with a term of six years. Availability under the asset-based revolving credit facility is subject to a borrowing base of 85% of eligible accounts receivable less customary reserves.

We refer to these senior secured credit facilities, excluding the asset-based revolving credit facility, as the “cash flow credit facility” and, collectively with the asset-based revolving credit facility, the “senior secured credit facilities.” The asset-based revolving credit facility is documented in a separate loan agreement from the other senior secured credit facilities.

HCA Inc. is the primary borrower under the senior secured credit facilities, except that a U.K. subsidiary is the borrower under the European term loan facility. The revolving credit facilities include capacity available for the issuance of letters of credit and for borrowings on same-day notice, referred to as the swingline loans. A portion of the letter of credit availability under the cash-flow revolving credit facility is available in euros, dollars and pounds sterling. Lenders under the cash flow credit facility are subject to a loss sharing agreement pursuant to which, upon the occurrence of certain events, including a bankruptcy event of default under the cash flow credit facility, each such lender will automatically be deemed to have exchanged its interest in a particular tranche of the cash flow credit facility for a pro rata percentage in all of the tranches of the cash flow credit facility.

On February 16, 2007, we amended our cash flow credit facility to reduce the applicable margins with respect to the term borrowings thereunder. On June 20, 2007, we amended our asset-based revolving credit facility to reduce the applicable margin with respect to borrowings thereunder.

On March 2, 2009, we amended our cash flow credit facility to allow for one or more future issuances of additional secured notes, which may include notes that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B maturity date as currently in effect, (2) the terms of such notes, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) the proceeds from any such issuance are used within three business days of receipt to permanently prepay term loans under the cash flow credit facility in accordance with the terms of the cash flow credit facility. The U.S. security documents related to the cash flow credit facility were also amended and restated in connection with the amendment in order to give effect to the security interests to be granted to holders of such additional secured notes.

On March 2, 2009, we also amended our asset-based revolving credit facility to allow for one or more future issuances of additional secured notes or loans, which may include notes or loans that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes or loans do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B final maturity date as currently in effect, (2) the terms of such notes or loans, as applicable, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) the proceeds from any such issuance are used within three business days of receipt to permanently prepay term loans under the cash flow credit facility in accordance with the terms of the cash flow credit facility. The amendment to the asset-based revolving credit facility also altered the excess facility availability requirement to include a separate minimum facility availability requirement applicable to the asset-based revolving credit facility and increased the applicable LIBOR and asset-based revolving margins for all borrowings under the asset-based revolving credit facility by 0.25% each.

On June 18, 2009, we amended our cash flow credit facility to permit unlimited refinancings of the term loans initially incurred in November 2006 under the cash flow credit facility (the “initial term loans”), as well as any previously incurred refinancing term loans through the incurrence of new term loans under the cash flow credit facility (“refinancing term loans”), (collectively, with the initial term loans, the “then-existing term loans”), and to permit the establishment of one or more series of commitments under replacement cash flow revolvers under the cash flow credit facility (“replacement revolver”) to replace all or a portion of the revolving commitments initially established in November 2006 under the cash flow credit facility (the “initial revolver”) as well as any previously issued replacement revolvers (with no more than three series of revolving commitments to be outstanding at any time) in each case, subject to the terms described below. The amendment to the cash flow credit facility further permits the maturity date of any then-existing term loan to be extended (any such loans so extended, the “extended term loans”). The amendment to the cash flow credit facility provides that:

•	As to refinancing term loans, (1) the proceeds from such refinancing term loans be used to repay in full the initial term loans before being used to repay any previously issued refinancing term loans; (2) the refinancing term loans mature later than the latest maturity date of any of the initial term loans; (3) the weighted average life to maturity for the refinancing term loans be greater than the remaining weighted average life to maturity of the tranche B term loan under the cash flow credit facility measured at the time such refinancing term loans are incurred; and (4) refinancing terms loans will not share in mandatory prepayments resulting from the creation or issuance of extended term loans and/or first lien notes until the initial term loans are repaid in full but will share in other mandatory prepayments such as those from asset sales.

•	As to replacement revolvers, terms of such replacement revolver be substantially identical to the commitments being replaced, other than with respect to maturity and pricing.

•	As to extended term loans, (1) any offer to extend must be made to all lenders under the term loan being extended, and, if such offer is oversubscribed, the extension will be allocated ratably to the lenders according to the respective amounts then held by the accepting lenders; (2) each series of extended term loans having the same interest margins, extension fees and amortization schedule shall be a separate class of term loans; and (3) extended term loans will not share in mandatory prepayments resulting from the creation or issuance of refinancing term loans and/or first lien notes until the initial term loans are repaid in full but will share in other mandatory prepayments such as those from asset sales.

•	Any refinancing term loans and any obligations under replacement revolvers will have a pari passu claim on the collateral securing the initial term loans and the initial revolver.

On April 6, 2010, we amended our cash flow credit facility to (i) extend the maturity date of $2.0 billion of our tranche B term loans to March 31, 2017 and (ii) increase the ABR margin and LIBOR margin with respect to such extended term loans to 2.25% and 3.25%, respectively. The maturity date, interest margins and fees, as applicable, with respect to all other loans, and all commitments and letters of credit, outstanding under the cash flow credit facility remain unchanged.

See also “Certain Relationships and Related Party Transactions” for a description of certain relationships between us and Bank of America, N.A., the administrative agent under the cash flow credit facility and the asset-based revolving credit facility.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The applicable margins in effect for borrowings as of December 31, 2009 are (v) under the asset-based revolving credit facility, 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, (w) under the senior secured revolving credit facility, 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings, (x) under the term loan A facility, 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, (y) under the term loan B facility, 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings, and (z) under the European term loan facility, 2.00% with respect to LIBOR borrowings. Certain of the applicable margins may be reduced or increased depending on our leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The commitment fee rate as of December 31, 2009 is 0.375% per annum for the revolving credit facility and the asset-based revolving credit facility. The commitment fee rates may fluctuate due to changes in specified leverage ratios. We must also pay customary letter of credit fees.

Prepayments

The cash flow credit facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if our total leverage ratio is 5.50x or less and to 0% if our total leverage ratio is 5.00x or less) of our annual excess cash flow;

•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property, other than the Receivables Collateral, as defined below, if we do not (1) reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as, in the case of any such commitment to reinvest or make certain other permitted investments, such investment is completed within such 15-month period or, if later, within 180 days after such commitment is made or (2) apply such proceeds within 15 months to repay debt of HCA Inc. that was outstanding on the effective date of the Merger scheduled to mature prior to the earliest final maturity of the senior secured credit facilities then outstanding; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the receivables facilities and other debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments are applied among the term loan facilities (1) during the first three years after the effective date of the Merger, pro rata to such facilities based on the respective aggregate amounts of unpaid principal installments thereof due during such period, with amounts allocated to each facility being applied to the remaining installments thereof in direct order of maturity and (2) thereafter, pro rata to such facilities, with amounts allocated to each facility being applied, in the case of the term loan A facility, pro rata to the remaining installments thereof and, in the case of the term loan B facility or the European term loan facility, to the next eight unpaid scheduled installments of principal of such facility and then pro rata to the remaining amortization payments under such facility. Notwithstanding the foregoing, (i) proceeds of asset sales by foreign subsidiaries are applied solely to prepay European term loans until such term loans have been repaid in full and (ii) we are not required to prepay loans under the term loan A facility or the term loan B facility with net cash proceeds of asset sales or with excess cash flow, in each case attributable to foreign subsidiaries, to the extent that the repatriation of such amounts is prohibited or delayed by applicable local law or would result in material adverse tax consequences.

The asset-based revolving credit facility requires us to prepay outstanding loans if borrowings exceed the borrowing base.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay the loans under the term loan facilities as follows:

•	the term loan A facility amortizes in quarterly installments such that the aggregate amount of the original funded principal amount of such facility repaid pursuant to such amortization payments in each year, commencing with the year ending December 31, 2007, is equal to $112.5 million in years 1 and 2, $225 million in years 3 and 4, $450 million in year 5 and $1.625 billion in year 6; and

•	each of the term loan B facility and the European term loan facility amortizes in equal quarterly installments that commenced on March 31, 2007 in aggregate annual amounts equal to 1% of the original funded principal amount of such facility, with the balance being payable on the final maturity date of such term loans.

Due to prior mandatory prepayments, amortization payments under the term loan A facility are not required until June 30, 2011, and no further amortization payments are required for either the term loan B facility or the European term loan. Principal amounts outstanding under the revolving credit facilities are due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material domestic subsidiaries that are “Unrestricted Subsidiaries” under the 1993 Indenture (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the asset-based revolving credit facility), and the obligations under the European term loan facility are also unconditionally guaranteed by HCA Inc. and each of our existing and future wholly owned material subsidiaries formed under the laws of England and Wales, subject, in each of the foregoing cases, to any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee does not cause adverse tax consequences.

All obligations under the asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the receivables of the borrowers and each guarantor under such asset-based revolving credit facility (the “Receivables Collateral”).

All obligations under the cash flow credit facility and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock owned by HCA Inc. or by any U.S. guarantor in each of their respective first-tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries);

•	a first-priority lien on substantially all present and future assets of HCA Inc. and of each U.S. guarantor other than (i) “Principal Properties” (as defined in the 1993 Indenture), except for certain “Principal Properties” the aggregate amount of indebtedness secured thereby in respect of the cash flow credit facility and the first lien notes and any future first lien obligations, taken as a whole, do not exceed 10% of “Consolidated Net Tangible Assets” (as defined under the 1993 Indenture), (ii) certain other real properties and (iii) deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions (such collateral under this and the preceding bullet, the “Non-Receivables Collateral”); and

•	a second-priority lien on certain of the Receivables Collateral (such portion of the Receivables Collateral, the “Shared Receivables Collateral”; the Receivables Collateral that does not secure such cash flow credit facility on a second-priority basis is referred to as the “Separate Receivables Collateral”).

The obligations of the borrowers and the guarantors under the European term loan facility are also secured by substantially all present and future assets of the European subsidiary borrower and each European guarantor (the “European Collateral”), subject to permitted liens and other exceptions (including, without limitation, exceptions for deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions) and subject to such security interests otherwise being permitted by applicable law and contract and not resulting in adverse tax consequences. Neither our first lien notes nor our second lien notes are secured by any of the European Collateral.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness;

•	create liens;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	prepay certain subordinated indebtedness, the second lien notes and certain other indebtedness existing on the effective date of the Merger (“Retained Indebtedness”), subject to exceptions, including for repayments of Retained Indebtedness maturing prior to the senior secured credit facilities and, in certain cases, to satisfaction of a maximum first lien leverage condition;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	make certain material amendments to agreements governing certain subordinated indebtedness, the second lien notes or Retained Indebtedness; and

•	change our lines of business. In addition, the senior secured credit facilities require us to maintain the following financial covenants:

•	in the case of the asset-based revolving credit facility, a minimum interest coverage ratio (applicable only when availability under such facility is less than 10% of the borrowing base thereunder); and

•	in the case of the other senior secured credit facilities, a maximum total leverage ratio.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including a change of control.

Senior Secured Notes

Overview of Senior Secured First Lien Notes

As of March 31, 2010, we had $4.150 billion aggregate principal amount of senior secured first lien notes consisting of:

•	$1.500 billion aggregate principal amount of 8 1/2% senior secured notes due 2019 issued on April 22, 2009 at a price of 96.755% of their face value, resulting in $1.451 billion of gross proceeds;

•	$1.250 billion aggregate principal amount of 7 7/8% senior secured notes due 2020 issued on August 11, 2009 at a price of 98.254% of their face value, resulting in $1.228 billion of gross proceeds.

•	$1.400 billion aggregate principal amount of 7 1/4% senior secured first lien notes due 2020 issued on March 10, 2010 at a price of 99.095% of their face value, resulting in $1.387 billion of gross proceeds.

We refer to these notes issued on April 22, 2009, August 11, 2009 and March 10, 2010 as the “first lien notes” and the indentures governing the first lien notes as the “first lien indentures.”

The first lien notes and the related guarantees are secured by first-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by second-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our asset-based revolving credit facility on a first-priority basis and our cash flow credit facility on a second-priority basis.

Overview of Senior Secured Second Lien Notes

As of December 31, 2009, we had $6.088 billion aggregate principal amount of senior secured second lien notes consisting of:

•	$4.200 billion of second lien notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016) and $1.500 billion of 9 5/8% cash/10 3/8% pay-in-kind second lien toggle notes due 2016 (which toggle notes allow us, at our option, to pay interest in-kind during the first five years at the higher interest rate of 10 3/8%). We elected in November 2008 to pay interest in-kind in the amount of $78 million for the interest period ending in May 2009.

•	$310 million aggregate principal amount of 9 7/8% senior secured notes due 2017.

We refer to these notes as the “second lien notes” and, together with the first lien notes, the “secured notes.” We refer to the indentures governing the second lien notes as the “second lien indentures” and, together with the first lien indentures, the “indentures governing the secured notes.”

These second lien notes and the related guarantees are secured by second-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by third-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our asset-based revolving credit facility on a first-priority basis and our cash flow credit facility on a second-priority basis.

Optional Redemption

The indentures governing the secured notes permit us to redeem some or all of the secured notes at any time at redemption prices described or set forth in the respective indenture. In particular, in the event of an equity offering, we may, for approximately three years following the date of issuance of that series, redeem up to 35% of the principal amount of such series at a redemption price equal to 100% plus the amount of the respective coupon, using the net cash proceeds raised in the equity offering.

Change of Control

In addition, the indentures governing the secured notes provide that, upon the occurrence of a change of control as defined therein, each holder of secured notes has the right to require us to repurchase some or all of such holder’s secured notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The indentures governing the secured notes contain covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to, subject to certain exceptions:

•	incur additional debt or issue certain preferred stock;

•	pay dividends on or make certain distributions of our capital stock or make other restricted payments;

•	create certain liens or encumbrances;

•	sell certain assets;

•	enter into certain transactions with affiliates;

•	make certain investments; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

The indentures governing the secured notes also contain a covenant limiting our ability to prepay certain series of unsecured notes based on the maturity of those unsecured notes. In particular, the indenture governing the first lien notes issued in April 2009 permits us to prepay only those unsecured notes maturing on or prior to April 15, 2019, the indenture governing the first lien notes issued in August 2009 permits us to prepay only those unsecured notes maturing on or prior to February 15, 2020 and the indentures governing the notes issued in November 2006 and in February 2009 permit us to prepay only those unsecured notes maturing on or prior to November 15, 2016.

Events of Default

The indentures governing the secured notes also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the secured notes to become or to be declared due and payable.

Other Secured Indebtedness

As of December 31, 2009, we had approximately $362 million of capital leases and other secured debt outstanding.

Under our lease with HRT of Roanoke, Inc., effective December 20, 2005, we make annual payments for rent and additional expenses for the use of premises in Roanoke and Salem, Virginia. The rent payments will increase each year beginning January 1, 2007 by the lesser of 3% or the change in the Consumer Price Index. The lease is for a fixed term of 12 years with the option to extend the lease for another ten years.

Under our lease with Medical City Dallas Limited, effective March 18, 2004, we make annual payments for rent for the use of premises that are a part of a complex known as “Medical City Dallas” located in Dallas, Texas. The rent payment is adjusted yearly based on the fair market value of the premises and a capitalization rate. The initial term is 240 months with the option to extend for two more terms of 240 months each.

Unsecured Indebtedness Overview

As of December 31, 2009, we had outstanding an aggregate principal amount of $6.293 billion and £121 million of senior notes and debentures, consisting of the following series:

•	$440,020,000 aggregate principal amount of 8.75% Senior Notes due 2010;

•	£121,359,000 aggregate principal amount of 8.75% Senior Notes due 2010;

•	$273,321,000 aggregate principal amount of 7.875% Senior Notes due 2011;

•	$402,499,000 aggregate principal amount of 6.95% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.30% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.25% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2014;

•	$750,000,000 aggregate principal amount of 6.375% Senior Notes due 2015;

•	$1,000,000,000 aggregate principal amount of 6.50% Senior Notes due 2016;

•	$291,436,000 aggregate principal amount of 7.69% Notes due 2025;

•	$250,000,000 aggregate principal amount of 7.50% Senior Notes due 2033;

•	$150,000,000 aggregate principal amount of 7.19% Debentures due 2015;

•	$135,645,000 aggregate principal amount of 7.50% Debentures due 2023;

•	$150,000,000 aggregate principal amount of 8.36% Debentures due 2024;

•	$150,000,000 aggregate principal amount of 7.05% Debentures due 2027;

•	$100,000,000 aggregate principal amount of 7.75% Debentures due 2036; and

•	$200,000,000 aggregate principal amount of 7.50% Debentures due 2095.

As of December 31, 2009, we also had outstanding $121,180,000 aggregate principal amount of our 8.70% Medium Term Notes due 2010; $121,110,000 aggregate principal amount of our 9.00% Medium Term Notes due 2014; and $125,000,000 aggregate principal amount of our 7.58% Medium Term Notes due 2025.

All of our outstanding series of senior notes, debentures and medium term notes, which we refer to collectively as the “unsecured notes,” were issued under an indenture, which we refer to as the “1993 Indenture.”

Optional Redemption

If permitted by the respective supplemental indenture, we are permitted to redeem some or all of that series of unsecured notes at any time at redemption prices described or set forth in such supplemental indenture.

Covenants

The 1993 Indenture contains covenants limiting, among other things, our ability and/or the ability of our subsidiaries to (subject to certain exceptions):

•	assume or guarantee indebtedness or obligation secured by mortgages, liens, pledges or other encumbrances;

•	enter into sale and lease-back transactions with respect to any “Principal Property” (as such term is defined in the 1993 Indenture);

•	create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any debt or preferred stock; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

In addition, 1993 Indenture provides that the aggregate amount of all other indebtedness of HCA secured by mortgages on “Principal Properties” (as such term is defined in the 1993 Indenture) together with the aggregate principal amount of all indebtedness of restricted subsidiaries (as such term is defined in the 1993 Indenture) and the attributable debt in respect of sale-leasebacks of Principal Properties, may not exceed 15% of the consolidated net tangible assets of HCA and its consolidated subsidiaries, subject to exceptions for certain permitted mortgages and debt.

Events of Default

The 1993 Indenture contains certain events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on such series to become or to be declared due and payable.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

HCA and the guarantors of the outstanding notes have entered into registration rights agreements with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our reasonable best efforts to file one or more registration statements relating to offers to exchange the outstanding notes for exchange notes and to complete the exchange offers within 450 days after the date of original issuance of the outstanding notes. Each series of exchange notes will have terms identical in all material respects to the corresponding series of outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreements. The outstanding notes were issued on February 19, 2009, April 22, 2009, August 11, 2009 and March 10, 2010.

Under the circumstances set forth below, HCA and the guarantors will use our reasonable best efforts to cause the SEC to declare effective one or more shelf registration statements with respect to the resale of the outstanding notes within the time periods specified in the applicable registration rights agreement and keep the applicable statement effective from the effective date of the shelf registration statement until the expiration of the one-year period referred to in Rule 144 under the Securities Act applicable to securities held by non-affiliates under the Securities Act (or a shorter period that will terminate when all the notes of that series covered by the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradable). These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offers as contemplated by the registration rights agreements;

•	if the exchange offer for any series of notes is not consummated within 450 days after the date of issuance of the corresponding outstanding notes;

•	if any initial purchaser of any series of outstanding notes so requests, within 450 days after the date of issuance of such outstanding notes, with respect to the outstanding notes held by it that are not eligible to be exchanged for the exchange notes; or

•	if any holder notifies us, within 450 days after the date of issuance of the applicable outstanding notes, that (1) it is prohibited by applicable law or SEC policy from participating in the applicable exchange offer, (2) it may not resell exchange notes acquired by it in the applicable exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder or (3) it is a broker-dealer and holds outstanding notes of that series acquired directly from us or one of our affiliates.

Under the registration rights agreements, if HCA fails to complete the exchange offers (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 450 days after the issue date of the corresponding series of outstanding notes (the “target registration date”), the interest rate on each series of those outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer for that series is completed or a shelf registration statement, if required, is declared effective by the SEC or the outstanding notes of that series cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest per series of outstanding notes. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, HCA will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. HCA will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offers.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreements to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indentures that authorized the issuance of the outstanding notes. For a description of the indentures, see “Description of the February 2009 Notes,” “Description of the April 2009 Notes,” “Description of the August 2009 Notes” and “Description of the March 2010 Notes.”

The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $310 million aggregate principal amount of the 9 7/8% Senior Secured Notes due 2017 are outstanding, $1.500 billion aggregate principal amount of the 8 1/2% Senior Secured Notes due 2019 are outstanding, $1.250 billion aggregate principal amount of the 7 7/8% Senior Secured Notes due 2020 are outstanding and $1.400 billion of the 7 1/4% Senior Secured Notes due 2020 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. HCA intends to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the applicable registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreement.

HCA will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, HCA expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offers.”

If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on,          , 2010. However, if we, in our sole discretion, extend the period of time for which the exchange offers are open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offers.

To extend the period of time during which the exchange offers are open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

HCA reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offers);

•	to extend any of the exchange offers or to terminate any of the exchange offers if any of the conditions set forth below under “— Conditions to the Exchange Offers” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreements, to amend the terms of any of the exchange offers in any manner. In the event of a material change in any of the exchange offers, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If HCA amends any of the exchange offers in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, HCA will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend any of the exchange offers as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, HCA will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offers,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

HCA expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, HCA may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. HCA will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

HCA expressly reserves the right to amend or terminate any of the exchange offers and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. HCA will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and HCA may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If HCA fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, HCA will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the applicable indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offers, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or

•	deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant. DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, HCA will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offers, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

HCA will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. HCA reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither HCA, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offers. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
The Bank of New York Mellon 101 Barclay Street — 7 East New York, NY 10286 Corporate Trust Operations Reorganization Unit Attn: Evangeline R. Gonzales Telephone: 212-815-3738	The Bank of New York Mellon 101 Barclay Street — 7 East New York, NY 10286 Corporate Trust Operations Reorganization Unit Attn: Evangeline R. Gonzales Telephone: 212-815-3738	The Bank of New York Mellon 101 Barclay Street — 7 East New York, NY 10286 Corporate Trust Operations Reorganization Unit Attn: Evangeline R. Gonzales Telephone: 212-815-3738

By Facsimile Transmission (eligible institutions only):
(212) 298-1915

Telephone Inquiries:
212-815-3738

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE FEBRUARY 2009 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $310.0 million aggregate principal amount of 9 7/8% senior secured notes due 2017 (the “Notes”) under an indenture dated as of February 19, 2009 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a second-priority basis, equally and ratably with the 2006 Notes and all future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors which are not Principal Properties and which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the General Credit Facility and any other Priority Lien Obligations and other Permitted Liens;

•	are secured on a third-priority basis, equally and ratably with the 2006 Notes and all future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the Senior Credit Facilities and any other Priority Lien Obligations and other Permitted Liens;

•	are effectively subordinated, to the extent of the value of the assets securing such Indebtedness (which, in any event, exclude the European Collateral, which does not secure the Notes), to the Issuer’s and the Guarantors’ obligations under the General Credit Facility and any future Priority Lien Obligations, that will be secured (A) on a first-priority basis by the same assets of the Issuers and the Guarantors that secure the Notes and by certain other assets of the Issuer and the Guarantors, including the Principal Properties, that do not secure the Notes and (B) on a second-priority basis by the Shared Receivables Collateral;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a second-priority lien on all of the assets of each Guarantor which secure the General Credit Facility and which are not Principal Properties and by a third-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and, to the extent of the Collateral, are effectively subordinated to the Guarantor’s Obligations under the Senior Credit Facilities and any future Priority Lien Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries guarantee the Notes. For the year ended December 31, 2009, our non-guarantor Subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor Subsidiaries held approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements included in this prospectus.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payment on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected second-priority security interests in the Non-Receivables Collateral (second in priority to the Liens on the Non-Receivables Collateral securing the First Lien Obligations) and by perfected third-priority security interests in the Shared Receivables Collateral (third in priority to the first-priority and second-priority Liens on the Shared Receivables Collateral securing the ABL Obligations and the First Lien Obligations, respectively), in each case, equally and ratably with the 2006 Notes and subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral and, until after the Discharge of the First Lien Obligations, the Notes and the Guarantees will not be secured by any Principal Properties. Upon the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding, the Principal Properties that constituted “Collateral” under the First Lien Security Documents Facility will become Collateral with respect to the Notes, subject to the same limitation on the amount of Obligations secured thereby as contained in the First Lien Security Documents. See also “— Certain Limitations on the Collateral” below. Priority Lien Secured Parties have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Collateral on behalf of holders of the Notes. For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of

Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than Principal Properties prior to the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding and other than European Collateral and Separate Receivables Collateral), it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any Priority Lien Obligations, it must concurrently grant a third-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

Security Documents and Intercreditor Agreements

The Issuer, the Guarantors and the Junior Lien Collateral Agent entered into Security Documents in connection with the 2006 Notes with respect to the Collateral defining the terms of the security interests that secure the 2006 Notes and the Guarantees with respect to such Collateral and that will define the terms of the security interests that secure the Notes and the Guarantees with respect to such collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

The Junior Lien Collateral Agent will enter into a joinder to the General Intercreditor Agreement dated as of November 17, 2006 by and among the trustee under the 2006 Notes and the administrative agent under the General Credit Facility (as the same may be amended from time to time, the “General Intercreditor Agreement”) with respect to the Collateral. The First Lien Collateral Agent is initially the Collateral Agent under the General Credit Facility. The Junior Lien Collateral Agent will initially be the trustee under the 2006 Notes. Pursuant to the terms of the General Intercreditor Agreement, prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral. See “Risk Factors — Risks Related to the Notes — The lien ranking provisions of the indenture and other agreements relating to the collateral securing the 2009 second lien notes will limit the rights of holders of the 2009 second lien notes with respect to that collateral, even during an event of default.” After the Discharge of First Lien Obligations, the Junior Lien Collateral Agent in accordance with the provisions of the Junior Lien Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Junior Lien Collateral Agent) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of Junior Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Lien Obligations may not be sufficient to satisfy the Junior Lien Obligations. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors — Risks Related to the Notes — The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.”

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any Collateral or other First Lien Collateral and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other First Lien Collateral.

In addition, the Security Documents provide that, prior to the Discharge of First Lien Obligations, (1) the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties and (2) the Issuer and the Guarantors may require the Junior Lien Collateral Agent to agree to modify the Security Documents, or the General Intercreditor Agreement, without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties, to secure additional extensions of credit and add additional First Lien Secured Parties or Junior Lien Secured Parties so long as such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture. In addition, the General Intercreditor Agreement provides that with respect to Collateral in the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Issuer or any Guarantor thereunder (including the release of any Liens in Collateral in accordance with the provisions described under “— Release of Collateral”), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Security Document in favor of the Junior Lien Obligations without the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Collateral Agent, any Junior Lien Representative, the Issuer or any Guarantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. Any provider of additional extensions of credit shall be entitled to rely on the determination of an Officer that such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider.

So long as the Discharge of First Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Junior Lien Collateral Agent (for the benefit of all Junior Lien Secured Parties) any remaining proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Junior Lien Collateral Agent to the Junior Lien Obligations in such order as specified in the Junior Lien Documents.

In addition, so long as the Discharge of First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the First Lien Obligations under the

First Lien Documents. If the Junior Lien Collateral Agent or any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then such Junior Lien Collateral Agent or other Junior Lien Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the lien priority and other terms hereof).

The Junior Lien Collateral Agent and each other Junior Lien Secured Party will agree that any Lien purported to be granted on any Collateral as security for First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient or invalid, in whole or in part, in any manner.

Any Collateral or proceeds thereof received by any Junior Lien Secured Party at a time when such receipt is not expressly permitted by the terms of the General Intercreditor Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

If any First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the General Intercreditor Agreement shall have been terminated prior to such Recovery, the General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any Collateral or other First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of the immediately preceding paragraph.

In addition, if at any time in connection with or after the Discharge of First Lien Obligations the Issuer either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, the related documents shall be treated as First Lien Documents for all purposes of the General Intercreditor Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be First Lien Collateral Agent for all purposes of the General Intercreditor Agreement.

The General Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, neither the Junior Lien Collateral Agent nor any other Junior Lien Secured Parties may assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Collateral Agent or any First Lien Secured Party (in their capacity as priority lienholders). Following the Discharge of First Lien Obligations, the Junior Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the First Lien Collateral Agent or the First Lien Secured Parties. This waiver of all rights of marshalling prior to the Discharge of First Lien Obligations may result in proceeds from the sale of Collateral (in which the Junior Lien Secured Parties have second-priority Liens) being applied to repay First Lien Obligations prior to the application of the proceeds of Shared Receivables Collateral (in which the Junior Lien Secured Parties have third-priority Liens), the Principal Properties (in which the Junior Lien Secured Parties will not have a security interest prior to the Discharge of First Lien Obligations and during any time that any First Lien Obligations are outstanding) or the European Collateral or the Separate Receivables Collateral (in which the Junior Lien Secured Parties will not have a security interest). In that scenario, Junior Lien Secured Parties may recover less than they would have if such proceeds were applied in the order most favorable to the Junior Lien Secured Parties.

So long as the Discharge of First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except as set forth in the next paragraph below)) with respect to any Collateral in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided in the General Intercreditor Agreement, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

Notwithstanding the foregoing, the General Intercreditor Agreement shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding:

(1) if the First Lien Collateral Agent acting on behalf of First Lien Secured Parties desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Notes or other Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the General Intercreditor Agreement, as set forth below) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Lien Obligations;

(2) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Lien Obligations made by the First Lien Collateral Agent or any First Lien Secured Party;

(3) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of any Issuer or Guarantor for which the First Lien Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the General Intercreditor Agreement;

(4) none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral or any other First Lien Collateral, without the prior written consent of the First Lien Collateral Agent;

(5) none of them will object to, or otherwise contest (or support any other Person contesting), (a) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection or (b) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(6) none of them will assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral or First Lien Collateral;

(7) none of them will oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Collateral or First Lien Collateral; and

(8) none of them will challenge (or support any other person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Collateral or First Lien Collateral (and the General Intercreditor Agreement will provide that the First Lien Secured Parties agree that none of them will challenge the validity, enforceability, perfection or priority of the Liens in favor of the Trustee and each other Junior Lien Secured Party on the Collateral).

In addition, neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any other Junior Lien Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the Collateral, except that:

(1) any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the First Lien Secured Parties (and the General Intercreditor Agreement will provide that the First Lien Secured Parties will not object to the granting of such a junior Lien); and

(2) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

Without limiting the generality of any provisions of the General Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the General Intercreditor Agreement, and the First Lien Collateral Agent shall be entitled to have any such vote to accept a Non-

Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Junior Lien Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, have acknowledged and agreed in the General Intercreditor Agreement that (a) the Junior Lien Secured Parties’ claims against the Issuer and/or any Guarantor in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Issuer and the Guarantor in respect of the Collateral, (b) the First Lien Obligations include all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Issuer or any Guarantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding and (c) the Intercreditor Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code.

Release of Collateral

The Issuer and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Junior Lien Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

The Junior Liens on any Collateral securing the Junior Lien Obligations will also terminate and be released automatically if the First Priority Liens on such Collateral securing First Lien Obligations are released by the First Lien Collateral Agent on behalf of the First Lien Secured Parties, unless such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”) (provided that, in the case of a Payment Discharge, the Liens on any Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Indenture shall be subject to Liens in favor of the Junior Lien Secured Parties). In the event of a Payment Discharge, the Junior Liens on Collateral shall become first-

priority security interests, subject to Permitted Liens, any intercreditor agreements or arrangements among Junior Lien Secured Parties permitted under the General Intercreditor Agreement and, with respect to Shared Receivables Collateral, subject to the Shared Receivables Intercreditor Agreement; provided that if the Issuer or the Guarantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Indenture, then such Payment Discharge shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and such new Obligations shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, and the related documents shall be treated as First Lien Documents.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the respective Notes so affected (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing such Notes and the Junior Lien Obligations.

The Junior Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents (including the 2006 Notes) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Junior Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the Junior Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Shared Receivables Intercreditor Agreement

In addition, the Junior Lien Collateral Agent, has entered into a joinder to the Shared Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the trustee under the 2006 Notes, the administrative agent under the General Credit Facility and the administrative agent under the ABL Facility (as the same may be amended from time to time, the “Shared Receivables Intercreditor Agreement”) with respect to the Shared Receivables Collateral. The Shared Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties and (b) the collateral agent with respect to the ABL Facility (the “ABL Collateral Agent”) and the ABL Secured Parties. The Shared Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties, second-priority Liens in the Shared Receivables Collateral in favor of the First Lien Secured Parties and third-priority security interests in the Shared Receivables Collateral in favor of the Junior Lien Secured Parties, in each case, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties, on the other, are substantially identical to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the Junior Lien Secured Parties in the Shared Receivables Collateral are third-priority Liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) prior to the Discharge of First Lien Obligations and so long as any First Lien Obligations are outstanding, any Principal Properties;

(7) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (7). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the applicable collateral agents on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes but only to the extent necessary to not be subject to any such financial statement requirement;

(8) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(9) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(10) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(11) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the Junior Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the Junior Lien Collateral Agent;

(12) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(13) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (12), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the healthcare industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York or Atlanta, Georgia. The initial paying agent for the Notes is the Trustee.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York or Atlanta, Georgia. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $310.0 million in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on February 15, 2017. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the February 2009 Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 9 7/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing August 15, 2009, to the Holders of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to February 15, 2013.

At any time prior to February 15, 2013, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage

2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

In addition, until February 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each

Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Priority Lien Obligations and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Indebtedness (other than any Junior Lien Obligation) that is secured by a Lien permitted under the Indenture (which Lien is senior to the Lien of the Notes with respect to the Collateral), and to correspondingly reduce commitments with respect thereto;

(c) Obligations under Junior Lien Obligations (and to correspondingly reduce commitments with respect thereto) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer or a Collateral Asset Sale Offer in accordance with the procedures set forth below; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption”, through open-market purchases or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Notes that would otherwise be prepaid;

(d) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to November 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (d) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and its subsidiaries at such time; or

(e) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Junior Lien Obligations, including the 2006 Notes, which are not subordinated to the Notes or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such Junior Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Junior Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Junior Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or Junior Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such Junior Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Junior Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

   (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any

Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the 2006 Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Priority Lien Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture will provide that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on November 17, 2006); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on November 17, 2006) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on November 17, 2006) on or prior to November 15, 2016; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the 9 1/4% 2006 Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the holders of the Notes than those described under “Security” above and (c) Liens which are senior in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), (i) at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness subject to a Lien incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0 and (ii) the Notes and the Guarantees are secured by Liens with the priority and subject to intercreditor arrangements no less favorable to the holders of the Notes than those described under “— Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease,

conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) [reserved];

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation and the 2006 Notes Indenture and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; or

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Notes Indenture.

“2006 Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York, as trustee.

“ABL Facility” means the Asset-Based Revolving Credit Agreement entered into as of November 17, 2006 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 15, 2013 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through February 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the offering memorandum relating to the 2006 Second Priority Notes on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in such offering memorandum.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of First Lien Obligations” shall mean the satisfaction and discharge of all of the First Lien Obligations in full in cash, pursuant to the First Lien Documents and the General Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, as Trustee.

“First Lien Collateral” means all of the assets of the Issuer or any Guarantor, whether real, personal or mixed, with respect to which a Lien has been granted as security for any First Lien Obligations pursuant to a First Lien Document.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility and the other First Lien Documents, together with its successors and permitted assigns under the General Credit Facility exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreements and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the General Credit Facility and the First Lien Security Documents.

“First Lien Obligations” shall mean (a) all General Credit Facility Obligations and (b) all other Obligations of the Issuer and its Subsidiaries under any refinancings of the General Credit Facility Obligations (and any related Hedging Obligations). For the avoidance of doubt, Obligations with respect to the ABL Facility shall not constitute First Lien Obligations.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including, without limitation, the lenders and agents under the General Credit Facility and the First Lien Collateral Agent.

“First Lien Security Documents” means the Security Documents (as defined in the General Credit Facility) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” means the first priority Liens securing the First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted

Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which are in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“General Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to the Collateral.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer will be the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the Shared Receivables Intercreditor Agreement and the General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Partners, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means February 19, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the Notes are outstanding, The Bank of New York Mellon, in its capacity as trustee and collateral agent for the holders of the 2006 Notes and other secured parties under the 2006 Notes Indenture and the Security Documents (including the Holders), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Indenture, the related Security Documents and Intercreditor Agreements.

“Junior Lien Obligations” means the Notes and Obligations with respect to other Indebtedness (including the 2006 Notes and any permitted refinancing thereof) permitted to be incurred under the Indenture and the General Credit Facility which is by its terms intended to be secured equally and ratably with the Notes or on a basis junior to the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture and the General Credit Facility; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the Security Documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the Security Documents.

“Junior Lien Secured Parties” means (i) Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Junior Liens” means the Liens securing the Junior Lien Obligations.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the General Intercreditor Agreement.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the third and fourth sentences of the first paragraph under “— Security — General.”

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated February 11, 2009, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, the Management Participants (as defined in the Offering Memorandum), Citigroup Inc. and Banc of America Securities LLC (which institutions are assignees of certain equity commitments of the Investors as of November 17, 2006) that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities ranking senior to the Liens securing the Notes and (ii) the holders of the 2006 Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of,

such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Priority Lien Obligations” means, collectively, ABL Obligations and First Lien Obligations.

“Priority Lien Secured Parties” means, collectively, the ABL Secured Parties and the First Lien Secured Parties.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the Intercreditor Agreements, the security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Shared Receivables Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to Shared Receivables Collateral.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2013; provided, however, that if the period from the Redemption Date to February 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE APRIL 2009 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions. ” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $1,500,000,000 aggregate principal amount of 8 1/2% senior secured notes due 2019 (the “Notes”) under an indenture dated as of the closing date of the offering of the Notes (the “Indenture”) among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”), Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent and Bank of America, N.A., as collateral agent. The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a first-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are secured on a second-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries and including indebtedness under the Company’s senior secured European term loan facility included in the General Credit Facility;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes) and Junior Lien Obligations (including the Existing Second Priority Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a first-priority lien on all of the assets of each Guarantor which secure the General Credit Facility (other than the European Collateral) and by a second-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, are effectively subordinated to the Guarantor’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries guarantee the Notes. For the year ended December 31, 2009, our non-guarantor Subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor Subsidiaries held approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements included in this prospectus.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payment on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a

Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected first-priority security interests in the Non-Receivables Collateral and by perfected second-priority security interests in the Shared Receivables Collateral (second in priority to the first-priority Liens on the Shared Receivables Collateral securing the ABL Obligations), in each case, subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral. The ABL Secured Parties have rights and remedies with respect to the Shared Receivables Collateral that, if exercised, could adversely affect the value of the Shared Receivables Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Shared Receivables Collateral on behalf of the First Lien Secured Parties. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “— First Lien Intercreditor Agreement.” For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than European Collateral and Separate Receivables Collateral), it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any ABL Obligations, it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

The Issuer, the Guarantors and the First Lien Collateral Agent entered into Security Documents in connection with the General Credit Facility with respect to the Collateral defining the terms of the security interests that secure the General Credit Facility with respect to such Collateral and that defines the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

First Lien Intercreditor Agreement

The Trustee and the First Lien Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the General Credit Facility Obligations with respect to the Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, General Credit Facility and the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the General Credit Facility.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative is the administrative agent under the General Credit Facility, and the Trustee for the Holders, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the General Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the General Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the administrative agent under the General Credit Facility or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative agrees that it will not accept any Lien on any Collateral for the benefit of the Holders (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as;

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Additional General Intercreditor Agreement

The First Lien Collateral Agent is a party to an Additional General Intercreditor Agreement dated the Issue Date, (as the same may be amended from time to time, the “Additional General Intercreditor Agreement”), by and among the First Lien Collateral Agent, the Junior Lien Collateral Agent and the trustees under the Existing Second Priority Notes Indentures, by which the Notes are given the same ranking and rights with respect to the Collateral as provided to the General Credit Facility under the General Intercreditor Agreement, dated as of November 17, 2006, by and among the First Lien Collateral Agent and the Junior Lien

Collateral Agent. Pursuant to the terms of the Additional General Intercreditor Agreement and subject to the First-Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the New First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under an Existing Second Priority Notes Indenture has occurred and the Existing Second Priority Notes issued thereunder have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral.

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the Additional General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any New First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the New First Lien Secured Parties or any agent or trustee therefor in any Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any New First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

In addition, the Security Documents provide that, subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied to the First Lien Obligations to be distributed in accordance with the First Lien Intercreditor Agreement prior to application to any Junior Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of New First Lien Obligations has occurred.

In addition, so long as the Discharge of New First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the New First Lien Obligations under the First Lien Documents.

The Junior Lien Collateral Agent and each other Junior Lien Secured Party agrees that any Lien purported to be granted on any collateral as security for New First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on such collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

If any New First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the New First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such New First Lien Secured Party shall be entitled to a reinstatement of New First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the Additional General Intercreditor Agreement shall have been terminated prior to such Recovery, the Additional General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto.

The Additional General Intercreditor Agreement provides that so long as the Discharge of New First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except under limited circumstances)) with respect to any collateral securing both the New First Lien Obligations and any Junior Lien Obligations in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any New First Lien Secured Party in respect of the New First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any New First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the New First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to such collateral or any other collateral under the First Lien Documents or otherwise in respect of New First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such collateral or any other collateral in respect of New First Lien Obligations and (ii) except as otherwise provided in the Additional General Intercreditor Agreement, the First Lien Collateral Agent and the New First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to such collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed, among other things, that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding if the First Lien Collateral Agent, subject to the First Lien Intercreditor Agreement, desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Additional General Intercreditor Agreement) and, to the extent the Liens securing the new First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the New First Lien Obligations.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Notes Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien

Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “— First Lien Intercreditor Agreement.”

Under the Additional Receivables Intercreditor Agreement, if at any time the Issuer or any Guarantor or any ABL Secured Party delivers notice that any Shared Receivables Collateral is sold, transferred or otherwise disposed of by the owner of that Collateral in a transaction permitted under the ABL Facility, the General Credit Facility and the Indenture or the ABL Secured Parties are releasing or have released their Liens on such Shared Receivables Collateral in connection with a disposition in connection with an exercise of remedies with respect to such Collateral, then the Liens on such Shared Receivables Collateral securing New First Lien Obligations or Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Receivables Collateral securing ABL Obligations are released and discharged, provided that in the case of a disposition in connection with an exercise of remedies, any proceeds thereof not applied to repay ABL Obligations shall be subject to the Liens securing the First Lien Obligations and the Junior Lien Obligations and shall be applied pursuant to the Additional Receivables Intercreditor Agreement and the First Lien Intercreditor Agreement.

The Issuer and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Existing Second Priority Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the respective Notes so affected (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the First Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent is a party to an Additional Receivables Intercreditor Agreement, dated the Issue Date, (as the same may be amended from time to time, the “Additional Receivables Intercreditor Agreement”), by and between the First Lien Collateral Agent and the collateral agent under the ABL Facility (the “ABL Collateral Agent”), by which the Notes are given the same ranking and rights with respect to the Shared Receivables Collateral as provided to the General Credit Facility under the Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. The Additional Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the First Lien Collateral Agent and the New First Lien Secured Parties and (b) the ABL Collateral Agent and the ABL Secured Parties. The Additional Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties and junior priority Liens in the Shared Receivables Collateral in favor of the New First Lien Secured Parties, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the New First Lien Secured Parties, on the other, are substantially similar to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the New First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the New First Lien Secured Parties in the Shared Receivables Collateral are second-priority Liens and the Liens of the ABL Secured Parties in the Shared Receivables Collateral are first-priority liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

The relative rights, privileges and obligations with respect to the Shared Receivables Collateral (a) as between the First Lien Collateral Agent and the First Lien Secured Parties, on the one hand, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, on the other, are governed by the Additional General Intercreditor Agreement described above and (b) as among the First Lien Secured Parties, are governed by the First Lien Intercreditor Agreement described above.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (6). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes;

(7) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(8) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(9) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(10) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the First Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the First Lien Collateral Agent;

(11) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(12) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (11), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is Deutsche Bank Trust Company Americas.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is Deutsche Bank Trust Company Americas. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $1,500,000,000 in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on April 15, 2019. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the April 2009 Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 8 1/2% per annum and is payable semi-annually in arrears on April 15 and October 15, commencing October 15, 2009, to the Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Registrar and Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to April 15, 2014.

At any time prior to April 15, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after April 15, 2014 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage

2014	104.250%
2015	102.833%
2016	101.417%
2017 and thereafter	100.000%

In addition, until April 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of

Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of First Lien Obligations other than Obligations under the Notes require that such First Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes);

(b) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (b) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and is subsidiaries at such time; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination;

provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its

Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million (including any Indebtedness incurred and represented by the Notes (including the Guarantees) or any Additional First Lien Obligations by the Issuer or any Guarantor, the proceeds of which Notes or Additional First Lien Obligations are used to repay such Credit Facilities) outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) reserved;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1)), including the Existing Second Priority Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any ABL Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or proceeds securing the Notes and related Guarantees.

The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above and (c) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness secured by property, assets or proceeds that secure the Notes and related Guarantees that are subject to a Lien that is pari passu or senior in priority to the Liens securing the Notes and the related Guarantees incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) reserved;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation and the Existing Second Priority Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(15) to add Additional First Lien Secured Parties or additional ABL Secured Parties, to any Security Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Second Priority Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Second Priority Notes Indenture.

“2006 Second Priority Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York, as trustee.

“2009 Second Priority Notes” means the $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017, issued by the Issuer under the 2009 Second Priority Notes Indenture.

“2009 Second Priority Notes Indenture” means that certain Indenture, dated as of February 19, 2009, among the Issuer, the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent.

“ABL Facility” means the Amended and Restated Asset-Based Revolving Credit Agreement, dated as of June 20, 2007, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Obligations” shall have the meaning given such term by the U.S. Security Agreement and shall include the Notes Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Holders, and any Authorized Representative with respect thereto, including the Trustee.

“Additional General Intercreditor Agreement” has the meaning set forth under “Security — Additional General Intercreditor Agreement.”

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Receivables Intercreditor Agreement” has the meaning set forth under “Security — Additional Receivables Intercreditor Agreement.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the General Credit Facility and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 15, 2014 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through April 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Authorized Representative” means (i) in the case of any General Credit Facility Obligations or the General Credit Facility Secured Parties, the administrative agent under the General Credit Facility, (ii) in the case of the Notes Obligations or the Holders, the Trustee and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenues and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Issuer (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the offering memorandum relating to the 2006 Second Priority Notes on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the offering memorandum relating to the 2006 Second Priority Notes.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of New First Lien Obligations” means, except to the extent any such New First Lien Obligations are reinstated pursuant to the Additional General Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the Indenture in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with proceeds of other New First Lien Obligations that constitute and exchange or replacement for or a refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of General Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facility so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the General Credit Facility for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, as Trustee.

“Existing Second Priority Notes” means the 2006 Second Priority Notes and the 2009 Second Priority Notes and any refinancings thereof permitted pursuant to the terms of the Indenture.

“Existing Second Priority Notes Indentures” means the 2006 Second Priority Notes Indenture and the 2009 Second Priority Notes Indenture.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the General Credit Facility, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Additional General Intercreditor Agreement, the General Intercreditor Agreement, dated as of November 17, 2006, among the First Lien Collateral Agent and the Junior Lien Collateral Agent, and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the New First Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facility, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all General Credit Facility Obligations, (b) the Notes Obligations and (c) any Series of Additional First Lien Obligations. For the avoidance of doubt, Obligations with respect to the ABL Facility will not constitute First Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facility, (b) the New First Lien Secured Parties and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

“First Priority Liens” means the first priority Liens securing the New First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which are in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, as amended as of February 16, 2007 and as further amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer will be the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Common Collateral.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Additional Receivables Intercreditor Agreement and the Additional General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means April 22, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the 2006 Second Priority Notes are outstanding, the trustee under the 2006 Second Priority Notes Indenture, in its capacity as trustee and collateral agent for the holders of 2006 Second Priority Notes and other secured parties under the 2006 Second Priority Notes Indenture and the related security documents (including the holders of the 2009 Second Priority Notes), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Second Priority Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Existing Second Priority Notes Indentures, the related security documents and intercreditor agreements.

“Junior Lien Obligations” means the Existing Second Priority Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Existing Second Priority Notes Indentures and the General Credit Facility which is by its terms intended to be secured equally and ratably with the Existing Second Priority Notes or on a basis junior to the Liens securing the Existing Second Priority Notes; provided such Lien is permitted to be incurred under the Existing Second Priority Notes Indentures and the General Credit Facility; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the applicable security documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the applicable security documents.

“Junior Lien Secured Parties” means (i) holders of Existing Second Priority Notes (including the holders of any Additional Notes (as defined in the Existing Second Priority Notes Indentures) subsequently issued under and in compliance with the terms of the Existing Second Priority Notes Indentures), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “Security — First Lien Intercreditor.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Guarantor arising under the Indenture and any other First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Guarantor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the Trustee, the Registrar, Paying Agent and Transfer Agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Additional General Intercreditor Agreement.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under “Security — First Lien Intercreditor.”

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the second sentence of the first paragraph under “— Security — General.”

“Notes Documents” means the credit and security documents governing the Notes Obligations, including, without limitation, the Indenture, the related Security Documents and Intercreditor Agreements.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated April 15, 2009, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006) that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities and (ii) the holders of the Existing Second Priority Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(28) Liens that rank junior to the Liens securing the Notes securing the Junior Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the amended and restated Security Agreement, dated as of March 2, 2009, by and among the Issuer, the subsidiary grantors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders will be joined on the Issue Date.

“Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facility Secured Parties (in their capacities as such), (ii) the Holders and the Trustee, each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2014;

provided, however, that if the period from the Redemption Date to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE AUGUST 2009 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $1,250,000,000 aggregate principal amount of 7 7/8% senior secured notes due 2020 (the “Notes”) under an indenture dated as of the closing date of the offering of the Notes (the “Indenture”) among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent. The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a first-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are secured on a second-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries and including indebtedness under the Company’s senior secured European term loan facility included in the General Credit Facility;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes) and Junior Lien Obligations (including the Existing Second Priority Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a first-priority lien on all of the assets of each Guarantor which secure the General Credit Facility (other than the European Collateral) and by a second-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, are effectively subordinated to the Guarantor’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Notes. For the year ended December 31, 2009, our non-guarantor Subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor Subsidiaries held approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements included in this prospectus.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a

Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected first-priority security interests in the Non-Receivables Collateral and by perfected second-priority security interests in the Shared Receivables Collateral (second in priority to the first-priority Liens on the Shared Receivables Collateral securing the ABL Obligations), in each case, subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral. The ABL Secured Parties have rights and remedies with respect to the Shared Receivables Collateral that, if exercised, could adversely affect the value of the Shared Receivables Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Shared Receivables Collateral on behalf of the First Lien Secured Parties. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “— First Lien Intercreditor Agreement.” For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than European Collateral and Separate Receivables Collateral), it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any ABL Obligations, it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

The Issuer, the Guarantors and the First Lien Collateral Agent entered into Security Documents in connection with the General Credit Facility and the Existing First Priority Notes with respect to the Collateral defining the terms of the security interests that secure the General Credit Facility and the Existing First Priority Notes with respect to such Collateral and that define the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

First Lien Intercreditor Agreement

The First Lien Collateral Agent has entered into, and the Trustee, as authorized representative for the holders of the notes, has consented to, a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the General Credit Facility Obligations with respect to the Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, General Credit Facility, the Existing First Priority Notes Indenture and the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the General Credit Facility.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative is the administrative agent under the General Credit Facility, and the Trustee for the Holders, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement. Because the Existing First Priority Notes were issued in a greater aggregate principal amount than expected for the Notes and the covenants and events of default under the Existing First Priority Notes Indenture are substantially identical to those described herein, the Authorized Representative for the Notes is unlikely to become the Major Non-Controlling Authorized Representative at a time when the Existing First Priority Notes are outstanding.

The administrative agent under the General Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the General Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the administrative agent under the General Credit Facility or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative agrees that it will not accept any Lien on any Collateral for the benefit of the Holders (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the New First Lien Secured Parties also agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the New First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common

Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Additional General Intercreditor Agreement

The First Lien Collateral Agent is a party to an Additional General Intercreditor Agreement dated the Issue Date (as the same may be amended from time to time, the “Additional General Intercreditor Agreement”), by and among the First Lien Collateral Agent, the Junior Lien Collateral Agent and the trustees under the Existing Second Priority Notes Indentures and the Existing First Priority Notes Indenture, by which the Notes are given the same ranking and rights with respect to the Collateral as provided to the General Credit Facility under the General Intercreditor Agreement, dated as of November 17, 2006, by and among the First Lien Collateral Agent and the Junior Lien Collateral Agent. Pursuant to the terms of the Additional General Intercreditor Agreement and subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the New First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under an Existing Second Priority Notes Indenture has occurred and the Existing Second Priority Notes issued thereunder have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral.

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the Additional General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any New First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the New First Lien Secured Parties or any agent or trustee therefor in any Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any New First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

In addition, the Security Documents provide that, subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied to the First Lien Obligations to be distributed in accordance with the First Lien Intercreditor Agreement prior to application to any Junior Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of New First Lien Obligations has occurred.

In addition, so long as the Discharge of New First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the New First Lien Obligations under the New First Lien Documents.

The Junior Lien Collateral Agent and each other Junior Lien Secured Party agrees that any Lien purported to be granted on any collateral as security for New First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on such collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

If any New First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the New First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such New First Lien Secured Party shall be entitled to a reinstatement of New First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the Additional General Intercreditor Agreement shall have been terminated prior to such Recovery, the Additional General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto.

The Additional General Intercreditor Agreement provides that so long as the Discharge of New First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except under limited circumstances)) with respect to any collateral securing both the New First Lien Obligations and any Junior Lien Obligations in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any New First Lien Secured Party in respect of the New First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any New First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the New First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to such collateral or any other collateral under the New First Lien Documents or otherwise in respect of New First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such collateral or any other collateral in respect of New First Lien Obligations and (ii) except as otherwise provided in the Additional General Intercreditor Agreement, the First Lien Collateral Agent and the New First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to such collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed, among other things, that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding if the First Lien Collateral Agent, subject to the First Lien Intercreditor Agreement, desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Additional General Intercreditor Agreement) and, to the extent the Liens securing the new First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its

Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the New First Lien Obligations.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Notes Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “— First Lien Intercreditor Agreement.”

Under the Additional Receivables Intercreditor Agreement, if at any time the Issuer or any Guarantor or any ABL Secured Party delivers notice that any Shared Receivables Collateral is sold, transferred or otherwise disposed of by the owner of that Collateral in a transaction permitted under the ABL Facility, the General Credit Facility and the Indenture or the ABL Secured Parties are releasing or have released their Liens on such Shared Receivables Collateral in connection with a disposition in connection with an exercise of remedies with respect to such Collateral, then the Liens on such Shared Receivables Collateral securing New First Lien Obligations or Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Receivables Collateral securing ABL Obligations are released and discharged, provided that in the case of a disposition in connection with an exercise of remedies, any proceeds thereof not applied to repay ABL Obligations shall be subject to the Liens securing the First Lien Obligations and the Junior Lien Obligations and shall be applied pursuant to the Additional Receivables Intercreditor Agreement and the First Lien Intercreditor Agreement.

The Issuer and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Existing Second Priority Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the Notes (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing the Notes and the Notes Obligations.

The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the First Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent is a party to an Additional Receivables Intercreditor Agreement, dated the Issue Date (as the same may be amended from time to time, the “Additional Receivables Intercreditor Agreement”), by and between the First Lien Collateral Agent and the collateral agent under the ABL Facility (the “ABL Collateral Agent”), by which the Notes are given the same ranking and rights with respect to the Shared Receivables Collateral as provided to the General Credit Facility under the Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. The Additional Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the First Lien Collateral Agent and the New First Lien Secured Parties and (b) the ABL Collateral Agent and the ABL Secured Parties. The Additional Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties and junior priority Liens in the Shared Receivables Collateral in favor of the New First Lien Secured Parties, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the New First Lien Secured Parties, on the other, are substantially similar to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the New First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the New First Lien Secured Parties in the Shared Receivables Collateral are second-priority Liens and the Liens of the ABL Secured Parties in the Shared Receivables Collateral are first-priority liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

The relative rights, privileges and obligations with respect to the Shared Receivables Collateral (a) as between the First Lien Collateral Agent and the New First Lien Secured Parties, on the one hand, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, on the other, are governed by the Additional General Intercreditor Agreement described above and (b) as among the First Lien Secured Parties, are governed by the First Lien Intercreditor Agreement described above.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (6). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes;

(7) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(8) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(9) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(10) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the First Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the First Lien Collateral Agent;

(11) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(12) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (11), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is Deutsche Bank Trust Company Americas.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is Deutsche Bank Trust Company Americas. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $1,250,000,000 in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on February 15, 2020. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the August 2009 Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 7 7/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing February 15, 2010, to the Holders of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Registrar and Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to August 15, 2014.

At any time prior to August 15, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after August 15, 2014 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage

2014	103.938%
2015	102.625%
2016	101.313%
2017 and thereafter	100.000%

In addition, until August 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of First Lien Obligations other than Obligations under the Notes require that such First Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes);

(b) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (b) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and is subsidiaries at such time; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million (including any Indebtedness incurred and represented by the Existing First Priority Notes (including the related guarantees), the Notes (including the Guarantees) or any Additional First Lien Obligations by the Issuer or any Guarantor, the proceeds of which Notes or Additional First Lien Obligations are used to repay such Credit Facilities) outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) reserved;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1)), including the Existing Second Priority Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed

$1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any ABL Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or proceeds securing the Notes and related Guarantees.

The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above and (c) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness secured by property, assets or proceeds that secure the Notes and related Guarantees that are subject to a Lien that is pari passu or senior in priority to the Liens securing the Notes and the related Guarantees incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease,

conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under the covenant described under “— Liens”;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) reserved;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation, the Existing Second Priority Notes Indentures and the related documentation and the Existing First Priority Notes Indenture and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under

“— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of

Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(15) to add Additional First Lien Secured Parties or additional ABL Secured Parties, to any Security Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Second Priority Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Second Priority Notes Indenture.

“2006 Second Priority Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York Mellon, as trustee.

“2009 Second Priority Notes” means the $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017, issued by the Issuer under the 2009 Second Priority Notes Indenture.

“2009 Second Priority Notes Indenture” means that certain Indenture, dated as of February 19, 2009, among the Issuer, the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent.

“ABL Facility” means the Amended and Restated Asset-Based Revolving Credit Agreement, dated as of June 20, 2007, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Obligations” shall have the meaning given such term by the U.S. Security Agreement and shall include the Notes Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Holders, and any Authorized Representative with respect thereto, including the Trustee.

“Additional General Intercreditor Agreement” has the meaning set forth under “Security — Additional General Intercreditor Agreement.”

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Receivables Intercreditor Agreement” has the meaning set forth under “Security — Additional Receivables Intercreditor Agreement.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the General Credit Facility and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at August 15, 2014 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through August 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Authorized Representative” means (i) in the case of any General Credit Facility Obligations or the General Credit Facility Secured Parties, the administrative agent under the General Credit Facility, (ii) in the case of the Existing First Priority Notes Obligations or the Existing First Priority Notes, Law Debenture Trust Company of New York, as trustee for the holders of the Existing First Priority Notes, (iii) in the case of the Notes Obligations or the Holders, the Trustee and (iv) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenues and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Issuer (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the offering memorandum relating to the 2006 Second Priority Notes on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the offering memorandum relating to the 2006 Second Priority Notes.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of New First Lien Obligations” means, except to the extent any such New First Lien Obligations are reinstated pursuant to the Additional General Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the Indenture in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with proceeds of other New First Lien Obligations that constitute and exchange or replacement for or a refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of General Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facility so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the General Credit Facility for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity

Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing First Priority Notes” means the $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019, issued by the Issuer under the Existing First Priority Notes Indenture.

“Existing First Priority Notes Indenture” means that certain Indenture, dated as of April 22, 2009, among the Issuer, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

“Existing First Priority Notes Obligations” means Obligations in respect of the Existing First Priority Notes, the Existing First Priority Notes Indenture or the other First Lien Documents as they relate to the Existing First Priority Notes, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Existing Notes” means the $3.49 million aggregate principal amount of 5.500% senior notes due 2009, $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York Mellon, as Trustee.

“Existing Second Priority Notes” means the 2006 Second Priority Notes and the 2009 Second Priority Notes and any refinancings thereof permitted pursuant to the terms of the Indenture.

“Existing Second Priority Notes Indentures” means the 2006 Second Priority Notes Indenture and the 2009 Second Priority Notes Indenture.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility, the Existing First Priority Notes Indenture and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the General Credit Facility, the Existing First Priority Notes Indenture, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Additional General Intercreditor Agreement, the General Intercreditor Agreement, dated as of November 17, 2006, among the First Lien Collateral Agent and the Junior Lien Collateral Agent, and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facility, the Existing First Priority Notes Indenture, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all General Credit Facility Obligations, (b) the Existing First Priority Notes Obligations, (c) the Notes Obligations and (d) any Series of Additional First Lien Obligations. For the avoidance of doubt, Obligations with respect to the ABL Facility will not constitute First Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facility, (b) the holders of the Existing First Priority Notes Obligations and Law Debenture Trust Company of New York, as authorized representative for such holders, (c) the New First Lien Secured Parties and (d) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

“First Priority Liens” means the first priority Liens securing the New First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which are in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, as amended as of February 16, 2007, as further amended as of March 2, 2009 and as further amended as of June 18, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer was the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Common Collateral.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Additional Receivables Intercreditor Agreement and the Additional General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means August 11, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the 2006 Second Priority Notes are outstanding, the trustee under the 2006 Second Priority Notes Indenture, in its capacity as trustee and collateral agent for the holders of 2006 Second Priority Notes and other secured parties under the 2006 Second Priority Notes Indenture and the related security documents (including the holders of the 2009 Second Priority Notes), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Second Priority Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Existing Second Priority Notes Indentures, the related security documents and intercreditor agreements.

“Junior Lien Obligations” means the Existing Second Priority Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Existing Second Priority Notes Indentures and the Indenture which is by its terms intended to be secured equally and ratably with the Existing Second Priority Notes or on a basis junior to the Liens securing the Existing Second Priority Notes; provided such Lien is permitted to be incurred under the Existing Second Priority Notes Indentures and the Indenture; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the applicable security documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the applicable security documents.

“Junior Lien Secured Parties” means (i) holders of Existing Second Priority Notes (including the holders of any Additional Notes (as defined in the Existing Second Priority Notes Indentures) subsequently issued under and in compliance with the terms of the Existing Second Priority Notes Indentures), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “Security — First Lien Intercreditor Agreement.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Documents” means the First Lien Documents relating to the New First Lien Obligations.

“New First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Guarantor arising under the Indenture and any other New First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Guarantor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the Trustee, the Registrar, Paying Agent and Transfer Agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Additional General Intercreditor Agreement.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under “Security — First Lien Intercreditor Agreement.”

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the second sentence of the first paragraph under “— Security — General.”

“Notes Documents” means the credit and security documents governing the Notes Obligations, including, without limitation, the Indenture, the related Security Documents and the Intercreditor Agreements.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated July 29, 2009, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006) that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities, (ii) the holders of the Existing First Priority Notes and (iii) the holders of the Existing Second Priority Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(28) Liens that rank junior to the Liens securing the Notes securing the Junior Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the amended and restated Security Agreement, dated as of March 2, 2009, by and among the Issuer, the subsidiary grantors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders, will be joined on the Issue Date.

“Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing First Priority Notes, the Existing Second Priority Notes and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facility Secured Parties (in their capacities as such), (ii) the holders of the Existing First Priority Notes Obligations and Law Debenture Trust Company of New York, as authorized representative for such holders (each in their capacity as such), (iii) the Holders and the Trustee (each in their capacity as such) and (iv) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Existing First Priority Notes Obligations, (iii) the Notes Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantees and Security.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 15, 2014; provided, however, that if the period from the Redemption Date to August 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE MARCH 2010 NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $1,400,000,000 aggregate principal amount of 7 1/4% senior secured notes due 2020 (the “Notes”) under an indenture dated as of the closing date of the offering of the Notes (the “Indenture”) among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent. The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a first-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are secured on a second-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries and including indebtedness under the Company’s senior secured European term loan facility included in the General Credit Facility;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes) and Junior Lien Obligations (including the Existing Second Priority Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a first-priority lien on all of the assets of each Guarantor which secure the General Credit Facility (other than the European Collateral) and by a second-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, are effectively subordinated to the Guarantor’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries guarantee the Notes. For the year ended December 31, 2009, our non-guarantor Subsidiaries accounted for approximately $12.468 billion, or 41.5%, of our total revenues. As of December 31, 2009, our non-guarantor Subsidiaries held approximately $9.672 billion, or 40.1%, of our total assets and approximately $6.750 billion, or 21.1%, of our total liabilities. See Note 16 to our consolidated financial statements included in this prospectus.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a

Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees, together with all other First Lien Obligations, are secured by perfected first-priority security interests in the Non-Receivables Collateral and by perfected second-priority security interests in the Shared Receivables Collateral (second in priority to the first-priority Liens on the Shared Receivables Collateral securing the ABL Obligations), in each case, subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral. The ABL Secured Parties have rights and remedies with respect to the Shared Receivables Collateral that, if exercised, could adversely affect the value of the Shared Receivables Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Shared Receivables Collateral on behalf of the First Lien Secured Parties. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “— First Lien Intercreditor Agreement.” For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than European Collateral and Separate Receivables Collateral), it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any ABL Obligations, it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

The Issuer, the Guarantors and the First Lien Collateral Agent entered into Security Documents in connection with the General Credit Facility and the Existing First Priority Notes with respect to the Collateral defining the terms of the security interests that secure the General Credit Facility and the Existing First Priority Notes with respect to such Collateral and that defines the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

First Lien Intercreditor Agreement

The First Lien Collateral Agent has entered into, and the Trustee, as authorized representative for the holders of the notes, has consented to, a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the General Credit Facility Obligations with respect to the Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, General Credit Facility, the Existing First Priority Notes Indentures and the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the General Credit Facility.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative is the administrative agent under the General Credit Facility, and the Trustee for the Holders, as Authorized Representative in respect of the Notes, will have no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the General Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the General Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the administrative agent under the General Credit Facility or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative agrees that it will not accept any Lien on any Collateral for the benefit of the Holders (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the New First Lien Secured Parties also agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the New First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Additional General Intercreditor Agreement

The First Lien Collateral Agent is a party to an Additional General Intercreditor Agreement dated the Issue Date (as the same may be amended from time to time, the “Additional General Intercreditor Agreement”), by and among the First Lien Collateral Agent, the Junior Lien Collateral Agent and the trustees under the Existing Second Priority Notes Indentures and the Existing First Priority Notes Indentures, by which the Notes are given the same ranking and rights with respect to the Collateral as provided to the General Credit Facility under the General Intercreditor Agreement, dated as of November 17, 2006, by and among the First Lien Collateral Agent and the Junior Lien Collateral Agent. Pursuant to the terms of the Additional General Intercreditor Agreement and subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the New First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under an Existing Second Priority Notes Indenture has occurred and the Existing Second Priority Notes issued thereunder have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral.

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the Additional General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any New First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the New First Lien Secured Parties or any agent or trustee therefor in any Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any New First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

In addition, the Security Documents provide that, subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied to the First Lien Obligations to be distributed in accordance with the First Lien Intercreditor Agreement prior to application to any Junior Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of New First Lien Obligations has occurred.

In addition, so long as the Discharge of New First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the New First Lien Obligations under the New First Lien Documents.

The Junior Lien Collateral Agent and each other Junior Lien Secured Party agrees that any Lien purported to be granted on any collateral as security for New First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on such collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

If any New First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the New First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such New First Lien Secured Party shall be entitled to a reinstatement of New First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the Additional General Intercreditor Agreement shall have been terminated prior to such Recovery, the Additional General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto.

The Additional General Intercreditor Agreement provides that so long as the Discharge of New First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except under limited circumstances)) with respect to any collateral securing both the New First Lien Obligations and any Junior Lien Obligations in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any New First Lien Secured Party in respect of the New First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any New First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the New First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to such collateral or any other collateral under the New First Lien Documents or otherwise in respect of New First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such collateral or any other collateral in respect of New First Lien Obligations and (ii) except as otherwise provided in the Additional General Intercreditor Agreement, the First Lien Collateral Agent and the New First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to such collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed, among other things, that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding if the First Lien Collateral Agent, subject to the First Lien Intercreditor Agreement, desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Additional General Intercreditor Agreement) and, to the extent the Liens securing the new First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the New First Lien Obligations.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Notes Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “— First Lien Intercreditor Agreement.”

Under the Additional Receivables Intercreditor Agreement, if at any time the Issuer or any Guarantor or any ABL Secured Party delivers notice that any Shared Receivables Collateral is sold, transferred or otherwise disposed of by the owner of that Collateral in a transaction permitted under the ABL Facility, the General Credit Facility and the Indenture or the ABL Secured Parties are releasing or have released their Liens on such Shared Receivables Collateral in connection with a disposition in connection with an exercise of remedies with respect to such Collateral, then the Liens on such Shared Receivables Collateral securing New First Lien Obligations or Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Receivables Collateral securing ABL Obligations are released and discharged, provided that in the case of a disposition in connection with an exercise of remedies, any proceeds thereof not applied to repay ABL Obligations shall be subject to the Liens securing the First Lien Obligations and the Junior Lien Obligations and shall be applied pursuant to the Additional Receivables Intercreditor Agreement and the First Lien Intercreditor Agreement.

The Issuer and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Existing Second Priority Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the Notes (as described under “— Certain

Limitations on the Collateral”) and shall not be subject to the Liens securing the Notes and the Notes Obligations.

The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the First Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent is a party to an Additional Receivables Intercreditor Agreement, dated the Issue Date (as the same may be amended from time to time, the “Additional Receivables Intercreditor Agreement”), by and between the First Lien Collateral Agent and the collateral agent under the ABL Facility (the “ABL Collateral Agent”), by which the Notes are given the same ranking and rights with respect to the Shared Receivables Collateral as provided to the General Credit Facility under the Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. The Additional Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the First Lien Collateral Agent and the New First Lien Secured Parties and (b) the ABL Collateral Agent and the ABL Secured Parties. The Additional Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties and junior priority Liens in the Shared Receivables Collateral in favor of the New First Lien Secured Parties, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the New First Lien Secured Parties, on the other, are substantially similar to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the New First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the New First Lien Secured Parties in the Shared Receivables Collateral are second-priority Liens and the Liens of the ABL Secured Parties in the Shared Receivables Collateral are first-priority liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

The relative rights, privileges and obligations with respect to the Shared Receivables Collateral (a) as between the First Lien Collateral Agent and the New First Lien Secured Parties, on the one hand, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, on the other, are governed by the Additional General Intercreditor Agreement described above and (b) as among the First Lien Secured Parties, are governed by the First Lien Intercreditor Agreement described above.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (6). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes;

(7) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(8) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(9) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(10) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the First Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the First Lien Collateral Agent;

(11) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(12) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (11), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is Deutsche Bank Trust Company Americas.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is Deutsche Bank Trust Company Americas. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $1,400,000,000 in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on September 15, 2020. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the March 2010 Notes” include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 7 1/4% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing September 15, 2010, to the Holders of record on the immediately preceding March 1 and September 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Registrar and Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to March 15, 2015.

At any time prior to March 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after March 15, 2015 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage

2015	103.625%
2016	102.417%
2017	101.208%
2018 and thereafter	100.000%

In addition, until March 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of

Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of First Lien Obligations other than Obligations under the Notes require that such First Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes);

(b) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (b) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and is subsidiaries at such time; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination;

provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates

enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million (including any Indebtedness incurred and represented by the Existing First Priority Notes (including the related guarantees), the Notes (including the Guarantees) or any Additional First Lien Obligations by the Issuer or any Guarantor, the proceeds of which Notes or Additional First Lien Obligations are used to repay such Credit Facilities) outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) [reserved];

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1)), including the Existing Second Priority Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any ABL Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or proceeds securing the Notes and related Guarantees.

The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above and (c) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness secured by property, assets or proceeds that secure the Notes and related Guarantees that are subject to a Lien that is pari passu or senior in priority to the Liens securing the Notes and the related Guarantees incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under the covenant described under “— Liens”;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) [reserved];

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

    (b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation, the Existing Second Priority Notes Indentures and the related documentation and the Existing First Priority Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information incorporated by reference in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information incorporated by reference in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of the “Description of Notes” of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(15) to add Additional First Lien Secured Parties or additional ABL Secured Parties, to any Security Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Second Priority Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Second Priority Notes Indenture.

“2006 Second Priority Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York Mellon, as trustee.

“2009 Second Priority Notes” means the $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017, issued by the Issuer under the 2009 Second Priority Notes Indenture.

“2009 Second Priority Notes Indenture” means that certain Indenture, dated as of February 19, 2009, among the Issuer, the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent.

“ABL Facility” means the Amended and Restated Asset-Based Revolving Credit Agreement, dated as of June 20, 2007, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Obligations” shall have the meaning given such term by the Security Agreement and shall include the Notes Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Holders, and any Authorized Representative with respect thereto, including the Trustee.

“Additional General Intercreditor Agreement” has the meaning set forth under “Security — Additional General Intercreditor Agreement.”

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Receivables Intercreditor Agreement” has the meaning set forth under “Security — Additional Receivables Intercreditor Agreement.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the General Credit Facility and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at March 15, 2015 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through March 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Authorized Representative” means (i) in the case of any General Credit Facility Obligations or the General Credit Facility Secured Parties, the administrative agent under the General Credit Facility, (ii) in the case of the Existing First Priority Notes Obligations or the Existing First Priority Notes, Law Debenture Trust Company of New York, as trustee for the holders of the Existing First Priority Notes, (iii) in the case of the Notes Obligations or the Holders, the Trustee and (iv) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and

EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenues and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Issuer (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a

consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors relating to the 2006 Second Priority Notes described in the offering memorandum relating to the 2006 Second Priority Notes on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the offering memorandum relating to the 2006 Second Priority Notes.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of New First Lien Obligations” means, except to the extent any such New First Lien Obligations are reinstated pursuant to the Additional General Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the Indenture in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with proceeds of other New First Lien Obligations that constitute and exchange or replacement for or a refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of General Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facility so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the General Credit Facility for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing 7 7/8% First Priority Notes” means the $1,250,000,000 aggregate principal amount of
7 7/8% Senior Secured Notes due 2020, issued by the Issuer under the Existing 7 7/8% First Priority Notes Indenture.

“Existing 7 7/8% First Priority Notes Indenture” means that certain Indenture, dated as of August 11, 2009, among the Issuer, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

“Existing 8 1/2% First Priority Notes” means the $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019, issued by the Issuer under the Existing 8 1/2% First Priority Notes Indenture.

“Existing 8 1/2% First Priority Notes Indenture” means that certain Indenture, dated as of April 22, 2009, among the Issuer, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

“Existing First Priority Notes” means the Existing 7 7/8% First Priority Notes and the Existing 8 1/2% First Priority Notes.

“Existing First Priority Notes Indentures” means the Existing 7 7/8% First Priority Notes Indenture and the Existing 8 1/2% First Priority Notes Indenture.

“Existing First Priority Notes Obligations” means Obligations in respect of the Existing First Priority Notes, the Existing First Priority Notes Indentures or the other First Lien Documents as they relate to the Existing First Priority Notes, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Existing Notes” means the $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York Mellon, as Trustee.

“Existing Second Priority Notes” means the 2006 Second Priority Notes and the 2009 Second Priority Notes and any refinancings thereof permitted pursuant to the terms of the Indenture.

“Existing Second Priority Notes Indentures” means the 2006 Second Priority Notes Indenture and the 2009 Second Priority Notes Indenture.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility, the Existing First Priority Notes Indentures and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the General Credit Facility, the Existing First Priority Notes Indentures, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral

Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Additional General Intercreditor Agreement, the General Intercreditor Agreement, dated as of November 17, 2006, among the First Lien Collateral Agent and the Junior Lien Collateral Agent, and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facility, the Existing First Priority Notes Indentures, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all General Credit Facility Obligations, (b) the Existing First Priority Notes Obligations, (c) the Notes Obligations and (d) any Series of Additional First Lien Obligations. For the avoidance of doubt, Obligations with respect to the ABL Facility will not constitute First Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facility, (b) the holders of the Existing First Priority Notes Obligations and Law Debenture Trust Company of New York, as authorized representative for such holders, (c) the New First Lien Secured Parties and (d) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

“First Priority Liens” means the first priority Liens securing the New First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, as amended as of February 16, 2007, as further amended as of March 2, 2009 and as further amended as of June 18, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer was the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Common Collateral.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Additional Receivables Intercreditor Agreement and the Additional General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means March 10, 2010.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the 2006 Second Priority Notes are outstanding, the trustee under the 2006 Second Priority Notes Indenture, in its capacity as trustee and collateral agent for the holders of 2006 Second Priority Notes and other secured parties under the 2006 Second Priority Notes Indenture and the related security documents (including the holders of the 2009 Second Priority Notes), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Second Priority Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Existing Second Priority Notes Indentures, the related security documents and intercreditor agreements.

“Junior Lien Obligations” means the Existing Second Priority Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Existing Second Priority Notes Indentures and the Indenture which is by its terms intended to be secured equally and ratably with the Existing Second Priority Notes or on a basis junior to the Liens securing the Existing Second Priority Notes; provided such Lien is permitted to be incurred under the Existing Second Priority Notes Indentures and the Indenture; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the applicable security documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the applicable security documents.

“Junior Lien Secured Parties” means (i) holders of Existing Second Priority Notes (including the holders of any Additional Notes (as defined in the Existing Second Priority Notes Indentures) subsequently issued under and in compliance with the terms of the Existing Second Priority Notes Indentures), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “Security — First Lien Intercreditor Agreement.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Documents” means the First Lien Documents relating to the New First Lien Obligations.

“New First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Guarantor arising under the Indenture and any other New First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Guarantor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the Trustee, the Registrar, Paying Agent and Transfer Agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Additional General Intercreditor Agreement.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under “Security — First Lien Intercreditor Agreement.”

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the second sentence of the first paragraph under “— Security — General.”

“Notes Documents” means the credit and security documents governing the Notes Obligations, including, without limitation, the Indenture, the related Security Documents and the Intercreditor Agreements.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated March 2, 2010, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006) that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities, (ii) the holders of the Existing First Priority Notes and (iii) the holders of the Existing Second Priority Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(28) Liens that rank junior to the Liens securing the Notes securing the Junior Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the amended and restated Security Agreement, dated as of March 2, 2009, by and among the Issuer, the subsidiary grantors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders, will be joined on the Issue Date.

“Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing First Priority Notes, the Existing Second Priority Notes and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such

Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facility Secured Parties (in their capacities as such), (ii) the holders of the Existing First Priority Notes Obligations and Law Debenture Trust Company of New York, as authorized representative for such holders (each in their capacity as such), (iii) the Holders and the Trustee (each in their capacity as such) and (iv) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Existing First Priority Notes Obligations, (iii) the Notes Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2015; provided, however, that if the period from the Redemption Date to March 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

This summary deals only with notes that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation;”

•	a “passive foreign investment company;” or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest.  Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Original Issue Discount.  The outstanding 2017 notes (together with the exchange 2017 notes, the “2017 notes”) and the outstanding 2019 notes (together with the exchange 2019 notes, the “2019 notes”) were issued with original issue discount (“OID”) in an amount equal to the difference between their principal amount and their “issue price.” You should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The “issue price” of a note will be the first price at which a substantial amount of that particular offering is sold to the investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the note; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

The stated interest payments on the notes are qualified stated interest, and are treated as described above under “— Stated Interest.”

You generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held that note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the note and may not be revoked without the consent of the IRS. You should consult with your own tax advisors about this election.

Market Discount.  If you purchase a note for an amount that is less than its principal amount or, in the case of the 2017 notes or the 2019 notes, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of its payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium.  If you purchase a 2017 note or a 2019 note for an amount that is greater than its adjusted issue price but equal to or less than its principal amount, you will be considered to have purchased that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to a 2017 note or 2019 note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a note for an amount in excess of its principal amount, you will be considered to have purchased the note at a “premium” and, in the case of the 2017 notes and 2019 notes, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange, Retirement, or Other Disposition of Notes.  Upon the sale, exchange, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note increased by OID or market discount previously included in income and reduced by any amortized premium. Subject to the market discount rules discussed above, any gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax.  The 30% United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax.  If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including OID) on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax.  Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of the sale or other disposition of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are a non-U.S. holder (and the payer does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which we or the initial purchasers of the outstanding notes are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all the conditions of any such exemption will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the exchange notes constitutes assets of any Plan or (ii) the purchase and holding of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P.

EXPERTS

The consolidated financial statements of HCA Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 appearing in this prospectus, and the effectiveness of internal control over financial reporting of HCA Inc. as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon appearing elsewhere herein. Such consolidated financial statements and HCA Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file certain reports with the Securities and Exchange Commission (“the SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports, proxy and information statements and other information we file electronically with the SEC. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

Our Code of Conduct is available free of charge upon request to our Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

HCA INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements for the Years Ended December 31, 2009, 2008 and 2007

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining effective internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an assessment of the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our assessment under the framework in Internal Control — Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2009.

Ernst & Young, LLP, the independent registered public accounting firm that audited our consolidated financial statements, has issued a report on our internal control over financial reporting, which is included herein.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
HCA Inc.

We have audited HCA Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). HCA Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, HCA Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of HCA Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2009 and our report dated March 1, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 1, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
HCA Inc.

We have audited the accompanying consolidated balance sheets of HCA Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HCA Inc. at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), HCA Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2010 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

Nashville, Tennessee
March 1, 2010

HCA INC.
CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
(Dollars in millions)

	2009	2008	2007

Revenues	$30,052	$28,374	$26,858

Salaries and benefits	11,958	11,440	10,714
Supplies	4,868	4,620	4,395
Other operating expenses	4,724	4,554	4,233
Provision for doubtful accounts	3,276	3,409	3,130
Equity in earnings of affiliates	(246)	(223)	(206)
Depreciation and amortization	1,425	1,416	1,426
Interest expense	1,987	2,021	2,215
Losses (gains) on sales of facilities	15	(97)	(471)
Impairment of long-lived assets	43	64	24

	28,050	27,204	25,460

Income before income taxes	2,002	1,170	1,398
Provision for income taxes	627	268	316

Net income	1,375	902	1,082
Net income attributable to noncontrolling interests	321	229	208

Net income attributable to HCA Inc.	$1,054	$673	$874

The accompanying notes are an integral part of the consolidated financial statements.

HCA INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008
(Dollars in millions)

	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$312	$465
Accounts receivable, less allowance for doubtful accounts of $4,860 and $4,741	3,692	3,780
Inventories	802	737
Deferred income taxes	1,192	914
Other	579	405

	6,577	6,301
Property and equipment, at cost:
Land	1,202	1,189
Buildings	9,108	8,670
Equipment	13,575	12,833
Construction in progress	784	1,022

	24,669	23,714
Accumulated depreciation	(13,242)	(12,185)

	11,427	11,529

Investments of insurance subsidiary	1,166	1,422
Investments in and advances to affiliates	853	842
Goodwill	2,577	2,580
Deferred loan costs	418	458
Other	1,113	1,148

	$24,131	$24,280

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,460	$1,370
Accrued salaries	849	854
Other accrued expenses	1,158	1,282
Long-term debt due within one year	846	404

	4,313	3,910

Long-term debt	24,824	26,585
Professional liability risks	1,057	1,108
Income taxes and other liabilities	1,768	1,782

Equity securities with contingent redemption rights	147	155

Stockholders’ deficit:
Common stock $0.01 par; authorized 125,000,000 shares — 2009 and 2008; outstanding 94,637,400 shares — 2009 and 94,367,500 shares — 2008	1	1
Capital in excess of par value	226	165
Accumulated other comprehensive loss	(450)	(604)
Retained deficit	(8,763)	(9,817)

Stockholders’ deficit attributable to HCA Inc.	(8,986)	(10,255)
Noncontrolling interests	1,008	995

	(7,978)	(9,260)

	$24,131	$24,280

The accompanying notes are an integral part of the consolidated financial statements.

HCA INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
(Dollars in millions)

	Equity (Deficit) Attributable to HCA Inc.
				Accumulated		Equity
	Common Stock		Capital in	Other		Attributable to
	Shares	Par	Excess of	Comprehensive	Retained	Noncontrolling
	(000)	Value	Par Value	Income (Loss)	Deficit	Interests	Total

Balances, December 31, 2006	92,218	$1	$—	$16	$(11,391)	$907	$(10,467)
Comprehensive income:
Net income					874	208	1,082
Other comprehensive income:
Change in fair value of investment securities				(2)			(2)
Foreign currency translation adjustments				(15)			(15)
Defined benefit plans				23			23
Change in fair value of derivative instruments				(194)			(194)

Total comprehensive income				(188)	874	208	894
Equity contributions	1,961		60				60
Share-based benefit plans			24				24
Distributions						(152)	(152)
Other	3		28		38	(25)	41

Balances, December 31, 2007	94,182	1	112	(172)	(10,479)	938	(9,600)
Comprehensive income:
Net income					673	229	902
Other comprehensive income:
Change in fair value of investment securities				(44)			(44)
Foreign currency translation adjustments				(62)			(62)
Defined benefit plans				(62)			(62)
Change in fair value of derivative instruments				(264)			(264)

Total comprehensive income				(432)	673	229	470
Share-based benefit plans	185		40				40
Distributions						(178)	(178)
Other			13		(11)	6	8

Balances, December 31, 2008	94,367	1	165	(604)	(9,817)	995	(9,260)
Comprehensive income:
Net income					1,054	321	1,375
Other comprehensive income:
Change in fair value of investment securities				44			44
Foreign currency translation adjustments				25			25
Change in fair value of derivative instruments				85			85

Total comprehensive income				154	1,054	321	1,529
Share-based benefit plans	270		47				47
Distributions						(330)	(330)
Other			14			22	36

Balances, December 31, 2009	94,637	$1	$226	$(450)	$(8,763)	$1,008	$(7,978)

The accompanying notes are an integral part of the consolidated financial statements.

HCA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
(Dollars in millions)

	2009	2008	2007

Cash flows from operating activities:
Net income	$1,375	$902	$1,082
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(3,180)	(3,328)	(3,345)
Inventories and other assets	(191)	159	(241)
Accounts payable and accrued expenses	280	(198)	(29)
Provision for doubtful accounts	3,276	3,409	3,130
Depreciation and amortization	1,425	1,416	1,426
Income taxes	(520)	(448)	(105)
Losses (gains) on sales of facilities	15	(97)	(471)
Impairment of long-lived assets	43	64	24
Amortization of deferred loan costs	80	79	78
Share-based compensation	40	32	24
Pay-in-kind interest	58	—	—
Other	46	—	(9)

Net cash provided by operating activities	2,747	1,990	1,564

Cash flows from investing activities:
Purchase of property and equipment	(1,317)	(1,600)	(1,444)
Acquisition of hospitals and health care entities	(61)	(85)	(32)
Disposal of hospitals and health care entities	41	193	767
Change in investments	303	21	207
Other	(1)	4	23

Net cash used in investing activities	(1,035)	(1,467)	(479)

Cash flows from financing activities:
Issuances of long-term debt	2,979	—	—
Net change in revolving bank credit facilities	(1,335)	700	(520)
Repayment of long-term debt	(3,103)	(960)	(750)
Distributions to noncontrolling interests	(330)	(178)	(152)
Payment of debt issuance costs	(70)	—	—
Issuances of common stock	—	—	100
Other	(6)	(13)	(4)

Net cash used in financing activities	(1,865)	(451)	(1,326)

Change in cash and cash equivalents	(153)	72	(241)
Cash and cash equivalents at beginning of period	465	393	634

Cash and cash equivalents at end of period	$312	$465	$393

Interest payments	$1,751	$1,979	$2,163
Income tax payments, net of refunds	$1,147	$716	$421

The accompanying notes are an integral part of the consolidated financial statements.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	ACCOUNTING POLICIES

Merger, Recapitalization and Reporting Entity

On November 17, 2006, HCA Inc. completed its merger (the “Merger”) with Hercules Acquisition Corporation, pursuant to which the Company was acquired by Hercules Holding II, LLC (“Hercules Holding”), a Delaware limited liability company owned by a private investor group comprised of affiliates of Bain Capital Partners, Kohlberg Kravis Roberts & Co., Merrill Lynch Global Private Equity (each a “Sponsor”), affiliates of Citigroup Inc. and Bank of America Corporation (the “Sponsor Assignees”) and affiliates of HCA founder, Dr. Thomas F. Frist Jr., (the “Frist Entities,” and together with the Sponsors and the Sponsor Assignees, the “Investors”), and by members of management and certain other investors. The Merger, the financing transactions related to the Merger and other related transactions are collectively referred to in this prospectus as the “Recapitalization.” The Merger was accounted for as a recapitalization in our financial statements, with no adjustments to the historical basis of our assets and liabilities. As a result of the Recapitalization, our outstanding capital stock is owned by the Investors, certain members of management and key employees. On April 29, 2008, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, thus subjecting us to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. Our common stock is not traded on a national securities exchange.

HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term “affiliates” includes direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners. At December 31, 2009, these affiliates owned and operated 155 hospitals, 97 freestanding surgery centers and provided extensive outpatient and ancillary services. Affiliates of HCA are also partners in joint ventures that own and operate eight hospitals and eight freestanding surgery centers, which are accounted for using the equity method. The Company’s facilities are located in 20 states and England. The terms “HCA,” “Company,” “we,” “our” or “us,” as used in these notes to consolidated financial statements, refer to HCA Inc. and its affiliates unless otherwise stated or indicated by context.

Basis of Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

The consolidated financial statements include all subsidiaries and entities controlled by HCA. We generally define “control” as ownership of a majority of the voting interest of an entity. The consolidated financial statements include entities in which we absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Significant intercompany transactions have been eliminated. Investments in entities we do not control, but in which we have a substantial ownership interest and can exercise significant influence, are accounted for using the equity method.

We have completed various acquisitions and joint venture transactions. The accounts of these entities have been included in our consolidated financial statements for periods subsequent to our acquisition of controlling interests. The majority of our expenses are “cost of revenue” items. Costs that could be classified as general and administrative include our corporate office costs, which were $164 million, $174 million and $169 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Revenues

Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the health care services are provided, based upon the estimated amounts due from the patients and third-party payers. Third-

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

party payers include federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies and employers. Estimates of contractual allowances under managed care health plans are based upon the payment terms specified in the related contractual agreements. Contractual payment terms in managed care agreements are generally based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility recorded estimates will change by a material amount. Estimated reimbursement amounts are adjusted in subsequent periods as cost reports are prepared and filed and as final settlements are determined (in relation to certain government programs, primarily Medicare, this is generally referred to as the “cost report” filing and settlement process). The adjustments to estimated Medicare and Medicaid reimbursement amounts and disproportionate-share funds, which resulted in net increases to revenues, related primarily to cost reports filed during the respective year were $40 million, $32 million and $47 million in 2009, 2008 and 2007, respectively. The adjustments to estimated reimbursement amounts, which resulted in net increases to revenues, related primarily to cost reports filed during previous years were $60 million, $35 million and $83 million in 2009, 2008 and 2007, respectively.

The Emergency Medical Treatment and Active Labor Act (“EMTALA”) requires any hospital participating in the Medicare program to conduct an appropriate medical screening examination of every person who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. Federal and state laws and regulations, including but not limited to EMTALA, require, and our commitment to providing quality patient care encourages, us to provide services to patients who are financially unable to pay for the health care services they receive. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in revenues. Patients treated at hospitals for nonelective care, who have income at or below 200% of the federal poverty level, are eligible for charity care. Charity care (amounts are based on our gross charges) totaled $2.151 billion, $1.747 billion and $1.530 billion in 2009, 2008 and 2007, respectively. The federal poverty level is established by the federal government and is based on income and family size. We provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans and totaled $2.935 billion, $1.853 billion and $1.474 billion in 2009, 2008 and 2007, respectively. In implementing the discount policy, we first attempt to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with a maturity of three months or less when purchased. Our insurance subsidiary’s cash equivalent investments in excess of the amounts required to pay estimated professional liability claims during the next twelve months are not included in cash and cash equivalents as these funds are not available for general corporate purposes. Carrying values of cash and cash equivalents approximate fair value due to the short-term nature of these instruments.

Our cash management system provides for daily investment of available balances and the funding of outstanding checks when presented for payment. Outstanding, but unpresented, checks totaling $392 million and $382 million at December 31, 2009 and 2008, respectively, have been included in “accounts payable” in the consolidated balance sheets. Upon presentation for payment, these checks are funded through available cash balances or our credit facility.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

Accounts Receivable

We receive payments for services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, employers and patients. During the years ended December 31, 2009, 2008 and 2007, 23%, 23% and 24%, respectively, of our revenues related to patients participating in the fee-for-service Medicare program and 7%, 6% and 5%, respectively, of our revenues related to patients participating in managed Medicare programs. We recognize that revenues and receivables from government agencies are significant to our operations, but do not believe there are significant credit risks associated with these government agencies. We do not believe there are any other significant concentrations of revenues from any particular payer that would subject us to any significant credit risks in the collection of our accounts receivable.

Additions to the allowance for doubtful accounts are made by means of the provision for doubtful accounts. Accounts written off as uncollectible are deducted from the allowance for doubtful accounts and subsequent recoveries are added. The amount of the provision for doubtful accounts is based upon management’s assessment of historical and expected net collections, business and economic conditions, trends in federal, state and private employer health care coverage and other collection indicators. The provision for doubtful accounts and the allowance for doubtful accounts relate primarily to “uninsured” amounts (including copayment and deductible amounts from patients who have health care coverage) due directly from patients. Accounts are written off when all reasonable internal and external collection efforts have been performed. We consider the return of an account from the secondary external collection agency to be the culmination of our reasonable collection efforts and the timing basis for writing off the account balance. Writeoffs are based upon specific identification and the writeoff process requires a writeoff adjustment entry to the patient accounting system. Management relies on the results of detailed reviews of historical writeoffs and recoveries at facilities that represent a majority of our revenues and accounts receivable (the “hindsight analysis”) as a primary source of information to utilize in estimating the collectibility of our accounts receivable. We perform the hindsight analysis quarterly, utilizing rolling twelve-months accounts receivable collection and writeoff data. At December 31, 2009 and 2008, the allowance for doubtful accounts represented approximately 94% and 92%, respectively, of the $5.176 billion and $5.148 billion, respectively, patient due accounts receivable balance. The patient due accounts receivable balance represents the estimated uninsured portion of our accounts receivable. The estimated uninsured portion of Medicaid pending and uninsured discount pending accounts is included in our patient due accounts receivable balance. Days revenues in accounts receivable were 45 days, 49 days and 53 days at December 31, 2009, 2008 and 2007, respectively. Adverse changes in general economic conditions, patient accounting service center operations, payer mix or trends in federal or state governmental health care coverage could affect our collection of accounts receivable, cash flows and results of operations.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment and Amortizable Intangibles

Depreciation expense, computed using the straight-line method, was $1.419 billion in 2009, $1.412 billion in 2008 and $1.421 billion in 2007. Buildings and improvements are depreciated over estimated useful lives ranging generally from 10 to 40 years. Estimated useful lives of equipment vary generally from four to 10 years.

Debt issuance costs are amortized based upon the terms of the respective debt obligations. The gross carrying amount of deferred loan costs at December 31, 2009 and 2008 was $689 million and $650 million,

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

respectively, and accumulated amortization was $271 million and $192 million, respectively. Amortization of deferred loan costs is included in interest expense and was $80 million, $79 million and $78 million for 2009, 2008 and 2007, respectively.

When events, circumstances or operating results indicate the carrying values of certain long-lived assets and related identifiable intangible assets (excluding goodwill) expected to be held and used, might be impaired, we prepare projections of the undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the projections indicate the recorded amounts are not expected to be recoverable, such amounts are reduced to estimated fair value. Fair value may be estimated based upon internal evaluations that include quantitative analyses of revenues and cash flows, reviews of recent sales of similar facilities and independent appraisals.

Long-lived assets to be disposed of are reported at the lower of their carrying amounts or fair value less costs to sell or close. The estimates of fair value are usually based upon recent sales of similar assets and market responses based upon discussions with and offers received from potential buyers.

Investments of Insurance Subsidiary

At December 31, 2009 and 2008, the investments of our wholly-owned insurance subsidiary were classified as “available-for-sale” as defined in Accounting Standards Codification No. 320, Investments — Debt and Equity Securities and are recorded at fair value. The investment securities are held for the purpose of providing the funding source to pay professional liability claims covered by the insurance subsidiary. We perform a quarterly assessment of individual investment securities to determine whether declines in market value are temporary or other-than-temporary. Our investment securities evaluation process involves multiple subjective judgments, often involves estimating the outcome of future events, and requires a significant level of professional judgment in determining whether an impairment has occurred. We evaluate, among other things, the financial position and near term prospects of the issuer, conditions in the issuer’s industry, liquidity of the investment, changes in the amount or timing of expected future cash flows from the investment, and recent downgrades of the issuer by a rating agency, to determine if, and when, a decline in the fair value of an investment below amortized cost is considered other-than-temporary. The length of time and extent to which the fair value of the investment is less than amortized cost and our ability and intent to retain the investment, to allow for any anticipated recovery of the investment’s fair value, are important components of our investment securities evaluation process.

Goodwill

Goodwill is not amortized, but is subject to annual impairment tests. In addition to the annual impairment review, impairment reviews are performed whenever circumstances indicate a possible impairment may exist. Impairment testing for goodwill is done at the reporting unit level. Reporting units are one level below the business segment level, and our impairment testing is performed at the operating division or market level. We compare the fair value of the reporting unit assets to the carrying amount, on at least an annual basis, to determine if there is potential impairment. If the fair value of the reporting unit assets is less than their carrying value, we compare the fair value of the goodwill to its carrying value. If the fair value of the goodwill is less than its carrying value, an impairment loss is recognized. Fair value of goodwill is estimated based upon internal evaluations of the related long-lived assets for each reporting unit that include quantitative analyses of revenues and cash flows and reviews of recent sales of similar facilities. We recognized goodwill impairments of $19 million and $48 million during 2009 and 2008, respectively. No goodwill impairments were recognized during 2007.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

During 2009, goodwill increased by $5 million related to acquisitions, decreased by $19 million related to impairments and increased by $11 million related to foreign currency translation and other adjustments. During 2008, goodwill increased by $43 million related to acquisitions, decreased by $14 million related to facility sales, decreased by $48 million related to impairments and decreased by $30 million related to foreign currency translation and other adjustments.

Since January 1, 2000, we have recognized total goodwill impairments of $88 million in the aggregate. None of the goodwill impairments related to evaluations of goodwill at the reporting unit level, as all recognized goodwill impairments during this period related to goodwill allocated to asset disposal groups.

Physician Recruiting Agreements

In order to recruit physicians to meet the needs of our hospitals and the communities they serve, we enter into minimum revenue guarantee arrangements to assist the recruited physicians during the period they are relocating and establishing their practices. A guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the stand-ready obligation undertaken in issuing the guarantee. We expense the total estimated guarantee liability amount at the time the physician recruiting agreement becomes effective as we are not able to justify recording a contract-based asset based upon our analysis of the related control, regulatory and legal considerations.

The physician recruiting liability amounts of $24 million and $27 million at December 31, 2009 and 2008, respectively, represent the amount of expense recognized in excess of payments made through December 31, 2009 and 2008, respectively. At December 31, 2009 the maximum amount we could have to pay under all effective minimum revenue guarantees was $64 million.

Professional Liability Claims

Reserves for professional liability risks were $1.322 billion and $1.387 billion at December 31, 2009 and 2008, respectively. The current portion of the reserves, $265 million and $279 million at December 31, 2009 and 2008, respectively, is included in “other accrued expenses” in the consolidated balance sheets. Provisions for losses related to professional liability risks were $211 million, $175 million and $163 million for 2009, 2008 and 2007, respectively, and are included in “other operating expenses” in our consolidated income statements. Provisions for losses related to professional liability risks are based upon actuarially determined estimates. Loss and loss expense reserves represent the estimated ultimate net cost of all reported and unreported losses incurred through the respective consolidated balance sheet dates. The reserves for unpaid losses and loss expenses are estimated using individual case-basis valuations and actuarial analyses. Those estimates are subject to the effects of trends in loss severity and frequency. The estimates are continually reviewed and adjustments are recorded as experience develops or new information becomes known. Adjustments to the estimated reserve amounts are included in current operating results. The reserves for professional liability risks cover approximately 2,600 and 2,800 individual claims at December 31, 2009 and 2008, respectively, and estimates for unreported potential claims. The time period required to resolve these claims can vary depending upon the jurisdiction and whether the claim is settled or litigated. During 2009 and 2008, $272 million and $314 million, respectively, of net payments were made for professional and general liability claims. The estimation of the timing of payments beyond a year can vary significantly. Although considerable variability is inherent in professional liability reserve estimates, we believe the reserves for losses and loss expenses are adequate; however, there can be no assurance the ultimate liability will not exceed our estimates.

A portion of our professional liability risks is insured through a wholly-owned insurance subsidiary. Subject to a $5 million per occurrence self-insured retention, our facilities are insured by our wholly-owned insurance subsidiary for losses up to $50 million per occurrence. The insurance subsidiary has obtained

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

reinsurance for professional liability risks generally above a retention level of $15 million per occurrence. We also maintain professional liability insurance with unrelated commercial carriers for losses in excess of amounts insured by our insurance subsidiary.

The obligations covered by reinsurance contracts are included in the reserves for professional liability risks, as the insurance subsidiary remains liable to the extent the reinsurers do not meet their obligations under the reinsurance contracts. The amounts receivable under the reinsurance contracts include $28 million at December 31, 2009 and 2008 recorded in “other assets” and $25 million and $29 million at December 31, 2009 and 2008, respectively, recorded in “other current assets”.

Financial Instruments

Derivative financial instruments are employed to manage risks, including interest rate and foreign currency exposures, and are not used for trading or speculative purposes. We recognize derivative instruments, such as interest rate swap agreements and foreign exchange contracts, in the consolidated balance sheets at fair value. Changes in the fair value of derivatives are recognized periodically either in earnings or in stockholders’ equity, as a component of other comprehensive income (loss), depending on whether the derivative financial instrument qualifies for hedge accounting, and if so, whether it qualifies as a fair value hedge or a cash flow hedge. Generally, changes in fair values of derivatives accounted for as fair value hedges are recorded in earnings, along with the changes in the fair value of the hedged items related to the hedged risk. Gains and losses on derivatives designated as cash flow hedges, to the extent they are effective, are recorded in other comprehensive income (loss), and subsequently reclassified to earnings to offset the impact of the forecasted transactions when they occur. In the event the forecasted transaction to which a cash flow hedge relates is no longer likely, the amount in other comprehensive income (loss) is recognized in earnings and generally the derivative is terminated. Changes in the fair value of derivatives not qualifying as hedges, and for any portion of a hedge that is ineffective, are reported in earnings.

The net interest paid or received on interest rate swaps is recognized as interest expense. Gains and losses resulting from the early termination of interest rate swap agreements are deferred and amortized as adjustments to interest expense over the remaining term of the debt originally covered by the terminated swap.

Noncontrolling Interests in Consolidated Entities

The consolidated financial statements include all assets, liabilities, revenues and expenses of less than 100% owned entities that we control. Accordingly, we have recorded noncontrolling interests in the earnings and equity of such entities.

Related Party Transactions — Management Agreement

Affiliates of the Investors entered into a management agreement with us pursuant to which such affiliates will provide us with management services. Under the management agreement, the affiliates of the Investors are entitled to receive an aggregate annual management fee of $15 million, which amount increases annually, beginning in 2008, at a rate equal to the percentage increase in Adjusted EBITDA (as defined in the Management Agreement) in the applicable year compared to the preceding year, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The annual management fee was $15 million for each of 2009, 2008 and 2007. The management agreement has an initial term expiring on December 31, 2016, provided that the term will be extended annually for one additional year unless we or the Investors provide notice to the other of their desire not to automatically extend the term. In addition, the management agreement provides that the affiliates of the Investors are entitled to receive a fee equal to 1% of the gross transaction value in connection with certain financing, acquisition,

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 1 —	ACCOUNTING POLICIES (Continued)

disposition, and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement in the event of an initial public offering or under certain other circumstances. The agreement also contains customary exculpation and indemnification provisions in favor of the Investors and their affiliates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the 2009 presentation.

NOTE 2 —	SHARE-BASED COMPENSATION

Certain management holders of outstanding HCA stock options retained certain of their stock options (the “Rollover Options”) in lieu of receiving the Merger consideration. The Rollover Options remain outstanding in accordance with the terms of the governing stock incentive plans and grant agreements pursuant to which the holder originally received the stock option grants, except the exercise price and number of shares subject to the rollover option agreement were adjusted so that the aggregate intrinsic value for each applicable option holder was maintained and the exercise price for substantially all the options was adjusted to $12.75 per option. Pursuant to the rollover option agreement, 10,967,500 prerecapitalization HCA stock options were converted into 2,285,200 Rollover Options, of which 1,349,800 are outstanding and exercisable at December 31, 2009.

2006 Stock Incentive Plan

The 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “2006 Plan”) is designed to promote the long term financial interests and growth of the Company and its subsidiaries by attracting and retaining management and other personnel and key service providers and to motivate management personnel by means of incentives to achieve long range goals and further the alignment of interests of participants with those of our stockholders through opportunities for increased stock, or stock-based, ownership in the Company. A portion of the options under the 2006 Plan vests solely based upon continued employment over a specific period of time, and a portion of the options vests based both upon continued employment over a specific period of time and upon the achievement of predetermined financial and Investor return targets over time. We granted 1,785,900 and 357,500 options under the 2006 Plan during 2009 and 2008, respectively. As of December 31, 2009, 3,010,000 options granted under the 2006 Plan have vested, and there were 392,400 shares available for future grants under the 2006 Plan.

Stock Option Activity

The fair value of each stock option award is estimated on the grant date, using option valuation models and the weighted average assumptions indicated in the following table. Awards under the 2006 Plan generally vest based on continued employment and based upon achievement of certain financial and Investor return targets. Each grant is valued as a single award with an expected term equal to the average expected term of the component vesting tranches. We use historical option exercise behavior data and other factors to estimate the expected term of the options. The expected term of the option is limited by the contractual term, and employee post-vesting termination behavior is incorporated in the historical option exercise behavior data. Compensation cost is recognized on the straight-line attribution method. The straight-line attribution method requires that total compensation expense recognized must at least equal the vested portion of the grant-date fair value. The expected volatility is derived using historical stock price information of certain peer group companies for a period of time equal to the expected option term. The risk-free interest rate is the approximate

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 2 —	SHARE-BASED COMPENSATION (Continued)

yield on United States Treasury Strips having a life equal to the expected option life on the date of grant. The expected life is an estimate of the number of years an option will be held before it is exercised.

	2009	2008	2007

Risk-free interest rate	1.45%	2.50%	4.86%
Expected volatility	35%	30%	30%
Expected life, in years	5	4	5
Expected dividend yield	—	—	—

Information regarding stock option activity during 2009, 2008 and 2007 is summarized below (share amounts in thousands):

		Weighted	Weighted
		Average	Average	Aggregate
	Stock	Exercise	Remaining	Intrinsic Value
	Options	Price	Contractual Term	(Dollars in millions)

Options outstanding, December 31, 2006	2,285	$12.50
Granted	9,328	51.34
Exercised	(36)	12.75
Cancelled	(405)	51.00

Options outstanding, December 31, 2007	11,172	43.54
Granted	357	58.21
Exercised	(480)	15.01
Cancelled	(412)	51.14

Options outstanding, December 31, 2008	10,637	45.02
Granted	1,786	88.74
Exercised	(506)	17.16
Cancelled	(390)	52.08

Options outstanding, December 31, 2009	11,527	52.78	7.1 years	$406

Options exercisable, December 31, 2009	4,208	$46.63	6.3 years	$174

The weighted average fair values of stock options granted during 2009, 2008 and 2007 were $15.96, $14.01 and $16.01 per share, respectively. The total intrinsic value of stock options exercised in the year ended December 31, 2009 was $26 million.

NOTE 3 —	ACQUISITIONS AND DISPOSITIONS

During 2009, we paid $61 million to acquire nonhospital health care entities. During 2008, we paid $18 million to acquire one hospital and $67 million to acquire other health care entities. During 2007, we paid $32 million to acquire nonhospital health care entities. Purchase price amounts have been allocated to the related assets acquired and liabilities assumed based upon their respective fair values. The purchase price paid in excess of the fair value of identifiable net assets of acquired entities aggregated $5 million, $43 million and $44 million in 2009, 2008 and 2007, respectively. The consolidated financial statements include the accounts and operations of the acquired entities subsequent to the respective acquisition dates. The pro forma effects of the acquired entities on our results of operations for periods prior to the respective acquisition dates were not significant.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 —	ACQUISITIONS AND DISPOSITIONS (Continued)

During 2009, we received proceeds of $3 million and recognized a net pretax loss of $8 million ($5 million after tax) on the sales of three hospitals. We also received proceeds of $38 million and recognized a net pretax loss of $7 million ($4 million after tax) from sales of other health care entities and real estate investments. During 2008, we received proceeds of $143 million and recognized a net pretax gain of $81 million ($48 million after tax) from the sales of two hospitals. We also received proceeds of $50 million and recognized a net pretax gain of $16 million ($10 million after tax) from sales of other health care entities and real estate investments. During 2007, we received proceeds of $661 million and recognized a net pretax gain of $443 million ($272 million after tax) from sales of three hospitals. We also received proceeds of $106 million and recognized a net pretax gain of $28 million ($18 million after tax) from sales of real estate investments.

NOTE 4 —	IMPAIRMENTS OF LONG-LIVED ASSETS

During 2009, we recorded pretax charges of $43 million to reduce the carrying value of identified assets to estimated fair value. The $43 million asset impairment includes $15 million related to certain hospital facilities and other health care entity investments in our Central Group, $14 million related to other health care entity investments in our Eastern Group and $14 million related to certain hospital facilities in our Western Group. During 2008, we recorded pretax charges of $64 million to reduce the carrying value of identified assets to estimated fair value. The $64 million asset impairment includes $55 million related to other health care entity investments in our Eastern Group and $9 million related to certain hospital facilities in our Central Group. During 2007, we recorded a pretax charge of $24 million to adjust the value of a building in our Central Group to estimated fair value.

The asset impairment charges did not have a significant impact on our operations or cash flows and are not expected to significantly impact cash flows for future periods. The impairment charges affected our property and equipment asset category by $24 million, $16 million and $24 million in 2009, 2008 and 2007, respectively.

NOTE 5 —	INCOME TAXES

The provision for income taxes consists of the following (dollars in millions):

	2009	2008	2007

Current:
Federal	$809	$699	$566
State	75	56	37
Foreign	21	25	32
Deferred:
Federal	(274)	(505)	(391)
State	(37)	(29)	(62)
Foreign	33	22	134

	$627	$268	$316

The provision for income taxes reflects $18 million and $20 million ($12 million net of tax for each) reductions in interest related to taxing authority examinations for the years ended December 31, 2009 and 2008, respectively, and interest expense of $17 million ($11 million net of tax) for the year ended December 31, 2007.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	INCOME TAXES (Continued)

A reconciliation of the federal statutory rate to the effective income tax rate follows:

	2009	2008	2007

Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	3.2	3.7	0.2
Change in liability for uncertain tax positions	(0.2)	(7.4)	(7.2)
Nondeductible intangible assets	0.4	0.4	—
Tax exempt interest income	(0.8)	(2.5)	(2.1)
Income attributable to noncontrolling interests from consolidated partnerships	(6.0)	(5.6)	(4.0)
Other items, net	(0.3)	(0.7)	0.7

Effective income tax rate	31.3%	22.9%	22.6%

As a result of a settlement reached with the Appeals Division of the Internal Revenue Service (the “IRS”) and the revision of a proposed IRS adjustment related to prior taxable years, we reduced our provision for income taxes by $69 million in 2008. Our 2007 provision for income taxes was reduced by $85 million, principally based on new information received related to tax positions taken in a prior taxable year, and by an additional $39 million to adjust 2006 state tax accruals to the amounts reported on completed tax returns and based upon an analysis of the Recapitalization costs.

A summary of the items comprising the deferred tax assets and liabilities at December 31 follows (dollars in millions):

	2009		2008
	Assets	Liabilities	Assets	Liabilities

Depreciation and fixed asset basis differences	$—	$258	$—	$324
Allowances for professional liability and other risks	288	—	244	—
Accounts receivable	1,453	—	1,263	—
Compensation	190	—	201	—
Other	740	336	786	287

	$2,671	$594	$2,494	$611

At December 31, 2009, state net operating loss carryforwards (expiring in years 2010 through 2029) available to offset future taxable income approximated $116 million. Utilization of net operating loss carryforwards in any one year may be limited and, in certain cases, result in an adjustment to intangible assets. Net deferred tax assets related to such carryforwards are not significant.

At December 31, 2009, we are contesting before the Appeals Division of the IRS certain claimed deficiencies and adjustments proposed by the IRS in connection with its examination of the 2003 and 2004 federal income tax returns for HCA and eight affiliates that are treated as partnerships for federal income tax purposes (“affiliated partnerships”). The disputed items include the timing of recognition of certain patient service revenues and our method for calculating the tax allowance for doubtful accounts.

Six taxable periods of HCA and its predecessors ended in 1997 through 2002 and the 2002 taxable year of four affiliated partnerships, for which the primary remaining issue is the computation of the tax allowance for doubtful accounts, were pending before the IRS Examination Division as of December 31, 2009.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	INCOME TAXES (Continued)

The IRS began an audit of the 2005 and 2006 federal income tax returns for HCA and seven affiliated partnerships during 2008. We anticipate the IRS Examination Division will conclude its audit in 2010. During 2009, the seven affiliated partnership audits were resolved with no material impact on our operations or financial position. We anticipate the IRS will begin an audit of the 2007 and 2008 federal income tax returns for HCA during 2010.

The following table summarizes the activity related to our unrecognized tax benefits (dollars in millions):

	2009	2008

Balance at January 1	$482	$622
Additions based on tax positions related to the current year	44	32
Additions for tax positions of prior years	11	55
Reductions for tax positions of prior years	(33)	(57)
Settlements	(8)	(162)
Lapse of applicable statutes of limitations	(11)	(8)

Balance at December 31	$485	$482

During 2008, we reached a settlement with the IRS Appeals Division relating to the deductibility of the 2001 government settlement payment, the timing of recognition of certain patient service revenues for 2001 and 2002, and the amount of insurance expense deducted in 2001 and 2002. As a result of the settlement, $111 million of the $215 million refundable deposit made in 2006 has been applied to tax and interest due for the 2001 and 2002 taxable years.

Our liability for unrecognized tax benefits was $628 million, including accrued interest of $156 million and excluding $13 million that was recorded as reductions of the related deferred tax assets, as of December 31, 2009 ($625 million, $156 million and $13 million, respectively, as of December 31, 2008). Unrecognized tax benefits of $236 million ($264 million as of December 31, 2008) would affect the effective rate, if recognized. The liability for unrecognized tax benefits does not reflect deferred tax assets of $77 million ($81 million as of December 31, 2008) related to deductible interest and state income taxes or a refundable deposit of $104 million, which is recorded in noncurrent assets.

Depending on the resolution of the IRS disputes, the completion of examinations by federal, state or international taxing authorities, or the expiration of statutes of limitation for specific taxing jurisdictions, we believe it is reasonably possible that our liability for unrecognized tax benefits may significantly increase or decrease within the next 12 months. However, we are currently unable to estimate the range of any possible change.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INVESTMENTS OF INSURANCE SUBSIDIARY

A summary of the insurance subsidiary’s investments at December 31 follows (dollars in millions):

	2009
		Unrealized
	Amortized	Amounts		Fair
	Cost	Gains	Losses	Value

Debt securities:
States and municipalities	$668	$30	$(3)	$695
Auction rate securities	401	—	(5)	396
Asset-backed securities	43	—	(1)	42
Money market funds	176	—	—	176

	1,288	30	(9)	1,309

Equity securities:
Preferred stocks	6	—	(2)	4
Common stocks	2	1	—	3

	8	1	(2)	7

	$1,296	$31	$(11)	1,316

Amounts classified as current assets				(150)

Investment carrying value				$1,166

	2008
		Unrealized
	Amortized	Amounts		Fair
	Cost	Gains	Losses	Value

Debt securities:
States and municipalities	$808	$20	$(23)	$805
Auction rate securities	576	—	(40)	536
Asset-backed securities	51	1	(5)	47
Money market funds	226	—	—	226

	1,661	21	(68)	1,614

Equity securities:
Preferred stocks	6	—	(1)	5
Common stocks	3	—	—	3

	9	—	(1)	8

	$1,670	$21	$(69)	1,622

Amounts classified as current assets				(200)

Investment carrying value				$1,422

At December 31, 2009 and 2008 the investments of our insurance subsidiary were classified as “available-for-sale.” Changes in temporary unrealized gains and losses are recorded as adjustments to other comprehensive income (loss). At December 31, 2009 and 2008, $100 million and $119 million, respectively,

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INVESTMENTS OF INSURANCE SUBSIDIARY (Continued)

of our investments were subject to the restrictions included in insurance bond collateralization and assumed reinsurance contracts.

Scheduled maturities of investments in debt securities at December 31, 2009 were as follows (dollars in millions):

	Amortized	Fair
	Cost	Value

Due in one year or less	$216	$216
Due after one year through five years	310	325
Due after five years through ten years	193	204
Due after ten years	125	126

	844	871
Auction rate securities	401	396
Asset-backed securities	43	42

	$1,288	$1,309

The average expected maturity of the investments in debt securities at December 31, 2009 was 3.5 years, compared to the average scheduled maturity of 12.3 years. Expected and scheduled maturities may differ because the issuers of certain securities have the right to call, prepay or otherwise redeem such obligations prior to their scheduled maturity date. The average expected maturities for our auction rate and asset-backed securities were derived from valuation models of expected cash flows and involved management’s judgment. The average expected maturities for our auction rate and asset-backed securities at December 31, 2009 were 4.7 years and 6.3 years, respectively, compared to average scheduled maturities of 25.4 years and 26.0 years, respectively.

The cost of securities sold is based on the specific identification method. Sales of securities for the years ended December 31 are summarized below (dollars in millions):

	2009	2008	2007

Debt securities:
Cash proceeds	$141	$23	$272
Gross realized gains	—	—	8
Gross realized losses	1	—	1
Equity securities:
Cash proceeds	$3	$4	$87
Gross realized gains	1	2	1
Gross realized losses	—	2	—

NOTE 7 —	FINANCIAL INSTRUMENTS

Interest Rate Swap Agreements

We have entered into interest rate swap agreements to manage our exposure to fluctuations in interest rates. These swap agreements involve the exchange of fixed and variable rate interest payments between two parties based on common notional principal amounts and maturity dates. Pay-fixed interest rate swaps effectively convert LIBOR indexed variable rate instruments to fixed interest rate obligations. The net interest payments, based on the notional amounts in these agreements, generally match the timing of the related

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	FINANCIAL INSTRUMENTS (Continued)

liabilities. The notional amounts of the swap agreements represent amounts used to calculate the exchange of cash flows and are not our assets or liabilities. Our credit risk related to these agreements is considered low because the swap agreements are with creditworthy financial institutions. The interest payments under these agreements are settled on a net basis.

The following table sets forth our interest rate swap agreements, which have been designated as cash flow hedges, at December 31, 2009 (dollars in millions):

	Notional		Fair
	Amount	Termination Date	Value

Pay-fixed interest rate swap	$500	March 2011	$(13)
Pay-fixed interest rate swaps	8,000	November 2011	(523)
Pay-fixed interest rate swaps (starting November 2011)	2,000	December 2016	8

During the next 12 months, we estimate $364 million will be reclassified from other comprehensive income (“OCI”) to interest expense.

Cross Currency Swaps

The Company and certain subsidiaries have incurred obligations and entered into various intercompany transactions where such obligations are denominated in currencies other than the functional currencies of the parties executing the trade. In order to better match the cash flows of our obligations and intercompany transactions with cash flows from operations, we entered into various cross currency swaps. Our credit risk related to these agreements is considered low because the swap agreements are with creditworthy financial institutions.

Certain of our cross currency swaps were not designated as hedges, and changes in fair value are recognized in results of operations. The following table sets forth our cross currency swap agreement, which has not been designated as a hedge, at December 31, 2009 (amounts in millions):

	Notional		Fair
	Amount	Termination Date	Value

Euro — United States Dollar Currency Swap	411 Euro	December 2011	$79

The following table sets forth our cross currency swap agreements, which have been designated as cash flow hedges, at December 31, 2009 (amounts in millions):

	Notional		Fair
	Amount	Termination Date	Value

GBP — United States Dollar Currency Swaps	100 GBP	November 2010	$(13)

Derivatives— Results of Operations

The following tables present the effect of our interest rate and cross currency swaps on our results of operations for the year ended December 31, 2009 (dollars in millions):

		Location of Loss	Amount of Loss
	Amount of Loss (Gain)	Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI
Derivatives in Cash Flow Hedging Relationships	Derivatives, Net of Tax	into Operations	into Operations

Interest rate swaps	$141	Interest expense	$345
Cross currency swaps	(8)	Interest expense	—

	$133		$345

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	FINANCIAL INSTRUMENTS (Continued)

	Location of Loss	Amount of Loss
	Recognized in	Recognized in
	Operations on	Operations on
Derivatives Not Designated as Hedging Instruments	Derivatives	Derivatives

Cross currency swaps	Other operating expense	$5

Credit-risk-related Contingent Features

We have agreements with each of our derivative counterparties that contain a provision where we could be declared in default on our derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to our default on the indebtedness. As of December 31, 2009, we have not been required to post any collateral related to these agreements. If we had breached these provisions at December 31, 2009, we would have been required to settle our obligations under the agreements at their aggregate, estimated termination value of $488 million.

NOTE 8 —	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements.

ASC 820 emphasizes fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Cash Traded Investments

Our cash traded investments are generally classified within Level 1 or Level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Certain types of cash traded instruments are classified within Level 3 of the fair value hierarchy because they trade infrequently and therefore have little or no price transparency. Such instruments include auction rate securities (“ARS”) and limited partnership investments. The transaction price is initially used as the best estimate of fair value.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE (Continued)

Our wholly-owned insurance subsidiary had investments in municipal, tax-exempt ARS, that are backed by student loans substantially guaranteed by the federal government, of $396 million ($401 million par value) at December 31, 2009. We do not currently intend to attempt to sell the ARS as the liquidity needs of our insurance subsidiary are expected to be met by other investments in its investment portfolio. These securities continue to accrue and pay interest semi-annually based on the failed auction maximum rate formulas stated in their respective Official Statements. During 2009 and 2008, certain issuers and their broker/dealers redeemed or repurchased $172 million and $93 million, respectively, of our ARS at par value. The valuation of these securities involved management’s judgment, after consideration of market factors and the absence of market transparency, market liquidity and observable inputs. Our valuation models derived a fair market value compared to tax-equivalent yields of other student loan backed variable rate securities of similar credit worthiness.

Derivative Financial Instruments

We have entered into interest rate and cross currency swap agreements to manage our exposure to fluctuations in interest rates and foreign currency risks. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates and implied volatilities. To comply with the provisions of ASC 820, we incorporate credit valuation adjustments to reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements.

Although we determined the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. We assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and at December 31, 2008, we determined the credit valuation adjustments were significant to the overall valuation of our derivatives; however, we determined the credit valuation adjustments were not significant to the overall valuation of our derivatives at December 31, 2009. As a result, we have reclassified our derivative valuations in their entirety from Level 3 to Level 2 of the fair value hierarchy at December 31, 2009.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE (Continued)

The following table summarizes our assets and liabilities measured at fair value on a recurring basis as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall (dollars in millions):

		Fair Value Measurements Using
		Quoted Prices in
		Active Markets for
		Identical Assets	Significant Other	Significant
		and Liabilities	Observable Inputs	Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Assets:
Investments of insurance subsidiary	$1,316	$178	$741	$397
Less amounts classified as current assets	(150)	(150)	—	—

	1,166	28	741	397
Cross currency swap (Other assets)	79	—	79	—
Liabilities:
Interest rate swaps (Income taxes and other liabilities)	528	—	528	—
Cross currency swaps (Income taxes and other liabilities)	13	—	13	—

The following table summarizes the activity related to the investments of our insurance subsidiary and our cross currency and interest rate swaps which have fair value measurements based on significant unobservable inputs (Level 3) during the year ended December 31, 2009 (dollars in millions):

	Investments			Interest
	of Insurance	Cross Currency		Rate
	Subsidiary	Swaps		Swaps

Asset (liability) balances at December 31, 2008	$538	$97	$(26)	$(657)
Realized losses included in earnings	—	(5)	—	341
Unrealized gains (losses) included in other comprehensive income	35	—	13	(222)
Purchases, issuances and settlements	(176)	(13)	—	10
Transfers out of Level 3	—	(79)	13	528

Asset (liability) balances at December 31, 2009	$397	$—	$—	$—

The estimated fair value of our long-term debt was $25.659 billion and $20.225 billion at December 31, 2009 and 2008, respectively, compared to carrying amounts aggregating $25.670 billion and $26.989 billion, respectively. The estimates of fair value are generally based upon the quoted market prices or quoted market prices for similar issues of long-term debt with the same maturities.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 — LONG-TERM DEBT

A summary of long-term debt at December 31, including related interest rates at December 31, 2009, follows (dollars in millions):

	2009	2008

Senior secured asset-based revolving credit facility (effective interest rate of 1.7%)	$715	$2,000
Senior secured revolving credit facility	—	50
Senior secured term loan facilities (effective interest rate of 6.5%)	8,987	12,002
Senior secured first lien notes (effective interest rate of 8.9%)	2,682	—
Other senior secured debt (effective interest rate of 6.8%)	362	406

First lien debt	12,746	14,458

Senior secured cash-pay notes (effective interest rate of 9.7%)	4,500	4,200
Senior secured toggle notes (effective interest rate of 10.0%)	1,578	1,500

Second lien debt	6,078	5,700

Senior unsecured notes (effective interest rate of 7.2%)	6,846	6,831

Total debt (average life of six years, rates averaging 7.6%)	25,670	26,989
Less amounts due within one year	846	404

	$24,824	$26,585

Senior Secured Credit Facilities And Other First Lien Debt

In connection with the Recapitalization, we entered into (i) a $2.000 billion senior secured asset-based revolving credit facility with a borrowing base of 85% of eligible accounts receivable, subject to customary reserves and eligibility criteria ($1.280 billion available at December 31, 2009) (the “ABL credit facility”) and (ii) a senior secured credit agreement (the “cash flow credit facility” and, together with the ABL credit facility, the “senior secured credit facilities”), consisting of a $2.000 billion revolving credit facility ($1.901 billion available at December 31, 2009 after giving effect to certain outstanding letters of credit), a $2.750 billion term loan A ($1.908 billion outstanding at December 31, 2009), a $8.800 billion term loan B ($6.515 billion outstanding at December 31, 2009) and a €1.000 billion European term loan (€394 million, or $564 million, outstanding at December 31, 2009) under which one of our European subsidiaries is the borrower.

Borrowings under the senior secured credit facilities bear interest at a rate equal to, as determined by the type of borrowing, either an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the federal funds rate plus 0.50% or (2) the prime rate of Bank of America or (b) a LIBOR rate for the currency of such borrowing for the relevant interest period, plus, in each case, an applicable margin. The applicable margin for borrowings under the senior secured credit facilities, with the exception of term loan B where the margin is static, may be reduced subject to attaining certain leverage ratios.

The ABL credit facility and the $2.000 billion revolving credit facility portion of the cash flow credit facility expire November 2012. The term loan facilities require quarterly installment payments. The final payment under term loan A is in November 2012. The final payments under term loan B and the European term loan are in November 2013. The senior secured credit facilities contain a number of covenants that restrict, subject to certain exceptions, our (and some or all of our subsidiaries’) ability to incur additional indebtedness, repay subordinated indebtedness, create liens on assets, sell assets, make investments, loans or advances, engage in certain transactions with affiliates, pay dividends and distributions, and enter into sale and

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 — LONG-TERM DEBT (Continued)

leaseback transactions. In addition, we are required to satisfy and maintain a maximum total leverage ratio covenant under the cash flow credit facility and, in certain situations under the ABL credit facility, a minimum interest coverage ratio covenant.

During April 2009, we issued $1.500 billion aggregate principal amount of 8 1/2% senior secured first lien notes due 2019 at a price of 96.755% of their face value, resulting in $1.451 billion of gross proceeds. During August 2009, we issued $1.250 billion aggregate principal amount of 7 7/8% senior secured first lien notes due 2020 at a price of 98.254% of their face value, resulting in $1.228 billion of gross proceeds. After the payment of related fees and expenses, we used the proceeds from these debt issuances to repay outstanding indebtedness under our senior secured term loan facilities.

We use interest rate swap agreements to manage the variable rate exposure of our debt portfolio. At December 31, 2009, we had entered into effective interest rate swap agreements, in a total notional amount of $8.5 billion, in order to hedge a portion of our exposure to variable rate interest payments associated with the senior secured credit facility. The effect of the interest rate swaps is reflected in the effective interest rates for the senior secured credit facilities.

Senior Secured Notes And Other Second Lien Debt

In November 2006, we issued $4.200 billion of senior secured notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016), and $1.500 billion of 9 5/8% cash/10 3/8% in-kind senior secured toggle notes (which allow us, at our option, to pay interest in-kind during the first five years) due 2016, which are subject to certain standard covenants. We made the interest payment for the interest period ended in May 2009 by paying in-kind ($78 million) instead of paying interest in cash.

During February 2009, we issued $310 million aggregate principal amount of 9 7/8% senior secured second lien notes due 2017 at a price of 96.673% of their face value, resulting in $300 million of gross proceeds. After the payment of related fees and expenses, we used the proceeds to repay outstanding indebtedness under our senior secured term loan facilities.

General Debt Information

The senior secured credit facilities and senior secured notes are fully and unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material domestic subsidiaries that are “Unrestricted Subsidiaries” under our Indenture (the “1993 Indenture”) dated December 16, 1993 (except for certain special purpose subsidiaries that only guarantee and pledge their assets under our ABL credit facility). In addition, borrowings under the European term loan are guaranteed by all material, wholly-owned European subsidiaries.

All obligations under the ABL credit facility, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the receivables of the borrowers and each guarantor under such ABL credit facility (the “Receivables Collateral”).

All obligations under the cash flow credit facility and the guarantees of such obligations are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock owned by HCA Inc., or by any U.S. guarantor, in each of their respective first-tier subsidiaries;

•	a first-priority lien on substantially all present and future assets of HCA Inc. and of each U.S. guarantor other than (i) “Principal Properties” (as defined in the 1993 Indenture), (ii) certain other real properties

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 — LONG-TERM DEBT (Continued)

and (iii) deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions; and

•	a second-priority lien on certain of the Receivables Collateral.

Our senior secured first lien notes and the related guarantees are secured by first-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by second priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our ABL credit facility on a first priority basis and our other cash flow credit facility on a second-priority basis.

Our second lien debt and the related guarantees are secured by second-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by third-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our asset-based revolving credit facility on a first priority basis and our other cash flow credit facility on a second-priority basis.

Maturities of long-term debt in years 2011 through 2014 are $629 million, $3.273 billion, $8.108 billion and $1.646 billion, respectively.

NOTE 10 — CONTINGENCIES

We operate in a highly regulated and litigious industry. As a result, various lawsuits, claims and legal and regulatory proceedings have been and can be expected to be instituted or asserted against us. The resolution of any such lawsuits, claims or legal and regulatory proceedings could have a material, adverse effect on our results of operations or financial position in a given period.

We are subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians’ staff privileges. In certain of these actions the claimants may seek punitive damages against us which may not be covered by insurance. It is management’s opinion that the ultimate resolution of these pending claims and legal proceedings will not have a material, adverse effect on our results of operations or financial position.

NOTE 11 — CAPITAL STOCK

The Company’s certificate of incorporation and by-laws were amended and restated, effective March 27, 2008 and March 26, 2008, respectively. The amended and restated certificate of incorporation authorizes the Company to issue up to 125,000,000 shares of common stock, and the amended and restated by-laws set the number of directors constituting the board of directors of the Company at not less than one nor more than 15.

Stockholder Agreements and Equity Securities with Contingent Redemption Rights

The stockholder agreements, among other things, contain agreements among the parties with respect to restrictions on the transfer of shares, including tag along rights and drag along rights, registration rights (including customary indemnification provisions) and other rights. Pursuant to the management stockholder agreements, the applicable employees can elect to have the Company redeem their common stock and vested stock options in the events of death or permanent disability, prior to the consummation of the initial public offering of common stock by the Company. At December 31, 2009, 1,968,400 common shares and 4,207,800 vested stock options were subject to these contingent redemption terms.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12 — EMPLOYEE BENEFIT PLANS

We maintain contributory, defined contribution benefit plans that are available to employees who meet certain minimum requirements. Certain of the plans require that we match specified percentages of participant contributions up to certain maximum levels (generally, 100% of the first 3% to 9%, depending upon years of vesting service, of compensation deferred by participants for periods subsequent to March 31, 2008, and 50% of the first 3% of compensation deferred by participants for periods prior to April 1, 2008). The cost of these plans totaled $283 million for 2009, $233 million for 2008 and $86 million for 2007. Our contributions are funded periodically during each year.

We maintained a noncontributory, defined contribution retirement plan which covered substantially all employees. Benefits were determined as a percentage of a participant’s salary and vest over specified periods of employee service. Benefits expense was $46 million for 2008 and $203 million for 2007. There was no expense for 2009 as the noncontributory plan and the related participant account balances were merged into the contributory HCA 401(k) Plan effective April 1, 2008.

We maintain the noncontributory, nonqualified Restoration Plan to provide certain retirement benefits for eligible employees. Eligibility for the Restoration Plan is based upon earning eligible compensation in excess of the Social Security Wage Base and attaining 1,000 or more hours of service during the plan year. Company credits to participants’ account balances (the Restoration Plan is not funded) depend upon participants’ compensation, years of vesting service and certain IRS limitations related to the HCA 401(k) plan. Benefits expense under this plan was $26 million for 2009, $2 million for 2008 and $20 million for 2007. Accrued benefits liabilities under this plan totaled $73 million at December 31, 2009 and $48 million at December 31, 2008.

We maintain a Supplemental Executive Retirement Plan (“SERP”) for certain executives. The plan is designed to ensure that upon retirement the participant receives the value of a prescribed life annuity from the combination of the SERP and our other benefit plans. Benefits expense under the plan was $24 million for 2009, $20 million for 2008 and $20 million for 2007. Accrued benefits liabilities under this plan totaled $152 million at December 31, 2009 and $133 million at December 31, 2008.

We maintain defined benefit pension plans which resulted from certain hospital acquisitions in prior years. Benefits expense under these plans was $39 million for 2009, $24 million for 2008, and $27 million for 2007. Accrued benefits liabilities under these plans totaled $115 million at December 31, 2009 and $142 million at December 31, 2008.

NOTE 13 — SEGMENT AND GEOGRAPHIC INFORMATION

We operate in one line of business, which is operating hospitals and related health care entities. During the years ended December 31, 2009, 2008 and 2007, approximately 23%, 23% and 24%, respectively, of our revenues related to patients participating in the fee-for-service Medicare program.

Our operations are structured into three geographically organized groups: the Eastern Group includes 48 consolidating hospitals located in the Eastern United States, the Central Group includes 46 consolidating hospitals located in the Central United States and the Western Group includes 55 consolidating hospitals located in the Western United States. We also operate six consolidating hospitals in England, and these facilities are included in the Corporate and other group.

Adjusted segment EBITDA is defined as income before depreciation and amortization, interest expense, losses (gains) on sales of facilities, impairment of long-lived assets, income taxes and net income attributable to noncontrolling interests. We use adjusted segment EBITDA as an analytical indicator for purposes of allocating resources to geographic areas and assessing performance. Adjusted segment EBITDA is commonly used as an analytical indicator within the health care industry, and also serves as a measure of leverage

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

capacity and debt service ability. Adjusted segment EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted segment EBITDA are significant components in understanding and assessing financial performance. Because adjusted segment EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted segment EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

The geographic distributions of our revenues, equity in earnings of affiliates, adjusted segment EBITDA, depreciation and amortization, assets and goodwill are summarized in the following table (dollars in millions):

	For the Years Ended December 31,
	2009	2008	2007

Revenues:
Eastern Group	$8,807	$8,570	$8,204
Central Group	7,225	6,740	6,302
Western Group	13,140	12,118	11,378
Corporate and other	880	946	974

	$30,052	$28,374	$26,858

Equity in earnings of affiliates:
Eastern Group	$(3)	$(2)	$(2)
Central Group	(2)	(2)	8
Western Group	(241)	(219)	(212)
Corporate and other	—	—	—

	$(246)	$(223)	$(206)

Adjusted segment EBITDA:
Eastern Group	$1,469	$1,288	$1,268
Central Group	1,325	1,061	1,082
Western Group	2,867	2,270	2,196
Corporate and other	(189)	(45)	46

	$5,472	$4,574	$4,592

Depreciation and amortization:
Eastern Group	$364	$358	$369
Central Group	352	359	364
Western Group	578	552	529
Corporate and other	131	147	164

	$1,425	$1,416	$1,426

Adjusted segment EBITDA	$5,472	$4,574	$4,592
Depreciation and amortization	1,425	1,416	1,426
Interest expense	1,987	2,021	2,215
Losses (gains) on sales of facilities	15	(97)	(471)
Impairment of long-lived assets	43	64	24

Income before income taxes	$2,002	$1,170	$1,398

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

	As of December 31,
	2009	2008

Assets:
Eastern Group	$5,018	$4,906
Central Group	5,173	5,251
Western Group	8,847	8,597
Corporate and other	5,093	5,526

	$24,131	$24,280

	Eastern	Central	Western	Corporate
	Group	Group	Group	and Other	Total

Goodwill:
Balance at December 31, 2008	$602	$1,013	$754	$211	$2,580
Acquisitions	—	5	—	—	5
Impairments	(7)	—	(12)	—	(19)
Foreign currency translation and other	1	—	—	10	11

Balance at December 31, 2009	$596	$1,018	$742	$221	$2,577

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 — OTHER COMPREHENSIVE INCOME (LOSS)

The components of accumulated other comprehensive income (loss) are as follows (dollars in millions):

				Change
	Unrealized	Foreign		in Fair
	Gains (Losses) on	Currency	Defined	Value of
	Available-for-Sale	Translation	Benefit	Derivative
	Securities	Adjustments	Plans	Instruments	Total

Balances at December 31, 2006	$16	$49	$(67)	$18	$16
Unrealized gains on available-for-sale securities, net of $1 of income taxes	3	—	—	—	3
Foreign currency translation adjustments, net of $3 income tax benefit	—	(7)	—	—	(7)
Defined benefit plans, net of $10 of income taxes	—	—	16	—	16
Change in fair value of derivative instruments, net of $100 income tax benefit	—	—	—	(172)	(172)
(Income) expense reclassified into operations from other comprehensive income, net of $3, $5, $(4) and $12, respectively, of income taxes (benefit)	(5)	(8)	7	(22)	(28)

Balances at December 31, 2007	14	34	(44)	(176)	(172)
Unrealized losses on available-for-sale securities, net of $25 income tax benefit	(44)	—	—	—	(44)
Foreign currency translation adjustments, net of $33 income tax benefit	—	(62)	—	—	(62)
Defined benefit plans, net of $40 income tax benefit	—	—	(68)	—	(68)
Change in fair value of derivative instruments, net of $194 income tax benefit	—	—	—	(334)	(334)
Expense reclassified into operations from other comprehensive income, net of $4 and $42, respectively, income tax benefits	—	—	6	70	76

Balances at December 31, 2008	(30)	(28)	(106)	(440)	(604)
Unrealized gains on available-for-sale securities, net of $25 of income taxes	44	—	—	—	44
Foreign currency translation adjustments, net of $14 of income taxes	—	25	—	—	25
Defined benefit plans, net of $8 income tax benefit	—	—	(10)	—	(10)
Change in fair value of derivative instruments, net of $76 income tax benefit	—	—	—	(133)	(133)
Expense reclassified into operations from other comprehensive income, net of $6 and $127, respectively, income tax benefits	—	—	10	218	228

Balances at December 31, 2009	$14	$(3)	$(106)	$(355)	$(450)

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 15 —	ACCRUED EXPENSES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

A summary of other accrued expenses at December 31 follows (dollars in millions):

	2009	2008

Professional liability risks	$265	$279
Interest	283	212
Income taxes	—	224
Taxes other than income	190	189
Other	420	378

	$1,158	$1,282

A summary of activity for the allowance of doubtful accounts follows (dollars in millions):

		Provision	Accounts
	Balance at	for	Written off,	Balance
	Beginning	Doubtful	Net of	at End
	of Year	Accounts	Recoveries	of Year

Allowance for doubtful accounts:
Year ended December 31, 2007	$2,889	$3,130	$(2,308)	$3,711
Year ended December 31, 2008	3,711	3,409	(2,379)	4,741
Year ended December 31, 2009	4,741	3,276	(3,157)	4,860

During 2009, we refined our allowance for doubtful accounts estimation process to include separate estimates of pending charity and pending uninsured discount amounts. These amounts were previously included in the allowance for doubtful accounts, but at December 31, 2009, we recorded these estimated amounts as reductions to accounts receivable. This reclassification has no effect on net accounts receivable and the prior year amounts have been reclassified to conform with the 2009 presentation. The incremental, annual amounts reclassified were $135 million, $116 million and $39 million for the years ended December 31, 2009, 2008 and 2007, respectively.

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION

The senior secured credit facilities and senior secured notes described in Note 9 are fully and unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material domestic subsidiaries that are “Unrestricted Subsidiaries” under our Indenture dated December 16, 1993 (except for certain special purpose subsidiaries that only guarantee and pledge their assets under our ABL credit facility).

Our condensed consolidating balance sheets at December 31, 2009 and 2008 and condensed consolidating statements of income and cash flows for each of the three years in the period ended December 31, 2009, segregating the parent company issuer, the subsidiary guarantors, the subsidiary non-guarantors and eliminations, follow.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING INCOME STATEMENT
For The Year Ended December 31, 2009
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$—	$17,584	$12,468	$—	$30,052

Salaries and benefits	—	7,149	4,809	—	11,958
Supplies	—	2,846	2,022	—	4,868
Other operating expenses	14	2,497	2,213	—	4,724
Provision for doubtful accounts	—	2,043	1,233	—	3,276
Equity in earnings of affiliates	(2,540)	(95)	(151)	2,540	(246)
Depreciation and amortization	—	787	638	—	1,425
Interest expense	2,356	(500)	131	—	1,987
Losses (gains) on sales of facilities	—	17	(2)	—	15
Impairment of long-lived assets	—	34	9	—	43
Management fees	—	(443)	443	—	—

	(170)	14,335	11,345	2,540	28,050

Income before income taxes	170	3,249	1,123	(2,540)	2,002
Provision for income taxes	(884)	1,189	322	—	627

Net income	1,054	2,060	801	(2,540)	1,375
Net income attributable to noncontrolling interests	—	61	260	—	321

Net income attributable to HCA Inc.	$1,054	$1,999	$541	$(2,540)	$1,054

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING INCOME STATEMENT
For The Year Ended December 31, 2008
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$—	$16,507	$11,867	$—	$28,374

Salaries and benefits	—	6,846	4,594	—	11,440
Supplies	—	2,671	1,949	—	4,620
Other operating expenses	(6)	2,445	2,115	—	4,554
Provision for doubtful accounts	—	2,073	1,336	—	3,409
Equity in earnings of affiliates	(2,100)	(82)	(141)	2,100	(223)
Depreciation and amortization	—	776	640	—	1,416
Interest expense	2,190	(328)	159	—	2,021
Gains on sales of facilities	—	(5)	(92)	—	(97)
Impairment of long-lived assets	—	—	64	—	64
Management fees	—	(426)	426	—	—

	84	13,970	11,050	2,100	27,204

Income (loss) before income taxes	(84)	2,537	817	(2,100)	1,170
Provision for income taxes	(757)	803	222	—	268

Net income	673	1,734	595	(2,100)	902
Net income attributable to noncontrolling interests	—	53	176	—	229

Net income attributable to HCA Inc.	$673	$1,681	$419	$(2,100)	$673

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING INCOME STATEMENT
For The Year Ended December 31, 2007
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$—	$15,598	$11,260	$—	$26,858

Salaries and benefits	—	6,441	4,273	—	10,714
Supplies	—	2,549	1,846	—	4,395
Other operating expenses	(2)	2,279	1,956	—	4,233
Provision for doubtful accounts	—	1,942	1,188	—	3,130
Equity in earnings of affiliates	(2,245)	(90)	(116)	2,245	(206)
Depreciation and amortization	—	779	647	—	1,426
Interest expense	2,161	(95)	149	—	2,215
Gains on sales of facilities	—	(3)	(468)	—	(471)
Impairment of long-lived assets	—	—	24	—	24
Management fees	—	(392)	392	—	—

	(86)	13,410	9,891	2,245	25,460

Income before income taxes	86	2,188	1,369	(2,245)	1,398
Provision for income taxes	(788)	712	392	—	316

Net income	874	1,476	977	(2,245)	1,082
Net income attributable to noncontrolling interests	—	28	180	—	208

Net income attributable to HCA Inc.	$874	$1,448	$797	$(2,245)	$874

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2009
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$95	$217	$—	$312
Accounts receivable, net	—	2,135	1,557	—	3,692
Inventories	—	489	313	—	802
Deferred income taxes	1,192	—	—	—	1,192
Other	81	148	350	—	579

	1,273	2,867	2,437	—	6,577

Property and equipment, net	—	7,034	4,393	—	11,427
Investments of insurance subsidiary	—	—	1,166	—	1,166
Investments in and advances to affiliates	—	244	609	—	853
Goodwill	—	1,641	936	—	2,577
Deferred loan costs	418	—	—	—	418
Investments in and advances to subsidiaries	21,830	—	—	(21,830)	—
Other	963	19	131	—	1,113

	$24,484	$11,805	$9,672	$(21,830)	$24,131

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$908	$552	$—	$1,460
Accrued salaries	—	542	307	—	849
Other accrued expenses	282	293	583	—	1,158
Long-term debt due within one year	802	9	35	—	846

	1,084	1,752	1,477	—	4,313

Long-term debt	24,427	103	294	—	24,824
Intercompany balances	6,636	(10,387)	3,751	—	—
Professional liability risks	—	—	1,057	—	1,057
Income taxes and other liabilities	1,176	421	171	—	1,768

	33,323	(8,111)	6,750	—	31,962

Equity securities with contingent redemption rights	147	—	—	—	147
Stockholders’ (deficit) equity attributable to HCA Inc.	(8,986)	19,787	2,043	(21,830)	(8,986)
Noncontrolling interests	—	129	879	—	1,008

	(8,986)	19,916	2,922	(21,830)	(7,978)

	$24,484	$11,805	$9,672	$(21,830)	$24,131

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2008
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$—	$134	$331	$—	$465
Accounts receivable, net	—	2,214	1,566	—	3,780
Inventories	—	455	282	—	737
Deferred income taxes	914	—	—	—	914
Other	—	140	265	—	405

	914	2,943	2,444	—	6,301

Property and equipment, net	—	7,122	4,407	—	11,529
Investments of insurance subsidiary	—	—	1,422	—	1,422
Investments in and advances to affiliates	—	243	599	—	842
Goodwill	—	1,643	937	—	2,580
Deferred loan costs	458	—	—	—	458
Investments in and advances to subsidiaries	19,290	—	—	(19,290)	—
Other	1,050	31	67	—	1,148

	$21,712	$11,982	$9,876	$(19,290)	$24,280

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$881	$489	$—	$1,370
Accrued salaries	—	549	305	—	854
Other accrued expenses	435	284	563	—	1,282
Long-term debt due within one year	355	—	49	—	404

	790	1,714	1,406	—	3,910

Long-term debt	26,089	99	397	—	26,585
Intercompany balances	3,663	(8,136)	4,473	—	—
Professional liability risks	—	—	1,108	—	1,108
Income taxes and other liabilities	1,270	379	133	—	1,782

	31,812	(5,944)	7,517	—	33,385

Equity securities with contingent redemption rights	155	—	—	—	155
Stockholders’ (deficit) equity attributable to HCA Inc.	(10,255)	17,788	1,502	(19,290)	(10,255)
Noncontrolling interests	—	138	857	—	995

	(10,255)	17,926	2,359	(19,290)	(9,260)

	$21,712	$11,982	$9,876	$(19,290)	$24,280

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2009
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$1,054	$2,060	$801	$(2,540)	$1,375
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in operating assets and liabilities	90	(1,882)	(1,299)	—	(3,091)
Provision for doubtful accounts	—	2,043	1,233	—	3,276
Depreciation and amortization	—	787	638	—	1,425
Income taxes	(520)	—	—	—	(520)
Losses (gains) on sales of facilities	—	17	(2)	—	15
Impairment of long-lived assets	—	34	9	—	43
Amortization of deferred loan costs	80	—	—	—	80
Share-based compensation	40	—	—	—	40
Pay-in-kind interest	58	—	—	—	58
Equity in earnings of affiliates	(2,540)	—	—	2,540	—
Other	50	(2)	(2)	—	46

Net cash provided by (used in) operating activities	(1,688)	3,057	1,378	—	2,747

Cash flows from investing activities:
Purchase of property and equipment	—	(720)	(597)	—	(1,317)
Acquisition of hospitals and health care entities	—	(38)	(23)	—	(61)
Disposal of hospitals and health care entities	—	21	20	—	41
Change in investments	—	(7)	310	—	303
Other	—	—	(1)	—	(1)

Net cash used in investing activities	—	(744)	(291)	—	(1,035)

Cash flows from financing activities:
Issuances of long-term debt	2,979	—	—	—	2,979
Net change in revolving bank credit facilities	(1,335)	—	—	—	(1,335)
Repayment of long-term debt	(2,972)	(7)	(124)	—	(3,103)
Distributions to noncontrolling interests	—	(70)	(260)	—	(330)
Payment of debt issuance costs	(70)	—	—	—	(70)
Changes in intercompany balances with affiliates, net	3,107	(2,275)	(832)	—	—
Other	(21)	—	15	—	(6)

Net cash provided by (used in) financing activities	1,688	(2,352)	(1,201)	—	(1,865)

Change in cash and cash equivalents	—	(39)	(114)	—	(153)
Cash and cash equivalents at beginning of period	—	134	331	—	465

Cash and cash equivalents at end of period	$—	$95	$217	$—	$312

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2008
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$673	$1,734	$595	$(2,100)	$902
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in operating assets and liabilities	(11)	(2,085)	(1,271)	—	(3,367)
Provision for doubtful accounts	—	2,073	1,336	—	3,409
Depreciation and amortization	—	776	640	—	1,416
Income taxes	(448)	—	—	—	(448)
Gains on sales of facilities	—	(5)	(92)	—	(97)
Impairment of long-lived assets	—	—	64	—	64
Amortization of deferred loan costs	79	—	—	—	79
Share-based compensation	32	—	—	—	32
Equity in earnings of affiliates	(2,100)	—	—	2,100	—
Other	—	(19)	19	—	—

Net cash provided by (used in) operating activities	(1,775)	2,474	1,291	—	1,990

Cash flows from investing activities:
Purchase of property and equipment	—	(927)	(673)	—	(1,600)
Acquisition of hospitals and health care entities	—	(34)	(51)	—	(85)
Disposal of hospitals and health care entities	—	27	166	—	193
Change in investments	—	(26)	47	—	21
Other	—	(4)	8	—	4

Net cash used in investing activities	—	(964)	(503)	—	(1,467)

Cash flows from financing activities:
Net change in revolving bank credit facilities	700	—	—	—	700
Repayment of long-term debt	(851)	(4)	(105)	—	(960)
Distributions to noncontrolling interests	—	(32)	(146)	—	(178)
Changes in intercompany balances with affiliates, net	1,935	(1,505)	(430)	—	—
Other	(9)	—	(4)	—	(13)

Net cash provided by (used in) financing activities	1,775	(1,541)	(685)	—	(451)

Change in cash and cash equivalents	—	(31)	103	—	72
Cash and cash equivalents at beginning of period	—	165	228	—	393

Cash and cash equivalents at end of period	$—	$134	$331	$—	$465

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

HCA INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2007
(Dollars in millions)

			Subsidiary
	Parent	Subsidiary	Non-		Condensed
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$874	$1,476	$977	$(2,245)	$1,082
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in operating assets and liabilities	(6)	(2,127)	(1,482)	—	(3,615)
Provision for doubtful accounts	—	1,942	1,188	—	3,130
Depreciation and amortization	—	779	647	—	1,426
Income taxes	(105)	—	—	—	(105)
Gains on sales of facilities	—	(3)	(468)	—	(471)
Impairment of long-lived assets	—	—	24	—	24
Amortization of deferred loan costs	78	—	—	—	78
Share-based compensation	24	—	—	—	24
Equity in earnings of affiliates	(2,245)	—	—	2,245	—
Other	7	18	(34)	—	(9)

Net cash provided by (used in) operating activities	(1,373)	2,085	852	—	1,564

Cash flows from investing activities:
Purchase of property and equipment	—	(640)	(804)	—	(1,444)
Acquisition of hospitals and health care entities	—	(11)	(21)	—	(32)
Disposal of hospitals and health care entities	—	24	743	—	767
Change in investments	—	3	204	—	207
Other	—	(8)	31	—	23

Net cash provided by (used in) investing activities	—	(632)	153	—	(479)

Cash flows from financing activities:
Net change in revolving bank credit facilities	(520)	—	—	—	(520)
Repayment of long-term debt	(255)	(4)	(491)	—	(750)
Distributions to noncontrolling interests	—	(12)	(140)	—	(152)
Issuances of common stock	100	—	—	—	100
Changes in intercompany balances with affiliates, net	2,059	(1,554)	(505)	—	—
Other	(11)	—	7	—	(4)

Net cash provided by (used in) financing activities	1,373	(1,570)	(1,129)	—	(1,326)

Change in cash and cash equivalents	—	(117)	(124)	—	(241)
Cash and cash equivalents at beginning of period	—	282	352	—	634

Cash and cash equivalents at end of period	$—	$165	$228	$—	$393

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 —	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION AND OTHER COLLATERAL-RELATED INFORMATION (Continued)

Healthtrust, Inc. — The Hospital Company (“Healthtrust”) is the first-tier subsidiary of HCA Inc. The common stock of Healthtrust has been pledged as collateral for the senior secured credit facilities and senior secured notes described in Note 9. Rule 3-16 of Regulation S-X under the Securities Act requires the filing of separate financial statements for any affiliate of the registrant whose securities constitute a substantial portion of the collateral for any class of securities registered or being registered. We believe the separate financial statements requirement applies to Healthtrust due to the pledge of its common stock as collateral for the senior secured notes. Due to the corporate structure relationship of HCA and Healthtrust, HCA’s operating subsidiaries are also the operating subsidiaries of Healthtrust. The corporate structure relationship, combined with the application of push-down accounting in Healthtrust’s consolidated financial statements related to HCA’s debt and financial instruments, results in the consolidated financial statements of Healthtrust being substantially identical to the consolidated financial statements of HCA. The consolidated financial statements of HCA and Healthtrust present the identical amounts for revenues, expenses, net income, assets, liabilities, total stockholders’ deficit, net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities. Certain individual line items in the HCA consolidated statements of stockholders’ deficit and cash flows are combined into one line item in the Healthtrust consolidated statements of stockholder’s deficit and cash flows.

Reconciliations of the HCA Inc. Consolidated Statements of Stockholders’ Deficit and Consolidated Statements of Cash Flows presentations to the Healthtrust, Inc. — The Hospital Company Consolidated Statements of Stockholder’s Deficit and Consolidated Statements of Cash Flows presentations for the years ended December 31, 2009, 2008 and 2007 are as follows (dollars in millions):

	2009	2008	2007

Presentation in HCA Inc. Consolidated Statements of Stockholders’ Deficit:
Equity contributions	$—	$—	$60
Share-based benefit plans	47	40	24
Other	14	2	28

Presentation in Healthtrust, Inc. — The Hospital Company Consolidated Statements of Stockholder’s Deficit:
Distributions from HCA Inc., net of contributions to HCA Inc.	$61	$42	$112

Presentation in HCA Inc. Consolidated Statements of Cash Flows (cash flows from financing activities):
Issuances of common stock	$—	$—	$100
Other	—	(9)	(2)

Presentation in Healthtrust Inc. — The Hospital Company Consolidated Statements of Cash Flows (cash flows from financing activities):
Net cash distributions (to) from HCA Inc.	$—	$(9)	$98

Due to the consolidated financial statements of Healthtrust being substantially identical to the consolidated financial statements of HCA, except for the items presented in the tables above, the separate consolidated financial statements of Healthtrust are not presented.

HCA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 17 — SUBSEQUENT EVENT

On January 27, 2010, our Board of Directors declared a distribution to the Company’s stockholders and holders of vested stock options. The distribution was $17.50 per share and vested stock option, or approximately $1.750 billion in the aggregate. The distribution was paid on February 5, 2010 to holders of record on February 1, 2010. The distribution was funded using funds available under our existing senior secured credit facilities and approximately $100 million of cash on hand. Pursuant to the terms of our stock option plans, the holders of nonvested stock options received a $17.50 per share reduction to the exercise price of their share-based awards.

HCA INC.

QUARTERLY CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)
(Dollars in millions)

	2009
	First		Second		Third		Fourth

Revenues	$7,431		$7,483		$7,533		$7,605
Net income	$432	(a)	$365	(b)	$274	(c)	$304	(d)
Net income attributable to HCA Inc.	$360	(a)	$282	(b)	$196	(c)	$216	(d)

	2008
	First		Second		Third		Fourth

Revenues	$7,127		$6,980		$7,002		$7,265
Net income	$225	(e)	$197	(f)	$136	(g)	$344	(h)
Net income attributable to HCA Inc.	$170	(e)	$141	(f)	$86	(g)	$276	(h)

(a)	First quarter results include $3 million of losses on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $6 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(b)	Second quarter results include $2 million of losses on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $2 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(c)	Third quarter results include $2 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(d)	Fourth quarter results include $4 million of losses on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $24 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(e)	First quarter results include $30 million of gains on sales of facilities (See NOTE 3 of the notes to consolidated financial statements).

(f)	Second quarter results include $6 million of losses on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $6 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(g)	Third quarter results include $29 million of gains on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $28 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

(h)	Fourth quarter results include $5 million of gains on sales of facilities (See NOTE 3 of the notes to consolidated financial statements) and $6 million of costs related to the impairment of long-lived assets (See NOTE 4 of the notes to consolidated financial statements).

HCA Inc.

Offers to Exchange

$310,000,000 aggregate principal amount of its 9 7/8% Senior Secured Notes due 2017, $1,500,000,000 aggregate principal amount of its 8 1/2% Senior Secured Notes due 2019, $1,250,000,000 aggregate principal amount of its 7 7/8% Senior Secured Notes due 2020 and $1,400,000,000 aggregate principal amount of its 7 1/4% Senior Secured Notes due 2020, each of which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and 7 1/4% Senior Secured Notes due 2020, respectively.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

California Registrants

(a) Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. are registered under the laws of California.

The partnership agreements of Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. provide that the limited partner shall indemnify and hold harmless the general partner; its partners, managers, employees, agents and representatives; and the officers, directors, employees, agents and representatives of its partners to the fullest extent permitted by the California Limited Partnership Act and the California Revised Partnership Act. Neither of these acts, however, addresses indemnification.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

(b) Columbia Riverside, Inc., Encino Hospital Corporation, Inc., Los Robles Regional Medical Center and MCA Investment Company are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of the corporation.

The bylaws of each of the California Registrants in this section (b) provide, in relevant part, that each of the Registrants will indemnify its respective officers and directors, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officers and directors may be required to pay in any action, suit or proceeding which they are or may be made a party by reason of their position as a director, officer or other agent of such Registrant, and otherwise to the full extent permitted under California law and our bylaws for any action taken on behalf of the corporation that does not involve gross negligence or willful misconduct.

(c) Surgicare of Riverside, LLC is registered under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The limited liability company agreement of Surgicare of Riverside, LLC states that the company shall indemnify its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Colorado Registrants

(a) Colorado Health Systems, Inc., Columbine Psychiatric Center, Inc. and New Rose Holding Company, Inc. are incorporated under the laws of Colorado.

Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the “Act”) grant the registrants’ broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

The bylaws of these Colorado registrants state that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Delaware Registrants

(a) HCA Inc., American Medicorp Development Co., GPCH-GP, Inc., HCA — IT&S Field Operations, Inc., HCA — IT&S Inventory Management, Inc., Management Services Holdings, Inc., Midwest Holdings, Inc., Hospital Development Properties, Inc., Riverside Hospital, Inc., Terre Haute Hospital GP, Inc. and Terre Haute Hospital Holdings, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

HCA Inc.’s bylaws indemnify the directors and officers to the full extent of the DGCL and also allow the Board of Directors to indemnify all other employees. The bylaws of the remainder of the Delaware corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Nashville Shared Services General Partnership is a general partnership under the laws of Delaware and Integrated Regional Laboratories, LLP is registered under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Nashville Shared Services General Partnership partnership agreement states that indemnification is controlled by the Delaware Revised Uniform Partnership Act. The partnership agreement of Integrated

Regional Laboratories, LLP indemnifies its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(c) Centerpoint Medical Center of Independence, LLC, CMS GP, LLC, Dallas/Ft. Worth Physician, LLC, EP Health, LLC, Fairview Park GP, LLC, Goppert-Trinity Family Care, LLC, Grand Strand Regional Medical Center, LLC, Healthtrust MOB, LLC, HSS Holdco, LLC, HSS Systems VA, LLC, HSS Systems, LLC, Lakeland Medical Center, LLC, Lakeview Medical Center, LLC, Lewis-Gale Medical Center, LLC, Medical Centers of Oklahoma, LLC, Medical Office Buildings of Kansas, LLC, Midwest Division — ACH, LLC, Midwest Division — LRHC, LLC, Midwest Division — LSH, LLC, Midwest Division — MCI, LLC, Midwest Division — MMC, LLC, Midwest Division — OPRMC, LLC, Midwest Division — PFC, LLC, Midwest Division — RMC, LLC, Midwest Division — RPC, LLC, Notami Hospitals, LLC, Outpatient Cardiovascular Center of Central Florida, LLC, Reston Hospital Center, LLC, Samaritan, LLC, San Jose Medical Center, LLC, San Jose, LLC, SJMC, LLC, Trident Medical Center, LLC, Utah Medco, LLC and Wesley Medical Center, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of Healthtrust MOB, LLC indemnifies the directors and officers to the full extent of the law. The operating agreements of the remainder of the Delaware limited liability company registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(d) CHCA Bayshore, L.P., CHCA Conroe, L.P., CHCA Mainland, L.P., CHCA West Houston, L.P., CHCA Woman’s Hospital, L.P., Columbia Valley Healthcare System, L.P., Columbia Rio Grande Healthcare, L.P., HCA Management Services, L.P., Good Samaritan Hospital, L.P., JFK Medical Center Limited Partnership, Palms West Hospital Limited Partnership, Plantation General Hospital, L.P., San Jose Healthcare System, LP, Terre Haute Regional Hospital, L.P. and San Jose Hospital, L.P. are registered under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Columbia Valley Healthcare System, L.P. partnership agreement allows the partnership to indemnify the general partners for everything but willful misconduct or gross negligence. The other Delaware limited partnership registrants allow for indemnification to the fullest extent under the DRULPA.

Florida Registrants

(a) Bay Hospital, Inc., Central Florida Regional Hospital, Inc., Columbia Jacksonville Healthcare System, Inc., Edward White Hospital, Inc., HCA Health Services of Florida, Inc., HD&S Corp. Successor, Inc., Largo Medical Center, Inc., Lawnwood Medical Center, Inc., Marion Community Hospital, Inc., Memorial Healthcare Group, Inc., New Port Richey Hospital, Inc., North Florida Immediate Care Center, Inc., North Florida Regional Medical Center, Inc., Okaloosa Hospital, Inc., Okeechobee Hospital, Inc., Sarasota Doctors Hospital, Inc., Sun City Hospital, Inc., Surgicare of Brandon, Inc., Surgicare of Florida, Inc., Surgicare of Manatee, Inc., Surgicare of New Port Richey, Inc., Tallahassee Medical Center, Inc. and West Florida Regional Medical Center, Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The bylaws of all the Florida corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Integrated Regional Lab, LLC and Surgicare of Palms West, LLC are registered under the laws of Florida.

Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The operating agreements of both of the Florida limited liability company registrants indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

Georgia Registrants

(a) Columbia Polk General Hospital, Inc., Columbus Cardiology, Inc., Marietta Surgical Center, Inc., Palmyra Park Hospital, Inc. and Redmond Physician Practice Company are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-832 of the Georgia Business Corporation Code, which sets forth general standards for directors. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief for any action taken or not taken by a director. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-852 and 14-2-857 of the Georgia Business Corporation Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because he or she was an officer or a director of the corporation is entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the board of directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The bylaws of each of the Georgia corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Dublin Community Hospital, LLC, Northlake Medical Center, LLC and Redmond Park Hospital, LLC are registered under the laws of Georgia.

Georgia law provides that a limited liability company may indemnify a member, manager or other person against liability incurred in connection with the limited liability company subject to any standards or restrictions set forth in the articles of organization or operating agreement. Unless the member or manager is aware of information which would cause any reliance to be unwarranted, he or she is entitled to rely upon information prepared or presented by other members, managers, committees and employees of the limited liability company and legal counsel, public accountants or other professionals or experts.

However, Georgia law does not permit indemnification if the member or manager has engaged in any intentional misconduct or a knowing violation of law or was involved in any transaction in which the member or manager received a personal benefit as a result of his or her breach of any provision in the operating agreement.

The operating agreements of each of the Georgia limited liability companies indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the limited liability company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(b) Fairview Park, Limited Partnership is registered under the laws of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that:

(a) Subject to any limitations expressly set forth in the partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that the partnership shall not indemnify any person:

(1) For intentional misconduct or a knowing violation of law; or

(2) For any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement.

(b) To the extent that, at law or in equity, a partner has duties including but not limited to fiduciary duties and liabilities relating thereto to a limited partnership or another partner:

(1) The partner’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the partnership agreement; provided, however, that no such provision shall eliminate or limit the liability of a partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement; and

(2) The partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement, including, without limitation, provisions thereof that relate to the scope of duties including but not limited to fiduciary duties of partners.

Fairview Park Limited Partnership’s Partnership Agreement allows the limited partnership to indemnify its general partner, directors and officers to the full extent of the Georgia Revised Uniform Limited Partnership Act.

Idaho Registrants

(a) Eastern Idaho Health Services, Inc. and West Valley Medical Center, Inc. are incorporated under the laws of Idaho.

Under Title 30, Section 30-1-851 of the Idaho Code, a registrant’s directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The material terms of the indemnification provisions are indemnification:

•	with respect to civil, criminal, administrative or investigative proceedings brought because the defendant is or was serving as an officer, director, employee or agent of the company;

•	for judgments, fines and amounts paid in settlement reasonably incurred;

•	if the defendant acted in good faith and reasonably believed in the case of conduct in his official capacity that his conduct was in the best interests of the company, and in all other cases that his conduct was at least not opposed to the best interests of the company; and

•	if, with respect to a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Attorneys’ fees are included in such indemnification to the extent the indemnified party is successful on the merits in defense of the proceeding. If the foregoing criteria are met, indemnification also applies to a suit threatened or pending by the company against the officer, director, employee or agent with respect to attorneys’ fees unless there is negligence on the part of the indemnified party. Indemnification is made only upon a determination by the company that it is proper under the circumstances because the applicable standard is met.

Generally, expenses for defense may be paid in advance of final disposition of the proceeding if the indemnified party provides a written affirmation of his good faith belief that he has met the relevant standard of conduct under the Idaho Code and further provides a written undertaking to repay such amounts if it is determined that the applicable standard has not been met.

The bylaws of both of the Idaho corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Illinois Registrant

(a) Columbia LaGrange Hospital, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by the registrant against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as our representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at our request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.

The bylaws of Columbia La Grange Hospital, Inc. indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Indiana Registrant

(a) Terre Haute MOB, L.P. is registered under the laws of Indiana.

Title 23, Article 16, Chapter 2 of the Indiana Code provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner or officer of the partnership against liability incurred in the action if:

(1) the person’s conduct was in good faith; and

(2) the person reasonably believed:

(A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership; and

(B) in all other cases that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership; and

(3) in the case of any criminal action, the person either:

(A) had reasonable cause to believe the person’s conduct was lawful; or

(B) had no reasonable cause to believe the person’s conduct was unlawful.

The indemnification provided for above does not exclude any other rights to indemnification that a partner or officer of the limited partnership may have under the partnership agreement or with the written consent of all partners.

The general partners of Terre Haute MOB, L.P. are indemnified by the partnership pursuant to the partnership agreement for all actions relating to their performance or nonperformance on behalf of the partnership.

Kentucky Registrants

(a) Frankfort Hospital, Inc. and Greenview Hospital, Inc. are incorporated under the laws of Kentucky.

Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

The bylaws of Frankfort Hospital, Inc. and Greenview Hospital, Inc. indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Louisiana Registrants

(a) Dauterive Hospital Corporation, HCA Health Services of Louisiana, Inc. and Notami Hospitals of Louisiana, Inc. are incorporated under the laws of Louisiana.

Section 83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. The indemnity may include expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

The bylaws of each of the Louisiana corporations indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) The Regional Health System of Acadiana, LLC is registered under the laws of Louisiana.

Section 315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The operating agreement of The Regional Health System of Acadiana, LLC indemnifies the officers and managers against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification shall not be exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or managers.

Mississippi Registrant

(a) Brookwood Medical Center of Gulfport, Inc. is incorporated under the laws of Mississippi.

Article 8, Subarticle E of the Mississippi Business Corporation Act (“MBCA”) permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than:

(i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and

(ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The bylaws of Brookwood Medical Center of Gulfport, Inc. indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Missouri Registrants

(a) Health Midwest Office Facilities Corporation and Health Midwest Ventures Group, Inc. are incorporated under the laws of Missouri.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The bylaws of both Health Midwest Office Facilities Corporation and Health Midwest Ventures Group, Inc indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Midwest Division — RBH, LLC is registered under the laws of Missouri.

The operating agreement of Midwest Division — RBH, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement. However, Section 347.081(2) states that it is the policy of the Missouri Limited Liability Company Act to give the maximum effect to the principle of freedom of contract and to the enforceability of operating agreements.

Nevada Registrants

(a) Las Vegas Surgicare, Inc., Sunrise Mountainview Hospital, Inc., VH Holdco, Inc., VH Holdings, Inc. and Western Plains Capital, Inc. are incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

The bylaws of all the Nevada corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Southern Hills Medical Center, LLC is registered under the laws of Nevada.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the limited liability company), by reason of being or having been a manager or member of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager or member of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager or member of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers or members for any liability and expenses incurred by them in their capacities as managers or members or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The operating agreement of Southern Hills Medical Center, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

Oklahoma Registrant

(a) HCA Health Services of Oklahoma, Inc. is incorporated under the laws of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act provides that an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The bylaws of HCA Health Services of Oklahoma indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

South Carolina Registrant

(a) Walterboro Community Hospital, Inc. is incorporated under the laws of South Carolina.

Under Section 33 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The bylaws of Walterboro Community Hospital, Inc indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Tennessee Registrants

(a) Central Tennessee Hospital Corporation, HCA Central Group, Inc., HCA Health Services of Tennessee, Inc., HCA Realty, Inc., Hendersonville Hospital Corporation, Hospital Corporation of Tennessee, HTI Memorial Hospital Corporation, Spring Hill Hospital, Inc. and TCMC Madison-Portland, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

The bylaws of each of the Tennessee corporations indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Texas Registrants

(a) Columbia Medical Center of Las Colinas, Inc., Conroe Hospital Corporation, El Paso Surgicenter, Inc., KPH-Consolidation, Inc., National Patient Account Services, Inc., Pasadena Bayshore Hospital, Inc., Rio Grande Regional Hospital, Inc., Spring Branch Medical Center, Inc., Surgicare of Houston Women’s, Inc., W & C Hospital, Inc., WHMC, Inc. and Woman’s Hospital of Texas, Incorporated are incorporated under the laws of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act (“TBCA”), a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to our best interests and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

The bylaws of each of the Texas corporations indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Columbia Medical Center of Arlington Subsidiary, L.P., Columbia Medical Center of Denton Subsidiary, L.P., Columbia Medical Center of Lewisville Subsidiary, L.P., Columbia Medical Center of McKinney Subsidiary, L.P., Columbia Medical Center of Plano Subsidiary, L.P., Columbia North Hills Hospital Subsidiary, L.P., Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. and Green Oaks Hospital Subsidiary, L.P. are registered under the laws of Texas.

Article 11 of the Texas Revised Limited Partnership Act (“TRLPA”) provides for the indemnification of a general partner or limited partner by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner or limited partner. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner or limited partner against any liability incurred regardless of whether the person could be indemnified under the TLRPA.

The partnership agreement of each Texas limited partnership indemnifies the general partners to the fullest extent permitted under the TRLPA.

Utah Registrants

(a) Brigham City Community Hospital, Inc., Columbia Ogden Medical Center, Inc., Hospital Corporation of Utah, Mountain View Hospital, Inc., Northern Utah Healthcare Corporation, St. Mark’s Lone Peak Hospital, Inc. and Timpanogos Regional Medical Services, Inc. are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) pursuant to 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-907 of the Revised Act permits corporations to indemnify officers and advance expenses to the same extent as a director and in some cases to a greater extent than a director.

The bylaws of each of the Utah corporate registrants indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Virginia Registrants

(a) Capital Division, Inc., Chippenham & Johnston-Willis Hospitals, Inc., Columbia/Alleghany Regional Hospital, Incorporated, Columbia/HCA John Randolph, Inc., HCA Health Services of Virginia, Inc., Lewis-Gale Hospital, Incorporated, Montgomery Regional Hospital, Inc., Pulaski Community Hospital, Inc., Spotsylvania Medical Center, Inc and Virginia Psychiatric Company, Inc. are incorporated under the laws of Virginia.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Virginia Stock Corporation Act eliminates the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

The bylaws of each of the Virginia corporate registrants indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Central Shared Services, LLC, Galen Property, LLC, Lewis-Gale Physicians, LLC, Northern Virginia Community Hospital, LLC and Retreat Hospital, LLC are registered under the laws of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of each of the Virginia limited liability companies indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(c) HSS Virginia, L.P. is registered under the laws of Virginia

HSS Virginia, L.P. is governed by the Virginia Revised Uniform Limited Partnership Act. However, neither the partnership agreement nor the Virginia Revised Uniform Partnership Act specify the extent to which a limited partnership may indemnify its general partners.

West Virginia Registrant

(a) Columbia Parkersburg Healthcare System, LLC is registered under the laws of West Virginia.

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The organizational documents of Columbia Parkersburg Healthcare System, LLC indemnify its managers and officers to the fullest extent of the West Virginia Uniform Limited Liability Company Act.

Certain Other Arrangements

HCA Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that HCA Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the Sponsors and their affiliates and the Frists, the Company has agreed to customary exculpation and indemnification provisions for the benefit of the Sponsors, the Frists, their affiliates, directors, officers and certain other persons. See “Certain Relationships and Related Transactions.”

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

2.1	Agreement and Plan of Merger, dated July 24, 2006, by and among HCA Inc., Hercules Holding II, LLC and Hercules Acquisition Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 25, 2006, and incorporated herein by reference).
3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
3.3	American Medicorp Development Co. Articles of Incorporation (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.4	American Medicorp Development Co. By-Laws (filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.5	Bay Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.6	Bay Hospital, Inc. By-Laws (filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.7		Brigham City Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.8		Brigham City Community Hospital, Inc. By-Laws (filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.9		Brookwood Medical Center of Gulfport, Inc. Certificate of Incorporation (filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.10		Brookwood Medical Center of Gulfport, Inc. By-Laws (filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.11		Capital Division, Inc. Articles of Incorporation (filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.12		Capital Division, Inc. By-Laws (filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.13*	Centerpoint Medical Center of Independence, LLC Certificate of Formation.
3.14		Centerpoint Medical Center of Independence, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.15		Central Florida Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.16		Central Florida Regional Hospital, Inc. By-Laws (filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.17		Central Shared Services, LLC Articles of Organization (filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.18		Central Shared Services, LLC Limited Liability Company Agreement (filed as Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.19		Central Tennessee Hospital Corporation Charter (filed as Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.20		Central Tennessee Hospital Corporation By-Laws (filed as Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.21		CHCA Bayshore, L.P. Certificate of Limited Partnership (filed as Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.22		CHCA Bayshore, L.P. Agreement of Limited Partnership (filed as Exhibit 3.22 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.23		CHCA Conroe, L.P. Certificate of Limited Partnership (filed as Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.24		CHCA Conroe, L.P. Agreement of Limited Partnership (filed as Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.25		CHCA Mainland, L.P. Certificate of Limited Partnership (filed as Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.26		CHCA Mainland, L.P. Agreement of Limited Partnership (filed as Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.27		CHCA West Houston, L.P. Certificate of Limited Partnership (filed as Exhibit 3.29 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.28		CHCA West Houston, L.P. Agreement of Limited Partnership (filed as Exhibit 3.30 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.29		CHCA Woman’s Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.31 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.30		CHCA Woman’s Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.32 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.31		Chippenham & Johnston-Willis Hospitals, Inc. Articles of Incorporation (filed as Exhibit 3.33 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.32		Chippenham & Johnston-Willis Hospitals, Inc. By-Laws (filed as Exhibit 3.34 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.33		CMS GP, LLC Certificate of Formation (filed as Exhibit 3.35 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.34		CMS GP, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.36 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.35*	Colorado Health Systems, Inc. Articles of Incorporation.
3.36		Colorado Health Systems, Inc. By-Laws (filed as Exhibit 3.38 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.37*	Columbia ASC Management, L.P. Certificate of Limited Partnership.
3.38		Columbia ASC Management, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.40 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.39		Columbia Jacksonville Healthcare System, Inc. Articles of Incorporation (filed as Exhibit 3.41 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.40		Columbia Jacksonville Healthcare System, Inc. By-Laws (filed as Exhibit 3.42 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.41		Columbia LaGrange Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.43 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.42		Columbia LaGrange Hospital, Inc. By-Laws (filed as Exhibit 3.44 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.43		Columbia Medical Center of Arlington Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.45 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.44		Columbia Medical Center of Arlington Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.46 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.45		Columbia Medical Center of Denton Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.47 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.46		Columbia Medical Center of Denton Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.48 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.47		Columbia Medical Center of Las Colinas, Inc. Articles of Incorporation (filed as Exhibit 3.49 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.48		Columbia Medical Center of Las Colinas, Inc. By-Laws (filed as Exhibit 3.50 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.49		Columbia Medical Center of Lewisville Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.51 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.50		Columbia Medical Center of Lewisville Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.52 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.51		Columbia Medical Center of McKinney Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.53 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.52		Columbia Medical Center of McKinney Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.54 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.53		Columbia Medical Center of Plano Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.55 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.54		Columbia Medical Center of Plano Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.56 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.55		Columbia North Hills Hospital Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.56		Columbia North Hills Hospital Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.58 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.57*	Columbia Ogden Medical Center, Inc. Articles of Incorporation.
3.58		Columbia Ogden Medical Center, Inc. By-Laws (filed as Exhibit 3.60 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.59		Columbia Parkersburg Healthcare System, LLC Articles of Incorporation (filed as Exhibit 3.61 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.60		Columbia Parkersburg Healthcare System, LLC, Articles of Organization of Limited Liability Company (filed as Exhibit 3.60 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.61		Columbia Parkersburg Healthcare System, LLC Operating Agreement (filed as Exhibit 3.62 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.62		Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.63 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.63		Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.64 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.64		Columbia Polk General Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.65 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.65		Columbia Polk General Hospital, Inc. By-Laws (filed as Exhibit 3.66 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.66		Columbia Rio Grande Healthcare, L.P. Certificate of Limited Partnership (filed as Exhibit 3.67 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.67		Columbia Rio Grande Healthcare, L.P. Amended and Restated Limited Partnership Agreement (filed as Exhibit 3.68 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.68		Columbia Riverside, Inc. Articles of Incorporation (filed as Exhibit 3.69 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.69		Columbia Riverside, Inc. By-Laws (filed as Exhibit 3.70 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.70		Columbia Valley Healthcare System, L.P. Certificate of Limited Partnership (filed as Exhibit 3.71 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.71		Columbia Valley Healthcare System, L.P. Amended and Restated Limited Partnership Agreement (filed as Exhibit 3.72 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.72		Columbia/Alleghany Regional Hospital, Incorporated Articles of Incorporation (filed as Exhibit 3.73 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.73		Columbia/Alleghany Regional Hospital, Incorporated By-Laws (filed as Exhibit 3.74 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.74		Columbia/HCA John Randolph, Inc. Articles of Incorporation (filed as Exhibit 3.75 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.75		Columbia/HCA John Randolph, Inc. By-Laws (filed as Exhibit 3.76 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.76		Columbine Psychiatric Center, Inc. Articles of Incorporation (filed as Exhibit 3.77 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.77		Columbine Psychiatric Center, Inc. By-Laws (filed as Exhibit 3.78 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.78		Columbus Cardiology, Inc. Certificate of Incorporation (filed as Exhibit 3.79 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.79		Columbus Cardiology, Inc. By-Laws (filed as Exhibit 3.80 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.80*	Conroe Hospital Corporation Articles of Incorporation.
3.81		Conroe Hospital Corporation By-Laws (filed as Exhibit 3.82 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.82		Dallas/Ft. Worth Physician, LLC Certificate of Formation (filed as Exhibit 3.83 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.83		Dallas/Ft. Worth Physician, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.84 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.84		Dauterive Hospital Corporation Articles of Incorporation (filed as Exhibit 3.85 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.85		Dauterive Hospital Corporation By-Laws (filed as Exhibit 3.86 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.86		Dublin Community Hospital, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.87 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.87		Dublin Community Hospital, LLC Articles of Organization (filed as Exhibit 3.88 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.88		Eastern Idaho Health Services, Inc. Articles of Incorporation (filed as Exhibit 3.89 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.89		Eastern Idaho Health Services, Inc. By-Laws (filed as Exhibit 3.90 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.90		Edward White Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.95 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.91		Edward White Hospital, Inc. By-Laws (filed as Exhibit 3.96 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.92		El Paso Surgicenter, Inc. Articles of Incorporation (filed as Exhibit 3.93 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.93		El Paso Surgicenter, Inc. By-Laws (filed as Exhibit 3.94 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.94		Encino Hospital Corporation, Inc. Articles of Incorporation (filed as Exhibit 3.97 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.95		Encino Hospital Corporation, Inc. By-Laws (filed as Exhibit 3.98 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.96		EP Health, LLC Certificate of Formation (filed as Exhibit 3.99 to the Company’s Registration Statement on Form S-4/A (File No. 333-145054), and incorporated herein by reference).
3.97		EP Health, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.100 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.98*	Fairview Park GP, LLC Certificate of Formation.
3.99		Fairview Park GP, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.102 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.100		Fairview Park, Limited Partnership Certificate of Limited Partnership (filed as Exhibit 3.103 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.101		Fairview Park, Limited Partnership Agreement of Limited Partnership (filed as Exhibit 3.104 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.102		Frankfort Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.105 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.103		Frankfort Hospital, Inc. By-Laws (filed as Exhibit 3.106 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.104		Galen Property, LLC Articles of Organization (filed as Exhibit 3.107 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.105		Galen Property, LLC Operating Agreement (filed as Exhibit 3.108 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.106		Good Samaritan Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.111 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.107		Good Samaritan Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.112 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.108*	Goppert-Trinity Family Care, LLC Certificate of Formation.
3	.109*	Goppert-Trinity Family Care, LLC Limited Liability Company Agreement.
3.110		GPCH-GP, Inc. Certificate of Incorporation (filed as Exhibit 3.115 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.111		GPCH-GP, Inc. By-Laws (filed as Exhibit 3.116 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.112		Grand Strand Regional Medical Center, LLC Certificate of Formation (filed as Exhibit 3.117 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.113		Grand Strand Regional Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.118 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.114		Green Oaks Hospital Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.119 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.115		Green Oaks Hospital Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.120 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.116		Greenview Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.121 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.117		Greenview Hospital, Inc. By-Laws (filed as Exhibit 3.122 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.118		HCA — IT&S Field Operations, Inc. Articles of Incorporation (filed as Exhibit 3.124 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.119		HCA — IT&S Field Operations, Inc. By-Laws (filed as Exhibit 3.125 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.120		HCA — IT&S Inventory Management, Inc. Certificate of Incorporation (filed as Exhibit 3.126 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.121		HCA — IT&S Inventory Management, Inc. By-Laws (filed as Exhibit 3.127 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.122		HCA Central Group, Inc. Charter (filed as Exhibit 3.125 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.123		HCA Central Group, Inc. By-Laws (filed as Exhibit 3.126 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.124		HCA Health Services of Florida, Inc. Articles of Incorporation (filed as Exhibit 3.127 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.125		HCA Health Services of Florida, Inc. By-Laws (filed as Exhibit 3.128 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.126		HCA Health Services of Louisiana, Inc. Articles of Incorporation (filed as Exhibit 3.129 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.127		HCA Health Services of Louisiana, Inc. By-Laws (filed as Exhibit 3.130 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.128*	HCA Health Services of Oklahoma, Inc. Articles of Incorporation.
3.129		HCA Health Services of Oklahoma, Inc. By-Laws (filed as Exhibit 3.132 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.130		HCA Health Services of Tennessee, Inc. Charter (filed as Exhibit 3.133 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.131		HCA Health Services of Tennessee, Inc. By-Laws (filed as Exhibit 3.134 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.132		HCA Health Services of Virginia, Inc. Certificate of Incorporation (filed as Exhibit 3.135 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.133		HCA Health Services of Virginia, Inc. By-Laws (filed as Exhibit 3.136 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.134		HCA Management Services, L.P. Certificate of Limited Partnership (filed as Exhibit 3.137 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.135		HCA Management Services, L.P. Agreement of Limited Partnership (filed as Exhibit 3.138 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.136		HCA Realty, Inc. Charter (filed as Exhibit 3.142 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.137		HCA Realty, Inc. By-Laws (filed as Exhibit 3.143 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.138		HD&S Corp. Successor, Inc. Articles of Incorporation (filed as Exhibit 3.139 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.139		HD&S Corp. Successor, Inc. By-Laws (filed as Exhibit 3.140 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.140*	Health Midwest Office Facilities Corporation Articles of Incorporation.
3.141		Health Midwest Office Facilities Corporation By-Laws (filed as Exhibit 3.142 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.142*	Health Midwest Ventures Group, Inc. Articles of Incorporation.
3.143		Health Midwest Ventures Group, Inc. By-Laws (filed as Exhibit 3.144 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.144		Healthtrust MOB, LLC Certificate of Formation (filed as Exhibit 3.145 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.145		Healthtrust MOB, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.146 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.146		Hendersonville Hospital Corporation Charter (filed as Exhibit 3.147 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.147		Hendersonville Hospital Corporation By-Laws (filed as Exhibit 3.148 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.148		Hospital Corporation of Tennessee Charter (filed as Exhibit 3.151 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.149		Hospital Corporation of Tennessee By-Laws (filed as Exhibit 3.152 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.150		Hospital Corporation of Utah Articles of Incorporation (filed as Exhibit 3.153 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.151		Hospital Corporation of Utah By-Laws (filed as Exhibit 3.154 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.152		Hospital Development Properties, Inc. Certificate of Incorporation (filed as Exhibit 3.155 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.153		Hospital Development Properties, Inc. By-Laws (filed as Exhibit 3.156 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.154		HSS Holdco, LLC Certificate of Formation (filed as Exhibit 3.157 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.155		HSS Holdco, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.158 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.156		HSS Systems VA, LLC Certificate of Formation (filed as Exhibit 3.159 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.157		HSS Systems VA, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.160 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.158		HSS Systems, LLC Certificate of Formation (filed as Exhibit 3.161 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.159		HSS Systems, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.162 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.160		HSS Virginia, L.P. Certificate of Limited Partnership (filed as Exhibit 3.163 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.161		HSS Virginia, L.P. Agreement of Limited Partnership (filed as Exhibit 3.164 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.162		HTI Memorial Hospital Corporation Articles of Incorporation (filed as Exhibit 3.165 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.163		HTI Memorial Hospital Corporation By-Laws (filed as Exhibit 3.166 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.164		Integrated Regional Lab, LLC Articles of Organization (filed as Exhibit 3.167 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.165		Integrated Regional Lab, LLC Operating Agreement (filed as Exhibit 3.168 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.166		Integrated Regional Laboratories, LLP Statement of Qualification of Limited Liability Partnership (filed as Exhibit 3.169 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.167		Integrated Regional Laboratories, LLP Partnership Agreement (filed as Exhibit 3.170 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.168*	JFK Medical Center Limited Partnership Certificate of Limited Partnership.
3.169		JFK Medical Center Limited Partnership Agreement of Limited Partnership (filed as Exhibit 3.172 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.170		KPH-Consolidation, Inc. Articles of Incorporation (filed as Exhibit 3.173 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.171		KPH-Consolidation, Inc. By-Laws (filed as Exhibit 3.174 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.172		Lakeland Medical Center, LLC Certificate of Formation (filed as Exhibit 3.175 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.173		Lakeland Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.176 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.174		Lakeview Medical Center, LLC Certificate of Formation (filed as Exhibit 3.177 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.175		Lakeview Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.178 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.176		Largo Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.179 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.177		Largo Medical Center, Inc. By-Laws (filed as Exhibit 3.180 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.178		Las Vegas Surgicare, Inc. Articles of Incorporation (filed as Exhibit 3.181 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.179		Las Vegas Surgicare, Inc. By-Laws (filed as Exhibit 3.182 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.180		Lawnwood Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.183 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.181		Lawnwood Medical Center, Inc. By-Laws (filed as Exhibit 3.184 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.182		Lewis-Gale Hospital, Incorporated Articles of Incorporation (filed as Exhibit 3.185 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.183		Lewis-Gale Hospital, Incorporated By-Laws (filed as Exhibit 3.186 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.184		Lewis-Gale Medical Center, LLC Certificate of Formation (filed as Exhibit 3.187 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.185		Lewis-Gale Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.188 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.186		Lewis-Gale Physicians, LLC Articles of Organization (filed as Exhibit 3.189 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.187		Lewis-Gale Physicians, LLC Operating Agreement (filed as Exhibit 3.190 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.188*	Los Robles Regional Medical Center Articles of Incorporation.
3.189		Los Robles Regional Medical Center By-Laws (filed as Exhibit 3.192 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.190		Management Services Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.193 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.191		Management Services Holdings, Inc. By-Laws (filed as Exhibit 3.194 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.192		Marietta Surgical Center, Inc. Articles of Incorporation (filed as Exhibit 3.195 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.193		Marietta Surgical Center, Inc. By-Laws (filed as Exhibit 3.196 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.194*	Marion Community Hospital, Inc. Articles of Incorporation.
3.195		Marion Community Hospital, Inc. By-Laws (filed as Exhibit 3.198 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.196		MCA Investment Company Articles of Incorporation (filed as Exhibit 3.199 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.197		MCA Investment Company By-Laws (filed as Exhibit 3.200 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.198		Medical Centers of Oklahoma, LLC Certificate of Formation (filed as Exhibit 3.201 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.199		Medical Centers of Oklahoma, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.202 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.200		Medical Office Buildings of Kansas, LLC Certificate of Formation (filed as Exhibit 3.203 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.201		Medical Office Buildings of Kansas, LLC Amended and Restated Operating Agreement (filed as Exhibit 3.204 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.202		Memorial Healthcare Group, Inc. Articles of Incorporation (filed as Exhibit 3.205 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.203		Memorial Healthcare Group, Inc. By-Laws (filed as Exhibit 3.206 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.204		Midwest Division — ACH, LLC Certificate of Formation (filed as Exhibit 3.207 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.205		Midwest Division — ACH, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.208 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.206		Midwest Division — LRHC, LLC Certificate of Formation (filed as Exhibit 3.209 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.207		Midwest Division — LRHC, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.210 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.208		Midwest Division — LSH, LLC Certificate of Formation (filed as Exhibit 3.211 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.209		Midwest Division — LSH, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.212 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.210		Midwest Division — MCI, LLC Certificate of Formation (filed as Exhibit 3.213 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.211		Midwest Division — MCI, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.214 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.212		Midwest Division — MMC, LLC Certificate of Formation (filed as Exhibit 3.215 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.213		Midwest Division — MMC, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.216 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.214		Midwest Division — OPRMC, LLC Certificate of Formation (filed as Exhibit 3.217 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.215		Midwest Division — OPRMC, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.218 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.216		Midwest Division — PFC, LLC Certificate of Formation (filed as Exhibit 3.219 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.217		Midwest Division — PFC, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.220 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.218		Midwest Division — RBH, LLC Articles of Organization — (filed as Exhibit 3.221 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.219		Midwest Division — RBH, LLC Limited Liability Company Agreement (filed as Exhibit 3.222 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.220*	Midwest Division — RMC, LLC Certificate of Formation.
3.221		Midwest Division — RMC, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.224 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.222		Midwest Division — RPC, LLC Certificate of Formation (filed as Exhibit 3.225 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.223		Midwest Division — RPC, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.226 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.224		Midwest Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.227 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.225		Midwest Holdings, Inc. By-Laws (filed as Exhibit 3.228 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.226		Montgomery Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.229 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.227		Montgomery Regional Hospital, Inc. By-Laws (filed as Exhibit 3.230 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.228		Mountain View Hospital, Inc. Certificate of Incorporation (filed as Exhibit 3.231 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.229		Mountain View Hospital, Inc. By-Laws (filed as Exhibit 3.232 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.230		Nashville Shared Services General Partnership Amended and Restated General Partnership Agreement (filed as Exhibit 3.233 to the Company’s Registration Statement on Form S-4/A (File No. 333-145054), and incorporated herein by reference).
3	.231*	National Patient Account Services, Inc. Articles of Incorporation.
3.232		National Patient Account Services, Inc. By-Laws (filed as Exhibit 3.236 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.233		New Port Richey Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.237 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.234		New Port Richey Hospital, Inc. By-Laws (filed as Exhibit 3.238 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.235*	New Rose Holding Company, Inc. Articles of Incorporation.
3.236		New Rose Holding Company, Inc. By-Laws (filed as Exhibit 3.240 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.237		North Florida Immediate Care Center, Inc. Articles of Incorporation (filed as Exhibit 3.241 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.238		North Florida Immediate Care Center, Inc. By-Laws (filed as Exhibit 3.242 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.239		North Florida Regional Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.243 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.240		North Florida Regional Medical Center, Inc. By-Laws (filed as Exhibit 3.244 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.241		Northern Utah Healthcare Corporation Articles of Incorporation (filed as Exhibit 3.245 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.242		Northern Utah Healthcare Corporation By-Laws (filed as Exhibit 3.246 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.243		Northern Virginia Community Hospital, LLC Articles of Organization (filed as Exhibit 3.247 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.244		Northern Virginia Community Hospital, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.248 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.245*	Northlake Medical Center, LLC Certificate of Organization.
3.246		Northlake Medical Center, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.250 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.247		Notami Hospitals of Louisiana, Inc. Articles of Incorporation (filed as Exhibit 3.251 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.248		Notami Hospitals of Louisiana, Inc. By-Laws (filed as Exhibit 3.252 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.249		Notami Hospitals, LLC Certificate of Formation (filed as Exhibit 3.253 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.250		Notami Hospitals, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.254 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.251		Okaloosa Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.255 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.252		Okaloosa Hospital, Inc. By-Laws (filed as Exhibit 3.256 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.253		Okeechobee Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.257 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.254		Okeechobee Hospital, Inc. By-Laws (filed as Exhibit 3.258 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.255		Outpatient Cardiovascular Center of Central Florida, LLC Certificate of Formation (filed as Exhibit 3.259 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.256		Outpatient Cardiovascular Center of Central Florida, LLC Operating Agreement (filed as Exhibit 3.260 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.257*	Palms West Hospital Limited Partnership Agreement of Limited Partnership.
3.258		Palms West Hospital Limited Partnership Certificate of Limited Partnership (filed as Exhibit 3.262 to the Company’s Registration Statement on Form S-4 (file No. 333-145054), and incorporated herein by reference).
3.259		Palmyra Park Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.263 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.260		Palmyra Park Hospital, Inc. By-Laws (filed as Exhibit 3.264 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.261		Pasadena Bayshore Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.267 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.262		Pasadena Bayshore Hospital Inc. By-Laws (filed as Exhibit 3.268 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.263		Plantation General Hospital, L.P. Second Amended and Restated Agreement of Limited Partnership (filed as Exhibit 3.265 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.264		Plantation General Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.266 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.265		Pulaski Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.267 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.266		Pulaski Community Hospital, Inc. By-Laws (filed as Exhibit 3.268 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.267		Redmond Park Hospital, LLC Articles of Organization (filed as Exhibit 3.269 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.268		Redmond Park Hospital, LLC Limited Liability Company Agreement (filed as Exhibit 3.270 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.269		Redmond Physician Practice Company Articles of Incorporation (filed as Exhibit 3.271 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.270		Redmond Physician Practice Company By-Laws (filed as Exhibit 3.272 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.271		Reston Hospital Center, LLC Certificate of Formation (filed as Exhibit 3.273 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.272		Reston Hospital Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.274 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.273		Retreat Hospital, LLC Articles of Organization (filed as Exhibit 3.279 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.274		Retreat Hospital, LLC Operating Agreement (filed as Exhibit 3.280 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
3.275		Rio Grande Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.277 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.276		Rio Grande Regional Hospital, Inc. By-Laws (filed as Exhibit 3.278 to the Company’s Registration Statement on Form S-4/A (File No. 333-145054), and incorporated herein by reference).
3.277		Riverside Healthcare System, L.P. Certificate of Limited Partnership (filed as Exhibit 3.279 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.278		Riverside Healthcare System, L.P. Limited Partnership Agreement (filed as Exhibit 3.280 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.279		Riverside Hospital, Inc. Certificate of Incorporation (filed as Exhibit 3.281 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.280		Riverside Hospital, Inc. By-Laws (filed as Exhibit 3.282 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.281		Samaritan, LLC Certificate of Formation (filed as Exhibit 3.283 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.282		Samaritan, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.284 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.283		San Jose Healthcare System, LP Certificate of Limited Partnership (filed as Exhibit 3.286 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.284		San Jose Healthcare System, LP Limited Partnership Agreement (filed as Exhibit 3.285 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.285		San Jose Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.287 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.286		San Jose Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.288 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.287		San Jose Medical Center, LLC Certificate of Formation (filed as Exhibit 3.289 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.288		San Jose Medical Center, L8C Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.290 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.289*	San Jose, LLC Certificate of Formation.
3.290		San Jose, LLC Third Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.292 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.291		Sarasota Doctors Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.293 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.292		Sarasota Doctors Hospital, Inc. By-Laws (filed as Exhibit 3.294 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.293		SJMC, LLC Certificate of Formation (filed as Exhibit 3.295 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.294		SJMC, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.296 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.295		Southern Hills Medical Center, LLC Articles of Organization (filed as Exhibit 3.297 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.396		Southern Hills Medical Center, LLC Second Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.298 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.297		Spotsylvania Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.299 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.298		Spotsylvania Medical Center, Inc By-Laws (filed as Exhibit 3.300 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.299		Spring Branch Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.301 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.300		Spring Branch Medical Center, Inc. By-Laws (filed as Exhibit 3.302 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.301		Spring Hill Hospital, Inc. Charter (filed as Exhibit 3.303 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.302		Spring Hill Hospital, Inc. By-Laws (filed as Exhibit 3.304 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.303		St. Mark’s Lone Peak Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.305 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.304		St. Mark’s Lone Peak Hospital, Inc. By-Laws (filed as Exhibit 3.306 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.305		Sun City Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.307 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.306		Sun City Hospital, Inc. By-Laws (filed as Exhibit 3.308 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.307		Sunrise Mountainview Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.311 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.308		Sunrise Mountainview Hospital, Inc. By-Laws (filed as Exhibit 3.312 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.309		Surgicare of Brandon, Inc. Articles of Incorporation (filed as Exhibit 3.313 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.310		Surgicare of Brandon, Inc. By-Laws (filed as Exhibit 3.314 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.311*	Surgicare of Florida, Inc. Articles of Incorporation.
3.312		Surgicare of Florida, Inc. By-Laws (filed as Exhibit 3.316 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.313		Surgicare of Houston Women’s, Inc. Articles of Incorporation (filed as Exhibit 3.317 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.314		Surgicare of Houston Women’s, Inc. By-Laws (filed as Exhibit 3.318 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.315		Surgicare of Manatee, Inc. Articles of Incorporation (filed as Exhibit 3.319 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.316		Surgicare of Manatee, Inc. By-Laws (filed as Exhibit 3.320 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.317		Surgicare of New Port Richey, Inc. Articles of Incorporation (filed as Exhibit 3.321 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.318		Surgicare of New Port Richey, Inc. By-Laws (filed as Exhibit 3.322 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.319		Surgicare of Palms West, LLC Articles of Organization (filed as Exhibit 3.323 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.320		Surgicare of Palms West, LLC Limited Liability Company Agreement (filed as Exhibit 3.324 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.321*	Surgicare of Riverside, LLC Articles of Organization.
3.322		Surgicare of Riverside, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.326 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.323		Tallahassee Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.327 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.324		Tallahassee Medical Center, Inc. By-Laws (filed as Exhibit 3.328 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.325		TCMC Madison-Portland, Inc. Charter (filed as Exhibit 3.329 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.326		TCMC Madison-Portland, Inc. By-Laws (filed as Exhibit 3.330 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.327		Terre Haute Hospital GP, Inc. Certificate of Incorporation (filed as Exhibit 3.331 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.328		Terre Haute Hospital GP, Inc. By-Laws (filed as Exhibit 3.332 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.329		Terre Haute Hospital Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.333 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.330		Terre Haute Hospital Holdings, Inc. By-Laws (filed as Exhibit 3.334 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.331		Terre Haute MOB, L.P. Certificate of Limited Partnership (filed as Exhibit 3.335 to the Company’s Registration Statement on Form S-4/A (File No. 333-145054), and incorporated herein by reference).
3.332		Terre Haute MOB, L.P. Agreement of Limited Partnership (filed as Exhibit 3.336 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.333*	Terre Haute Regional Hospital, L.P. Certificate of Limited Partnership.
3.334		Terre Haute Regional Hospital, L.P. Limited Partnership Agreement (filed as Exhibit 3.338 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.335*	The Regional Health System of Acadiana, LLC Certificate of Merger.
3	.336*	The Regional Health System of Acadiana, LLC Operating Agreement.
3.337		Timpanogos Regional Medical Services, Inc. Articles of Incorporation (filed as Exhibit 3.339 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.338		Timpanogos Regional Medical Services, Inc. By-Laws (filed as Exhibit 3.340 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.339		Trident Medical Center, LLC Certificate of Formation (filed as Exhibit 3.341 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.340		Trident Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.342 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.341		Utah Medco, LLC Certificate of Formation (filed as Exhibit 3.343 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.342		Utah Medco, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.344 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.343		VH Holdco, Inc. Articles of Incorporation (filed as Exhibit 3.345 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.344		VH Holdco, Inc. By-Laws (filed as Exhibit 3.346 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.345		VH Holdings, Inc. Articles of Incorporation (filed as Exhibit 3.347 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.346		VH Holdings, Inc. By-Laws (filed as Exhibit 3.348 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.347		Virginia Psychiatric Company, Inc. Articles of Incorporation (filed as Exhibit 3.349 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.348		Virginia Psychiatric Company, Inc. By-Laws (filed as Exhibit 3.350 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.349		W & C Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.351 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.350		W & C Hospital, Inc. By-Laws (filed as Exhibit 3.352 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.351		Walterboro Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.353 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.352		Walterboro Community Hospital, Inc. By-Laws (filed as Exhibit 3.354 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.353		Wesley Medical Center, LLC Certificate of Formation (filed as Exhibit 3.355 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.354		Wesley Medical Center, LLC Amended and Restated Limited Liability Company Agreement (filed as Exhibit 3.356 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3	.355*	West Florida Regional Medical Center, Inc. Articles of Incorporation.
3.356		West Florida Regional Medical Center, Inc. By-Laws (filed as Exhibit 3.358 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.357		West Valley Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.359 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.358		West Valley Medical Center, Inc. By-Laws (filed as Exhibit 3.360 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.359		Western Plains Capital, Inc. Articles of Incorporation (filed as Exhibit 3.361 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.360		Western Plains Capital, Inc. By-Laws (filed as Exhibit 3.362 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.361		WHMC, Inc. Articles of Incorporation (filed as Exhibit 3.363 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.362		WHMC, Inc. By-Laws (filed as Exhibit 3.364 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.363		Woman’s Hospital of Texas, Incorporated Certificate of Incorporation (filed as Exhibit 3.365 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.364		Woman’s Hospital of Texas, Incorporated By-Laws (filed as Exhibit 3.366 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.1		Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 3 to the Company’s Form 8-A, Amendment No. 2, filed March 11, 2004 (File No. 001-11239), and incorporated herein by reference).
4.2		Indenture, dated November 17, 2006, among HCA Inc., the guarantors party thereto and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.3		Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary grantors party thereto and The Bank of New York, as collateral agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.4		Pledge Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary pledgors party thereto and The Bank of New York, as collateral agent (filed as Exhibit 4.3 to the Company’s Current Report of Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.5(a)	Form of 9 1/8% Senior Secured Notes due 2014 (included in Exhibit 4.2).
4	.5(b)	Form of 9 1/4% Senior Secured Notes due 2016 (included in Exhibit 4.2).
4	.5(c)	Form of 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (included in Exhibit 4.2).
4.6		Indenture, dated February 19, 2009, among HCA Inc, the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 25, 2009, and incorporated herein by reference).
4.7		Form of 9 7/8% Senior Secured Notes due 2017 (included in Exhibit 4.6).
4	.8(a)	$13,550,000,000 — €1,000,000,000 Credit Agreement, dated as of November 17, 2006, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.8(b)	Amendment No. 1 to the Credit Agreement, dated as of February 16, 2007, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.7(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).

4	.8(c)	Amendment No. 2 to the Credit Agreement, dated as of March 2, 2009, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent (filed as exhibit 4.8(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4	.8(d)	Amendment No. 3 to the Credit Agreement, dated as of June 18, 2009, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 22, 2009, and incorporated herein by reference).
4	.8(e)†	Extension Amendment No. 1 to the Credit Agreement, dated as of April 6, 2010, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent.
4.9		U.S. Guarantee, dated November 17, 2006, among HCA Inc., the subsidiary guarantors party thereto and Bank of America, N.A., as administrative agent (filed as Exhibit 4.9 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.10		Indenture, dated as of April 22, 2009, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4.11		Security Agreement, dated as November 17, 2006, and amended and restated as of March 2, 2009, among the Company, the Subsidiary Grantors named therein and Bank of America, N.A., as Collateral Agent (filed as exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.12		Pledge Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among the Company, the Subsidiary Pledgors named therein and Bank of America, N.A., as Collateral Agent (filed as exhibit 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.13		Form of 8 1/2% Senior Secured Notes due 2019 (included in Exhibit 4.10).
4.14		Indenture, dated as of August 11, 2009, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 17, 2009, and incorporated herein by reference).
4.15		Form of 7 7/8% Senior Secured Notes due 2020 (included in Exhibit 4.14).
4.16		Indenture, dated as of March 10, 2010, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 12, 2010, and incorporated herein by reference).

4.17		Form of 7 1/4% Senior Secured Notes due 2020 (included in Exhibit 4.16).
4	.18(a)	$2,000,000,000 Amended and Restated Credit Agreement, dated as of June 20, 2007, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2007, and incorporated herein by reference).
4	.18(b)	Amendment No. 1 to the $2,000,000,000 Amended and Restated Credit Agreement, dated as of March 2, 2009, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent (filed as exhibit 4.12(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.19		Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary borrowers party thereto and Bank of America, N.A., as collateral agent (filed as Exhibit 4.13 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.20(a)	General Intercreditor Agreement, dated as of November 17, 2006, between Bank of America, N.A., as First Lien Collateral Agent, and The Bank of New York, as Junior Lien Collateral Agent (filed as Exhibit 4.13(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(b)	Additional General Intercreditor Agreement, dated as of April 22, 2009, by and among Bank of America, N.A., in its capacity as First Lien Collateral Agent, The Bank of New York Mellon, in its capacity as Junior Lien Collateral Agent and in its capacity as 2006 Second Lien Trustee and The Bank of New York Mellon Trust Company, N.A., in its capacity as 2009 Second Lien Trustee (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4	.20(c)	Additional General Intercreditor Agreement, dated as of August 11, 2009, by and among Bank of America, N.A., in its capacity as First Lien Collateral Agent, The Bank of New York Mellon, in its capacity as Junior Lien Collateral Agent and in its capacity as trustee for the Second Lien Notes issued on November 17, 2006, and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the Second Lien Notes issued on February 19, 2009 (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed August 17, 2009, and incorporated herein by reference).
4	.20(d)	Receivables Intercreditor Agreement, dated as of November 17, 2006, among Bank of America, N.A., as ABL Collateral Agent, Bank of America, N.A., as CF Collateral Agent and The Bank of New York, as Bonds Collateral Agent (filed as Exhibit 4.13(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(e)	Additional Receivables Intercreditor Agreement, dated as of April 22, 2009, by and between Bank of America, N.A. as ABL Collateral Agent, and Bank of America, N.A. as New First Lien Collateral Agent (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4	.20(f)	Additional Receivables Intercreditor Agreement, dated as of August 11, 2009, by and between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as New First Lien Collateral Agent (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed August 17, 2009, and incorporated herein by reference).

4	.20(g)	First Lien Intercreditor Agreement, dated as of April 22, 2009, among Bank of America, N.A. as Collateral Agent, Bank of America, N.A. as Authorized Representative under the Credit Agreement and Law Debenture Trust Company of New York as the Initial Additional Authorized Representative (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4.21		Registration Rights Agreement, dated as of November 17, 2006, among HCA Inc., Hercules Holding II, LLC and certain other parties thereto (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.22		Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.23		Assignment and Assumption Agreement, dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.24(a)	Indenture, dated as of December 16, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.16(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.24(b)	First Supplemental Indenture, dated as of May 25, 2000 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.16(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.24(c)	Second Supplemental Indenture, dated as of July 1, 2001 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.16(c) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.24(d)	Third Supplemental Indenture, dated as of December 5, 2001 between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.16(d) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.24(e)	Fourth Supplemental Indenture, dated as of November 14, 2006, between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 16, 2006, and incorporated herein by reference).
4.25		Form of 7.5% Debentures due 2023 (filed as Exhibit 4.17 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.26		Form of 8.36% Debenture due 2024 (filed as Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.27		Form of Fixed Rate Global Medium-Term Note (filed as Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.28		Form of Floating Rate Global Medium-Term Note (filed as Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.29		Form of 7.69% Note due 2025 (filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 001-11239), and incorporated herein by reference).
4.30		Form of 7.19% Debenture due 2015 (filed as Exhibit 4.22 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.31		Form of 7.50% Debenture due 2095 (filed as Exhibit 4.23 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.32		Form of 7.05% Debenture due 2027 (filed as Exhibit 4.24 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.33(a)	8.750% Note in the principal amount of $400,000,000 due 2010 (filed as Exhibit 4.26(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

4	.33(b)	8.750% Note in the principal amount of $350,000,000 due 2010 (filed as Exhibit 4.26(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.34		8.75% Note due 2010 in the principal amount of £150,000,000 (filed as Exhibit 4.27 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.35(a)	7 7/8% Note in the principal amount of $100,000,000 due 2011 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 31, 2001 (File No. 001-11239), and incorporated herein by reference).
4	.35(b)	7 7/8% Note in the principal amount of $400,000,000 due 2011 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 31, 2001 (File No. 001-11239), and incorporated herein by reference).
4	.36(a)	6.95% Note due 2012 in the principal amount of $400,000,000 (filed as Exhibit 4.29(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.36(b)	6.95% Note due 2012 in the principal amount of $100,000,000 (filed as Exhibit 4.29(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.37(a)	6.30% Note due 2012 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 18, 2002 (File No. 001-11239), and incorporated herein by reference).
4	.37(b)	6.30% Note due 2012 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 18, 2002 (File No. 001-11239), and incorporated herein by reference).
4	.38(a)	6.25% Note due 2013 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 5, 2003 (File No. 001-11239), and incorporated herein by reference).
4	.38(b)	6 3/4% Note due 2013 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 5, 2003 (File No. 001-11239), and incorporated herein by reference).
4	.39(a)	6 3/4% Note due 2013 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 23, 2003 (File No. 001-11239), and incorporated herein by reference).
4	.39(b)	6 3/4% Note due 2013 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 23, 2003 (File No. 001-11239), and incorporated herein by reference).
4.40		7.50% Note due 2033 in the principal amount of $250,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 6, 2003 (File No. 001-11239), and incorporated herein by reference).
4.41		5.75% Note due 2014 in the principal amount of $500,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 8, 2004 (File No. 001-11239), and incorporated herein by reference).
4	.42(a)	6.375% Note due 2015 in the principal amount of $500,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 16, 2004 (File No. 001-11239), and incorporated herein by reference).
4	.42(b)	6.375% Note due 2015 in the principal amount of $250,000,000 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated November 16, 2004 (File No. 001-11239), and incorporated herein by reference).
4	.43(a)	6.500% Note due 2016 in the principal amount of $500,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 8, 2006, and incorporated herein by reference).

4	.43(b)	6.500% Note due 2016 in the principal amount of $500,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 8, 2006, and incorporated herein by reference).
5	.1*	Opinion of Simpson Thacher & Bartlett LLP.
10	.1(a)	Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (filed as Exhibit 10.7(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 001-11239), and incorporated herein by reference).
10	.1(b)	First Amendment to Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 001-11239), and incorporated herein by reference).
10.2		HCA-Hospital Corporation of America Nonqualified Initial Option Plan (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (File No. 33-52379), and incorporated herein by reference).
10.3		Form of Indemnity Agreement with certain officers and directors (filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (File No. 333-145054) and incorporated herein by reference).
10.4		Form of Galen Health Care, Inc. 1993 Adjustment Plan (filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-8 (File No. 33-50147) and incorporated herein by reference).
10.5		Form of HCA-Hospital Corporation of America 1992 Stock Compensation Plan (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 33-52253), and incorporated herein by reference).
10.6		Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan (filed as Exhibit A to the Company’s Proxy Statement for the Annual Meeting of Stockholders on May 25, 2000, and incorporated herein by reference), and incorporated herein by reference).
10.7		Form of Non-Qualified Stock Option Award Agreement (Officers) (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated February 2, 2005 (File No. 001-11239), and incorporated herein by reference).
10.8		HCA 2005 Equity Incentive Plan (filed as Exhibit B to the Company’s Proxy Statement for the Annual Meeting of Shareholders on May 26, 2005, and incorporated herein by reference).
10.9		Form of 2005 Non-Qualified Stock Option Agreement (Officers) (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated October 6, 2005, and incorporated herein by reference).
10.10		Form of 2006 Non-Qualified Stock Option Award Agreement (Officers) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 1, 2006, and incorporated herein by reference).
10.11		2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.12		Management Stockholder’s Agreement dated November 17, 2006 (filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.13		Sale Participation Agreement dated November 17, 2006 (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.14		Form of Option Rollover Agreement (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.15		Form of Stock Option Agreement (2007) (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.16		Form of Stock Option Agreement (2008) (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
10.17		Form of Stock Option Agreement (2009) (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).

10.18		Form of Stock Option Agreement (2010) (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference).
10.19		Form of 2x Time Stock Option Agreement (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, and incorporated herein by reference).
10.20		Exchange and Purchase Agreement (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.21		Civil and Administrative Settlement Agreement, dated December 14, 2000 between the Company, the United States Department of Justice and others (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2000 (File No. 001-11239), and incorporated herein by reference).
10.22		Plea Agreement, dated December 14, 2000 between the Company, Columbia Homecare Group, Inc., Columbia Management Companies, Inc. and the United States Department of Justice (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated December 20, 2000 (File No. 001-11239), and incorporated herein by reference).
10.23		Corporate Integrity Agreement, dated December 14, 2000 between the Company and the Office of Inspector General of the United States Department of Health and Human Services (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K dated December 20, 2000 (File No. 001-11239), and incorporated herein by reference).
10.24		Management Agreement, dated November 17, 2006, among HCA Inc., Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Dr. Thomas F. Frist Jr., Patricia F. Elcan, William R. Frist and Thomas F. Frist, III, and Merrill Lynch Global Partners, Inc. (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.25		Retirement Agreement between the Company and Thomas F. Frist, Jr., M.D. dated as of January 1, 2002 (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-11239), and incorporated herein by reference).
10.26		Amended and Restated HCA Supplemental Executive Retirement Plan, effective January 1, 2007, except as provided therein (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.27(a)	Amended and Restated HCA Restoration Plan, effective January 1, 2008 (filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.27(b)	First Amendment to the January 1, 2008 Restatement of the HCA Restoration Plan, dated December 17, 2008 (filed as Exhibit 10.28(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference).
10	.27(c)	Second Amendment to the January 1, 2008 Restatement of the HCA Restoration Plan, dated December 23, 2009 (filed as Exhibit 10.28(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference).
10.28		HCA Inc. 2007 Senior Officer Performance Excellence Program (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.29(a)	HCA Inc. 2008-2009 Senior Officer Performance Excellence Program (filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
10	.29(b)	HCA Inc. Amendment No. 1 to the 2008-2009 Senior Officer Performance Excellence Program (filed as Exhibit 10.28(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.30(a)	Employment Agreement dated November 16, 2006 (Richard M. Bracken) (filed as Exhibit 10.27(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).

10	.30(b)	Employment Agreement dated November 16, 2006 (R. Milton Johnson) (filed as Exhibit 10.27(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.30(c)	Employment Agreement dated November 16, 2006 (Samuel N. Hazen) (filed as Exhibit 10.27(d) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.30(d)	Employment Agreement dated November 16, 2006 (William P. Rutledge) (filed as Exhibit 10.27(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.30(e)	Employment Agreement dated November 16, 2006 (Beverly B. Wallace) (filed as Exhibit 10.28(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
10	.30(f)	Amended and Restated Employment Agreement dated October 27, 2008 (Jack O. Bovender, Jr.) (filed as Exhibit 10.29(f) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.30(g)	Amendment to Employment Agreement effective January 1, 2009 (Richard M. Bracken) (filed as Exhibit 10.29(g) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10.31		Administrative Settlement Agreement dated June 25, 2003 by and between the United States Department of Health and Human Services, acting through the Centers for Medicare and Medicaid Services, and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-11239), and incorporated herein by reference).
10.32		Civil Settlement Agreement by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, the TRICARE Management Activity (filed as Exhibit 10.2 to the Company’s Quarterly Report of Form 10-Q for the quarter ended June 30, 2003 (File No. 001-11239), and incorporated herein by reference).
10.33		Form of Amended and Restated Limited Liability Company Agreement of Hercules Holding II, LLC dated as of November 17, 2006, among Hercules Holding II, LLC and certain other parties thereto (filed as Exhibit 10.3 to the Company’s Registration Statement on Form 8-A, filed April 29, 2008 (File No. 000-18406) and incorporated herein by reference).
10.34		Indemnification Priority and Information Sharing Agreement, dated as of November 1, 2009, between HCA Inc. and certain other parties thereto (filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-11239), and incorporated herein by reference).
10.35		HCA Inc. 2010 Senior Officer Performance Excellence Program (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 6, 2010, and incorporated herein by reference).
10.36		Form of Restricted Share Unit Agreement (Officers) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 6, 2010, and incorporated herein by reference).
12	.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
21	.1*	List of Subsidiaries.
23.1		Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).
23	.2*	Consent of Ernst & Young LLP.
24.1		Powers of Attorney (included in signature pages of this prospectus).

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. as trustee under the Indenture, dated as of February 19, 2009, among HCA Inc., the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 25.3 to the Company’s Registration Statement on Form S-1 (File No. 333-159511), and incorporated herein by reference).
25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York, as trustee under the Indentures, dated as of April 22, 2009, August 11, 2009 and March 10, 2010, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas as paying agent, registrar and transfer agent and Law Debenture Trust Company of New York, as Trustee.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99	.3*	Form of Letter to Clients.
99	.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.

†	To be filed by amendment.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

HCA INC.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Executive Vice President and Chief
Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Richard M. Bracken, R. Milton Johnson, David G. Anderson and John M. Franck II, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Bracken Richard M. Bracken	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 7, 2010

Signature	Title	Date

/s/ Christopher J. Birosak Christopher J. Birosak	Director	April 7, 2010

/s/ John P. Connaughton John P. Connaughton	Director	April 7, 2010

/s/ James D. Forbes James D. Forbes	Director	April 7, 2010

/s/ Kenneth W. Freeman Kenneth W. Freeman	Director	April 7, 2010

/s/ Thomas F. Frist III Thomas F. Frist III	Director	April 7, 2010

/s/ William R. Frist William R. Frist	Director	April 7, 2010

/s/ Christopher R. Gordon Christopher R. Gordon	Director	April 7, 2010

/s/ Michael W. Michelson Michael W. Michelson	Director	April 7, 2010

/s/ James C. Momtazee James C. Momtazee	Director	April 7, 2010

/s/ Stephen G. Pagliuca Stephen G. Pagliuca	Director	April 7, 2010

/s/ Nathan C. Thorne Nathan C. Thorne	Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ William B. Rutherford William B. Rutherford	Senior Vice President and Director	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city the of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ William B. Rutherford William B. Rutherford	Senior Vice President and Manager	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beverly B. Wallace Beverly B. Wallace	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule VII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule VIII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Director (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Director	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule IX of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Manager (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule X of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noel B. Williams Noel B. Williams	President and Chief Information Officer (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached Schedule XI of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached
Schedule XII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
 Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached
Schedule XIII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
 Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached
Schedule XIV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

REGISTRANTS (as listed on the attached
Schedule XV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner Columbia North Texas Subsidiary GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner Columbia North Texas Subsidiary GP, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner Columbia North Texas Subsidiary GP, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CHCA Bayshore, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Pasadena Bayshore Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Pasadena Bayshore Hospital, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Pasadena Bayshore Hospital, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CHCA Conroe, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Conroe Hospital Corporation

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Conroe Hospital Corporation	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Conroe Hospital Corporation	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Conroe Hospital Corporation	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Conroe Hospital Corporation	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Conroe Hospital Corporation	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CHCA Mainland, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Danforth Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Danforth Hospital, Inc.	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Danforth Hospital, Inc.	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Danforth Hospital, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Danforth Hospital, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Danforth Hospital, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CHCA West Houston, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of general partner, WHMC, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, WHMC, Inc.	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, WHMC, Inc.	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, WHMC, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, WHMC, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, WHMC, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CHCA Woman’s Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President of general partner, Woman’s Hospital of Texas, Incorporated

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Woman’s Hospital of Texas, Incorporated	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Woman’s Hospital of Texas, Incorporated	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

CMS GP, LLC

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	President and Manager (Principal Executive Officer and Principal Accounting Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Columbia ASC Management, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of general partner, Medical Care America, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Manager (Principal Executive Officer) of the general partner, Medical Care America, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Medical Care America, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Medical Care America, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Medical Care America, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary of the general partner, Medical Care America, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Columbia Rio Grande Healthcare, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Rio Grande Regional Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Rio Grande Regional Hospital, Inc.	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Rio Grande Regional Hospital, Inc.	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Rio Grande Regional Hospital, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Rio Grande Regional Hospital, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Rio Grande Regional Hospital, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Columbia Valley Healthcare System, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Fairview Park, Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of general partner, Fairview Park GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Fairview Park GP, LLC	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Fairview Park GP, LLC	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Fairview Park GP, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Fairview Park GP, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, Fairview Park GP, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Good Samaritan Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of general partner, Samaritan, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Samaritan, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Samaritan, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Samaritan, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Samaritan, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, Samaritan, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

HCA Management Services, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	President and Manager of general partner, CMS GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	President and Manager (Principal Executive Officer and Principal Accounting Officer) of the general partner, CMS GP, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, CMS GP, LLC	April 7, 2010

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of general partner, CMS GP, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, CMS GP, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on April 7, 2010.

Healthtrust MOB, LLC

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of managing member, Healthtrust, Inc. — The Hospital Company

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Senior Vice President, Treasurer and Director (Principal Financial Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

/s/ William B. Rutherford William B. Rutherford	Vice President and Director of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

/s/ Donald W. Stinnett Donald W. Stinnett	Vice President and Director of the managing member, Healthtrust, Inc. — The Hospital Company	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

HSS Virginia, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, HSS Holdco, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer) of the general partner, HSS Holdco, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, HSS Holdco, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, HSS Holdco, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, HSS Holdco, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Integrated Regional Laboratories, LLP

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing partner, Integrated Regional Lab, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

.Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the managing partner, Integrated Regional Lab, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing partner, Integrated Regional Lab, LLC	April 7, 2010

.Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the managing partner, Integrated Regional Lab, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, Integrated Regional Lab, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the managing partner, Integrated Regional Lab, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

JFK Medical Center Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

.
Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

.
Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

MCA Investment Company

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President (Principal Executive Officer)	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Director	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Nashville Shared Services General Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing partner, HSS Systems, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beverly B. Wallace Beverly B. Wallace	President (Principal Executive Officer) of the managing partner, HSS Systems, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing partner, HSS Systems, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the managing partner, HSS Systems, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, HSS Systems, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the managing partner, HSS Systems, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

National Patient Account Services, Inc.

By:	/s/ Eric Ward
Name:     Eric Ward

Title:	President and Treasurer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Ward Eric Ward	President and Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	April 7, 2010

/s/ Curtis Warfield Curtis Warfield	Vice President, Secretary and Director	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Palms West Hospital Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Plantation General Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, HD&S Corp. Successor, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, HD&S Corp. Successor, Inc.	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, HD&S Corp. Successor, Inc.	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, HD&S Corp. Successor, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, HD&S Corp. Successor, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, HD&S Corp. Successor, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Riverside Healthcare System, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Columbia Riverside, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

.
Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Columbia Riverside, Inc.	April 7, 2010

.
Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Riverside, Inc.	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Columbia Riverside, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Columbia Riverside, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Columbia Riverside, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

San Jose Healthcare System, LP

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, San Jose, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, San Jose, LLC	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose, LLC	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, San Jose, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

San Jose Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, San Jose Medical Center, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, San Jose Medical Center, LLC	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose Medical Center, LLC	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose Medical Center, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose Medical Center, LLC	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, San Jose Medical Center, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Terre Haute MOB, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing general partner, HSS Holdco, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and

R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer) of the managing general partner, HSS Holdco, LLC	April 7, 2010

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing general partner, HSS Holdco, LLC	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the managing general partner, HSS Holdco, LLC	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing general partner, HSS Holdco, LLC	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Terre Haute Regional Hospital, L.P.

By:	/s/ R. Milton Johnson Name: R. Milton Johnson Title: Senior Vice President and Director of the general partner, Terre Haute Hospital GP, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer) of the general partner, Terre Haute Hospital GP, Inc.	April 7, 2010

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Terre Haute Hospital GP, Inc.	April 7, 2010

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Terre Haute Hospital GP, Inc.	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Terre Haute Hospital GP, Inc.	April 7, 2010

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Terre Haute Hospital GP, Inc.	April 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on April 7, 2010.

Western Plains Capital, Inc.

By:	/s/ R. Milton Johnson Name: R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 9 7/8% Senior Secured Notes due 2017, 8 1/2% Senior Secured Notes due 2019, 7 7/8% Senior Secured Notes due 2020 and/or 7 1/4% Senior Secured Notes due 2020 (collectively, the “Notes”) of HCA Inc., and any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the Notes and any other notes described therein, as contemplated under the Registration Rights Agreements, dated February 19, 2009, April 22, 2009, August 11, 2009 and/or March 10, 2010 among HCA Inc., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 and such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement on Form S-4 or Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David G. Anderson David G. Anderson	President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	April 7, 2010

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	April 7, 2010

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	April 7, 2010

SCHEDULE I OF SUBSIDIARY REGISTRANTS

AMERICAN MEDICORP DEVELOPMENT CO.
COLORADO HEALTH SYSTEMS, INC.
COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.
HCA REALTY, INC.
HOSPITAL DEVELOPMENT PROPERTIES, INC.
MANAGEMENT SERVICES HOLDINGS, INC.
MEMORIAL HEALTHCARE GROUP, INC.
TERRE HAUTE HOSPITAL HOLDINGS, INC.
VH HOLDCO, INC.
VH HOLDINGS, INC.

SCHEDULE II OF SUBSIDIARY REGISTRANTS

COLUMBUS CARDIOLOGY, INC.
NORTH FLORIDA IMMEDIATE CARE CENTER, INC.
REDMOND PHYSICIAN PRACTICE COMPANY

SCHEDULE III OF SUBSIDIARY REGISTRANTS

DUBLIN COMMUNITY HOSPITAL, LLC
EP HEALTH, LLC
HSS HOLDCO, LLC
MEDICAL CENTERS OF OKLAHOMA, LLC
NOTAMI HOSPITALS, LLC
SJMC, LLC
UTAH MEDCO, LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

DALLAS/FT. WORTH PHYSICIAN, LLC
GOPPERT-TRINITY FAMILY CARE, LLC
LEWIS-GALE PHYSICIANS, LLC
OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC

SCHEDULE V OF SUBSIDIARY REGISTRANTS

CENTRAL SHARED SERVICES, LLC
HSS SYSTEMS VA, LLC
HSS SYSTEMS, LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

BAY HOSPITAL, INC.
CENTRAL FLORIDA REGIONAL HOSPITAL, INC.
COLUMBIA LAGRANGE HOSPITAL, INC.
EDWARD WHITE HOSPITAL, INC.
HCA HEALTH SERVICES OF FLORIDA, INC.
HD&S CORP. SUCCESSOR, INC.
LARGO MEDICAL CENTER, INC.
LAWNWOOD MEDICAL CENTER, INC.
MARION COMMUNITY HOSPITAL, INC.
NEW PORT RICHEY HOSPITAL, INC.
NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.
OKALOOSA HOSPITAL, INC.
OKEECHOBEE HOSPITAL, INC.
PALMYRA PARK HOSPITAL, INC.
SARASOTA DOCTORS HOSPITAL, INC.
SUN CITY HOSPITAL, INC.
TALLAHASSEE MEDICAL CENTER, INC.
WALTERBORO COMMUNITY HOSPITAL, INC.
WEST FLORIDA REGIONAL MEDICAL CENTER, INC.

SCHEDULE VII OF SUBSIDIARY REGISTRANTS

FAIRVIEW PARK GP, LLC
GRAND STRAND REGIONAL MEDICAL CENTER, LLC
INTEGRATED REGIONAL LAB, LLC
TRIDENT MEDICAL CENTER, LLC

SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

EL PASO SURGICENTER, INC.
LAS VEGAS SURGICARE, INC.
MARIETTA SURGICAL CENTER, INC.
SURGICARE OF BRANDON, INC.
SURGICARE OF FLORIDA, INC.
SURGICARE OF HOUSTON WOMEN’S, INC.
SURGICARE OF MANATEE, INC.
SURGICARE OF NEW PORT RICHEY, INC.

SCHEDULE IX OF SUBSIDIARY REGISTRANTS

SURGICARE OF PALMS WEST, LLC
SURGICARE OF RIVERSIDE, LLC

SCHEDULE X OF SUBSIDIARY REGISTRANTS

HCA — IT&S FIELD OPERATIONS, INC.
HCA — IT&S INVENTORY MANAGEMENT, INC

SCHEDULE XI OF SUBSIDIARY REGISTRANTS

BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.
CAPITAL DIVISION, INC.
CENTRAL TENNESSEE HOSPITAL CORPORATION
CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.
COLUMBIA POLK GENERAL HOSPITAL, INC.
COLUMBIA/ALLEGHANY REGIONAL HOSPITAL, INCORPORATED
COLUMBIA/HCA JOHN RANDOLPH, INC.
DAUTERIVE HOSPITAL CORPORATION
FRANKFORT HOSPITAL, INC.
GPCH-GP, INC.
GREENVIEW HOSPITAL, INC.
HCA CENTRAL GROUP, INC.
HCA HEALTH SERVICES OF LOUISIANA, INC.
HCA HEALTH SERVICES OF TENNESSEE, INC.
HCA HEALTH SERVICES OF VIRGINIA, INC.
HEALTH MIDWEST OFFICE FACILITIES CORPORATION
HEALTH MIDWEST VENTURES GROUP, INC.
HENDERSONVILLE HOSPITAL CORPORATION
HOSPITAL CORPORATION OF TENNESSEE
HTI MEMORIAL HOSPITAL CORPORATION
LEWIS-GALE HOSPITAL, INCORPORATED
MIDWEST HOLDINGS, INC.
MONTGOMERY REGIONAL HOSPITAL, INC.
NOTAMI HOSPITALS OF LOUISIANA, INC.
PULASKI COMMUNITY HOSPITAL, INC.
SPOTSYLVANIA MEDICAL CENTER, INC.
SPRING HILL HOSPITAL, INC.
TCMC MADISON-PORTLAND, INC.
TERRE HAUTE HOSPITAL GP, INC.
VIRGINIA PSYCHIATRIC COMPANY, INC.

SCHEDULE XII OF SUBSIDIARY REGISTRANTS

CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC
COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC
GALEN PROPERTY, LLC
LAKELAND MEDICAL CENTER, LLC
LAKEVIEW MEDICAL CENTER, LLC
LEWIS-GALE MEDICAL CENTER, LLC
MEDICAL OFFICE BUILDINGS OF KANSAS, LLC
MIDWEST DIVISION — ACH, LLC
MIDWEST DIVISION — LRHC, LLC
MIDWEST DIVISION — LSH, LLC
MIDWEST DIVISION — MCI, LLC
MIDWEST DIVISION — MMC, LLC
MIDWEST DIVISION — OPRMC, LLC
MIDWEST DIVISION — PFC, LLC
MIDWEST DIVISION — RBH, LLC
MIDWEST DIVISION — RMC, LLC
MIDWEST DIVISION — RPC, LLC
NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC
NORTHLAKE MEDICAL CENTER, LLC
REDMOND PARK HOSPITAL, LLC
RESTON HOSPITAL CENTER, LLC
RETREAT HOSPITAL, LLC
THE REGIONAL HEALTH SYSTEM OF ACADIANA, LLC

SCHEDULE XIII OF SUBSIDIARY REGISTRANTS

BRIGHAM CITY COMMUNITY HOSPITAL, INC.
COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.
COLUMBIA OGDEN MEDICAL CENTER, INC.
COLUMBIA RIVERSIDE, INC.
COLUMBINE PSYCHIATRIC CENTER, INC.
CONROE HOSPITAL CORPORATION
EASTERN IDAHO HEALTH SERVICES, INC.
ENCINO HOSPITAL CORPORATION, INC.
HCA HEALTH SERVICES OF OKLAHOMA, INC.
HOSPITAL CORPORATION OF UTAH
KPH-CONSOLIDATION, INC
LOS ROBLES REGIONAL MEDICAL CENTER
MOUNTAIN VIEW HOSPITAL, INC.
NEW ROSE HOLDING COMPANY, INC.
NORTHERN UTAH HEALTHCARE CORPORATION
PASADENA BAYSHORE HOSPITAL, INC.
RIO GRANDE REGIONAL HOSPITAL, INC.
RIVERSIDE HOSPITAL, INC.
SPRING BRANCH MEDICAL CENTER, INC.
ST. MARK’S LONE PEAK HOSPITAL, INC.
SUNRISE MOUNTAINVIEW HOSPITAL, INC.
TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.
W & C HOSPITAL, INC.
WEST VALLEY MEDICAL CENTER, INC.
WHMC, INC.
WOMAN’S HOSPITAL OF TEXAS, INCORPORATED

SCHEDULE XIV OF SUBSIDIARY REGISTRANTS

SAMARITAN, LLC
SAN JOSE MEDICAL CENTER, LLC
SAN JOSE, LLC
SOUTHERN HILLS MEDICAL CENTER, LLC
WESLEY MEDICAL CENTER, LLC

SCHEDULE XV OF SUBSIDIARY REGISTRANTS

COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.
COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.
COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.
GREEN OAKS HOSPITAL SUBSIDIARY, L.P.